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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
TROY GROUP, INC
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: common stock, $.01 par value per share
	(2)	Aggregate number of securities to which transaction applies: 3,520,170 shares of common stock
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        Pursuant to the Agreement and Plan of Merger, dated May 26, 2004, by and between Dirk, Inc. and TROY Group, Inc., Dirk, Inc. will merge into TROY Group, Inc., and each outstanding share of common stock of TROY Group, Inc., except for shares owned by Dirk, Inc. and certain affiliated stockholders, will be converted into the right to receive $3.06 in cash.

	(4)	Proposed maximum aggregate value of transaction: $10,771,720
	(5)	Total fee paid: $1,365
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: $
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

TROY GROUP, INC.
2331 South Pullman Street
Santa Ana, California 92705

A MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

August [    ], 2004

Dear Stockholder,

        You are cordially invited to attend a special meeting of the stockholders of TROY Group, Inc. to be held on September [    ], 2004, at [            ] Pacific Time. The special meeting will be held at [                        ].

        As described in the enclosed proxy statement, at this important special meeting of stockholders, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of May 26, 2004 (the "Merger Agreement") pursuant to which Dirk Inc., a Delaware corporation, will be merged with and into TROY Group, Inc. ("TROY"), with TROY continuing as the surviving corporation in the merger. Dirk, Inc. is a corporation that I incorporated to facilitate the merger. Just prior to the merger, I, along with the Dirk Family Trust, the Patrick and Mary Dirk Grantor Trust, Brian P. Dirk, the Brian Dirk Trust, Lorrie Dirk Brown, Suzanne Dirk Anderson, Kristine Dirk Gigerich, the Dirk 1998 Alaska Trust, the Dirk Education Trust and The Dirk Foundation (collectively referred to for purposes of the merger as the "Affiliated Stockholders"), will contribute to Dirk, Inc. the shares beneficially owned by us directly and through certain trusts. Together, these shares represent approximately 67% of our outstanding common stock.

        If the merger is completed, each stockholder (other than Dirk, Inc. and any of the Affiliated Stockholders) will receive $3.06 in cash, without interest, for each share of TROY common stock owned at the time of the merger. We will then become a private company and will be wholly owned by the Affiliated Stockholders.

        A special committee of our board of directors, comprised solely of independent, non-employee directors, was formed by the board of directors to investigate, consider and evaluate the "going private" proposal submitted by me to the board of directors. The special committee, after extensive negotiations in which it was advised by its own financial and legal advisors, unanimously recommended to TROY's board of directors that the Merger Agreement and related merger be approved and adopted. The board of directors, upon the recommendation of the special committee and taking into consideration the fairness opinion rendered to the special committee by its financial advisor as well as other factors, unanimously determined that the terms of the Merger Agreement and the merger are advisable and in the best interests of TROY and our stockholders (other than Dirk, Inc. and the Affiliated Stockholders) and that the Merger Agreement and the merger are substantively and procedurally fair to, and in the best interests of, TROY and our stockholders (other than Dirk, Inc. and the Affiliated Stockholders). Accordingly, your board of directors unanimously recommends that our stockholders vote FOR approval and adoption of the Merger Agreement and related merger.

        Your vote is very important. Whether or not you plan to attend the special meeting in connection with the proposed merger, please promptly complete, sign and return the enclosed proxy card in the envelope provided. Your shares will then be represented at the special meeting. If you attend the special meeting, you may, by following the procedures discussed in the accompanying documents, withdraw your proxy and vote in person.

        The accompanying notice of special meeting, proxy statement and proxy card explain the proposed merger and provide specific information concerning the special meeting. Please read these materials carefully.

Sincerely,

Patrick J. Dirk President, Chief Executive Officer and Chairman of the Board

Santa Ana, California

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the fairness or merits of this transaction, or passed upon the accuracy or adequacy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated August [    ], 2004 and is first being mailed to
TROY stockholders beginning on or about August [    ], 2004.

TROY GROUP, INC.
2331 South Pullman Street
Santa Ana, California 92705

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER [    ], 2004

        Notice is hereby given that a special meeting of stockholders of TROY Group, Inc., a Delaware corporation, will be held on September [    ], 2004, at [                        ] Pacific Time, at [                                                                    ], to consider and vote upon:

          1.     A proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 26, 2004, by and between TROY Group, Inc., a Delaware corporation ("TROY"), and Dirk, Inc., a Delaware corporation ("Mergerco") (the "Merger Agreement"), pursuant to which Mergerco will be merged with and into TROY, with TROY continuing as the surviving corporation.

          2.     To grant discretionary authority to vote upon such other matters as may properly come before the meeting, including authority to vote in favor of any postponements or adjournments of the meeting.

        If the merger is completed, each issued and outstanding share of our common stock will be converted into the right to receive $3.06 in cash, without interest, other than (i) shares of our common stock held by Mergerco, or by Patrick J. Dirk, the Dirk Family Trust, the Patrick and Mary Dirk Grantor Trust, Brian P. Dirk, the Brian Dirk Trust, Lorrie Dirk Brown, Suzanne Dirk Anderson, Kristine Dirk Gigerich, the Dirk 1998 Alaska Trust, The Dirk Education Trust and the Dirk Foundation (collectively referred to for purposes of the merger as the "Affiliated Stockholders"), which shares will be cancelled without any payment for such shares, and (ii) shares of our common stock held by stockholders who properly exercise their appraisal rights under Delaware law as described below.

        Only holders of record of our common stock at the close of business on August [    ], 2004, the record date, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the special meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of 10 days prior to the special meeting at the offices of TROY, 2331 South Pullman Street, Santa Ana, California 92705.

        Approval and adoption of the Merger Agreement and the merger requires the affirmative vote of at least a majority of the outstanding shares of TROY common stock entitled to vote at the meeting in accordance with TROY's certificate of incorporation, bylaws and Delaware law. As of the record date, Mergerco and the Affiliated Stockholders collectively owned approximately 67% of the outstanding shares of our common stock.

        If you do not vote in favor of the Merger Agreement and the merger, and you otherwise comply with the applicable statutory provisions of Delaware law, you will be entitled to appraisal rights for your shares if the merger is completed. By properly exercising such appraisal rights, you will be entitled to receive, in lieu of the $3.06 merger consideration, payment in cash equal to the "fair value" of your shares, as determined in accordance with Delaware law. A copy of these provisions is included as Appendix C to this proxy statement. We also refer you to the information included under the heading "SPECIAL FACTORS—Appraisal Rights" in this proxy statement.

        The board of directors is not aware of any matters that may be brought before the special meeting other than those set forth in this Notice of Special Meeting. If other matters properly come before the special meeting, including a motion to adjourn the meeting for the purpose of soliciting additional proxies, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in their discretion.

        Whether or not you plan to attend the special meeting in person, please complete, date, sign and return the enclosed proxy card to ensure that your shares will be represented at the special meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

        Please do not send your stock certificates at this time. If the merger is completed, you will be sent instructions regarding surrender of your stock certificates. The board of directors, acting on the unanimous recommendation of a special committee of independent directors, has unanimously approved and adopted the Merger Agreement and the merger and recommends that our stockholders vote FOR approval and adoption of the Merger Agreement and the merger.

        The merger is described in the accompanying proxy statement, which you are urged to read carefully. A copy of the Merger Agreement is included as Appendix A to the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Brian P. Dirk Secretary

Santa Ana, California
August [    ], 2004

SUMMARY TERM SHEET	1
Parties to the Merger	1
Prior Merger Proposal (pages 13 to 15)	2
The Special Meeting (pages 54 to 55)	2
Vote Required (page 55)	3
The Merger (page 45 and 56 to 62)	3
Our Purpose and Reasons for the Merger (pages 20 to 21)	4
Different Interests of the Affiliated Stockholders and Stockholders that are not Affiliated Stockholders (pages 6 to 7 and 41)	5
Special Committee (page 16)	5
Recommendations of the Special Committee and TROY's Board of Directors; Fairness of the Merger (pages 21 to 26)	5
Opinion of Financial Advisor to the Special Committee (pages 26 to 39)	6
Position of Mergerco and the Affiliated Stockholders as to Fairness of the Merger (page 40)	6
Effects of the Merger (pages 45 to 46)	6
Interests of Our Directors and Officers in the Merger (pages 47 to 49)	7
Material U.S. Federal Income Tax Consequences (pages 44 to 45)	7
Merger Financing (pages 46 to 47)	7
Appraisal Rights (pages 50 to 53)	8
The Merger Agreement (pages 56 to 62)	8
Conditions to Completing the Merger (pages 59 to 60)	8
Limitations on Considering Other Takeover Proposals (pages 58 to 59)	9
Termination (pages 60 to 61)	10
Expense Reimbursement Upon Termination (pages 61 to 62)	10
Stockholder Lawsuits	10
Questions About the Merger	11
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	12
SPECIAL FACTORS	12
Background of the Merger	12
Our Purpose and Reasons for the Merger	20
Reasons for the Special Committee's Determination; Fairness of the Merger	22
Reasons for the Board of Directors' Determination; Fairness of the Merger	25
Opinion of Financial Advisor to the Special Committee	26
Purpose and Reasons of Mergerco and the Affiliated Stockholders for the Merger	39
Mergerco and Affiliated Stockholders' Position as to Fairness of the Merger	40
Advantages and Disadvantages of the Merger	40
Projections Prepared by TROY	42
Pro Forma Financial Information	44
Material U.S. Federal Income Tax Consequences	44
Structure of the Merger	45
Effects of the Merger	45
Risks That the Merger Will Not Be Completed	46
Merger Financing	46
Related Party Transactions	48
Interests of Certain Persons in the Merger; Potential Conflicts of Interest	47
Estimated Fees and Expenses of the Merger	49
Appraisal Rights	50

i

Regulatory Matters	53
THE SPECIAL MEETING	54
General	54
Purpose of the Special Meeting	54
Appointment of Proxy Holders	54
Who Can Vote	54
Revocation of Proxies	55
Required Vote	55
Solicitation of Proxies	55
Adjournments	55
Exchanging Stock Certificates	55
THE MERGER AGREEMENT	56
Effective Time of the Merger	56
Conversion of Common Stock	56
Payment for Shares	56
Transfer of Shares	56
Treatment of Stock Options, Stock Awards and Warrants	57
Representations and Warranties	57
Conduct of Business Pending the Merger	58
Limitations on Considering Other Acquisition Proposals	58
Conditions to Completing the Merger	59
Termination	60
Expense Reimbursement Upon Termination	61
INFORMATION RELATING TO TROY GROUP, INC.	63
General	63
Organization and Development of Business	64
Products	64
Business Strategies	68
Research and Product Development	69
Support Services	69
Sales and Marketing	70
Strategic Relationships	70
Competition	71
Intellectual Property	72
Environmental and Regulatory Matters	72
Employees	73
Available Information	73
Properties	73
Legal Proceedings	73
SELECTED FINANCIAL DATA	74
QUARTERLY FINANCIAL DATA	75
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	76
Background	76
Results of Operations	77
Three Months Ended May 31, 2004 Compared to Three Months Ended May 31, 2003	77
Six Months Ended May 31, 2004 Compared to Six Months Ended May 31, 2003	79
Fiscal Year Ended November 30, 2003 Compared to Fiscal Year Ended November 30, 2002	81
Fiscal Year Ended November 30, 2002 Compared to Fiscal Year Ended November 30, 2001	83
Backlog	85

ii

Liquidity and Capital Resources	85
Critical Accounting Policies and Estimates	86
Contractual Obligations and Commercial Commitments	90
Recent Accounting Standards	91
Quantitative and Qualitative Disclosures about Market Risk	91
Certain Important Factors	91
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	95
Changes in Accountants	95
Disagreements or Reportable Events	95
DIRECTORS AND EXECUTIVE OFFICERS	97
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	98
PRICE RANGE OF COMMON STOCK AND DIVIDENDS	100
Common Stock Information	100
Dividend Policy	100
COMMON STOCK PURCHASE INFORMATION	101
OTHER MATTERS	101
FUTURE STOCKHOLDER PROPOSALS	101
INDEPENDENT PUBLIC ACCOUNTANTS	101
WHERE STOCKHOLDERS CAN FIND MORE INFORMATION	101
FINANCIAL STATEMENTS	103
APPENDIX A	A-1
APPENDIX B	B-1
APPENDIX C	C-1

iii

SUMMARY TERM SHEET

        This summary term sheet summarizes material information contained in this proxy statement but does not contain all of the information that may be important to you. You are urged to read the entire proxy statement carefully, including the appendices. The information contained in this summary term sheet is qualified in its entirety by reference to the more detailed information contained in this proxy statement. The terms "we," "us," "our" and "TROY" refer to TROY Group, Inc. The term "Mergerco" refers to Dirk, Inc., a Delaware corporation, and the term "Mr. Dirk" refers to Patrick J. Dirk.

Parties to the Merger

        TROY Group, Inc., a Delaware corporation, is the subject company of the merger. Our principal executive offices are located at 2331 South Pullman Street, Santa Ana, California 92705, and our telephone number is (949) 250-3280.

  •
  TROY offers a full range of products to our customers in two primary product lines: Secure Payment Systems and Wireless and Connectivity Solutions. Secure Payment Systems include Security Printing Solutions, which enable the secure printing and management of checks, and Financial Service Solutions, which enable secure electronic payments. Wireless and Connectivity Solutions includes hardware and software solutions that enable enterprises to share intelligent devices, such as printers, either wirelessly or using traditional networks.

  •
  TROY is the result of various mergers and acquisitions by a company that was originally founded in 1982. TROY was incorporated in California in 1996 and was reincorporated in Delaware in May 1998. TROY went public in July 1999. Until December 31, 2002, our common stock was quoted on the Nasdaq National Market under the symbol "TROY." From December 31, 2002 to May 14, 2003, TROY's common stock was quoted on the National Quotation Bureau, commonly referred to as the "Pink Sheets." Since May 15, 2003, TROY's common stock has once again been quoted on the Nasdaq National Market under the symbol "TROY."

        Patrick J. Dirk, the Dirk Family Trust, the Patrick and Mary Dirk Grantor Trust, Brian P. Dirk, the Brian Dirk Trust, Lorrie Dirk Brown, Suzanne Dirk Anderson, Kristine Dirk Gigerich, the Dirk 1998 Alaska Trust, The Dirk Education Trust and the Dirk Foundation (collectively referred to for purposes of the merger as the "Affiliated Stockholders"), are the majority stockholders of TROY. Patrick J. Dirk is married to Mary J. Dirk and they are the parents of Brian P. Dirk, Lorrie Dirk Brown, Suzanne Dirk Anderson and Kristine Dirk Gigerich. Patrick and Mary Dirk are trustees of the Dirk Family Trust and the Dirk Foundation. Brian P. Dirk is Trustee of the Patrick and Mary Dirk Grantor Trust and the Brian P. Dirk Trust, and, along with Lorrie Dirk Brown, Suzanne Dirk Anderson and Kristine Dirk Gigerich, a trustee of the 1998 Alaska Trust. The Trustee of The Dirk Education Trust is selected by Patrick and Mary Dirk's four children and their grandchildren are the beneficiaries of the trust. As of [Record Date], 2004, the Affiliated Stockholders beneficially owned [7,119,707] shares of our common stock, representing approximately 67% of the total outstanding shares of our common stock. Upon completion of the merger, the Affiliated Stockholders will own 100% of the outstanding shares of our common stock, and the percentage that will be owned by Patrick J. Dirk, Mary J. Dirk, Brian P. Dirk and the trusts for which they serve as trustee is as follows:

• Dirk Family Trust—Patrick and Mary Dirk, Trustees	66.5%
• Patrick and Mary Dirk Grantor Trust—Brian P. Dirk, Trustee	12.9%
• Brian P. Dirk	1.1%
• Brian Dirk Trust—Brian P. Dirk, Trustee	5.0%

        Each of Patrick J. Dirk, Mary J. Dirk and Brian P. Dirk has his or her principal business address at 2331 South Pullman Street, Santa Ana, California 92705 and a business telephone number of 949-250-8972.

        Dirk, Inc., a Delaware corporation, was formed solely for the purpose of completing the merger. The principal executive offices of Mergerco are located at 2331 South Pullman Street, Santa Ana, California 92705, and the telephone number is (949) 250-3280.

  •
  Mergerco is controlled by the Affiliated Stockholders.

  •
  Prior to the merger, the Affiliated Stockholders will contribute to Mergerco all of the shares of TROY common stock beneficially owned by them directly and through certain trusts.

Prior Merger Proposal (pages 13 to 15)

  •
  On September 18, 2003, we held a special meeting of our stockholders to consider a prior merger proposal by Dirk, Inc. and the Affiliated Stockholders (the "Prior Merger Proposal"). At such prior special meeting, the Prior Merger Proposal did not receive the requisite approval. Although the Prior Merger Proposal was approved by the affirmative vote of the holders of a majority of our common stock outstanding, approval of the Prior Merger Proposal was also conditioned on the affirmative vote of the holders of a majority of the shares cast either "for" or "against" the Prior Merger Proposal, excluding the shares held by Dirk, Inc., the Affiliated Stockholders and the officers and directors of Dirk, Inc. and TROY, and a majority of these "unaffiliated" stockholders voted against the Prior Merger Proposal. As a result, the Prior Merger Proposal was terminated and the special committee formed to consider such Prior Merger Proposal was dissolved. If the unaffiliated stockholders had approved the Prior Merger Proposal, the stockholders (other than Dirk, Inc. and the Affiliated Stockholders) would have received $2.76 for each share of our common stock.

  •
  The voting results for the Prior Merger Proposal were as follows:

	For	Against	Abstain
Approval by holders of a majority of the outstanding shares	7,761,962	1,488,727	23,425
Approval by holders of a majority of the shares cast either "for" or "against," excluding shares beneficially owned by Dirk, Inc., the Dirk family members and any officers or directors of Dirk, Inc. or TROY.	702,112	1,438,727	N/A

The Special Meeting (pages 54 to 55)

  •
  A special meeting of the stockholders of TROY will be held on September [    ], 2004, at [            ] Pacific Time, at                        , to consider and vote upon a proposal to approve the Merger Agreement and the merger.

  •
  You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on August [    ], 2004, which is the record date for the special meeting. You will have one vote at the special meeting for each share of TROY common stock you owned at the close of business on the record date. If you own shares of our common stock on the record date but transfer your shares after the record date but before the merger, you will retain the right to vote at the special meeting, but the right to receive the $3.06 merger consideration will pass to the person to whom you transferred your shares. On the record date, there were 10,639,877 shares of our common stock outstanding and entitled to be voted at the special meeting.

  •
  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting.

  •
  You are being asked to consider and vote on a proposal to approve the Merger Agreement and the related merger. Under the Merger Agreement, Mergerco will be merged into TROY, with TROY continuing as the surviving corporation. We will continue to operate after the closing of the merger, but will be wholly owned by the Affiliated Stockholders.

  •
  You should read this proxy statement carefully, including its appendices, and consider how the merger affects you. Then, mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of our stockholders.

Vote Required (page 55)

  •
  The Merger Agreement and the merger must be approved by the affirmative vote of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date. This requirement is pursuant to our certificate of incorporation, bylaws and Delaware law. For this vote, proxies that reflect abstentions and broker non-votes, as well as proxies that are not returned, will have the same effect as a vote against approval and adoption of the Merger Agreement and the merger. The Affiliated Stockholders hold sufficient shares of our common stock to satisfy this requirement. The Merger Agreement and the merger does not need to be approved by, and the merger is not conditioned upon receiving, the affirmative vote of a majority of the stockholders other than Mergerco and the Affiliated Stockholders.

  •
  Failing to return your proxy card, abstaining from voting or failing to instruct your broker how to vote will have the same effect as voting against the Merger Agreement and the merger.

  •
  You may attend the special meeting of our stockholders and vote your shares in person whether or not you sign and return your proxy card. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy from the record holder.

  •
  You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance at the special meeting will not alone revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

  •
  Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures provided by your broker.

The Merger (pages 44 to 45 and 56 to 62)

  •
  Prior to the merger, the Affiliated Stockholders will contribute to Mergerco all of the shares of TROY common stock beneficially owned by them directly and through certain trusts.

  •
  At the effective time of the merger, Mergerco will be merged with and into TROY with TROY continuing as the surviving corporation. This will permit the cancellation of all of our common stock and other outstanding equity interests and preserve our identity and existing contractual arrangements with third parties. The merger will occur according to the terms and conditions of the Merger Agreement, which is described in, and is attached to, this proxy statement as Appendix A. You should read the description of the Merger Agreement in this proxy statement under the heading "THE MERGER AGREEMENT," as well as the Merger Agreement itself, carefully.

  •
  At the completion of the merger, each issued and outstanding share of our common stock will be converted into the right to receive $3.06 in cash, without interest, other than (i) shares of our common stock held by Mergerco or any Affiliated Stockholder, which shares will be cancelled without any payment for such shares, and (ii) shares of our common stock held by stockholders who properly exercise their appraisal rights under Delaware law.

  •
  At the completion of the merger, holders of options and warrants to purchase our common stock will receive (to the extent such options or warrants are then vested and exercisable) an amount in cash determined by multiplying (i) the excess, if any, of $3.06 over the exercise price per share of the option or warrant by (ii) the number of shares subject to the option or warrant, less any amounts needed to pay any applicable withholding taxes. As of the date of this proxy statement, other than options to purchase 105,000 shares of our common stock with an average exercise price of $2.93 per share, all outstanding options and warrants to purchase our common stock have exercise prices that are greater than the merger consideration and therefore are unlikely to be exercised.

  •
  If the Merger Agreement is approved and the other conditions to the merger are satisfied or waived, the merger is expected to be completed as promptly as possible after the special meeting.

Our Purpose and Reasons for the Merger (pages 20 to 21)

  •
  The significant increase in the current and anticipated costs associated with operating as a public company and the disproportionate impact such increased costs have on smaller public companies.

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  The decline in our stock price and trading volume since our public offering.

  •
  The limited liquidity available to our stockholders due to the relatively low number of shares held by stockholders other than our Affiliated Stockholders and the fact that our Affiliated Stockholders have not actively traded their shares.

  •
  The apparent lack of interest by the public marketplace in public companies with small market capitalizations and relatively modest growth rates, the uncertainty regarding our ability to generate significant profitable growth and the belief that our common stock may therefore never achieve significant market value as a public company.

  •
  The opportunity for our stockholders (other than Mergerco and our Affiliated Stockholders) to liquidate their common stock at a price that represents:

  •
  a premium of 111.0% over the closing price on March 20, 2003, the date prior to public announcement of the Prior Merger Proposal;

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  a premium of 13.3% over the closing price on May 26, 2004, the date prior to public announcement of the Merger Agreement;

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  a premium of 12.8%, 8.4% and 4.8% over the average of, respectively, the 30, 60 and 90 trading day closing prices prior to public announcement of the Merger Agreement; and

  •
  a premium of 20.2% over the average of the 18-month trading day closing prices prior to public announcement of the Merger Agreement.

  •
  The ability to eliminate the significant costs, expenses and obligations associated with operating as a public company and increase management's flexibility to consider and initiate actions geared to modest long-term growth as opposed to short-term earnings per share.

Different Interests of the Affiliated Stockholders and Stockholders that are not Affiliated Stockholders (pages 6 to 7 and 41)

  Affiliated Stockholders

  •
  The Affiliated Stockholders will own 100% of our common stock. As a result, the Affiliated Stockholders will receive 100% of the benefit from any of our future earnings and any future increases in our value but will also bear 100% of the risk of any of our future losses and any future decreases in our value.

  •
  As the Affiliated Stockholders will not receive the merger consideration, the merger will not be a taxable transaction to them for federal income tax purposes.

  •
  In addition to Patrick J. Dirk and Brian P. Dirk, who are members of the Affiliated Stockholder group, it is expected that Dennis C. Fairchild, our new Chief Financial Officer, will continue as a member of the management team of the surviving corporation. The compensation of our officers is not expected to change due to the merger.

  •
  The Affiliated Stockholders will be the sole beneficiaries of any future earnings or increase in enterprise value, including our tax credit carry-forwards of $1.3 million.

  Stockholders other than Affiliated Stockholders

  •
  You will no longer be a stockholder of or have any ownership interest in TROY. As a result, you will not be able to benefit from any of our future earnings or any future increases in our value but you will also not bear the risk of any of our future losses or any future decreases in our value.

  •
  Receipt of the cash merger consideration will be a taxable transaction for federal income tax purposes.

Special Committee (page 16)

        In order to eliminate any conflict of interest in evaluating, negotiating and recommending the merger proposal, including the terms of the Merger Agreement with Mergerco, our board of directors formed a special committee of directors. The special committee is composed solely of independent directors who are not officers or employees of TROY and who have no financial interest in the proposed merger different from our other stockholders generally. The members of the special committee are Stephen G. Holmes (Chair), Gene A. Bier and Lambert Gerhart. See "SPECIAL FACTORS—Background of the Merger and "SPECIAL FACTORS—Interests of Certain Persons in the Merger; Potential Conflicts of Interests—The Special Committee."

Recommendations of the Special Committee and TROY's Board of Directors; Fairness of the Merger (pages 21 to 25)

  •
  Our board of directors, based on the findings of the special committee, believes that the terms of the Merger Agreement and the merger are advisable and in the best interests of TROY and our stockholders (other than Mergerco and the Affiliated Stockholders) and that the Merger Agreement and the merger are substantively and procedurally fair to, and in the best interests of, our stockholders (other than Mergerco and the Affiliated Stockholders).

  •
  Our board of directors, based upon the unanimous recommendation of the special committee, has unanimously approved and adopted the Merger Agreement and the merger and unanimously recommends that you vote FOR approval and adoption of the Merger Agreement and the merger.

  •
  For a discussion of the material positive and negative factors considered by the special committee and our board of directors in reaching their conclusions, see "SPECIAL FACTORS—Reasons for the Special Committee's Determination; Fairness of the Merger," "SPECIAL FACTORS—Reasons for the Board of Director's Determination; Fairness of the Merger" and "SPECIAL FACTORS—Advantages and Disadvantages of the Merger."

Opinion of Financial Advisor to the Special Committee (pages 26 to 39)

        In deciding to approve the terms of the Merger Agreement and the merger, one of the factors that the special committee and the board of directors considered was the written opinion of the special committee's financial advisor, Business Equity Appraisal Reports, Inc. ("BEAR"), dated May 24, 2004, stating that, as of that date, based upon and subject to the assumptions made, matters considered, limitations on, and qualifications made by BEAR in its review, the merger consideration to be received by our stockholders (other than Mergerco and the Affiliated Stockholders) in connection with the merger was fair to such stockholders, from a financial point of view. The full text of BEAR's opinion, which describes, among other things, the assumptions made, general procedures followed, matters considered and limitations and qualifications made by BEAR in its review and in rendering its opinion, is attached in its entirety as Appendix B to this proxy statement. You are urged to read the entire opinion letter carefully.

Position of Mergerco and the Affiliated Stockholders as to Fairness of the Merger (page 40)

        Mergerco and the Affiliated Stockholders believe that the merger is substantively and procedurally fair to our unaffiliated stockholders. See "SPECIAL FACTORS—Mergerco and Affiliated Stockholders' Position as to the Fairness of the Merger."

Effects of the Merger (page 45)

        Upon completion of the merger:

  •
  The Affiliated Stockholders will own 100% of our common stock. As a result, the Affiliated Stockholders will receive 100% of the benefit from any of our future earnings and any future increases in our value but will also bear 100% of the risk of any of our future losses and any future decreases in our value.

  •
  You will no longer be a stockholder of or have any ownership interest in TROY. As a result, you will not be able to benefit from any of our future earnings or any future increases in our value but you will also not bear the risk of any of our future losses or any future decreases in our value.

  •
  We will no longer be a public company, and our common stock will no longer be quoted on the Nasdaq National Market nor will price quotations otherwise be available.

  •
  The registration of our common stock under the Securities Exchange Act of 1934 (referred to as the "Exchange Act.") will terminate, and we will cease to file periodic reports with the Securities and Exchange Commission under the Exchange Act.

  •
  After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for a cash payment of $3.06 per share, without interest.

Interests of Our Directors and Officers in the Merger (pages 47 to 49)

        When considering the recommendation of our board of directors that you vote for approval and adoption of the Merger Agreement and the merger, you should be aware that certain of our directors and officers have interests in the merger that are different from, or in addition to, yours. These interests include the following:

  •
  The Affiliated Stockholders will contribute 7,119,707 shares of our common stock, representing approximately 67% of the total of our outstanding common stock, to Mergerco immediately prior to the merger, and Patrick J. Dirk and Brian P. Dirk, who are members of the Affiliated Stockholders group, are also directors and executive officers of TROY.

  •
  Each member of the special committee receives $1,500 for each meeting of the special committee attended, whether in person or by teleconference. Each member is also reimbursed for his out-of-pocket expenses.

  •
  The Merger Agreement provides that indemnification and insurance arrangements will be maintained for our directors and officers.

  •
  In addition to Patrick J. Dirk and Brian P. Dirk, who are members of the Affiliated Stockholder group, it is expected that Dennis C. Fairchild, our new Chief Financial Officer, will continue as a member of the management team of the surviving corporation.

  •
  To our knowledge, each of our executive officers and directors intends to vote all of the shares of our common stock that they beneficially own in favor of the merger. Excluding shares owned by Patrick J. Dirk and Brian P. Dirk, as of [Record Date], 2004, our executive officers and directors beneficially owned [128,333] shares of our common stock. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

  •
  Like all other TROY stockholders, members of management and our board of directors (other than those who are also members of the Affiliated Stockholder group) will be entitled to receive $3.06 per share in cash for each share of our common stock they hold.

Material U.S. Federal Income Tax Consequences (page 44)

  •
  The receipt of cash in exchange for shares of our common stock in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, you will recognize gain or loss for these purposes equal to the difference between $3.06 per share and your tax basis for the shares of common stock that you owned immediately before completion of the merger.

  •
  Tax matters are very complex and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

Merger Financing (pages 46 to 47)

        The total amount of funds necessary to complete the merger and to pay the related fees and expenses is estimated to be approximately $11,380,000, and the merger is conditioned, among other things, on the availability of sufficient funds to pay these amounts. Mergerco anticipates that the merger consideration will be funded from two primary sources:

  •
  TROY's existing cash, cash equivalents and working capital, net of amounts necessary for our ongoing business needs, of which approximately $8.0 million will be used to cover the cost of the merger.

  •
  Financing from Comerica Bank in the form of an expansion of TROY's revolving line of credit facility from $5,000,000 to $7,000,000, of which approximately $3.38 million will be used to cover the cost of the merger. The line of credit will be secured by TROY's assets and certain guarantees from Patrick J. Dirk and certain of his affiliated entities. TROY has entered into a commitment letter with Comerica Bank regarding the financing but have not yet negotiated or executed definitive documents.

        As of May 31, 2004, our net working capital was $19,767,000 which included cash and cash equivalents of $2,571,000 and available-for-sale securities of $8,000,000. We currently anticipate that we will be able to generate sufficient cash to fund our ongoing operations on an annual basis; however, we estimate that we will require approximately $2,500,000 in cash to fund our monthly changes in working capital.

        We have not identified any alternatives to funding the merger and neither Mergerco nor the Affiliated Stockholders will provide any of the merger consideration.

Appraisal Rights (pages 49 to 53)

  •
  Under Delaware law, if you do not vote in favor of the merger and instead follow the appropriate procedures for demanding appraisal rights, you will be entitled to receive, in lieu of the $3.06 merger consideration, a cash payment equal to the "fair value" of your shares of our common stock, as determined by the Delaware Court of Chancery.

  •
  If you desire to exercise your appraisal rights under Delaware law, you are required to comply with Section 262 of the Delaware General Corporation Law, a copy of which is attached to this proxy statement as Appendix C. Failure to take all of the steps required under Delaware law may result in the loss of your appraisal rights.

The Merger Agreement (pages 56 to 62)

        The Merger Agreement, including the conditions to the closing of the merger, is described under the heading "THE MERGER AGREEMENT" and is attached in its entirety as Appendix A to this proxy statement. You should carefully read the entire Merger Agreement, as it is the legal document that governs the merger.

Conditions to Completing the Merger (pages 59 to 60)

        Conditions to the obligations of each party.    Our obligation and the obligation of Mergerco to complete the merger is subject to the satisfaction or waiver of certain conditions, including the following:

  •
  The holders of a majority of the outstanding shares of our common stock must have voted to approve the Merger Agreement and the merger. As of [Record Date], 2004, the Affiliated Stockholders beneficially owned approximately 67% of the outstanding shares of our common stock and intend to contribute all of their shares to Mergerco immediately prior to the merger. As a result, it is anticipated that this condition will be satisfied. Unlike the Prior Merger Proposal, the merger is not conditioned upon the approval of a majority of the stockholders other than Mergerco and the Affiliated Stockholders.

  •
  There must not be in effect any law, rule, regulation or order that would make the merger illegal or otherwise prohibit the consummation of the merger.

  •
  All consents and approvals required to be obtained to complete the merger must have been obtained, except where the failure to do so could not reasonably be expected to have a material adverse effect on us.

        Conditions to the obligation of Mergerco.    The obligation of Mergerco to complete the merger is also subject to the satisfaction or waiver of other conditions, including the following:

  •
  Our representations and warranties in the Merger Agreement must be true and correct as of the closing date, except where the failure to be true and correct has not had and could not reasonably be expected to have a material adverse effect on us.

  •
  There must not have occurred a change or event that has had or could reasonably be expected to have a material adverse effect on us.

  •
  Sufficient funds must be available to complete the merger and pay the fees and expenses.

  •
  We must have performed in all material respects all of our obligations under the Merger Agreement as of the closing date.

  •
  Holders of no more than 5% of our outstanding common stock have exercised appraisal rights.

        Conditions to our obligations.    Our obligation to complete the merger is also subject to the satisfaction or waiver of other conditions, including the following:

  •
  The representations and warranties of Mergerco in the Merger Agreement must be true and correct in all material respects as of the closing date.

  •
  Mergerco must have performed in all material respects with all of its obligations under the Merger Agreement as of the closing date.

        At this time, it is not known whether any of these conditions, in particular the condition that holders of no more than 5% of our outstanding common stock have exercised appraisal rights, will be waived by TROY and/or Mergerco, as the case may be. However, in the event any of the closing conditions are waived after the special meeting, we do not anticipate that we will re-solicit proxies.

Limitations on Considering Other Takeover Proposals (pages 58 to 59)

        We have agreed not to solicit or enter into discussions with any third party regarding an acquisition proposal while the merger is pending. However, the special committee or our board of directors may furnish non-public information to or enter into discussions or negotiations with a third party regarding an unsolicited takeover proposal if:

  •
  the acquisition proposal is a superior proposal;

  •
  the special committee determines in good faith, after consultation with legal counsel, that failure to take such action would be a breach of the fiduciary duties of the special committee or our board of directors;

  •
  the third party, prior to receiving any non-public information or entering into discussions, enters into a confidentiality agreement with us on customary terms and conditions; and

  •
  we notify Mergerco at least two business days in advance and keep Mergerco reasonably informed of the status and material terms and conditions of such discussions.

        In addition, neither the special committee nor our board of directors may withdraw or modify its recommendation of the merger or recommend an acquisition proposal with a third party unless:

  •
  the acquisition proposal is superior to the merger;

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  we have not solicited a third party proposal in material violation of the Merger Agreement; and

  •
  the special committee determines in good faith, after consultation with legal counsel, that failure to take such action would be a breach of the fiduciary duties of the special committee or our board of directors.

Termination (pages 60 to 61)

        The Merger Agreement may be terminated prior to the effective time of the merger, whether before or after approval by our stockholders, for a number of reasons, including the following:

  •
  Either party may terminate the Merger Agreement if the merger is not completed on or before October 31, 2004.

  •
  Either party may terminate the Merger Agreement if our stockholders do not approve the Merger Agreement and the merger as required by the terms of the Merger Agreement.

  •
  Mergerco may terminate the Merger Agreement if (i) we have breached our non-solicitation obligations under the Merger Agreement, (ii) our board of directors or the special committee has recommended, or failed to recommend against, a third party acquisition proposal, or (iii) our board of directors or the special committee has withdrawn or modified in a manner adverse to Mergerco its recommendation of the merger.

  •
  Either party may terminate the Merger Agreement if there has been a material breach by the other party under the Merger Agreement that has not been cured.

  •
  We may terminate the Merger Agreement if, as a result of a superior proposal and prior to approval by our stockholders of the Merger Agreement:

  •
  the special committee determines that the failure to terminate the Merger Agreement and accept such superior proposal would be a breach of the fiduciary duties of our board of directors or the special committee;

  •
  we provide notice of the proposed termination to Mergerco; and

  •
  we give Mergerco five days to make an offer that is at least as favorable to our stockholders and negotiate in good faith with Mergerco regarding any revised offer.

  •
  Mergerco may terminate the Merger Agreement if there has occurred a change or event that has had or could reasonably be expected to have a material adverse effect on us.

  •
  Mergerco may terminate the Merger Agreement if the holders of more than 5% of the outstanding shares of our common stock exercise their appraisal rights.

Expense Reimbursement Upon Termination (pages 61 to 62)

        Unless the Merger Agreement is terminated upon the mutual agreement of TROY and Mergerco or is terminated by us as a result of a material breach by Mergerco under the Merger Agreement, we are required to reimburse Mergerco for its out-of-pocket fees and expenses actually and reasonably incurred in connection with the Merger Agreement and the merger.

Stockholder Lawsuits

        In connection with the Prior Merger Proposal, on November 21, 2002, Tom Lloyd filed an action in the Superior Court of the State of California in and for Orange County against TROY and its directors, alleging that defendants breached their fiduciary duties in connection with the Prior Merger Proposal by attempting to provide the Dirk family with preferential treatment in connection with their efforts to complete a sale of TROY. The complaint sought to enjoin an acquisition of TROY by the Dirk family, as well as attorneys' fees. Following termination of the Prior Merger Proposal, the plaintiff filed a motion for dismissal of the action and award of attorney's fees and expenses of $387,250. TROY filed a motion in support of the plaintiff's motion for dismissal of the action and in opposition to plaintiff's motion for fees. On March 4, 2004 the court issued a ruling granting the motion for dismissal with prejudice, and granting the motion for attorney's fees of $175,000. On April 30, 2004, TROY filed a notice of appeal. TROY has accrued an estimate of expenses to be incurred in connection with this litigation in fiscal 2003 in excess of the deductible amount, which was recorded as an expense in fiscal 2002.

        Following the announcement of the merger, Osmium Partners LLC, Ralph Hamer, Roy Liedtkie ("Liedtkie"), and Tilson Growth Fund, L.P. ("Tilson"), filed purported class action complaints in the California Superior Court for Orange County against TROY and our directors. In all four actions plaintiffs allege that defendants breached their fiduciary duties in connection with the merger by attempting to provide the Dirk family with preferential treatment in connection with their efforts to complete a sale of TROY. Plaintiffs in all four actions seek declaratory relief, an order enjoining the acquisition, and attorneys' fees. The Liedtkie complaint also names Dirk, Inc. and seeks damages. On July 28, 2004, the parties stipulated, subject to Court approval, to consolidate these four actions and all four plaintiffs agreed to adopt the allegations of the Tilson complaint. Discovery has commenced, but no trial date has been set in any of these actions. If these actions are successful in enjoining the transaction, it could have a material adverse effect on our business, financial position, or results of operations. Currently, the amount of such an adverse effect cannot be estimated.

Questions About the Merger

        If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions about the merger, including the procedures for voting your shares, you should contact:

TROY Group, Inc.
Attn: Chief Financial Officer
2331 South Pullman Street
Santa Ana, California 92705
(949) 250-3280

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING INFORMATION

        This proxy statement includes forward-looking statements based upon our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "likely" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual operating results to differ materially from those in forward-looking statements, include, but are not limited to, the factors set forth in this proxy statement under the heading "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS—Certain Important Factors."

        Except to the extent required under the federal securities laws, we do not intend to update or revise the forward-looking statements to reflect circumstances arising after the date of the preparation of the forward-looking statements.

SPECIAL FACTORS

Background of the Merger

        In response to continuing losses, Mr. Dirk, in May 2002, took over management of our wireless and electronic payment businesses. He also began an analysis of our various businesses for the purpose of determining how to return TROY to profitability and assessing the growth potential of these businesses. Prior to that time, management had been of the view, based on previously existing internal forecasts, that TROY would be able to achieve the type of profitable growth that would attract the interest of the public markets, primarily due to the view that there were significant growth opportunities for our wireless and electronic payment businesses.

        In July 2002, we held our regularly scheduled board meeting. At this meeting, Mr. Dirk spent a considerable amount of time discussing the condition of our operations and the status of his analysis. He described for the board the actions he felt would be necessary to return us to profitability, which included additional consolidation and cost control measures as well as greater revenue growth. However, as he continued this analysis of our businesses following this board meeting, Mr. Dirk became increasingly concerned about the viability of the growth forecasts for the wireless and electronic payment businesses. His concern was based in large part on the fact that revenues for these businesses continued to be disappointing. As a result, during July and August 2002, Mr. Dirk worked directly with our management team to review and, as necessary, revise the growth forecasts for these businesses. Upon completion of this process, management determined that revenue growth for these businesses would be significantly less than previously anticipated. As a result, Mr. Dirk implemented steps to reduce our cost structure to that of a company with a significantly lower growth rate.

        As a result of this re-assessment of our growth opportunities, Mr. Dirk also began to evaluate and discuss the possibility of pursuing a "going private" transaction in which he and certain members of his family and their trusts would acquire ownership of all of our equity. In evaluating this possibility, Mr. Dirk considered how such a transaction could be financed, including the use of bank financing and third party equity financing. Mr. Dirk ultimately concluded that bank financing was the only financing strategy that would likely be feasible. Mr. Dirk determined that he would need to have complete control and flexibility with respect to our operations in order to pursue a modest, long-term growth strategy. Mr. Dirk believed that such a strategy would be incompatible with having third party equity partners who, in his view, were likely to seek more aggressive and immediate returns and liquidity on their investment.

        Mr. Dirk also considered the possibility of selling TROY. After discussing this possibility with the other Dirk family members, however, he concluded, for a number of reasons, that neither he nor the other Dirk family members had any interest in selling their majority interest in TROY. The Dirk family had founded TROY in 1982, had been involved in all aspects of our operations since that time, and remained committed to continuing their involvement with TROY and pursuing the long-term growth strategy that they believed could return us to profitability. Given this, as well as our financial situation, low stock price and the short-term focus of the public markets and any potential buyers, Mr. Dirk concluded that no buyer would be willing to pay a price that would be within any realistic range of a price that might be sufficient to cause Mr. Dirk and his family members to sell their majority interest in TROY.

  Prior Merger Proposal

        Mr. Dirk communicated his interest in engaging in a going private transaction to our board of directors through various informal discussions. As a result, a board meeting was held in August 2002. At this meeting, Mr. Dirk stated his belief that taking TROY private was the best course of action. He therefore asked that the board of directors establish a special independent committee for this purpose. The board then appointed Norman B. Keider, John B. Zaepfel and Dr. Harold L. Clark, who at that time were our non-employee directors, to serve as members of this special committee. Mr. Dirk informed the committee members that the Affiliated Stockholders had no interest in selling their majority interest in TROY or collaborating with third party equity partners and summarized the reasons for this position.

        Mr. Dirk and the special committee then engaged in numerous negotiations over a period of seven months regarding the price, terms and structure of a potential transaction. During this time, the special committee also received an unsolicited proposal from The Amara Group, Inc. ("Amara") to acquire all of our outstanding common stock for $2.50 per share. Amara subsequently indicated that it would be willing to raise its offer to include an additional per share amount in cash equal to all available cash and investments on TROY's balance sheet, which it estimated to be approximately an additional $0.50 per share. Amara also proposed that the Affiliated Stockholders join in with Amara's offer by rolling their interests in TROY into a private company that would be formed to complete the proposed transaction and to agree to acquire Amara's minority interest at a later date at an agreed upon premium amount. The special committee informed Amara that Mr. Dirk had indicated to the special committee that he and his family were not interested in selling their majority ownership interest in TROY and that, accordingly, the special committee would only be in a position to consider a proposal to purchase shares not held by the Affiliated Stockholders. Mr. Dirk then reiterated this point to Amara by letter in November 2002. Thereafter, neither the special committee nor Mr. Dirk received any further communications from Amara.

        In November 2002, we received notice that TROY and its directors had been named as defendants in a lawsuit by one of our stockholders alleging, among other things, that TROY and its directors breached their fiduciary duties by attempting to provide the Dirk family with preferential treatment in connection with their efforts to complete a sale of TROY (the "Lloyd Lawsuit"). The complaint sought to enjoin an acquisition of TROY by the Dirk family.

        In the course of the negotiations between Mr. Dirk and the special committee, Mr. Dirk increased the price he was willing to pay from an initial offer of $2.00 per share in August 2002 to $2.70 per share in January 2003. On March 20, 2003, the special committee recommended the approval and adoption of a merger agreement between TROY and Mergerco and our board of directors approved of such merger agreement and recommended that the stockholders of TROY vote to approved the merger agreement under the terms and conditions recommended by the special committee. Pursuant to this merger agreement, stockholders of TROY other than Mergerco and the Affiliated Stockholders were to receive $2.70 per share in cash for shares of our common stock.

        In April 2003, the special committee received an unsolicited written proposal from Westar Capital LLC ("Westar") regarding a proposed acquisition of all of the outstanding shares of our common stock for a cash price of $3.50 per share. In June 2003, Westar also proposed an alternate transaction in which it would acquire our Security Printing Solutions business by acquiring all of our outstanding shares for $3.50 per share and immediately selling to Mergerco our Wireless and Connectivity business for a nominal amount. From April 2003 through June 2003, the special committee and its advisors reviewed, discussed and evaluated these Westar proposals, including proposed sources of financing, due diligence requests and procedures, and proposed structures and conditions. During this time, Mr. Dirk reiterated on numerous occasions, both directly to the special committee and publicly to the market, that the Dirk family was not interested in selling their controlling interest in TROY or the Security Printing Solutions business, and Westar confirmed to the special committee on several occasions that it was only interested in purchasing a controlling interest in TROY or the Security Printing Solutions business. During this time, Mergerco proposed amending the merger agreement to, among other things, increase its offer price from $2.70 per share to $2.76 per share.

        On June 24, 2003, the special committee recommended the approval and adoption of an amended merger agreement between TROY and Mergerco and our board of directors approved of such amended merger agreement and recommended that the stockholders of TROY vote to approved the amended merger agreement under the terms and conditions recommended by the special committee. In addition, our board also approved the terms of a Memorandum of Understanding settling the Lloyd Lawsuit. The special committee informed Westar that the special committee had concluded that neither of Westar's proposals was reasonably capable of being consummated. The Dirk family had repeatedly informed the special committee that they were not interested in selling their majority interest in TROY or the Security Printing Solutions business, and Westar had repeatedly informed the special committee that it was only interested in pursuing a transaction involving such majority control.

        On June 30, 2003, Westar issued a press release announcing that it would increase its offer to purchase all of our outstanding shares of common stock from $3.50 per share to $4.00 per share. Mr. Dirk reiterated again to the special committee that the Dirk family was not interested in selling their majority interest in TROY. The special committee again determined that such transaction was not capable of being consummated and informed Westar of this fact. Westar made no further offers.

        On September 18, 2003, we held a special meeting of our stockholders for the purposes of voting on the proposal to approve the amended merger agreement between TROY and Mergerco, pursuant to which all shares (other than those held by Mergerco and the Affiliated Stockholders) would be converted into the right to receive $2.76 per share in cash. Under the terms of the amended merger agreement, there were two conditions for approval that needed to be satisfied. First, the amended merger agreement needed to be approved by the affirmative vote of the holders of a majority of the outstanding shares. This condition was satisfied. Second, the amended merger agreement needed to be approved by the affirmative vote of the holders of at least a majority of the shares voting on the proposal that were not owned by the Affiliated Stockholders. This condition was not satisfied. The voting results were as follows:

	For	Against	Abstain
Approval by holders of a majority of the outstanding shares	7,761,962	1,488,727	23,425
Approval by holders of a majority of the shares cast either "for" or "against," excluding shares beneficially owned by Dirk, Inc., the Dirk family members and any officers or directors of Dirk, Inc. or TROY.	702,112	1,438,727	N/A

        As a result, the proposal did not pass, and we did not consummate the merger with Mergerco pursuant to such amended merger agreement.

        At the board meeting that immediately followed this special meeting of stockholders, the special committee and our board agreed to terminate the amended merger agreement and to dissolve the special committee. Following termination of the amended merger agreement, the Lloyd Lawsuit was dismissed but the plaintiff filed a motion for the award of attorney's fees and expenses. TROY filed a motion in opposition to plaintiff's motion for fees.

        On March 4, 2004, the court in the Lloyd Lawsuit issued a ruling granting the motion for dismissal with prejudice and granting the motion for attorney's fees of $175,000. On April 30, 2004, we filed a notice of appeal of the award of attorney's fees.

  Current Merger Proposal

        Following the September 18, 2003 special meeting of stockholders relating to the Prior Merger Proposal, Mr. Dirk stated that the whole process had been very damaging to TROY in terms of the length of the process, the distractions to management and the significant costs that had been incurred. He stated that management intended to focus their time and efforts on operating TROY as a public company and attempting to return TROY to the path of profitability and growth.

        On March 29, 2004, we held our first board meeting following the completion of our year-end audit and the filing of our Annual Report on Form 10-K for the year ended November 30, 2003. This meeting was held immediately following our annual meeting of stockholders. At this board meeting, the board discussed the year-end process, the financial results for 2003, the status of management's cost control efforts and preliminary estimates for first quarter 2004 results. Mr. Dirk noted that, although management had been successful in returning TROY to the point where its operations had been profitable for five consecutive quarters, this had been accomplished through significant cost control measures. Management had not been able to grow revenues as hoped or at a level consistent with the internal projections that had been included in the proxy materials distributed in connection with the Prior Merger Proposal. In fact, he noted that revenues for 2003 were down three percent from the revenues that had been projected for 2003 in the proxy materials for the Prior Merger Proposal. He further noted that management was currently in the process of preparing revised internal projections.

        Mr. Dirk stated that lower revenue growth and higher costs were putting increasing pressure on management's ability to maintain an appropriate cost structure. In that regard, he informed the board that he had met with Stephen Holmes, the chair of our board's audit committee, a few days prior to the board meeting to discuss this issue. This meeting had been precipitated by the significant costs incurred in connection with the year-end audit. At that meeting, Mr. Dirk stated that Mr. Holmes had raised significant concerns not only regarding the costs for the year-end audit but also the costs going forward of satisfying all of the new accounting and other requirements associated with being a public company. Mr. Dirk indicated that he was also concerned regarding these costs, including the anticipated costs of complying with the new internal controls requirements under the Sarbanes-Oxley Act of 2002 and the increasing costs of maintaining director and officer insurance, and the ongoing impact they could have on our operations. Mr. Dirk informed the board that, following his meeting with Mr. Holmes, he began to re-consider whether TROY should continue to try and operate as a public company. He also reminded the board that one of our major stockholders had raised the issue of whether we should be public at the annual stockholders' meeting earlier that day. This stockholder had raised many of the same concerns regarding our low growth rate and increasing costs.

        The board then discussed the issue of whether TROY should remain public. In the course of this discussion, Mr. Dirk stated that the Prior Merger Proposal had been very damaging to TROY in terms of the distractions to management and the significant costs incurred. The process had taken almost a year and a half and had diverted considerable resources that would have been better devoted to our business. Nevertheless, Mr. Dirk indicated that he might be interested in again making an offer to take

TROY private if the process, whether or not successful, could be completed in a more expeditious and cost-effective manner in order to avoid the damaging effect the Prior Merger Proposal had on TROY. Although Mr. Dirk was aware that any transaction of this kind would involve a certain amount of costs and distractions, Mr. Dirk believed that these costs and distractions, if kept to a minimum, would be outweighed by the benefits of potentially completing a transaction that Mr. Dirk believed would be in the best interests of the stockholders other than Mergerco and the Affiliated Stockholders. He reiterated, however, that the Dirk family members were not interested in selling their majority interest nor would they be interested in partnering with any third parties in any such transaction.

        Following this discussion, the board determined, given the possibility that Mr. Dirk might again make an offer to take TROY private, that it would be appropriate to appoint a special independent committee to review this matter. Accordingly, the board approved the establishment of a special independent committee for this purpose and elected Stephen G. Holmes (Chair), Gene A. Bier and Lambert Gerhart, TROY's independent directors, to serve on such special committee. The board also authorized the special committee to begin the process of interviewing possible legal and financial advisors.

        Between March 31, 2004 and April 15, 2004, Mr. Holmes interviewed several law firms and financial advisors, and selected legal counsel and a financial advisor subject to the approval of the special committee and the board. On April 15, 2004, the special committee members met telephonically and selected Self & Bhamre as its legal counsel and BEAR as its financial advisor. At this meeting, BEAR described to the special committee members the process it would undertake to conduct and prepare a valuation and financial analysis of TROY. During this meeting, the special committee members were advised on the procedural and legal requirements should an offer be made by Mr. Dirk.

        On April 27, 2004, our board met to receive a report from the special committee. Mr. Holmes, as Chairman of the special committee, summarized the activities of the special committee since the March 29 board meeting. He stated that the special committee had interviewed independent legal and financial advisors and had engaged Self & Bhamre as its legal counsel and BEAR as its financial advisor should Mr. Dirk again be interested in pursuing a going private transaction. Mr. Holmes informed the board that the special committee had reviewed with such advisors the procedural and legal requirements with respect to such a going private transaction. Mr. Holmes also informed the board that the special committee had met by teleconference on April 15, 2004 to discuss these matters further. Mr. Holmes then summarized the background of these advisors as well as the compensation arrangements that had been tentatively agreed to by the special committee. The board then ratified the engagement of these advisors on the terms described.

        Mr. Dirk then informed the board that he had considered the factors that had been discussed at the March 29 board meeting and the issues that had been raised by one of our major stockholders at the annual meeting of stockholders and had determined to make a formal proposal to take the Company private following the board meeting. He reiterated, however, that he felt it was important that the process be conducted in a manner that, whether or not successful, would not damage TROY. He also reiterated that the Dirk family members were not interested in selling their majority interest nor would they be interested in partnering with any third parties in any such transaction. In light of this, the board discussed its fiduciary duties to TROY and its stockholders, and the proper role for the special committee. After considering these facts, the board determined that it would a waste of the special committee's time and TROY's resources for the special committee to search for other strategic alternatives, partners or transactions because the Dirk family members would not be interested in selling their shares of our common stock. Accordingly, the board determined, in accordance with Delaware law, that the special committee's authority should be limited to reviewing the proposal to be made by Mr. Dirk, negotiating the price and other terms of such proposal and determining whether such price and terms are fair to the stockholders other than Mergerco and the Affiliated Stockholders and whether such proposal should therefore be recommended to our board and stockholders. Mr. Dirk stated that the decision of whether to recommend any such transaction with the Dirk family would be completely within the discretion of the special committee and that, if the special committee and Mr. Dirk were unable to agree on a price and terms deemed fair by the special committee, Mr. Dirk would withdraw his proposal and focus his efforts on operating TROY as a public company and attempting to return TROY to long-term profitability and growth.

        Following this board meeting, Mr. Dirk delivered to Mr. Holmes, as Chairman of the special committee, a proposal pursuant to which Mergerco would be merged into TROY and all outstanding shares of our common stock (other than shares owned by Mergerco and the Affiliated Stockholders) would be converted into $2.76 per share in cash. The proposal specified that completion of the proposed merger would be conditioned upon, among other things, negotiation of a mutually acceptable definitive merger agreement, approval of filings required by applicable regulatory agencies, the determination by the special committee and our board of directors that the merger is fair to our stockholders other than Mergerco and the Affiliated Stockholders, completion of financing arrangements necessary to fund the merger and approval of the merger by our board of directors and stockholders. The closing price of our common stock on April 27, 2004 was $2.95 per share.

        Mr. Dirk informed Mr. Holmes that he felt a price of $2.76 was fair. This price had been found to be fair a year earlier by the previous special committee and their financial advisors based in part on projections existing at that time and the Lloyd Lawsuit had been tentatively settled based on that price. Since that time, TROY had not been able to achieve the revenue growth anticipated in those projections and in fact had recently concluded that those projections were no longer achievable.

        On May 3, 2004, the special committee members met telephonically to review and discuss Mr. Dirk's April 27, 2004 proposal. At this meeting, a representative from BEAR provided the special committee with a preliminary indication that the value of the TROY stock was $3.01 per share, subject to further analyses and a site visit. In addition, Mr. Holmes, as chairman of the special committee, reported that he had been specifically informed by Mr. Dirk that the Dirk family members were not interested in selling their shares and were not interested in partnering with any third parties. Following a lengthy discussion among the special committee members and its legal counsel and BEAR, the special committee determined that the cash offer of $2.76 per share was inadequate and that Mr. Dirk needed to provide the terms and conditions of any proposed merger agreement in addition to a bank commitment letter showing the financing arrangement.

        On May 4, 2004, Mr. Dirk and Mr. Holmes held a conference call to discuss the proposal by Mr. Dirk. During that call, Mr. Holmes informed Mr. Dirk that the special committee had rejected Mr. Dirk's proposal on the basis that the price of $2.76 per share was inadequate. Mr. Dirk reiterated for Mr. Holmes why he felt that the price of $2.76 was fair. Mr. Holmes stated that he understood Mr. Dirk's position but that, nevertheless, the guidance the special committee had received from its financial advisor indicated that a higher price would be needed. Mr. Dirk then suggested to Mr. Holmes that it might be prudent for the special committee's financial advisor to come to TROY's facility to conduct due diligence meetings with certain members of management, and Mr. Holmes agreed.

        On May 5, 2004, Mr. Holmes and a representative of the financial advisor to the special committee attended due diligence meetings at TROY's facility. At these meetings, management provided the financial advisor with additional information and answered questions. At the end of these due diligence meetings, Mr. Dirk, Mr. Holmes and the financial advisor engaged in a discussion regarding Mr. Dirk's proposal. Mr. Dirk again reiterated why he felt $2.76 was a fair price. Mr. Holmes disagreed, stating that TROY had more cash than a year ago, that the Wireless and Connectivity business was no longer losing money and that TROY had now been profitable for five consecutive quarters. Mr. Dirk responded by pointing out that most of that recovery had begun last year and had been factored into the valuation by last years' committee. He also reminded Mr. Holmes that a significant portion of the cash increase was due to delays in payables. Mr. Holmes stated that he still thought the price was too low. Mr. Dirk, in a follow-up call to Mr. Holmes stated that, although he still believed that $2.76 per share was a fair price, because there was more cash in the business, he would be willing to increase the offer to $2.86 per share. Mr. Holmes asked Mr. Dirk to send him a formal proposal to that effect. On May 5, 2004, Mr. Dirk delivered to the special committee a proposal increasing the merger consideration to $2.86 per share.

        On May 10, 2004, Mr. Holmes had a lengthy telephone call with the representative of BEAR and the special committee's legal counsel to discuss a draft valuation report provided by BEAR.

        On May 12, 2004, the special committee met telephonically to review and discuss the May 5, 2004 offer by Mr. Dirk. At this meeting, a representative of BEAR provided a lengthy presentation of the analyses used by BEAR to value the shares of TROY. This discussion covered the selection of market data, adjustments made to the financial statements, derivation of capitalization rates, discounts rates, and value multipliers, the methods applied, and the conclusion of value. The BEAR representative opined that the value of TROY's shares was $3.04 per share, and thereafter the special committee members and the BEAR representative engaged in a question and answer session. At the conclusion of a lengthy discussion, the special committee determined that $2.86 per share was inadequate and Mr. Holmes should pursue negotiations with Mr. Dirk to increase the merger consideration to $3.14 per share. The special committee reiterated the need to see the proposed merger agreement and a bank commitment letter regarding financing terms.

        On May 12, 2004, Mr. Dirk and Mr. Holmes held a conference call to discuss Mr. Dirk's revised proposal. During that call, Mr. Holmes informed Mr. Dirk that the special committee had rejected Mr. Dirk's revised proposal on the basis that the price of $2.86 per share was inadequate. Although Mr. Holmes would not provide Mr. Dirk with information regarding the valuation information on which the special committee was basing its decision, he did indicate to Mr. Dirk that the special committee believed that a more appropriate price would be $3.14 per share. Mr. Dirk expressed disappointment that the special committee had rejected what he believed to be a price that was more than fair and stated that he could not understand how the special committee could arrive at such a high price given the factors he had repeatedly pointed out to the special committee regarding the basis for last years' proposal and TROY's reduced prospects. Mr. Dirk then indicated that he would need to think about the special committee's position and would get back to him. Mr. Holmes reminded Mr. Dirk that, in addition to price, the special committee would also need to see as part of their deliberations, the other terms of a merger agreement as well as a bank commitment letter regarding financing terms.

        Later in the day on May 12, 2004, Mr. Dirk contacted Mr. Holmes. He reiterated his reasons why $2.86 was more than fair but Mr. Holmes informed him that a price of $2.86 was not going to be approved. Mr. Dirk stated that he did not see any basis for the special committee to conclude that $3.14 per share was an appropriate price. However, Mr. Dirk reiterated his concern that he didn't want the process to drag out over an extended period of time as it had the prior year, because it had been very damaging to TROY. Mr. Dirk stated that he would be willing to make a significant increase in price so long as the transaction could be structured in such a way as to ensure an expeditious and efficient process that would not drag out and damage TROY. As a result, Mr. Dirk increased his offer price to $3.06 per share provided that the transaction was not subject to majority of the minority voting condition. Mr. Holmes stated that Mr. Dirk should submit this revised proposal in writing along with a draft of a merger agreement. Mr. Dirk indicated he would do so. However, he also informed Mr. Holmes that this was his final offer unless the special committee could provide him with new information that would clearly support a higher value.

        On May 12, 2004, Mr. Dirk's counsel delivered to the special committee a draft form of merger agreement providing for the acquisition of all of our common stock not held by Mergerco and the Affiliated Stockholders. Mr. Dirk structured the transaction as a merger of Mergerco into TROY, which would permit the shares owned by the stockholders other than Mergerco and the Affiliated Stockholders to be converted into cash by operation of the merger statute and preserve TROY's identity and existing contractual arrangements with third parties. During the period from May 12 through May 20, 2004, counsel for the special committee negotiated the material terms of the merger agreement with counsel for Mergerco.

        On May 14, 2004, the special committee met to review and discuss the May 12, 2004 proposal from Mr. Dirk. A representative from BEAR stated that the cash consideration of $3.06 per share was fair from a financial point of view. The special committee engaged in a discussion of the May 12, 2004 offer made by Mr. Dirk and considered BEAR's opinion. During the discussion, the special committee was advised again on the legal requirements concerning the stockholder vote required to approve the Merger Agreement and the merger. After its discussion, the special committee determined to accept the $3.06 cash offer made by Mr. Dirk and not to require a majority of the minority requirement, subject to review and negotiation by the special committee's legal counsel of the proposed merger agreement and an acceptable commitment letter from a financial institution.

        During the period between May 12, 2004 and May 24, 2004, the special committee's legal counsel discussed and negotiated the proposed merger agreement with Mergerco's legal counsel. Also during this period, Mr. Holmes communicated regularly with the special committee's legal counsel regarding the terms and conditions of the proposed merger agreement. On May 21, 2004, Mr. Holmes received a copy of the commitment letter from Comerica Bank and discussed this commitment letter with legal counsel to the special committee.

        On May 24, 2004, the special committee held a telephonic meeting. At this meeting, the special committee reviewed and discussed the Merger Agreement and the Comerica commitment letter. The legal counsel to the special commitment made a presentation of the salient terms and conditions of the revised Merger Agreement and the special committee members held a question and answer session with their legal counsel. Mr. Holmes made a presentation of the Comerica commitment letter and the special committee engaged in discussion of the commitment letter. At this time the special committee members were briefed, again, by its legal counsel on their fiduciary duties. At the conclusion of this meeting, the special committee unanimously (i) determined that approval and adoption of the Merger Agreement was advisable and in the best interests of TROY and its stockholders (other than Mergerco or the Affiliated Stockholders), (ii) determined that the Merger Agreement was substantively and procedurally fair to, and in the best interests of, the stockholders of TROY (other than Mergerco or the Affiliated Stockholders), (iii) recommended to the board that the Merger Agreement be approved by the board, and (iv) recommended that the stockholders of TROY vote to approve and adopt the Merger Agreement and the merger. Following this meeting, Mr. Holmes called Mr. Dirk to inform him that the special committee had accepted his offer.

        On May 26, 2004, our board of directors held a telephonic meeting. At this meeting, the board received a report from Mr. Holmes regarding the deliberations and actions of the special committee. Following this, the special committee recommended that our board approve the May 26, 2004 merger agreement and the merger. Following discussion with the special committee members, their financial and legal advisors and our legal advisors, the board of directors accepted the special committee's recommendations and, on the basis thereof, unanimously (i) determined that such May 26, 2004 merger agreement and the merger were advisable and were substantively and procedurally fair to, and in the best interests of, the stockholders of TROY (other than Mergerco and the Affiliated Stockholders), (ii) approved such merger agreement and the merger, and (iii) recommended that the stockholders of TROY vote to approve such merger agreement and the merger. Neither the special committee, our board nor BEAR relied upon the fairness opinion prepared by Houlihan Lokey Howard & Zukin in connection with the Prior Merger Proposal. Following approval by our board of directors, the parties signed the merger agreement and issued a press release. The closing price of our common stock on May 26, 2004 was $2.70 per share.

        On July 20, 2004, Mr. Dirk received a letter from Westar in which Westar reaffirmed their interest in purchasing all of the outstanding equity of TROY, including the majority interest held by the Dirk family and stated that they were prepared to purchase all of the outstanding shares at a price of $4.00 per share, subject to a possible upward adjustment depending on the level of increased cash on hand since Westar's offer in June 2002 and satisfactory completion of further due diligence. Mr. Dirk informed the special committee of the receipt of the letter from Westar and forwarded a copy to the special committee. On July 21, 2004, Mr. Dirk sent a response letter to Westar stating once again that the majority interest was not for sale and suggesting that Westar contact the special committee if they were interested in purchasing the shares not held by the Dirk family. Mr. Dirk also sent the special committee a copy of his response letter. On July 23, 2004, legal counsel to the special committee sent a letter to Westar asking that they contact the special committee directly regarding the possibility of purchasing the shares of TROY that were not held by the Dirk family. Westar did not respond to the the special committee regarding the purchase of shares not held by the Dirk family and on July 26, 2004 issued a press release announcing is offer to purchase all of the outstanding equity of TROY, including the majority interest held by the Dirk family.

        On August 5, 2004, legal counsel for the special committee received a letter from Westar in which they offered to purchase all of the outstanding shares of TROY, including the majority interest held by the Dirk family, at a price of $4.50 per share, subject to completion of due diligence. Legal counsel for the special committee discussed the Westar letter with the special committee and forwarded a copy to Mr. Dirk. Mr. Dirk informed the special committee that neither he nor his family members were interested in selling their majority interest. After consulting with the members of the special committee, legal counsel for the special committee sent a response letter to Westar on August 6, 2004, advising Westar that Mr. Dirk had confirmed once again that the Dirk family was not interested in selling their majority interest and that, as a result, a transaction involving a sale of all of the outstanding shares was not capable of being consummated. Legal counsel for the special committee also informed Westar that the special committee was willing to discuss an offer involving only the minority interest and requested that Westar notify the special committee whether Westar had an interest in purchasing the minority interest.

Our Purpose and Reasons for the Merger

        Our common stock became publicly traded after our July 1999 initial public offering at a price of $7 per share. Beginning in November 1999 and for several months thereafter, our common stock traded at or above $14 per share. By February 2000, the market price of our common stock had peaked at a closing day high of $38 per share. Throughout this short period, trading volumes were moderate to heavy, and even through December 2000 daily trading volumes were not infrequently between 50,000 to 80,000 shares. By December 2000, however, the stock had dropped to between $4 and $5 per share. The per share price continued to drop throughout 2001 and 2002 and by March 2003 (the month in which the Prior Merger Proposal was first announced) had reached a share price of $1.45 per share with only nominal trading volumes. Although the price and volume increased during the course of the Prior Merger Proposal, the price dropped to $2.45 per share following the announcement that the Prior Merger Proposal had not been approved and over the six-month period prior to the announcement of the Merger Agreement the closing price has averaged $2.96 per share and the daily trading volume has averaged 13,191 shares. On May 26, 2004 (the date prior to public announcement of the Merger Agreement), our common stock closed at $2.70 per share, which was only 6.7% above our book value per share. Because the public markets focus on companies with higher growth rates, we believe that our stock price and volumes could continue to suffer unless we are able to demonstrate the type of growth expected of a public company. Unfortunately, our revenues for fiscal year 2003 increased by only 2.9% over fiscal year 2002 and our revenues for the first six months of fiscal year 2004 increased by only 0.8% over the same period in fiscal year 2003. In addition, our revenues are not projected to return to 1999 levels, our highest revenues to date, until fiscal year 2006 and are projected to increase on average only approximately 2.2% per year over the next five years. We therefore believe that the price of our common stock will continue to suffer because the public markets reward companies with high sales growth and we are not projecting high sales growth in the next five years.

        Of the approximately 10.6 million shares of our common stock outstanding, stockholders other than the Affiliated Stockholders hold only approximately 3.5 million shares, or 33%. Because of the relatively low number of outstanding shares and the fact that the Affiliated Stockholders have not heavily traded their shares, the trading volume of shares of our common stock has been, and continues to be, limited. During the three months prior to the announcement of the Merger Agreement and the merger, the average daily trading volume of our common stock has been less than 6,077 shares per day. Because the stock is so thinly traded, many stockholders lack sufficient liquidity to sell their shares without a significant impact on the market price of our common stock. The public markets have less interest in companies with small market capitalization and a limited amount of stock available for trading.

        The costs of operating as a public company have increased significantly and are expected to continue to increase. These increased costs are due to factors such as compliance with new accounting, disclosure and legal requirements and higher directors' and officers' insurance premiums. Given that many of these costs must be incurred regardless of the size of the public company or its operations, these costs have a significantly disproportionate impact on smaller public companies such as TROY.

        We believe the public marketplace has had less interest in public companies with a small market capitalization and a limited amount of stock available for trading. We believe that this is particularly true as to specialty office products and software companies with relatively modest growth rates. Our board of directors believes it is highly speculative whether our common stock would ever achieve significant market value because of our size, the lack of liquidity, the increased costs of operating as a public company and the uncertainty regarding our ability to generate significant profitable growth in the near future. The realization that our common stock may never achieve significant market value as a public company is one of the reasons that ultimately caused our board of directors to conclude that we no longer are benefiting from operating as a public company and that it would be in the best interests of TROY and our stockholders for us to be privately held.

        The Merger Agreement and the merger presented us with the opportunity to return to the status of a private company while affording our stockholders, other than Mergerco and the Affiliated Stockholders, the opportunity to liquidate their common stock at a price that represents, without incurring any brokerage commissions:

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  a premium of 111.0% over the closing price on March 20, 2003, the date prior to public announcement of the Prior Merger Proposal;

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  a premium of 13.3% over the closing price on May 26, 2004, the date prior to public announcement of the Merger Agreement;

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  a premium of 12.8%, 8.4% and 4.8% over the average of, respectively, the 30, 60 and 90 trading day closing prices prior to public announcement of the Merger Agreement; and

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  a premium of 20.2% over the average of the 18-month trading day closing prices prior to public announcement of the Merger Agreement.

        In addition, being a private company would relieve us of the significant expenses associated with operating as a public company, eliminate various obligations applicable to a public company, increase management's flexibility to consider and initiate actions geared to modest, long-term growth as opposed to short-term earnings per share, and allow us to elect S corporation status and avoid federal income tax at the corporate level.

        We believe that providing liquidity today to the maximum number of stockholders is in the best interest of TROY and our stockholders and is preferable to attempting to achieve a future share price in excess of $3.06 per share as a publicly traded company for the reasons described above and under "SPECIAL FACTORS—Reasons for the Special Committee's Determination; Fairness of the Merger," "SPECIAL FACTORS—Reasons for the Board of Directors' Determination; Fairness of the Merger" and "SPECIAL FACTORS—Advantages and Disadvantages of the Merger." Our board of directors has determined that the merger is the most expeditious and economical way of providing this liquidity at a fair price and at a price that is significantly higher than that which could be achieved in the open market.

Reasons for the Special Committee's Determination; Fairness of the Merger

        The special committee, which is composed solely of directors who are neither employees of TROY nor affiliates of Mergerco or the Affiliated Stockholders, has unanimously determined that approval and adoption of the Merger Agreement and the merger is advisable and in the best interests of TROY and our stockholders (other than Mergerco and the Affiliated Stockholders) and that the Merger Agreement and the merger are substantively and procedurally fair to, and in the best interests of, our stockholders (other than Mergerco and the Affiliated Stockholders), and recommended that our full board of directors approve and adopt the Merger Agreement and the merger and that our stockholders approve and adopt the Merger Agreement and the merger. The following are the material positive factors the special committee considered in reaching its conclusion:

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  The efforts of the special committee, assisted by BEAR, commencing in April 2004, to evaluate the proposals received from the Affiliated Stockholders.

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  The fact that the Merger Agreement with Mergerco allows the special committee a reasonable opportunity to respond to certain third party alternative proposals, does not include a termination fee (other than an obligation to reimburse Mergerco's transaction expenses under certain circumstances) and requires the holders of a majority of shares of our common stock to approve the merger, and that, subsequent to entering into the Merger Agreement, the special committee has not received any proposal to acquire the shares that are not held by the Affiliated Stockholders.

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  That the consideration of $3.06 per share to be received by our stockholders (other than Mergerco and the Affiliated Stockholders) in the merger would consist entirely of cash, which provides greater assurance of stockholder value and eliminates any uncertainties in valuing the merger consideration to be received by our stockholders.

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  That the cash price of $3.06 per share to be paid in the merger represents:

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  a premium of 111.0% over the closing price on March 20, 2003, the date prior to public announcement of the Prior Merger Proposal;

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  a premium of 13.3% over the closing price on May 26, 2004, the date prior to public announcement of the Merger Agreement;

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  a premium of 12.8%, 8.4% and 4.8% over the average of, respectively, the 30, 60 and 90 trading day closing prices prior to public announcement of the Merger Agreement; and

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  a premium of 20.2% over the average of the 18-month trading day closing prices prior to public announcement of the Merger Agreement.

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  The receipt by Mr. Dirk of a commitment letter from Comerica Bank-California with respect to its commitment to provide financing that would be sufficient to pay the aggregate purchase price in the merger, and the belief that the Affiliated Stockholders have the ability to complete the merger in a timely manner.

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  The delivery to the special committee of a written opinion of BEAR, dated May 24, 2004, stating that the cash merger consideration of $3.06 per share of TROY common stock was fair, from a financial point of view, to TROY's stockholders (other than Mergerco and the Affiliated Stockholders).

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  The significant challenges facing us in continuing to operate as an independent public company, including the significantly increasing compliance costs associated with operating as a public company and the possibility that our common stock could again be delisted from the Nasdaq National Market if we do not satisfy the conditions required by the Nasdaq National Market to maintain our listing, including the requirement that we must have two registered market makers quoting our common stock.

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  Our prospects as an independent, publicly held entity, taking into account our current growth prospects contrasted against the expectations of the public markets for short-term and long-term growth and profitability.

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  The limitations we have suffered and, in the special committee's view, would likely continue to suffer as a public company, including low trading volume, limited institutional sponsorship and diminished research attention from analysts, all of which could adversely affect the trading market and market value of our common stock. The merger will provide our unaffiliated stockholders with immediate liquidity for their shares without the usual transaction costs associated with open market sales.

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  The current and prospective business environment in which we operate, including that the market acceptance for the true "wireless" products of our wireless and connectivity segment has been slower than anticipated, and that our existing print server business still requires significant product support despite it being in a declining market.

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  The terms of the Merger Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations. The special committee concluded that these terms provide a high degree of certainty that the merger can be completed, particularly in light of the Affiliated Stockholders' limited right to terminate the Merger Agreement.

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  That the Merger Agreement, after giving consideration to the requirements and limitations contained therein, allows the special committee a reasonable opportunity to respond to certain third party alternative proposals, and, if a superior proposal were made, to terminate the Merger Agreement and accept the superior proposal up until the time of the stockholder vote on the merger, subject to certain limitations, including the reimbursement of expenses to Mergerco.

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  That negotiations with the Affiliated Stockholders resulted in an increase in the cash price per share that the Affiliated Stockholders were willing to pay in the merger, and that the Affiliated Stockholders agreed to increase the cash price per share to be paid in the merger from $2.76 to $3.06.

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  The ability of stockholders who may not support the merger to obtain "fair value" for their shares if they properly perfect and exercise their appraisal rights under Delaware law. See "SPECIAL FACTORS—Appraisal Rights."

        The special committee also considered the following positive factors, among others, relating to the procedures involved in the negotiation of the merger:

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  Our board of directors established a special committee, comprised solely of directors who are neither employees of ours nor affiliates of the Affiliated Stockholders, to evaluate the Affiliated Stockholders' proposal, negotiate with the Affiliated Stockholders, consider whether the proposed transaction was in the best interest of our stockholders and, if appropriate, recommend the proposed transaction to our full board of directors.

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  The special committee retained BEAR and Self & Bhamre, both of whom are unaffiliated with the Affiliated Stockholders, as the special committee's outside financial and legal advisors, and these advisors reported directly to, and took direction from, the special committee.

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  The special committee instructed BEAR to perform a financial analysis of TROY, following which BEAR delivered to the special committee a written opinion regarding the fairness, from a financial point of view, of the per share cash merger consideration of $3.06.

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  Our stockholders will have the opportunity to approve or disapprove the Merger Agreement and the merger.

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  Our stockholders who do not vote to approve and adopt the Merger Agreement and the merger will have the right to seek an appraisal of their shares in accordance with Delaware law.

        The special committee also considered a variety of risks and other potentially negative factors concerning the merger, including the following:

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  If the merger is not consummated under circumstances further discussed under the heading "THE MERGER AGREEMENT—Fee and Expense Reimbursement Upon Termination," we may be required to reimburse Mergerco for all out-of-pockets fees and expenses, including reasonable legal, accounting and financial advisory fees and expenses.

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  Certain terms and conditions set forth in the Merger Agreement, as required by the Affiliated Stockholders as a prerequisite to entering into the Merger Agreement, prohibit the special committee or our board of directors from soliciting third party bids and accepting, approving or recommending third-party bids except in specified circumstances and upon reimbursement to Mergerco of its out-of-pocket fees and expenses, and these terms could have the effect of discouraging a third party from making a bid to acquire us.

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  The cash consideration to be received by a TROY stockholder will generally be taxable to the stockholder in an amount equal to the excess of $3.06 over the stockholder's tax basis in the stockholder's shares of our common stock.

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  Following the merger, we will be a privately held company, and our stockholders, other than the Affiliated Stockholders, will cease to participate in any of our future earnings growth or benefit from any increase in our enterprise value.

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  The fact that the Affiliated Stockholders hold approximately 67% of our outstanding common stock may have discouraged other parties from becoming bidders.

        After considering these positive and negative factors as well as the advantages and disadvantages of the merger described under the heading "SPECIAL FACTORS—Advantages and Disadvantages of the Merger," the special committee concluded that the positive factors relating to the merger outweighed the negative factors. Because of the variety of factors considered, the special committee did not find it practicable to quantify or otherwise assign relative weights to, and did not make specific assessments of, the specific factors considered in reaching its determination. However, individual members of the special committee may have assigned different weights to various factors. The determination of the special committee was made after consideration of all of the factors taken together as a whole and upon reliance on BEAR's fairness opinion and the special committee adopts BEAR's analyses and conclusions. However, the special committee did not consider net book value or liquidation value to be material to their determination as to the fairness of the merger. As TROY is a going concern, the special committee did not believe the net book value (approximately $2.54 on May 26, 2004) would accurately reflect the value of TROY because it did not take into account goodwill and other intangible assets. Similarly, the special committee believed the liquidation value was an inappropriate measure given TROY is not going out of business or selling off our assets. In such event, using either of these measures would result in a value that was less than the merger consideration. Further, the special committee did not consider TROY's repurchases of our common stock as a relevant factor as TROY had not repurchased a significant number of shares, had not repurchased any shares since the first fiscal quarter of 2004 and the highest purchase price was $2.97, which was less than the merger consideration. The special committee did not consult with our independent public accountants in evaluating our financial condition or projections.

Reasons for the Board of Directors' Determination; Fairness of the Merger

        Our board of directors consists of five directors, three of whom serve on the special committee. In reporting to our board of directors regarding its determination and recommendation, the special committee, with its legal and financial advisors participating, advised the other members of our board of directors of the process which the special committee underwent in the course of reaching its determination that the terms of the Merger Agreement and the merger, including the offer price of $3.06 per share, are advisable and in the best interests of TROY and our stockholders (other than Mergerco and the Affiliated Stockholders) and the Merger Agreement and the merger are substantively and procedurally fair to, and in the best interests of, our stockholders other than Mergerco and the Affiliated Stockholders.

        Our board of directors, based upon the determination and recommendation of the special committee, unanimously determined that the terms of the Merger Agreement and the merger are advisable and in the best interests of TROY and our stockholders (other than Mergerco and the Affiliated Stockholders) and that the Merger Agreement and the merger are substantively and procedurally fair to, and in the best interests of, our stockholders other than Mergerco and the Affiliated Stockholders. Our board of directors considered the following factors in reaching this determination and recommending that our stockholders vote FOR approval and adoption of the Merger Agreement and the merger:

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  the recommendation of the special committee;

  •
  the delivery to the special committee of a written opinion of BEAR, dated May 24, 2004, stating that the cash merger consideration of $3.06 per share of TROY common stock was fair, from a financial point of view, to our stockholders (other than Mergerco and the Affiliated Stockholders);

  •
  the factors referred to above as having been taken into account by the special committee; and

  •
  the procedural factors described below.

        Our board of directors believes that the merger is procedurally fair because, among other things:

  •
  the special committee consisted entirely of independent, non-employee directors appointed by our board of directors to represent solely the interests of our stockholders other than Mergerco and the Affiliated Stockholders;

  •
  the special committee retained and was advised by its own independent financial advisor to assist it in evaluating the Merger Agreement and the merger and provide it with financial advice;

  •
  the special committee retained and was advised by its own independent legal counsel;

  •
  the special committee engaged in extensive negotiations and deliberations in evaluating the Merger Agreement and the merger;

  •
  the merger consideration and the other terms and conditions of the Merger Agreement resulted from active negotiations between the special committee and representatives of Mergerco and the Affiliated Stockholders and resulted in an increase in the price per share offered by the Affiliated Stockholders from $2.76 to $3.06; and

  •
  the ability of the special committee to consider certain superior proposals and terminate the Merger Agreement if they determine that the failure to do so would be a breach of their fiduciary duties under applicable law.

        In view of the foregoing, our board of directors adopted the special committee's determination that the merger is fair to and in the best interest of our stockholders (other than Mergerco and the Affiliated Stockholders). In adopting the special committee's determination, our board of directors believes that sufficient procedural safeguards were present to ensure fairness and to permit the special committee to effectively represent the interests of our stockholders, other than Mergerco and the Affiliated Stockholders and that it was not therefore necessary to appoint an unaffiliated representative to act solely on behalf of our stockholders other than Mergerco and the Affiliated Stockholders.

        In view of the variety of factors considered by our board of directors and the complexity of these matters, our board of directors did not find it practicable to, and it did not, quantify or otherwise attempt to assign relative weights to the factors considered in making its determination, nor did it evaluate whether these factors were of equal importance. In considering the factors described above, individual members of our board of directors may have given different weight to the various factors. Our board of directors did not consider net book value or liquidation value to be material to their determination as to the fairness of the merger. As TROY is a going concern, our board did not believe the net book value (approximately $2.54 on May 26, 2004) would accurately reflect the value of TROY because it did not take into account goodwill and other intangible assets. Similarly, our board believed the liquidation value was an inappropriate measure given we are not going out of business or selling off our assets. In such event, using either of these measures would result in a value that was less than the merger consideration. Further, our board did not consider the repurchases of our common stock as a relevant factor as we had not repurchased a significant number of shares, had not repurchased any shares since the first fiscal quarter of 2004 and the highest purchase price was $2.97, which was less than the merger consideration. Our board of directors did not consult with our independent public accountants in evaluating our financial condition or projections.

Opinion of Financial Advisor to the Special Committee

        The special committee retained BEAR as its financial advisor in connection with its evaluation of the offer by the Affiliated Stockholders to acquire the shares of our common stock that they did not already own and, if appropriate, to render an opinion as to whether the consideration to be received by our stockholders (other than Mergerco and the Affiliated Stockholders) in connection with any transaction was fair to such holders from a financial point of view. The fairness opinion was prepared to assist the special committee in evaluating the terms of the Merger Agreement and the merger. Mr. Holmes, as chairman of the special committee, interviewed three firms with investment banking or valuation experience before presenting Mr. Hans Schroeder, a representative of BEAR, to the special committee. Mr. Schroeder provided the special committee with a non-disclosure agreement, a proposed engagement letter, a qualification statement and a sample valuation report. The special committee retained BEAR following an interview with Mr. Schroeder on April 15, 2004. The special committee chose to retain BEAR based upon BEAR's experience in the valuation of businesses and their securities in connection with going private transactions, recapitalizations and similar transactions. BEAR is a recognized appraisal firm that is actively engaged in providing financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, leveraged buyouts, and business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings and private placements of debt and equity securities. BEAR has no material prior relationship with us or our affiliates.

        The full text of BEAR's opinion, which describes, among other things, the assumptions made, general procedures followed, matters considered, limitations on and qualifications made by BEAR in its review, is attached hereto as Appendix B and is incorporated herein by reference. The summary of the BEAR opinion in this proxy is qualified in its entirety by reference to the full text of the BEAR opinion. You are urged to read BEAR's opinion in its entirety. BEAR also provided the special committee with a report in support of its opinion on May 28, 2004.

        As compensation to BEAR for its services in connection with the merger, we agreed to pay BEAR an aggregate fee of up to $25,000 in addition to BEAR's expenses. No portion of BEAR's fee is contingent upon the successful completion of the merger, any other related transaction, or the conclusions reached in BEAR's opinion. We has also agreed to indemnify and hold harmless BEAR and any employee, agent, officer, director, attorney, stockholders or any person who controls BEAR, against any and all losses in connection with, arising out of, based upon, or in any way related to BEAR's engagement by the special committee.

        In arriving at its fairness opinion, among other things, BEAR did the following:

  1.
  visited our business offices and met with certain members of our senior management to discuss our operations, financial condition, future prospects and projected operations and performance;

  2.
  reviewed a proposed purchase offer letter from Mr. Dirk to the special committee and a draft of the proposed Merger Agreement;

  3.
  reviewed our Proxy Statement on Schedule 14A filed with the SEC on July 3, 2003 related to the Prior Merger Proposal, including an Agreement and Plan of Merger by and between the Company and Dirk, Inc. dated March 20, 2003, as amended;

  4.
  reviewed our Form 10-K for the fiscal year ended November 30, 2003 and our preliminary internal financial statements for the quarter ended February 29, 2004, which our management identified as being the most current financial statements available;

  5.
  made certain adjustments to our historical and projected financial statements to obtain an estimate of our financial condition and outlook on an "as if private" basis and to evaluate the potential financial effects of the proposed merger;

  6.
  reviewed the minutes of our board of directors meetings for the period January 1, 1999 through February 28, 2004;

  7.
  reviewed forecasts and projections prepared by our management with respect to TROY, and our individual segments, for the fiscal years ending 2004 through 2008;

  8.
  reviewed the conditions and outlook for the U.S. economy and the various industry segments in which we operate;

  9.
  reviewed the historical market prices and trading volume for our publicly traded securities;

  10.
  reviewed certain other publicly available financial data for certain companies that were deemed comparable to TROY; and

  11.
  conducted such other studies, analyses and inquiries as were deemed appropriate.

Analyses

        BEAR stated that value is defined as "the present worth of future benefits." Accordingly, BEAR focused on the earnings and cash flow that are expected to be generated by us in the future, as those appear from the vantage point of the "as of" date of the valuation. BEAR also focused on the risks facing our business and the possible effects of those risks on future benefits.

        BEAR considered historical earnings and financial condition because they generally are indicative of the expected future income, although BEAR did indicate that this is not always true. Adjustments are usually necessary to recast the historical financials so that they more fairly represent the likely pattern of future income and financial condition. In this case, BEAR made adjustments to eliminate non-recurring expenses and other expenses that would not be incurred if we were a privately held company.

  Adjustments made to the income statement:

        BEAR made certain adjustments in each year to arrive at EBITDA earnings. These adjustments were for the purpose of eliminating non-recurring or non-operating expenses that would have understated TROY's sustainable earnings, including:

  1.
  The expenses associated with the Prior Merger Proposal because they were not part of normal operations. An accounting analysis of these expenses was obtained from TROY's management.

  2.
  An estimate of the average expenses associated with being a public company over the past five years, assuming no unusual expenses, that could be eliminated if the merger is successful. This was estimated from the expenses reported in TROY's Form 10-K for the fiscal year ended November 30, 2003 and confirmed by TROY's management.

  3.
  A non-recurring inventory writedown in fiscal year 2002.

  4.
  A non-recurring impairment writedown in fiscal year 2001.

  5.
  The expenses associated with defending a stockholder lawsuit during fiscal year 2003 because they were not part of normal operations. An accounting analysis of these expenses was obtained from TROY's management.

        The following table quantifies the adjustments made to the income statement:

($ in 000's)	Nov-99	Nov-2000	Nov-2001	Nov-2002	Nov-2003
Reported Earnings before Tax	9,042	3,559	(9,748)	(4,857)	1,659

Depreciation	758	662	778	863	685
Amortization	415	1,018	1,281	1,271	386
Interest expense	234	19	138	34	10
Go private effort	0	0	0	0	1,543
Expense of being public	200	200	200	200	200
Inventory writedown	0	0	0	1,878	0
Impairment writedown	0	0	5,634	0	0
Legal defense S/H suit	0	0	0	0	250

Net adjustment	1,607	1,899	8,031	4,246	3,074

Adjusted EBITDA Earnings	10,649	5,458	(1,717)	(611)	4,733

        The adjustments had the effect of increasing earnings for valuation purposes by amounts ranging from $1.607 million in fiscal year 1999 to $8.031 million in fiscal year 2001. The result of these adjustments was that earnings used in the valuation were substantially greater than those reported in TROY's Forms 10-K for the fiscal years ended November 30, 1999 through 2003.

  Adjustments to the Balance Sheet:

        The reported Book Value, otherwise known as Net Worth, was reduced by the amount of intangible assets remaining on TROY's books as of November 20, 2003. This adjustment was made so as to arrive at Tangible Net Worth. The result of the valuation analysis is to arrive at a new value for the equity of the business, from which a new determination of intangible value can be made by subtracting Tangible Net Worth from the enterprise value of equity.

        The following table quantifies the adjustments made to the balance sheet:

	Nov-2000	Nov-2001	Nov-2002	Nov-2003
Book Value	35,615	28,732	25,626	26,659
Remove Intangible Assets	(7,530)	(2,469)	(1,243)	(814)

Tangible Book Value	28,085	26,263	24,383	25,845

        BEAR also reviewed, analyzed and interpreted both internal and external factors that influence our value. These internal factors included our financial condition, results of operations and the size and marketability of the interest being valued. In addition, the external factors included, among other things, the status of the industry and our position relative to others in the industry.

        In particular, BEAR relied primarily on market transactions involving businesses similar to TROY, with special attention to our current and anticipated cash flow. After the value was determined, BEAR performed a "Cash Flow Coverage" calculation, to determine if a leveraged purchase of our business at that price could realistically be supported by our cash flow.

        Because it is often difficult or impossible to find market transactions or public companies that are strictly comparable to the business under consideration, BEAR generally collects market data that provides the best available evidence, and uses that as a starting point for the analysis of market pricing patterns. Revenue Ruling 59-60 advocates use of public companies that are the same as or similar to the subject company where "similar" has been interpreted to allow wide latitude in guideline company selection. For example, in "Estate of Gallo v Commissioner," there were no good public winemaker comparables, so experts on both sides used brewers, distillers, soft drink bottlers, and brand-name recognition consumer food packagers. The object is to find companies that have similar risk characteristics, similar modes of operation, similar financial structure, and similar size and profitability, to the greatest extent possible.

        BEAR analyzed our historical income statements for the years ended November 30, 1999 through 2003, and balance sheets for the periods November 30, 2000 through 2003. BEAR also reviewed our internally prepared financial statements for the first quarter of fiscal 2004 ended February 29, 2004, and our Form 10-Q for the corresponding period one year earlier. BEAR made several adjustments to the income statements to eliminate non-recurring and non-operating expenses and calculate adjusted, normalized income statements for each year. Fiscal years 2001 and 2002 were considered not representative of our sustainable financial performance and were excluded from further analysis. Fiscal year 1999 was exceptionally strong, and was also excluded from further analysis by BEAR.

        BEAR performed an extensive analysis of the investment risks in TROY, including consideration of such factors as how well we are established in our industry, our proprietary position with respect to technology employed in our business, industry stability, customer concentration, management depth, and numerous other factors. Further, BEAR performed an analysis of our financial condition, including a comparison of TROY and our peers with regard to such factors as return on sales, return on equity, debt in relation to equity, net worth in relation to sales, current assets in relation to current liabilities, our Altman Z-Score, and numerous other factors. From this analysis, BEAR concluded that the risk in our business was moderate compared to our peers, and our financial condition was very good, although profitability was slightly below the industry norm and we had a recent history of operating losses. The following table summarizes some of the key ratios considered in the financial risk analysis:

		Industry Rates(1)
(Ratios based on adjusted statements)	Company Nov-2003				Risk Level
		LoQtile	Med	HiQtile
Revenue Growth Rates (BEAR)	-0.7%	1.5%	3.0%	4.5%	High
Adjusted Return on Sales(2)	8.9%	7.1%	11.7%	16.3%	Med
SDCF/Revenue(2)	9.4%	7.9%	12.6%	17.4%	Med
Return on Invested Capital(3)	18.6%	10.0%	12.8%	21.0%	Med
Net Cash Return on Equity	-8.0%	4.5%	17.6%	30.0%	High
Gross Profit Margin	39.6%	18.8%	37.6%	68.8%	Med
Current Ratio	3.3	1.1	1.9	4.3	Med
Quick Ratio	2.2	0.6	0.9	2.9	Med
Debt/Equity Ratio	0.0	0.3	1.1	6.3	Low
Interest Coverage	474.3	(9.9)	2.1	11.5	Low
Net Worth/Sales	0.466	0.197	0.323	0.452	Low
Sales/Total Assets	1.7	1.0	1.4	2.3	Med
Sales/Working Capital	3.0	2.5	5.1	43.4	Med
Days Receivable	54.3	40.6	52.1	67.6	Med
Days Inventory	51.4	41.0	68.9	110.6	Med
Days Payable	22.8	26.6	43.5	64.0	Low
Z-Score	15.7	1.81		2.99	Low

Industry Sources:

(1)
Unless otherwise noted, industry ratios are from RMA (Risk Management Association)

(2)
Combined Market Data

(3)
Public Companies and RMA

        BEAR reviewed our projected income and cash flow for the fiscal years 2004 through 2008, and projected EBITDA earnings. In addition, BEAR calculated the Net After Tax Cash Flow to Equity, after adjusting for anticipated capital spending, changes in working capital, and changes in corporate borrowings.

        BEAR obtained market pricing information from several sources, including several private transaction databases and publicly traded company information. The sources of the information were:

  •
  S & P's Compustat database of public company financial and stock price information;

  •
  Pratts Stats, a database of private company sales transactions;

  •
  Done Deals, a database from The M&A Group, describing sales of closely held companies with sales prices typically in the range of $1 million to $100 million; and

  •
  Mergerstat, a database of larger market transactions, primarily publicly reported, which includes an analysis of control premiums reported in each transaction.

        BEAR considered several hundred private market transactions and public companies from the universe of companies engaged in similar lines of business. Transactions were chosen by BEAR for this purpose using the most closely comparable data available, based on descriptions of their business activities, and their size, general industry group, and profitability. In general, an attempt was made by BEAR to find market data that provided the best available evidence and BEAR used that as a starting point for the analysis of market pricing patterns.

        In this case, because we are now profitable but of modest size, BEAR eliminated from consideration those potential guideline companies that were (a) very large relative to TROY, (b) not profitable, or (c) which had negative net worth. Further, BEAR eliminated those companies for which the market pricing multipliers or earnings margins were "outliers" in that they were greatly different than the others or very far from the median. In this process, BEAR eliminated many companies that in some ways are similar to us but were deemed unsuitable for comparison purposes. For example, BEAR excluded Checkfree Corp, our primary competitor in the ACH marketplace, because it had losses of $11.5 million on revenues of $590 million and Shareholder's Equity of $1.3 billion. Checkfree Corp's revenue was far greater than ours, it was losing money while we are profitable, and its capital reserves in relation to its revenue are far greater than ours. Accordingly, BEAR found Checkfree Corp was not financially similar to us although engaged in a related line of business. After this selection process, BEAR included data from eight public companies with revenues ranging from $21 million to $725 million, and included data from 23 private transactions, with revenues ranging from $4 million to $600 million.

        BEAR analyzed the data from these various sources, which resulted in determination of earnings capitalization rates, earnings and cash flow discount rates, price/sales multipliers, and goodwill multipliers that were then applied to the historical earnings and revenues, and the projected earnings and cash flow. BEAR used this data as the source of the industry peer data used in the financial risk analysis.

Determinations of Equity Value and Resulting Per Share Value

        BEAR used seven valuation methods, each of which provided a different perspective on the value of our business, all with approximately the same degree of confidence. The results of all the methods were in reasonable agreement, with the indicated equity values for the various methods summarized in the following table:

  Summary of Methods Used

Values in $000s, except per share		Indicated Equity Value	Indicated Value per Share
1	Capitalization of Weighted Earnings	$35,960
2	Capitalization of Dividend Capacity	30,830
3	Discounted Future Earnings	32,390
4	Discounted Cash Flow	27,480
5	Capitalization of Gross Revenues	31,510
6	Goodwill/Seller's Discretionary Cash	32,380
7	Goodwill/Revenue	35,840

	Range of Values
	Low	$27,480	$2.58
	High	35,960	$3.38
	Average	32,340	$3.04
	Median	32,380	$3.04

        BEAR's analysis indicated values for TROY ranging from a low of $27.48 million to a high of $35.96 million. These values correspond to a range of $2.58 per share to $3.38 per share, and BEAR selected $3.04 per share as the most reasonable resulting value, representing a Fair Value for our equity of $32.34 million. No adjustments were made for minority interest or lack of marketability.

        As a final step in the analysis, BEAR considered whether a purchase of Troy in its entirety would be feasible at the indicated value. BEAR noted that at a price of $32.34 million, assuming a leveraged buyout with 10% down, 10 years to pay, and an interest rate of 1.5 over the long term corporate bond rate, we do not generate enough cash flow to make the required payments. However, BEAR did determine that at 15 years to pay, the cash flow is sufficient to support an acquisition at $32.34 million. BEAR interpreted this finding to mean that a value above $32.34 million for the entire equity of TROY could not realistically be concluded, given the uncertainties facing our business.

        For the approximately 33% of the equity that is to be acquired, however, BEAR concluded that we had sufficient cash resources and borrowing power to safely complete the acquisition without unduly impairing our ability to conduct normal business operations, at a purchase price of $3.04 per share.

  Detail of Methods Used

        The following is a more detailed explanation of the valuation methods used by BEAR. BEAR's approach recognized that each of the valuation methods provided useful perspectives on value; however no single method was significantly more or less reliable than any other. Further, no single valuation method provided sufficient information and insight to be relied upon alone. Taken together, however, they provided a coherent, consistent measure of the enterprise value of TROY as a going concern.

  Capitalization of Weighted Earnings

        This method provides an estimate of the enterprise value of a company based upon its normalized earnings. A single number for earnings is determined, which is intended to reflect the sustainable earning capacity of a company that would be available to a willing buyer. This estimate of sustainable earnings is then divided by the rate of return that a willing buyer would be expected to require in view of the risks facing the company.

        In our case, BEAR used our historical earnings in fiscal year 2003 and fiscal year 2000 as the basis for estimating sustainable earnings. The earnings in fiscal year 2001 and fiscal year 2002 were greatly distorted by the effects of TROY's unsuccessful attempt to restructure itself as a fast-growing high tech company. The losses incurred in those years were not likely to recur and including them in the analysis would have severely understated TROY's earnings capacity. Because it was more recent and reflected changes and improvements made in the operations of the business, fiscal year 2003 was given the most weight in this calculation. However, fiscal year 2000 was more profitable, and it appeared possible that TROY could regain that higher level of profitability in the near future. TROY's level of profitability in fiscal year 1999 was unusually high and was deemed unlikely to be reached again in the near future.

        The required rate of return is usually, and in our case was, estimated by referring to rates of return to investors implied by various transactions in the private market and in the trading prices of similar companies in the public market. In this case, the risk of TROY was moderate as compared with other companies in the industry, and a mid-range capitalization rate was determined based on an analysis of eight public companies, 16 private company acquisitions, and seven public company acquisitions. The selection of these companies and transactions and the derivation of the multipliers, capitalization rates and discount rates drawn from them is discussed extensively in BEAR's valuation report (the "Report"). The capitalization rate used here was derived to represent a marketable, controlling interest, so no control premium was required.

        In our case, the earnings used were Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"). If there had been interest-bearing debt, the amount of interest-bearing debt would need to have been subtracted from the capitalized EBITDA to determine the equity value. In our case, since there was no interest-bearing debt, this capitalized EBITDA resulted in the value of equity, or enterprise value.

        Because TROY had a substantial amount of net worth and working capital above the normal levels required to operate a business in its industry, and because this element of value is not reflected in the capitalization earnings, BEAR added the estimated amount of net worth above the normal requirement to the value obtained from capitalizing the earnings.

        The amount of normal net worth was calculated using measures of net worth in relation to sales from the selected eight public companies and from Risk Management Association ("RMA"). The low quartile measure from the public companies indicated net worth was 45% of sales and at the median it was 55% of sales. The data from RMA indicated a median of 32%. Because of TROY's transitional status and uncertain future, a ratio of .40 was used as our norm and net worth above this level was treated as surplus.

        This method indicated a value per share of $3.38. As discussed, this value was not considered more or less reliable than the values indicated by any of the other methods.

        Although no range was calculated for this method, the result was within 11% of the selected value of $3.04, and was the highest of all of the methods. BEAR believed that this method and results obtained should be interpreted in light of the results obtained from the other methods used by BEAR.

  Capitalization of Dividend Capacity

        This method assumes that an investor would determine the value of an investment in a company based on the amount of dividends that a company could pay out if management were so inclined. In our case, a rough estimate of TROY's dividend capacity was obtained by providing for taxes and a reserve for reinvestment. The remainder was a rough measure of cash flow available for dividends. This was capitalized by an appropriate capitalization rate that was derived from the EBITDA capitalization rate as shown in the Report. The capitalization rate used was for a marketable, controlling interest, and no control premium was therefore required.

        Because TROY had a substantial amount of net worth and working capital above the normal levels required to operate a business in our industry, BEAR added the estimated amount of net worth above the normal requirement to the value obtained from capitalizing the dividend capacity.

        This method indicated a value per share of $2.90. As discussed, this value was not considered more or less reliable than the values indicated by any of the other methods.

        Although no range was calculated for this method, the result was within 10% of the selected value of $3.04, and was the second lowest of all the methods. BEAR believed that this method, and results obtained should be interpreted in light of the results obtained from the other methods used by BEAR.

  Discounted Future Earnings

        This method relies upon projections of future earnings, and upon the determination of an appropriate capitalization rate and a discount rate that representes the ongoing rate of return that an investor in a company would require.

        In our case, BEAR used TROY's projections of future EBITDA earnings for the next five years. These were extrapolated by BEAR for an additional five years. The discount rate used was determined by adding the expected long term growth rate for our industry (3%) to the EBITDA capitalization rate used in the Capitalized Weighted Earnings method, in accordance with the widely accepted view that the discount rate should equal the capitalization rate plus the long term growth rate. The terminal value in the 10th year was calculated using the Gordon Growth Model, and the net present value of the 10 year earnings stream was calculated including the terminal value. The discount and capitalization rates used reflected a marketable, controlling interest, and did not require a control premium adjustment.

        As with the Capitalization of Weighted Earnings and the Dividend Capacity methods, BEAR added the estimated amount of net worth above the normal requirement to the value obtained from capitalizing the earnings.

        This method indicated a value per share of $3.04. As discussed, this value was not considered more or less reliable than the values indicated by any of the other methods.

        Although no range was calculated for this method, the result was equal to the selected value of $3.04. BEAR believed that this method and results obtained should be interpreted in light of the results obtained from the other methods used by BEAR.

  Discounted Cash Flow

        This method is very similar to the Discounted Future Earnings method, but the projection of Net Cash Flow to Equity is substantially more thorough in its treatment of earnings and balance sheet changes. In particular, it allows for changes in working capital, capital spending, taxes, and borrowing, all of which influence the cash flow that would ultimately be available to a willing buyer. TROY's five year projections provided the basis for this analysis, which was extrapolated by BEAR for an additional five years. BEAR adjusted TROY's projected cash flow upward to recognize potential additional income from our cash reserves.

        The discount rate used was derived from the Capital Asset Pricing Model, using data from Ibbotson Associates, the Federal Reserve, and the selected public companies. The risk free rate of return was taken from the Federal Reserve website. The Large Stock Total Returns, the 20 Year Government Bond Rate Income Returns, and the Small Stock Premium were derived from Ibbotson Associates' Stocks Bonds Bills and Inflation yearbook, 2003 Valuation Edition. BEAR used the last 20 years of returns in each category to estimate rates that were more current than the 78 year averages used by many appraisers. Betas were taken from the public companies selected as guideline companies, as extensively described in the Report. The discount rate and capitalization rate used was derived from public stocks that were marketable, minority interests, and so a premium for control was required in this method.

        As with the other methods, BEAR added the estimated amount of net worth above the normal requirement to the value obtained from capitalizing the earnings.

        This method indicated a value per share of $2.58. As discussed, this value was not considered more or less reliable than the values indicated by any of the other methods.

        Although no range was calculated for this method, the result was within 16% of the selected value of $3.04, but was the lowest of all the methods. BEAR believed that this method and results obtained should be interpreted in light of the results obtained from the other methods used by BEAR.

  Capitalization of Gross Revenues

        This method relies on the level of sales that a company generates as the basis for its value. A measure of sustainable revenue was calculated and multiplied by a price/revenue multiplier derived from the same set of companies that was used to derive the EBITDA capitalization rate.

        BEAR's studies of market value drivers indicated that revenue is frequently a better measure of value than EBITDA for high tech companies, as measured by the correlation between market value and revenue as opposed to the correlation between the market value of invested capital and EBITDA. This was true in the case of TROY.

        BEAR again added the estimated amount of net worth above the normal requirement to the value obtained from capitalizing the revenue.

        This method indicated a value per share of $2.96. As discussed, this value was not considered more or less reliable than the values indicated by any of the other methods.

        Although no range was calculated for this method, the result was within 10% of the selected value of $3.04, but was among the lower of the methods. BEAR believed that this method and results obtained should be interpreted in light of the results obtained from the other methods used by BEAR.

  Goodwill/Seller's Discretionary Cash

        This method is based on the observation that goodwill is often correlated with a measure of earnings called Seller's Discretionary Cash Flow ("SDCF"). SDCF is simply EBITDA plus one owner's compensation, and represents the total amount of income that would be available to a single owner of the business, including both the earnings of the business and the owner's personal compensation. It provides a means of directly estimating goodwill, which can then be combined with adjusted net worth to arrive at enterprise value. One important advantage of this method is that it explicitly recognizes the level of net worth in the business, and so no adjustment for excess or deficient assets is required.

        The earnings used in this method were calculated in the same manner as the EBITDA earnings used above, relying mostly on results from fiscal year 2003 and also from fiscal year 2000.

        The multiplier used in this method was derived from the same data set used to derive the capitalization rate for EBITDA. The level of goodwill, and the ratio of goodwill/SDCF, was calculated for each company in the market data set, where possible.

        This method indicated a value per share of $3.04. As discussed, this value was not considered more or less reliable than the values indicated by any of the other methods.

        Although no range was calculated for this method, the result was equal to the selected value of $3.04. BEAR believed that this method and results obtained should be interpreted in light of the results obtained from the other methods used by BEAR.

  Goodwill/Revenue

        This method is based on the observation that goodwill is often correlated with revenue. It provides a means of directly estimating goodwill, which can then be combined with adjusted net worth to arrive at enterprise value. One important advantage of this method is that it explicitly recognizes the level of net worth in the business, and so no adjustment for excess or deficient assets is required.

        The earnings used in this method were calculated in the same manner as the EBITDA earnings used above, relying mostly on results from fiscal year 2003 and also from fiscal year 2000.

        The multiplier used in this method was derived from the same data set used to derive the capitalization rate for EBITDA and the goodwill/SDCF multiplier. The level of goodwill, and the ratio of goodwill/revenue was calculated for each company in the market data set, where possible.

        This method indicated a value per share of $3.37. As discussed, this value was not considered more or less reliable than the values indicated by any of the other methods.

        Although no range was calculated for this method, the result was within 11% of the selected value of $3.04, but was the second highest of all the methods. BEAR believed that this method and results obtained should be interpreted in light of the results obtained from the other methods used by BEAR.

  Statistical Analysis of Methods Used

        The multipliers and capitalization rates used in the valuation methods were developed from analyses of market prices of public companies, acquisitions of closely held companies, and acquisitions of public companies. The process is described in detail in the Report beginning with page 59 and through the end of the Report. This data is also summarized on pages 33-36 of the Report.

        The exception to this market driven approach is the Capital Asset Pricing Model ("CAPM") analysis used in deriving the capitalization rates and discount rates for the Discounted Future Cash Flow method.

        The public companies used were selected based on a search of the Disclosure Inc Compact D and the Standard & Poors Computstat database. Companies engaged in similar lines of business were located based on SIC codes, NAICS codes, and written descriptions of their business activities. Because

TROY is profitable, BEAR eliminated from consideration those companies that were not profitable, or which had negative net worth. Further, BEAR eliminated those for which the market pricing multipliers or earnings margins were "outliers" in that they differed greatly from the others, or were very far from the median. In this process, several public companies were eliminated that in some ways were similar to TROY.

        Private companies were selected based on a similar search of the M&A Network Done Deals database, Pratts Stats transaction database, and the Mergerstat database. This resulted in 23 transactions being chosen. For each set of data (i.e., Pratts Stats), standard ratios were calculated, both for (i) operating parameters, such as return on sales, debt/equity, and net worth/sales, and (ii) value multipliers, such as price/sales and EBITDA capitalization rates, etc. Ratios calculated were in some cases limited by the available data. Done Deals, for example, does not provide enough information to calculate EBITDA, although ratios involving revenue and net worth can be determined.

        Market data from a single source frequently represents just a fraction of the market data that is available from other sources. Ideally, all of the available data from all sources could be combined into a coherent, unified analysis that takes all of the available data into consideration. In order to combine the data from these various sources, BEAR made various assumptions and estimated unreported data using industry ratios. The public company data was adjusted from a freely marketable, minority interest basis to a nonmarketable, controlling interest basis, so that it could be combined with data from the private transactions. Similarly, BEAR converted Done Deals after tax income to pretax income by applying an estimated normal tax rate. However, since depreciation and interest were not reported by Done Deals, it was not possible to estimate EBITDA for that source. Because of the number of assumptions required, BEAR did not include Done Deals data in analyses that call for EBITDA multipliers, capitalization rates, or earnings ratios. The analysis combined the available data to test six different measures of value against several different hypothesized drivers of market value. The market value drivers used were (i) revenue, (ii) EBT return on sales, and (iii) EBITDA return on sales. The measures of value used were (i) price/revenue, (ii) price/net worth, (iii) EBT capitalization rate, (iv) goodwill/revenue, (v) EBITDA capitalization rate and (vi) goodwill/SDCF.

        For example, the following graph shows where TROY falls along the spectrum of EBITDA return on sales in the universe of selected guideline companies and transactions (horizontal axis). As indicated in the graph, TROY falls toward the lower end of the spectrum, with an EBITDA/revenue of approximately 8.9%, as delineated by the vertical black line.

        The vertical axis shows the EBITDA capitalization rate (EBITDA/market value of invested capital). It can be seen that companies with higher return on sales (toward the right of the graph) tend to have higher capitalization rates (toward the upper end of the vertical scale). The middle sloping line rising from left to right is the regression line showing the regression between the EBITDA capitalization rate and return on sales. This graph indicates that at the point where TROY's position intersects the regression line, TROY's indicated capitalization rate would be 11.1%. This graph appears after page 71 of the Report.

        Another graph showing a similar relationship between the EBITDA capitalization rate and revenue indicated that TROY's capitalization rate should be approximately 12.9%. An average of the two indicated that TROY's nominal capitalization rate should be about 12.0%, as shown in the top section of the table on page 35 of the Report.

        The graph also shows a line below the regression line and one above it. These represent the high and low quartiles of the data. The points at which the vertical line representing TROY intersect with the lower and upper lines give the low quartile and upper quartile figures shown on page 35 of the Report, namely 6.8% and 17.1%. This data indicated that the market capitalization rate for TROY was highly likely to fall within the range 6.8% to 17.1%, with a midpoint of 12.0%. BEAR selected a capitalization rate for TROY of 15%, which was slightly higher than the midpoint capitalization rate from the market data. If TROY had a history of regular profitability and steady management and an established product in a rising market, the selected capitalization rate would have been 12% or lower. The increment of 3% over the midpoint 12% is called the "specific company risk" adjustment, and was subjectively determined. Because we have recently returned to profitability, the specific company risk adjustment was limited to 3%, although the market data suggests that it could have been as much as 5-6% and still fall within the 75th percentile of the market data.

        A similar analysis was performed for each of the market multipliers used in the Report (e.g. Price/Revenue multiplier). Each multiplier can be found in the corresponding graphs and the tables that accompany them at the very end of the Report following page 71. BEAR adjusted the starting multipliers for our profitability as compared to the industry, by comparing our return on sales to the industry quartiles. Because TROY's profitability, after the adjustments, was considerably below the industry, the multipliers used were adjusted to be considerably below the mid range multipliers. The starting value for each multiplier was based on an interpolation involving the indicated range of multipliers and our profitability relative to the market data. For example, the price/revenue multipliers from the market data were .49, .97, and 1.46 (page 35 of the Report). Our SDCF/revenue was 9.4% (page 22 of the Report). The industry low, mid, and high quartile SDCF/revenue were 7.9%, 12.6%, and 17.4%. Our SDCF/revenue were between the low quartile and mid-range value for the industry. Interpolating the price/revenue multipliers based on TROY's SDCF/revenue was calculated as follows:

(9.4 - 7.9) / (12.6 - 7.9) × (.97 - .49) + .49 = .64

  This is (a) the product of (i)(1) TROY's return on sales less the industry low quartile return on sales divided by (2) the industry mid-range return on sales less the industry low quartile return on sales and (ii) the market data mid-range price/revenue multiplier less the low quartile price/revenue multiplier plus (b) the low quartile multiplier.

        This was the starting point for the price/sales multiplier as shown on page 35 of the Report, which was then further adjusted in proportion to the specific company risk adjustment used for the EBITDA capitalization rate. A similar process was performed on each of the other two multipliers.

        At the end of the analyses, all of the methods taken together clustered around the $3.04 per share value. No single method was significantly more or less reliable than any other, but when taken together, they provided a strong indication of value.

        One final check on value, namely the Cash Flow Coverage on page 48 of the Report, was performed. This analysis confirms whether a sale of TROY in a leveraged buyout ("LBO") at the net value could be justified by our cash flow, assuming that the LBO was undertaken on realistic terms. BEAR's analysis considered whether the value was realistic from the point of view of a willing buyer. The value determined in the Report was very near the upper limit imposed by the realities of LBO financing. The loan term used was 15 years, with an interest rate of 8.3%, and with these terms, the loan/cash flow ratio was far above what a typical commercial bank would consider. Under more typical terms of 10 years and 7% interest, the remaining cash flow return after debt service is negative, and the loan/cash flow ratio is over nine.

        Based on this analysis, it would be difficult to obtain bank financing to purchase TROY in its entirety at $3.04 per share. A loan instrument that might be used in this purchase would be far into the junk bond range, and therefore a value significantly higher than $3.04 would not be realistic for a typical financial buyer.

        The value of a minority interest should not be higher than its pro rata share of the enterprise value of the business. However, given that a relatively small percentage of TROY was proposed to be acquired, the cash flow was considered more than adequate for the purchase of approximately 3.5 million shares without deleterious effects on the operations of TROY.

Determination of Fairness

        After determining our equity value, BEAR noted that the merger consideration of $3.06 per share is within the range of the indications of value that are the result of BEAR's analyses.

Conclusion

        BEAR delivered to the special committee a written opinion, dated May 24, 2004, stating that as of that date, and based on and subject to the assumptions made, matters considered, limitations on and qualifications made by BEAR in its review, the per share merger consideration of $3.06 cash to be received by the stockholders of TROY (other than Mergerco and the Affiliated Stockholders) is fair to such holders, from a financial point of view.

        As a matter of course, we do not publicly disclose forward-looking financial information. Nevertheless, in connection with its review, BEAR considered financial projections. These financial projections were prepared by our management. The financial projections were prepared under market conditions as they existed as of April 2004, and management does not intend to provide BEAR with any updated or revised financial projections in connection with the merger, although we verbally indicated on May 26, 2004 to BEAR that no material changes had occurred since our financial projections had been originally provided to BEAR. The financial projections do not take into account any circumstances or events occurring after the date they were prepared. In addition, factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to our business, financial condition or results of operation, may cause the financial projections or the underlying assumptions to be inaccurate. As a result, the financial projections should not be relied upon as necessarily indicative of future results.

        In arriving at its fairness opinion, BEAR reviewed key economic and market indicators, including, but not limited to, growth in the U.S. Gross Domestic Product, inflation rates, interest rates, consumer spending levels, manufacturing productivity levels, unemployment rates and general stock market performance. BEAR's opinion is based on its analysis of our operations and financial history and condition, our management, product lines, markets, competition, employees, facilities, and other aspects of our operating business, our historical stock prices and our stock price as of May 24, 2004, and on business, economic, market and other conditions as they existed as of May 24, 2004, and on our financial projections provided to BEAR. In rendering its opinion, BEAR relied upon and assumed, without independent verification, that the accuracy and completeness of the financial and other information provided to BEAR by our management, including the financial projections, was reasonably prepared and reflects the best currently available estimates of our financial results and condition; that no material changes have occurred in the information reviewed between the date the information was provided and the date of the BEAR opinion; and that there were no facts or information regarding us that would cause the information supplied by BEAR to be incomplete or misleading in any material respect. BEAR did not independently verify the accuracy or completeness of the information supplied to it with respect to us and does not assume responsibility for it. BEAR did not make any independent appraisal of our specific properties or assets.

        BEAR was not asked to opine and does not express any opinion as to: (i) the tax or legal consequences of the merger; (ii) the net realizable value of our common stock or the prices at which our common stock may trade; and (iii) the fairness of any aspect of the merger not expressly addressed in its fairness opinion.

        The BEAR opinion does not address the underlying business decision to effect the merger or the special committee's and board's decision to recommend the merger; nor does it constitute a recommendation to any stockholder regarding their participation in the merger and whether they should vote in favor of the merger. BEAR has no obligation to update the BEAR opinion. BEAR did not, and was not requested by the special committee, us or any other person to make any recommendations as to the form or amount of consideration in connection with the merger. Furthermore, BEAR has not negotiated any portion of the merger agreement or the merger or advised the special committee or our board of directors with respect to alternatives to the merger.

        The summary set forth above describes the material points of more detailed analyses performed by BEAR in arriving at its fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, BEAR made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, BEAR believes that its analyses and summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete and/or inaccurate view of the processes underlying the analyses set forth in BEAR's fairness opinion. In its analyses, BEAR made numerous assumptions with respect to us, the transaction, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of our businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. BEAR did consider net book value but it did not explicitly use this value or consider the liquidation value as these values were not deemed material to its determination as to the fairness of the merger. As TROY is a going concern, BEAR did not believe the net book value (approximately $2.54 on May 26, 2004) would accurately reflect the value of TROY because it did not take into account goodwill and other intangible assets. Similarly, BEAR believed that liquidation value was an inappropriate measure given we are not going out of business or selling off our assets. In such event, using either of these measures would have resulted in a value that was less than the merger consideration. Further, BEAR did not consider the repurchases of our common stock as a relevant factor as we had not repurchased a significant number of shares, had not repurchased any shares since the first fiscal quarter of 2004 and the highest purchase price was $2.97, which was less than the merger consideration.

Purpose and Reasons of Mergerco and the Affiliated Stockholders for the Merger

        The purpose of the Merger Agreement and the merger for Mergerco and the Affiliated Stockholders is to allow the Affiliated Stockholders to acquire ownership of all of our outstanding equity. The merger will allow them to participate in 100% of our future earnings and growth once the common stock ceases to be publicly traded. Public company status imposes a number of limitations on us and our management in conducting operations. The merger will allow the Affiliated Stockholders greater operating flexibility and will allow management to concentrate on long-term growth rather than the short-term, quarter-to-quarter performance often emphasized by the public markets. The merger will also enable the Affiliated Stockholders to use in our operations those funds that would otherwise be expended in complying with requirements applicable to public companies.

Mergerco and Affiliated Stockholders' Position as to Fairness of the Merger

        The rules of the Securities and Exchange Commission require Mergerco and the Affiliated Stockholders to express their belief as to the fairness of the merger to our stockholders other than Mergerco and the Affiliated Stockholders. The Affiliated Stockholders were not members of the special committee and therefore did not participate in the deliberations of the special committee. In addition, the Affiliated Stockholders did not seek or receive, from BEAR or any other source, a fairness opinion. However, Patrick J. Dirk and Brian P. Dirk, as directors of TROY, did participate in the deliberations of our board of directors. As a result, the Affiliated Stockholders considered the factors described above under the heading "SPECIAL FACTORS—Reasons for the Board of Directors' Determination; Fairness of the Merger," including the factors regarding the substantive and procedure fairness of the merger. Based on their beliefs regarding these factors and the reasonableness of the conclusions and analysis of the special committee and the board of directors, Mergerco and the Affiliated Stockholders adopted the conclusions and analysis of the special committee and the board of directors and believe that the merger is fair to our stockholders other than Mergerco and the Affiliated Stockholders. Mergerco and the Affiliated Stockholders have formed this belief even though our board of directors did not appoint an unaffiliated representative to act solely on behalf of our stockholders other than Mergerco and the Affiliated Stockholders. This belief, however, should not be construed as a recommendation to such stockholders as to how they should vote on the merger.

        Because of the variety of factors considered, Mergerco and the Affiliated Stockholders did not find it practicable to quantify or otherwise assign weights to, and did not make specific assessments of, the specific factors considered in reaching their determination. This determination was made after consideration of all the factors considered as a whole. As TROY is a going concern, Mergerco and the Affiliated Stockholders did not believe the net book value (approximately $2.54 on May 26, 2004) would accurately reflect the value of TROY because it did not take into account goodwill and other intangible assets. Similarly, Mergerco and the Affiliated Stockholders believed the liquidation value was an inappropriate measure given TROY is not going out of business or selling off our assets. In such event, using either of these measures would result in a value that was less than the merger consideration. Further, Mergerco and the Affiliated Stockholders did not consider TROY's repurchases of our common stock as a relevant factor as TROY had not repurchased a significant number of shares, had not repurchased any shares since the first fiscal quarter of 2004 and the highest purchase price was $2.97, which was less than the merger consideration.

Advantages and Disadvantages of the Merger

        The merger will present certain potential advantages and disadvantages to Mergerco, the Affiliated Stockholders and our stockholders other than Mergerco and the Affiliated Stockholders.

Mergerco and the Affiliated Stockholders

        If the merger is consummated, the possible advantages to Mergerco and the Affiliated Stockholders include the following:

  •
  Information concerning us and our operations, financial results and directors and officers will no longer be available to competitors.

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  Our management will be able to focus on our operations and will not be required to spend considerable time and resources preparing the information regarding financial results and other matters that is required to be reported to the public and the Securities and Exchange Commission.

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  The administrative, legal, accounting and other costs and fees, as well as the potential liability, associated with operating as a public company will be eliminated.

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  The Affiliated Stockholders will be the sole beneficiaries of any future earnings or increase in enterprise value, including our tax credit carry-forwards of $1.3 million.

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  As the Affiliated Stockholders will not receive the merger consideration, the merger will not be a taxable transaction to them for federal income tax purposes.

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  Our management will be able to focus on long-term growth as opposed to short-term earnings per share.

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  We will be able, should we so choose, to elect S corporation status and avoid federal tax at the corporate level.

        If the merger is consummated, the possible disadvantages to Mergerco and the Affiliated Stockholders include the following:

  •
  There will be no public market for our shares of common stock, and the Affiliated Stockholders will be unable to dispose of their shares at a readily ascertainable price.

  •
  The Affiliated Stockholders will bear the sole burden of any future losses or decrease in enterprise value.

  •
  We may have reduced access to capital to finance growth, meet working capital requirements or acquire other businesses, since the public equity markets will not be available to us.

Stockholders Other than Mergerco and the Affiliated Stockholders

        If the merger is consummated, the possible advantages to our stockholders other than Mergerco and the Affiliated Stockholders include the following:

  •
  The merger consideration of $3.06 represents a premium of (i) 111.0% over the closing price on March 20, 2003, the date prior to public announcement of the Prior Merger Proposal, (ii) 13.3% over the price on May 26, 2003, the day prior to announcement of the Merger Agreement, (iii) 12.8%, 8.4% and 4.8% over the average of, respectively, the 30, 60 and 90 trading day closing prices prior to public announcement of the Merger Agreement, and (iv) 8.5% and 20.2% over the average of, respectively, the 12-month and 18-month trading day closing prices prior to public announcement of the Merger Agreement.

  •
  The merger consideration consists entirely of cash, which provides greater assurance of stockholder value and eliminates any uncertainties in valuing the merger consideration to be received by stockholders.

  •
  The merger will enable the stockholders to dispose of their shares of common stock at a price the special committee and the board has determined to be a fair price, in spite of the fact that our common stock has generally experienced low trading volumes and limited liquidity.

  •
  The stockholders will be able to sell their shares without paying the usual transaction costs associated with open market sales.

  •
  The stockholders will not have to bear the risk of any future losses or decrease in enterprise value.

        If the merger is consummated, the possible disadvantages to stockholders other than Mergerco and the Affiliated Stockholders include the following:

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  The stockholders will not participate in any future earnings or increase in enterprise value.

  •
  Receipt of the cash merger consideration will be a taxable transaction for federal income tax purposes.

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  The stockholders will not have the opportunity to benefit from any potential future sale, merger or other significant transaction.

Projections Prepared by TROY

        During the course of discussions between us and Mergerco that led to the execution of the Merger Agreement (see "SPECIAL FACTORS—Background of the Merger"), we provided BEAR, on behalf of the special committee, with certain information relating to us that may not be publicly available. That information is summarized below. The following information has been excerpted from the materials presented to BEAR and the special committee and does not reflect consummation of the merger.

        The following projections were prepared in May 2004 based on assumptions and conditions that existed at that time. The projections were prepared by our management team, including Mr. Dirk, our Chief Executive Officer, for internal purposes and not in contemplation of the proposed merger. These projections were not prepared in accordance with generally accepted accounting principles, and our independent accountants have not examined or compiled any of these projections or expressed any conclusion or provided any other form of assurance with respect to these projections and accordingly assume no responsibility for these projections. These projections were prepared with a limited degree of precision and were not prepared with a view to public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections, which would require a more complete presentation of data than as shown above. The inclusion of these projections should not be regarded as a representation by us that the projected results will be achieved. These projections should be read in conjunction with our historical financial information.

	Fiscal Years Ending November 30
	2004	2005	2006	2007	2008
	Amounts in thousands, except per share
Revenue	$57,628	$58,775	$60,015	$61,360	$62,802
Cost of sales	35,372	36,006	36,705	37,467	38,284

Gross profit	22,256	22,769	23,310	23,893	24,518
SG&A expenses	14,020	12,279	12,901	13,470	13,779
R&D expenses	5,071	5,807	5,948	6,099	6,268

EBITDA	3,165	4,683	4,461	4,324	4,471
Depreciation	931	793	764	557	628
Amortization of intangibles	269	264	—	—	—

Total Depreciation & Amortization	1,200	1,057	764	557	628
EBIT	1,965	3,626	3,697	3,767	3,843
Interest expense	70	105	36	—	—
Interest income	20	35	43	77	111

Pretax income	1,915	3,556	3,704	3,844	3,954
Provision for income taxes	747	1,387	1,445	1,499	1542
Net income	1,168	2,169	2,259	2,345	2,412

Average diluted shares	10,643	10,643	10,643	10,643	10,643
Earnings per diluted share	.11	.20	.21	.22	.23
Capital expenditures	500	500	500	500	500

        We do not as a matter of course make public any projections as to future performance or earnings, and the projections set forth above are included in this proxy statement only because the information was made available to Mergerco and the special committee by us. Our internal financial forecasts (upon which the projections were based in part) are prepared solely for internal use and capital budgeting and other management decision-making purposes and are subjective in many respects and thus susceptible to various interpretations and periodic revision based on actual experience and business developments.

        The foregoing projections are or involve forward-looking statements and are based on estimates and assumptions (not all of which were provided to the special committee) made by our management with respect to industry performance, general business, economic, market and financial conditions, and other matters, all of which are subject to significant contingencies and are difficult to predict, and many of which are beyond our control. These projections were prepared by our management based on numerous assumptions including, among others, judgments with respect to future revenues, operating income, benefits and other expenses, depreciation and amortization, capital expenditures and working capital requirements. No assurances can be given with respect to any such assumptions. These projections do not give effect to the merger or any changes the Affiliated Stockholders may make to our operations or strategy after the consummation of the merger. The foregoing projections are presented for the limited purpose of giving the stockholders access to the material financial projections prepared by our management that were made available in connection with the Merger Agreement. Many important factors, in addition to those discussed under the heading "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—Certain Important Factors" and elsewhere in this proxy statement, could cause our results to differ materially from those expressed or implied by the forward-looking statements. Also, many of the assumptions upon which the projections were based, are dependent upon economic forecasting (both general and specific to our business) which is inherently uncertain and subjective.

Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate and actual results may be materially greater or less than those contained in the projections.

        The inclusion of the foregoing projections should not be regarded as an indication that we, Mergerco, the special committee or any other person who received such information considers it a reliable prediction of future events, and neither Mergerco nor the special committee has relied (nor should any other person rely) on them as such. Nevertheless, BEAR was advised by senior management that these projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of our senior management.

        NEITHER WE NOR ANY OF OUR REPRESENTATIVES HAS MADE, OR MAKES, ANY REPRESENTATION TO ANY PERSON REGARDING THE INFORMATION CONTAINED IN THE PROJECTIONS, AND NONE OF THEM INTENDS TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROJECTIONS ARE SHOWN TO BE IN ERROR.

Pro Forma Financial Information

        We have not provided pro forma financial information giving effect to the proposed merger in this proxy statement. We do not believe that this information is material to you in evaluating the proposed merger because:

  •
  the merger consideration you will receive is all cash;

  •
  if the proposed merger is approved by the stockholders and is completed, our common stock will cease to be publicly traded, and we will become a privately held company owned 100% by the Affiliated Stockholders; and

  •
  you will not retain a continuing equity interest in our business after the merger.

Material U.S. Federal Income Tax Consequences

        The following is a summary of the material U.S. federal income tax consequences of the merger to holders of our common stock (including holders exercising appraisal rights). This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. federal income tax consequences that may be applicable to holders who are subject to special treatment under U.S. federal income tax law (including, for example, banks and other financial institutions, insurance companies, tax- exempt investors, S corporations, holders who are properly classified as "partnerships" under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), dealers in securities, non-U.S. persons, holders who hold their common stock as part of a hedge, straddle or conversion transaction, holders who acquired common stock through the exercise of employee stock options or other compensation or equity arrangements, holders whose shares of common stock are qualified small business stock for purposes of Section 1202 of the Internal Revenue Code, holders who are otherwise subject to the alternative minimum tax provisions of the Internal Revenue Code or holders who do not hold their shares of common stock as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code). In addition, this summary does not address the tax consequences of the merger under applicable state, local or foreign laws or of transactions effectuated prior or subsequent to or concurrently with the merger, whether or not any such transactions are undertaken in connection with the merger.

        HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR INDIVIDUAL TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICATION OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

        The receipt of cash by holders of our common stock in the merger or upon exercise of appraisal rights will be a taxable transaction for U.S. federal income tax purposes. A holder of our common stock receiving cash in the merger generally will recognize capital gain or loss in an amount equal to the difference between the cash received by the holder and the holder's adjusted tax basis in our common stock. Any capital gain or loss generally will be long-term capital gain or loss if our common stock has been held by the holder for more than one year. If our common stock has been held by the holder for not more than one year, any gain or loss will generally be taxed as a short-term capital gain or loss. Long-term capital gains of individuals are subject to U.S. federal income tax at preferential rates, which have been reduced for long-term capital gains recognized on or after May 6, 2003, and before January 1, 2009. Short-term capital gains are taxed at rates applicable to ordinary income. The deductibility of capital losses is subject to limitations.

        A non-corporate stockholder may be subject to backup withholding at a rate of 28%. However, backup withholding will not apply to a stockholder who either (i) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding by completing the substitute Form W-9 that will be included as a part of the transmittal letter, or (ii) otherwise proves to the surviving corporation and its payment agent that the stockholder is exempt from backup withholding in accordance with applicable regulations.

Structure of the Merger

        The proposed acquisition of TROY has been structured as a merger of Mergerco into TROY in order to permit the cancellation of all of our common stock and other outstanding equity interests and to preserve our identity and existing contractual arrangements with third parties. The transaction has been structured as a cash merger in order to provide our public stockholders (other than Mergerco and the Affiliated Stockholders) with cash for all of our shares they hold and to provide a prompt and orderly transfer of ownership of TROY with reduced transaction costs.

Effects of the Merger

        Upon completion of the merger, our stockholders, other than Mergerco and the Affiliated Stockholders, will cease to have ownership interests in us or rights as our stockholders. Therefore, our current stockholders, other than Mergerco and the Affiliated Stockholders, will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value, if any. Upon completion of the merger, the Affiliated Stockholders will own 100% of our outstanding common stock. Although their investment involves substantial risk resulting from the limited liquidity of the investment and the uncertainty regarding our ongoing operations, the Affiliated Stockholders will be the sole beneficiaries of our future earnings and growth, if any.

        Following completion of the merger, each outstanding option, warrant or other right to purchase shares of our common stock will be converted into and represent the right to receive (net of any applicable withholding taxes) an amount in cash equal to the excess, if any, of (i) the product of the $3.06 cash consideration per share multiplied by the number of shares of common stock issuable upon the exercise of such option, warrant or other right (to the extent such option, warrant or other right is then vested and exercisable) over (ii) the aggregate exercise price of such option, warrant or other right.

        As a result of the merger, we will be a privately held corporation, there will be no public market for our common stock and our common stock will cease to be quoted on the Nasdaq National Market, National Quotation Bureau, the "Pink Sheets" or any other securities exchange or reporting service. In addition, registration of our common stock under the Exchange Act will terminate, and we will no longer file periodic reports with the Securities and Exchange Commission. This termination will make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions and the requirement of furnishing a proxy or information statement in connection with stockholders' meetings, no longer applicable to us or our affiliates.

        Once the merger is completed, the directors of Mergerco will become the directors of the surviving corporation, and our officers will remain the officers of the surviving corporation. See "SPECIAL FACTORS—Interests of Certain Persons in the Merger; Potential Conflicts of Interest."

        It is expected that, following completion of the merger, our operations will be conducted substantially as they are currently being conducted. Neither TROY nor the Affiliated Stockholders have any present plans or proposals that relate to or would result in an extraordinary corporate transaction following completion of the merger that would involve our corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. However, we will continue to evaluate our business and operations after the merger and may develop new plans and proposals that we consider to be in our best interests and the interests of our then stockholders. In addition, Mergerco may determine at some point following completion of the merger to elect S corporation status.

        The completion of the merger will present certain potential advantages and disadvantages to Mergerco, the Affiliated Stockholders and our stockholders other than Mergerco and the Affiliated Stockholders. See "SPECIAL FACTORS—Advantages and Disadvantages of the Merger."

        The Affiliated Stockholders, through their ownership of the surviving corporation, will have a 100% interest in the net book value and net income of TROY after the merger. Our net book value as of May 31, 2004 was $26,988,000, and our net income for six months ended May 31, 2004 was $360,000.

Risks That the Merger Will Not Be Completed

        Completion of the merger is subject to various risks, including, but not limited to, the following:

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  that the Merger Agreement and the merger will not be approved by the holders of at least a majority of the outstanding shares of our common stock (although the Affiliated Stockholders hold approximately 67% of our outstanding common stock and have indicted that they intend to vote for approval of the Merger Agreement and the merger);

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  that the funds necessary to complete the merger and pay the merger consideration and related fees and expenses will not be available;

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  that we will experience a business interruption, incident, occurrence or event that has a material adverse effect on us that would permit Mergerco to terminate the Merger Agreement and abandon the merger;

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  that the parties will not have performed in all material respects their obligations contained in the Merger Agreement before the closing date;

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  that the representations and warranties made by the parties in the Merger Agreement will not be true and correct as of the closing of the merger in a manner which results in a material adverse effect on us;

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  that the Stockholder Lawsuit restrains or prohibits the merger; and

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  that a governmental entity will have enacted a law, rule, regulation or order that imposes a restraint that prohibits the merger.

        As a result of various risks to the completion of the merger, there can be no assurance that the merger will be completed even if the requisite stockholder approval is obtained.

Merger Financing

        The total amount of funds necessary to complete the merger and to pay the related fees and expenses is estimated to be approximately $11,380,000, and the merger is conditioned, among other things, on the availability of sufficient funds to pay these amounts. TROY and Mergerco anticipate that the merger consideration will be funded from two primary sources:

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  TROY's existing cash, cash equivalents and working capital, net of amounts necessary for our ongoing needs, of which approximately $8.0 million will be used to cover the cost of the merger.

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  Financing from Comerica Bank in the form of an expansion of TROY's revolving line of credit facility from $5,000,000 to $7,000,000, of which approximately $3.38 million will be used to cover the cost of the merger.

        As of May 31, 2004, our net working capital was $19,767,000, which included cash and cash equivalents of $2,571,000 and available-for-sale securities of $8,000,000. We currently anticipate that we will be able to generate sufficient cash to fund our ongoing operations on an annual basis; however, we estimate that we will require approximately $2,500,000 in cash to fund our monthly changes in working capital.

        We have entered into a commitment letter with Comerica Bank regarding the revolving credit facility. This commitment letter provides for the following principal terms:

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  The loans will be secured by all of our assets. The revolving credit facility will also be secured by a guarantee from Patrick J. Dirk and the Dirk Family Trust.

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  For the revolving line of credit, advances will be made against 80% of our eligible accounts receivable and 25% of our raw materials and finished goods inventory (with advances against inventory capped at $2 million). The interest rate for the revolving line of credit will either be equal to the lesser of the bank's reference rate (4.00% at May 31, 2004) less 0.25% or LIBOR (1.11% at May 31, 2004) plus 2.75%.

        This commitment is subject to customary conditions, including the negotiation, execution and delivery of definitive documentation.

        Mergerco does not have any financing plans or arrangements other than those described above. The merger is subject to there being sufficient funds available to pay the merger consideration and related expenses, and there can be no assurance that such funds will be available on the terms described in the commitment letter or at all.

Related Party Transactions

        Prior to April 1998, Troy Group and its subsidiary, Troy Group Systems International, were 100% beneficially owned by Patrick J. and Mary J. Dirk as trustees of The Dirk Family Trust UTD March 6, 1990, the trustee of The Dirk 1997 Education Trust, the trustees of the Dirk 1998 Alaska Trust, Brian P. Dirk and Patrick J. Dirk's other three children. For convenience, we refer to each of these individuals and trusts collectively as the Dirk stockholders.

        We lease a total of 77,000 square feet at our West Virginia facility from Dirk Investments, Inc. Dirk Investments is wholly-owned by the Dirk stockholders. This lease expires on March 31, 2008 and is automatically renewable for successive six-year terms unless either party gives notice to cancel. It provides for rent, of approximately $23,800 per month, which can be increased up to 6% per year. Total rental payments made by us for the fiscal year ended November 30, 2003 were approximately $279,000.

        We entered into a split dollar life insurance arrangement whereby we paid the underlying life insurance premiums on policies covering Patrick J. Dirk and his spouse as a condition of Mr. Dirk's continued employment with us. Pursuant to this arrangement, we made quarterly payments of $100,000 for a $23 million dollar policy, and quarterly payments of $8,750 for a $7 million policy. We have an unsecured receivable from Mr. Dirk's heirs for the return of the premiums paid under these policies. We expect to recover all split-dollar premiums paid by us from the policies or the owners of the policies. Mr. Dirk's heirs, including Brian P. Dirk who is a director and one of our executive officers, are third-party beneficiaries of these policies. In addition, in 1999, we entered into a split dollar insurance arrangement whereby we paid the underlying life insurance premiums on a policy covering Patrick J. Dirk whose spouse is the beneficiary. Pursuant to this arrangement, we made quarterly payments of $32,000 for a $2 million face amount policy which carries a death benefit of $8 million and semi-annual payments of $10,850 for a $1 million policy. In November 2003, the $2 million policy was returned to us by Mr. Dirk under the terms of the arrangement. We cancelled the policy and wrote off the associated receivable of $168,000 to expense. The Sarbanes-Oxley Act of 2002 prohibits extensions of credit in the form of a personal loan to certain insiders after July 29, 2002. As a result, since July 29, 2002 we have not funded the annual premium payments on the policies. If the SEC issues new regulations or other guidance that causes us to reevaluate our position, we may demand payment on the unsecured receivable and terminate our participation in these arrangements. At May 31, 2004, we recorded $1,903,000 as an asset that represents the policy premiums paid to date.

Interests of Certain Persons in the Merger; Potential Conflicts of Interest

        The Special Committee.    In considering the recommendations of the special committee and our board of directors, our stockholders should be aware that certain of our executive officers and directors have interests in the transaction that are different from, or are in addition to, the interests of our stockholders generally. The board of directors appointed the special committee, consisting solely of directors who are not our officers or employees of TROY and who have no financial interest in the proposed merger different from our stockholders generally, to evaluate, negotiate and recommend the Merger Agreement and to evaluate whether the merger is in the best interests of our stockholders (other than Mergerco and the Affiliated Stockholders). The special committee was aware of these differing interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and the merger and in recommending to the board of directors that the Merger Agreement and the merger be approved.

        Our board of directors determined that each member of the special committee would receive $1,500 for each meeting of the special committee attended, whether in person or by teleconference. Each member will be reimbursed for their out-of-pocket expenses.

        Mr. Holmes, chairman of the special committee, is a Principal of Global Capital Markets, Inc., which provided consulting services to TROY in 2003 that amounted to less than 3% of Global Capital's consolidated gross revenues. Global Capital has received no fees in 2004.

        Management of TROY Following the Merger.    Patrick J. Dirk is our Chairman of the Board and Chief Executive Officer, and Brian P. Dirk is our Vice Chairman of the Board and Senior Vice President, Corporate Development. It is expected that both Patrick J. Dirk and Brian P. Dirk will continue in these capacities after completion of the merger. It is expected that our Chief Financial Officer will continue in this capacity after completion of the merger. There are no definitive employment or other agreements related to Patrick J. Dirk, Brian P. Dirk or our Chief Financial Officer regarding the terms of their employment with the surviving corporation. The compensation of our officers is not expected to change due to the merger. We review all employees' compensation on an annual basis, and that policy is expected to continue. All stock options, including those granted to our officers and directors, that have not been exercised will be cancelled upon completion of the merger. We will not grant stock options following the merger. The members of the special committee will not continue as directors, and will have no other involvement with TROY, following the merger.

        Management Involvement in Preparation of Projections.    Patrick J. Dirk, Brian P. Dirk and our Chief Financial Officer were involved in preparing the projections that were used by BEAR in rendering their fairness opinion and by the special committee in considering the fairness of the merger.

        Pre-existing Indemnification and Insurance.    Our certificate of incorporation and bylaws provide that we will indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We also maintain directors and officers' liability insurance for the benefit of such persons. We have entered into separate indemnification agreements with each of our directors and executive officers. Under such agreements, we are obligated, among other things, to indemnify our directors and executive officers against liabilities arising from their actions in their capacity as our directors or executive officers.

        Indemnification and Insurance After the Merger.    The Merger Agreement provides that after the effective time, the surviving corporation will fulfill and honor in all respects our obligations pursuant to each indemnification agreement currently in effect between us and each person who is or was a director or officer of ours at or prior to the effective time and any indemnification provisions under our current certificate of incorporation or bylaws as each is in effect on the date of the Merger Agreement. In addition, the Merger Agreement provides that the certificate of incorporation and the bylaws of the surviving corporation will contain the provisions with respect to indemnification and exculpation from liability set forth in our current certificate of incorporation and bylaws as of the date of the Merger Agreement, which will not be amended, repealed or otherwise modified for a period of six years from the effective time in any manner that would adversely affect the rights of individuals who on or prior to the effective time were our directors or officers, unless such modification is required by law.

        The Merger Agreement also provides that the surviving corporation will either (i) cause to be maintained for six years from the effective time of the merger our current directors' and officers' liability policy with respect to claims arising from facts or events that occurred at or prior to the effective time of the merger, (ii) extend the discovery or reporting period under our current policy for six years from the effective time of the merger with respect to such claims, or (iii) substitute coverage with respect to such claims under a different policy on no less advantageous terms.

        Amounts to be Received by Directors and Officers in the Merger.    Upon consummation of the merger, our directors and officers will not receive any amounts in connection with their ownership of our shares of common stock. None of the directors or officers who are not Affiliated Stockholders own any shares of our common stock. These directors and officers have unexercised stock options whose exercise prices are above $3.06 per share, except Messrs. Bier and Gerhart each have options to purchase 10,000 shares of common stock at an exercise price less than $3.06 per share.

        Vesting of Stock Options.    As a result of the merger, the vesting of all outstanding stock options under our 1998 Stock Option Plan will be accelerated. Mr. Brian P. Dirk, our Vice Chairman of the Board and Senior Vice President, Corporate Development, holds options to purchase 108,000 shares of common stock and Gene A. Bier, Stephen G. Holmes and Lambert Gerhart, hold options to purchase 50,000 shares, 28,333 shares and 10,000 shares of common stock, respectively. Although the unvested portions of these options will vest in full upon completion of the merger, all of these options have an exercise price that is greater than the $3.06 per share merger consideration, except Messrs. Bier and Gerhart each have options to purchase 10,000 shares of common stock at an exercise price less than $3.06 per share.

Estimated Fees and Expenses of the Merger

        Whether or not the merger is completed, in general, all fees and expenses incurred in connection with the merger will be paid by the party incurring those fees and expenses. Under certain circumstances described in "THE MERGER AGREEMENT—Fee and Expense Reimbursement Upon Termination," we will reimburse Mergerco for its reasonable out-of-pocket expenses incurred in connection with the merger. The estimated total fees and expenses to be incurred by us and by Mr. Dirk and his affiliates in connection with the merger are as follows:

Legal fees	$350,000
Financial advisor fees	50,000
Accounting fees	50,000
Special Committee expenses	50,000
Printing, proxy solicitation and mailing expenses	100,000

Total	$600,000

        These expenses will not reduce the merger consideration to be received by our stockholders.

Appraisal Rights

        If the merger is consummated, holders of our common stock who follow the procedures set forth below will be entitled to appraisal rights under Section 262 of the Delaware General Corporation Law (referred to as the "Delaware Law"), a copy of which is attached hereto as Appendix C. Stockholders who perfect their appraisal rights and follow certain procedures in the manner prescribed by the Delaware Law will be entitled to receive, in lieu of the $3.06 merger consideration, a cash payment equal to the "fair value" of your shares of our common stock.

        If the merger is consummated, stockholders who do not vote "FOR" approval and adoption of the Merger Agreement and the merger, who hold shares of our common stock of record on the date of making a written demand for appraisal as described below, who continuously hold shares of our common stock through the closing the merger, and who otherwise comply fully with Section 262 of the Delaware Law will be entitled to a judicial determination of the fair value of their shares of common stock exclusive of any element of value arising from the accomplishment of the merger in connection with the provisions of Section 262 and to receive from us payment of such fair value in cash together with a fair rate of interest, if any, as determined by such court.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under Delaware Law and is qualified in its entirety by the full text of Section 262, which is provided in its entirety as Appendix C to this proxy statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of our common stock as to which appraisal rights are asserted.

        A person having a beneficial interest in shares of our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to timely follow the steps required by Delaware Law to perfect appraisal rights.

        Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days before the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in that notice a copy of Section 262. This proxy statement constitutes that notice to the holders of our common stock, and the applicable statutory provisions of Delaware Law are attached to this proxy statement as Appendix C. Any stockholder who wishes to exercise appraisal rights or who wishes to preserve that right should review carefully the following discussion and Appendix C to this proxy statement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of the common stock, we believe that stockholders who consider exercising such appraisal rights should seek the advice of counsel, which counsel or other appraisal services will not be paid for by us. Failure to comply with the procedures specified in Section 262 timely and properly will result in the loss of appraisal rights.

        Filing written objection.    Any holder of our common stock wishing to exercise the right to demand appraisal under Section 262 of the Delaware Law must satisfy each of the following conditions:

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  as more fully described below, the holder must deliver to us a written demand for appraisal of the holder's shares before the vote on the Merger Agreement and the merger at the special meeting, which demand must reasonably inform us of the identity of the holder and that the holder intends to demand the appraisal of the holder's shares;

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  the holder must not vote the holder's shares of common stock in favor of the Merger Agreement and the merger at the special meeting nor consent thereto in writing pursuant to Section 228 of the Delaware law; and, as a result, a stockholder who submits a proxy and wishes to exercise appraisal rights must vote against the Merger Agreement and the merger or abstain from voting on the Merger Agreement and the merger, because a proxy which does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement and the merger; and

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  the holder must continuously hold the shares from the date of making the demand through the effective time of the merger; a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers those shares before the effective time of the merger, will lose any right to appraisal in respect of those shares.

        The written demand for appraisal must be in addition to and separate from any proxy or vote. Voting (in person or by proxy) against, abstaining from voting or failing to vote on the proposed Merger Agreement and the merger will not constitute a written demand for appraisal within the meaning of Section 262.

        Only a holder of record of shares of common stock issued and outstanding through the effective time of the merger is entitled to assert appraisal rights for the shares of common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder's name appears on the applicable stock certificates, should specify the stockholder's name and mailing address, the number of shares of common stock owned and that the stockholder intends to demand appraisal of the stockholder's common stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more other beneficial owners while not exercising appraisal rights with respect to the shares held for one or more beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner. If a stockholder holds shares of common stock through a broker which in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

        Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the delivery of written demand for appraisal. A demand for appraisal submitted by a beneficial owner who is not the record owner will not be honored.

        Any stockholder who has duly demanded an appraisal in compliance with Section 262 will not, from and after the effective time of the merger, be entitled to vote or consent by written action the shares subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date before the effective time of the merger).

        Any stockholder may withdraw its demand for appraisal and accept $3.06 per share by delivering to us a written withdrawal of the stockholder's demand for appraisal. However, any such attempt to withdraw made more than 60 days after the effective date of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Court of Chancery, and such approval may be conditioned upon such terms as the Court of Chancery deems just. If the surviving corporation does not approve a stockholder's request to withdraw a demand for appraisal when that approval is required, or if the Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be more than, the same as or less than $3.06 per share.

        A stockholder who elects to exercise appraisal rights under Section 262 should mail or deliver a written demand to TROY Group, Inc, 2331 South Pullman Street, Santa Ana, California 92705, Attn: Chief Financial Officer.

        Notice by TROY.    If the Merger Agreement and the merger are approved and adopted at the special meeting, then within 10 days after the effective time of the merger, the surviving corporation must send a notice as to the effectiveness of the merger to each of our former stockholders who (1) has made a written demand for appraisal in accordance with Section 262 and (2) has not voted to approve and adopt, nor consented to, the Merger Agreement and the merger.

        Under the Merger Agreement, we have agreed to give Mergerco prompt notice of any demands for appraisal received by us. Mergerco has the right to participate in all negotiations and proceedings with respect to demands for appraisal. We will not, except with the prior written consent of Mergerco, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

        Within 120 days after the effective time of the merger, any of our former stockholders who has demanded an appraisal and who has not withdrawn such demand in accordance with Section 262 will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The surviving corporation must mail that statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262, whichever is later.

        Filing a petition for appraisal.    Within 120 days after the effective date of the merger, either the surviving corporation or any stockholder who has demanded an appraisal and who has not withdrawn such demand in accordance with the requirements of Section 262 may file a petition with the Court of Chancery demanding a determination of the value of the shares of common stock held by all such stockholders. We are under no obligation, and have no present intent, to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that it will initiate any negotiations with respect to the fair value of the shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time and the manner prescribed in Section 262. Inasmuch as we have no obligation to file such a petition, the failure of a stockholder to do so within the time specified could nullify the stockholder's previous written demand for appraisal. If, within the 120-day period following the effective time of the merger, no petition shall have been filed as provided above, all rights to appraisal will cease and all dissenting stockholders who owned shares of common stock will become entitled to receive the merger consideration for each share of common stock held, without interest.

        A stockholder timely filing a petition for appraisal with the Court of Chancery must deliver a copy to the surviving corporation, which will then be obligated within 20 days to provide the Register in Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to those stockholders, the Court of Chancery may conduct a hearing on the petition to determine which stockholders have become entitled to appraisal rights. The Court of Chancery may require stockholders who have demanded an appraisal of their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with the requirement, the Court of Chancery may dismiss the proceedings as to that stockholder.

        Determination of fair value.    After determining the stockholders entitled to an appraisal, the Court of Chancery will appraise the shares of common stock owned by the dissenting stockholders, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the $3.06 per share they would receive under the Merger Agreement if they did not seek appraisal of their shares. Stockholders should also be aware that investment banking or financial advisor opinions are not opinions as to fair value under Section 262. We reserve the right to assert in any appraisal proceedings, that, for purposes of Section 262, the "fair value" of a share of common stock is less than the consideration payable pursuant to the Merger Agreement.

        In determining fair value and, if applicable, a fair rate of interest, the Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation." Furthermore, the court may consider "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation." The Delaware Supreme Court noted that Section 262 provides that fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger."

        The costs of the action may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable. Upon application of a dissenting stockholder, the Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal.

        Any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise appraisal rights. Failure to comply strictly with all of the procedures set forth in Section 262 of the Delaware law may result in the loss of a stockholder's statutory appraisal rights.

Regulatory Matters

        We do not believe any material regulatory approvals are required to permit completion of the merger from U.S. regulatory authorities, including antitrust authorities.

THE SPECIAL MEETING

General

        The enclosed proxy is solicited on behalf of our board of directors for use at a special meeting of stockholders to be held on September [    ], 2004, at [            ] Pacific Time, at [                        ], or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. We mailed this proxy statement and accompanying proxy card on or about August     , 2004 to all stockholders entitled to vote at the special meeting.

Purpose of the Special Meeting

        At the special meeting, our stockholders will consider and vote upon a proposal to approve the Merger Agreement and the merger contemplated by the Merger Agreement. Under the Merger Agreement, Mergerco will be merged into us and each issued and outstanding share of our common stock will be converted into the right to receive $3.06 in cash, without interest, except that:

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  shares of our common stock held in treasury or by Mergerco or any of the Affiliated Stockholders will be cancelled without any payment; and

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  shares held by stockholders who properly exercise appraisal rights will be subject to appraisal in accordance with Delaware law.

        We are also soliciting proxies to grant discretionary authority to vote on any other matters that may properly be brought before the special committee and to vote in favor of any adjournment or postponement of the special meeting. We do not expect a vote to be taken on any other matters at the special meeting. However, if any other matters are properly presented at the special meeting for consideration, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

Appointment of Proxy Holders

        Our board of directors asks you to appoint Patrick J. Dirk and Brian P. Dirk as your proxy holders to vote your shares at the special meeting. You make this appointment by voting the enclosed proxy card using one of the voting methods described below.

        If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this proxy statement. In the absence of your direction, they will vote your shares as recommended by our board of directors.

        Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by our board of directors a reasonable time before we mailed this proxy statement and which, under our bylaws, may be properly presented for action at the special meeting.

Who Can Vote

        Only stockholders who owned shares of our common stock at the close of business on [Record Date], 2004, the record date for the special meeting, can vote at the special meeting. As of the close of business on [Record Date], 2004, we had 10,639,877 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of [Record Date], 2004. A list of our stockholders will be available for review at our executive offices during regular business hours for a period of ten days before the special meeting.

Revocation of Proxies

        Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

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  by voting in person at the special meeting;

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  by submitting written notice of revocation to the Secretary prior to the special meeting; or

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  by submitting another proxy of a later date that is properly executed.

Required Vote

        Pursuant to our certificate of incorporation, bylaws and Delaware law, the affirmative vote of the holders of a majority of our outstanding shares of common stock is required to approve and adopt the Merger Agreement and the merger. The Affiliated Stockholders hold sufficient shares of our common stock to satisfy this requirement.

        A quorum, which is a majority of the outstanding shares as of [Record Date], 2004, must be present to hold the special meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on the matter.

        Abstentions on any matters are treated as shares present or represented and entitled to vote on that matter and have the same effect as a vote against such matter.

        If a broker indicates on the enclosed proxy card or its substitute that such broker does not have discretionary authority to vote on a particular matter (broker non-votes), those shares will be considered as present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote on that matter.

Solicitation of Proxies

        We will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to these persons for solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

Adjournments

        Although it is not expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment of the special meeting may be made without notice, other than by an announcement made at the special meeting, by approval of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. We are soliciting proxies to grant discretionary authority to vote in favor of adjournment of the special meeting. In particular, discretionary authority is expected to be exercised if the purpose of the adjournment is to provide additional time to solicit votes to approve and adopt the Merger Agreement and the merger.

Exchanging Stock Certificates

        Please do not send in stock certificates at this time. In the event the merger is completed, instructions regarding the procedures for exchanging your stock certificates for the $3.06 per share cash payment will be distributed.

THE MERGER AGREEMENT

        The following is a summary of the material terms of the Merger Agreement and the merger. This summary does not purport to be complete and is qualified in its entirety by reference to the appendices to this proxy statement, including Appendix A which sets forth the full text of the Merger Agreement. Stockholders are urged to read the entire Merger Agreement.

Effective Time of the Merger

        The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or at such other time as we and Mergerco agree to specify in such certificate, which time is referred to as the "effective time."

Conversion of Common Stock

        At the effective time, each share of our common stock outstanding immediately before the effective time will automatically be converted into and represent the right to receive $3.06 in cash, without interest, referred to as the "merger consideration," except for:

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  shares held by us in treasury which shall be cancelled without any payment;

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  shares held by Mergerco or any of the Affiliated Stockholders, which shall be cancelled without any payment; and

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  shares held by stockholders seeking appraisal rights in accordance with Delaware Law.

Payment for Shares

        Prior to the effective time, Mergerco will deposit with the paying agent sufficient funds to pay the aggregate merger consideration. Promptly after the effective time, the surviving corporation will cause the paying agent to mail to each holder of record of shares of our common stock immediately prior to the effective time a form of letter of transmittal and instructions to effect the surrender of their share certificate(s) in exchange for payment of the merger consideration.

        Our stockholders (other than Mergerco and the Affiliated Stockholders) will be entitled to receive $3.06 in cash for each share of our common stock they hold only upon surrender to the paying agent of a share certificate, together with such letter of transmittal, duly completed in accordance with the instructions thereto. If payment of the merger consideration is to be made to a person whose name is other than that of the person in whose name the share certificate is registered, it will be a condition of payment that (1) the paying agent receive all documents required to evidence and effect such transfer and (2) the paying agent receives evidence that any applicable transfer and/or other taxes that may be required have been paid. No interest will be paid or accrued upon the surrender of the share certificates for the benefit of holders of the share certificates on any merger consideration.

        STOCKHOLDERS SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL AND SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

Transfer of Shares

        After the effective time, there will be no further transfer on our records or by our transfer agent of certificates representing shares of our common stock and any such certificates presented to the surviving corporation for transfer, other than shares held by stockholders seeking appraisal rights, will be cancelled. From and after the effective time, the holders of share certificates will cease to have any rights with respect to these shares except as otherwise provided for in the Merger Agreement or by applicable law.

Treatment of Stock Options, Stock Awards and Warrants

        In connection with the merger, each outstanding option, warrant or other right to purchase shares of our common stock will be converted into and represent the right to receive (net of any applicable withholding taxes) an amount in cash equal to the excess, if any, of (i) the product of the $3.06 cash consideration per share multiplied by the number of shares of common stock issuable upon the exercise of such option, warrant or other right (to the extent such option, warrant or other right is vested and exercisable) over (ii) the aggregate exercise price of such option, warrant or other right. As of the dated of this proxy statement, other than options to purchase 105,000 shares of our common stock with an average exercise price of $2.93 per shares, all outstanding options and warrants to purchase our common stock have exercise prices that are greater than the merger consideration and therefore are unlikely to be exercised.

Representations and Warranties

        The Merger Agreement contains various representations and warranties made by us to Mergerco, including representations and warranties relating to:

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  our due organization, valid existence and good standing;

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  our requisite corporate power and authorization to enter into, and the enforceability of, the Merger Agreement;

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  the correctness and completeness of our certificate of incorporation and bylaws as provided to Mergerco;

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  our capitalization;

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  the accuracy of the information supplied by us for inclusion in the proxy statement;

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  required consents and approvals;

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  certain actions by our special committee and board of directors;

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  the inapplicability of certain state takeover laws;

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  the requisite vote required to effect the merger;

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  the receipt of a fairness opinion from BEAR; and

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  the absence of certain finders' fees and commissions.

        The Merger Agreement also contains various representations and warranties by Mergerco to us, including representations and warranties relating to:

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  Mergerco's due organization, valid existence and good standing;

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  Mergerco's requisite corporate power and authorization to enter into, and the enforceability of, the Merger Agreement;

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  the accuracy of the information supplied by Mergerco for inclusion in the proxy statement;

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  required consents and approvals;

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  the absence of certain finders' fees and commissions; and

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  the receipt of a commitment letter regarding financing.

        None of the representations and warranties made by us or Mergerco in the Merger Agreement will survive after the completion of the merger.

Conduct of Business Pending the Merger

        We are subject to restrictions on our conduct and operations until the merger is completed. In the Merger Agreement, we have agreed, with limited exceptions, that we will not do any of the following, except as expressly contemplated by the Merger Agreement or otherwise consented to in writing by Mergerco:

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  amend or otherwise change our certificate of incorporation or bylaws or other organizational documents;

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  issue, sell or grant, or authorize the issuance, sale or grant of, any shares of our capital stock of any class or any options, warrants, convertible securities or other rights of any kind to acquire any shares of our capital stock, or any other ownership interest, except for the issuance of shares of our common stock issued pursuant to the exercise of options and warrants outstanding on the date of the Merger Agreement or pursuant to our employee stock purchase plan;

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  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of our capital stock, other than dividends and distributions by a subsidiary to its parent in accordance with applicable law;

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  reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of our capital stock;

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  take, or agree to commit to take, or fail to take any action that would make any representation, warranty, covenant or agreement of ours contained in the Merger Agreement inaccurate or breached such that the conditions to the action of Mergerco under the Merger Agreement will not be satisfied at, or as of any time prior to, the effective time; or

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  enter into, or publicly announce an intention to enter into, any contract, agreement, commitment, plan or arrangement to, or otherwise agree or consent to do any of the foregoing actions.

Limitations on Considering Other Acquisition Proposals

        We have agreed that, except as described below, until the effective time or the termination of the Merger Agreement, neither we, nor any of our subsidiaries, officers, directors, employees, representatives, agents or affiliates will:

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  directly or indirectly, solicit, initiate, knowingly encourage or otherwise facilitate the making of an acquisition proposal, as discussed below; or

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  engage in or knowingly encourage in any way negotiations or discussions concerning, or provide any non-public information to, any third party (a person other than Mergerco) relating to an acquisition proposal, or which may reasonably be expected to lead to an acquisition proposal.

        Under the Merger Agreement, an acquisition proposal means:

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  a transaction or series of related transactions pursuant to which any third party acquires 25% or more of the outstanding shares of our common stock or voting power, including without limitation a tender offer or an exchange offer which, if consummated, would result in a third party acquiring 25% or more of the outstanding shares of our common stock or voting power;

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  a merger or other business combination involving the Company pursuant to which any third party would acquire securities representing 25% or more of the voting power or the outstanding securities of the company surviving the merger or business combination; or

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  any other transaction pursuant to which any third party would acquire control of assets of 25% or more of our net revenues or assets.

        We may furnish information to or enter into discussions or negotiations with any person or group that makes an unsolicited, bona fide acquisition proposal if:

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  the acquisition proposal is a superior proposal, as described below;

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  the special committee determines in good faith, after consultation with legal counsel, that failure to take such action would be a breach of the fiduciary duties of the special committee or our board of directors;

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  such person or group, prior to the disclosure of any non-public information, or entering into discussions or negotiations with us, enters into a confidentiality agreement with us on customary terms and conditions; and

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  we notify Mergerco at least two business days in advance and we keep Mergerco reasonably informed of the status and material terms and conditions of such discussions.

        Under the Merger Agreement, a superior proposal means an unsolicited, bona fide offer made by a third party to acquire all of the outstanding shares of our common stock or substantially all of our assets, which the special committee determines in good faith after consultation with an independent financial advisor and outside counsel is more favorable to our stockholders than the transactions contemplated by the Merger Agreement taking into account all relevant factors (including whether, in the good faith judgment of the special committee, such third party is able to finance and complete the transaction and obtain all required regulatory approvals).

        We may terminate the Merger Agreement if we receive and accept a superior proposal from a third party, as discussed in "THE MERGER AGREEMENT—Termination."

Conditions to Completing the Merger

        Conditions to each party's obligation.    The obligations of TROY and Mergerco to complete the merger are subject to the satisfaction or waiver of certain conditions, including the following:

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  the affirmative vote of the holders of a majority of the outstanding shares of our common stock;

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  there must not be in effect any law, rule, regulation or order that would make the merger illegal or otherwise prohibit the consummation of the merger; and

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  all consents, approvals and authorizations required to be obtained to consummate the merger must have been obtained, except for such consents, approvals and authorizations the failure of which to obtain could not reasonably be expected to have a material adverse effect.

        Conditions to the obligation of Mergerco.    The obligation of Mergerco to complete the merger is subject to the satisfaction or waiver of the following conditions:

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  our representations and warranties in the Merger Agreement must be true and correct as of the closing date, except where the failure to be true and correct has not had, and could not be reasonably expected to have, a material adverse effect on us;

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  we must have complied in all material respects with all agreements, conditions and covenants required by the Merger Agreement as of the closing date;

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  there must not have occurred or come into existence any change, event, occurrence, state of facts or development that has had, or could reasonably be expected to have, a material adverse effect on us;

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  we must have obtained all permits, authorizations, consents and approvals required on our part to perform our obligations under, and consummate the transactions contemplated by, the

    Merger Agreement, except for such permits, authorizations, consents and approvals the failure of which to obtain could not reasonably be expected to have a material adverse effect on us;

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  sufficient funds must be available to complete the merger and pay the merger consideration and related fees and expenses; and

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  holders of no more than 5% of our outstanding common stock will have exercised appraisal rights.

        Under the Merger Agreement, a "material adverse effect" with respect to us is defined as any effect, change, event, circumstance or condition that is or would be reasonably expected to (i) have a material adverse effect on our business (including our prospects, current products or products identified for development), operations, assets, properties, results of operations, or financial condition, (ii) prevent or materially delay the consummation of the merger or otherwise have a material adverse effect on our ability to perform our obligations under the Merger Agreement, or (iii) have a material adverse effect on the ability of the surviving corporation to conduct the business presently conducted by us following the effective time, in each case subject to the following exceptions:

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  changes in general economic conditions, nationally or regionally;

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  changes affecting the wireless print server, specialty printing consumables or electronic payment products industries in which we compete; and

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  actions taken or omitted by us upon the request of Mergerco or with the consent of Mergerco after the date of the Merger Agreement.

        Conditions to TROY's obligation.    Our obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

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  the representations and warranties of Mergerco contained in the Merger Agreement must be true and correct in all material respects as of the closing date; and

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  Mergerco must have complied in all material respects with all agreements, conditions and covenants required by the Merger Agreement as of the closing date.

        At this time, it is not known whether any of these conditions, in particular the condition that holders of no more than 5% of our outstanding common stock have exercised appraisal rights, will be waived by TROY and/or Mergerco, as the case may be. However, in the event any of the closing conditions are waived after the special meeting, we do not anticipate that we will re-solicit proxies.

Termination

        We and Mergerco may agree by mutual written consent to terminate the Merger Agreement at any time before the effective time. In addition, the Merger Agreement may be terminated:

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  by either party, if the merger is not completed on or before October 31, 2004 unless the non-completion is the proximate result of a breach in any material aspect of the obligations under the agreement of the party wishing to terminate;

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  by either party, if a court of competent jurisdiction or an administrative, governmental, or regulatory authority has issued a final nonappealable order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

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  by either party, if our stockholders do not approve the Merger Agreement;

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  by Mergerco, if (i) we have breached our non-solicitation obligations under the Merger Agreement, or (ii) our board of directors or the special committee has recommended to our stockholders any other acquisition proposal or have resolved or announced an intention to do so, or (iii) our board of directors or the special committee has withdrawn or modified in a manner adverse to Mergerco its approval or recommendation of the merger, or (iv) a tender offer or exchange offer for 25% or more of the outstanding shares of our common stock is announced or commenced, and either (A) our board of directors or the special committee recommends acceptance of such tender offer or exchange offer by our stockholders or (B) within 10 business days after such tender offer or exchange offer is so commenced our board of directors or the special committee fails to recommend against acceptance of such tender offer or exchange offer by our stockholders;

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  by Mergerco, if (i) Mergerco is not in material breach of its obligations under the Merger Agreement and (ii) there has been a material breach by us of any of our representations, warranties or obligations under the Merger Agreement such that the conditions in the Merger Agreement will not be satisfied; provided, however, that if such a breach is curable by us and such cure is reasonably likely to be accomplished prior to the applicable date specified in the Merger Agreement, then, for so long as we continue to exercise commercially reasonable efforts to accomplish such cure, Mergerco may not terminate this Merger Agreement under this provision;

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  by us, if (i) we are not in material breach of our obligations under this Agreement and (ii) there has been a material breach by Mergerco of any of its representations, warranties or obligations under the Merger Agreement such that the conditions in the Merger Agreement will not be satisfied provided, however, that if such a breach is curable by Mergerco and such cure is reasonably likely to be accomplished prior to the applicable date specified in the Merger Agreement, then, for so long as Mergerco continues to exercise commercially reasonable efforts to accomplish such cure, we may not terminate the Merger Agreement under this provision;

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  by us, if prior to approval of the merger by our stockholders and as a result of a superior proposal, the special committee determines that the failure to terminate the Merger Agreement and accept such superior proposal would be a breach of the fiduciary duties of our board of directors or the special committee and we:

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  provide notice of the proposed termination to Mergerco; and

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  give Mergerco five days to make an offer that is at least as favorable to our stockholders and negotiate in good faith with Mergerco regarding any revised offer.

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  by Mergerco, if holders of more than 5% of our common stock exercise appraisal rights; or

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  by Mergerco, if there has occurred or come into existence a change, event, occurrence, state of facts or development that has had, or could reasonably be expected to have, a material adverse effect on us.

        Subject to limited exceptions, including the survival of any obligations to pay the termination expenses, if the Merger Agreement is terminated, then it will be of no further force or effect. Generally, there will be no liability on the part of us or Mergerco or our respective representatives, and all obligations of the parties will cease. However, no party will be relieved from its obligations with respect to any material breach of the Merger Agreement.

Expense Reimbursement Upon Termination

        The Merger Agreement provides that if the Merger Agreement is terminated, all fees and expenses will be paid by the party incurring them, except for the following, in which case we have agreed to reimburse Mergerco for its out-of-pocket fees and expenses actually and reasonably incurred in connection with the merger:

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  Mergerco terminates the Merger Agreement under the following circumstances:

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  as a result of us breaching our obligation not to solicit or support acquisition proposals;

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  a court of competent jurisdiction or an administrative, governmental, or regulatory authority has issued a final nonappealable order, decree, or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

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  as a result of our breaching our representations, warranties or obligations under the Merger Agreement and failing to cure such breach;

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  holders of more than 5% of our common stock exercise appraisal rights; or

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  there has occurred or come into existence a change, event, occurrence, state of facts or development that has had, or could reasonably be expected to have, a material adverse effect on us;

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  we or Mergerco terminates the Merger Agreement because the merger was not completed on or before October 31, 2004, unless the non-completion is the result of a breach of any covenant, representation or warranty by Mergerco;

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  we terminate the Merger Agreement because our board of directors or the special committee has approved a superior proposal; or

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  we or Mergerco terminates the Merger Agreement because our stockholders do not approve and adopt the Merger Agreement and the merger.

INFORMATION RELATING TO TROY GROUP, INC.

General

        We offer a full range of products to our customers in two primary product lines: Secure Payment Systems and Wireless and Connectivity Solutions. Secure Payment Systems include Security Printing Solutions which enable the secure printing and management of checks, and Financial Service Solutions which enable secure electronic payments. Wireless and Connectivity Solutions includes hardware and software solutions that enable enterprises to share intelligent devices, such as printers, either wirelessly or using traditional networks.

        We serve a wide variety of industries including financial services, insurance, telecommunications, computer hardware, automotive, personnel, government and others. We distribute our solutions around the world and market our products through a network of distributors and value-added resellers and a direct sales force. More than 7,000 customers have purchased our products and services during the last 12 months.

  Secure Payment Systems

        Security Printing Solutions include state-of-the-art payment systems ranging from high security digital check printing solutions to remote payment solutions. We have been a leading provider of MICR (magnetic ink character recognition) check printing solutions since 1971. The U.S. Treasury prints most of its checks using our equipment. We are one of the largest manufacturers of desktop MICR toner in the USA, providing specialty MICR toner for TROY and non-TROY MICR printers. In addition, we are a leading provider of ribbons for impact MICR printers. Our products provide our customers with payment solutions that offer security, speed, flexibility and efficiency.

        Financial Services Solutions offer premiere electronic payment software and services. We specialize in developing ACH (Automated Clearing House) origination and processing software, as well as Internet check payment solutions. According to the National Automated Clearing House Association (NACHA), over 12,000 ACH system participants settle over six billion payment transactions each year. We have developed an expertise in this technology and today have several software and processing solutions that serve both our bank and commercial customers. Our systems, products and services all support the rapidly growing ACH financial settlement process, which is at the root of most commercial online transactions.

        AT&T Corporation, Bank of America Corporation, Farmers Group, Inc. (Farmers Insurance), Fidelity Investments, Hitachi Koki, IBM, J.P. Morgan Chase, Manpower Inc., Marsh USA, Paychex, Inc., Progressive Insurance, Unisys, U.S. Postal Service, and Wells Fargo & Company are among the Secure Payment Systems customers who have purchased products during the last 12 months

  Wireless and Connectivity Solutions

        Wireless & Connectivity Solutions include hardware and software solutions that enable enterprises to share intelligent devices like printers either wirelessly or using traditional networks. We have been a premiere supplier of hardwired network printing solutions since 1991, and we began commercial shipments of our wireless products in 2001.

        Our hardwired network products are recognized worldwide for supporting a large number of protocols and network operating systems. Although we have traditionally focused on printer connectivity (print servers) for local area networks (LANs), our products now enable many different devices to send and receive data and/or to be controlled, monitored, and diagnosed via a LAN and the Internet. Brother Industries, Ltd., Eastman Kodak Company, Oki Data Americas, Inc., Xerox Corp. and DaimlerChrysler AG are among the Wireless and Connectivity customers who have purchased products during the last 12 months.

Organization and Development of Business

        TROY Group, Inc. is the result of various mergers and acquisitions by a company originally founded in 1982. The founding company adopted the TROY Group name and incorporated in California in 1996 and reincorporated in Delaware in May 1998. Today, we are organized into two business segments: Secure Payment Systems (previously Security Printing Solutions and TROY Systems) and Wireless and Connectivity Solutions (previously TROY Wireless).

        In October 1998, we merged XCD Incorporated, a leading supplier of network connectivity solutions, into TROY Wireless Company, formerly TROY XCD, Inc. This business is now a part of Wireless and Connectivity Solutions.

        In May 1999, we acquired the remaining outstanding shares of Telgate Systems, Inc. (formerly Telgate Equipment Corporation), a Canadian software development company. This business is now a part of Secure Payment Systems.

        In February 2000, we acquired American Development (AMDev), Inc., an ACH (Automated Clearing House) software development and processing company. This business is now a part of Secure Payment Systems.

        In May 2000, we acquired CableNet Technologies, a North Carolina based company which specialized in printer enhancement and connectivity technology, enhancing our technology platform to include IBM mainframe and midrange connectivity capabilities, as well as security and forms management products. This business is now part of Wireless and Connectivity Solutions.

        In May 2001, we acquired the hardware printing solutions operations of Extended Systems Incorporated ("Extended Systems"), significantly enhancing our distribution capabilities, technology portfolio and customer base in this area of our business. This business line is now a part of Wireless and Connectivity Solutions.

        On March 21, 2003, TROY announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement") with Dirk, Inc., a Delaware corporation controlled by Patrick J. Dirk and his family members. Under the terms of the Merger Agreement, Dirk, Inc. would merge with TROY (the "Merger") and stockholders of TROY (other than Dirk, Inc., the Dirk family members and officers and directors of Dirk, Inc. and TROY) would receive $2.76 per share, in cash, for each outstanding share of TROY common stock owned by such stockholders. On September 18, 2003, TROY announced that its stockholders had voted against approval of the Merger Agreement, and as a result the Merger Agreement was terminated.

        Our principal executive offices are located at 2331 South Pullman Street, Santa Ana, California 92705, and our telephone number at that location is (949) 250-3280. Information regarding our reportable business segments and geographical information is contained in Note 13 to our financial statements, and is incorporated in this section by reference.

Products

  Secure Payment Systems

        Our Secure Payment Systems business segment provides payment systems ranging from high security digital check printing systems to electronic payment and funds transfer solutions. Our systems are used to transfer funds between bank accounts using paper checks or electronic ACH processes. Our products provide our customers with payment solutions that offer security, speed, flexibility and efficiency.

        Over the past decade there has been a dramatic shift from mainframe computer systems to networked computing environments. Due to this fundamental shift in the way corporations store and manage financial payment data, IT departments are now faced with the challenge of providing users with secure methods to make financial payments remotely and maintain control over cash. Our Secure Payment Systems business segment, through our MICR desktop check printing system, was one of the first to develop a technology to effectively distribute payments electronically to multiple end-users both within and outside an organization.

        The emergence and adoption of enterprise-wide and web-based software applications is also changing the way organizations generate and securely distribute financial payments. Although many software applications include basic financial reporting functionality, they generally do not adequately address an enterprise's need to electronically transmit and output financial payments across networked computing environments or the Web. Secure Payment Systems is focused on systems for back office processing as well as web, stand-alone or networked payment initiation.

        We have been experts in the payment systems marketplace since 1971, and our experience has helped make us a worldwide provider of secure financial payment systems. Today, our services include a full array of secure payment solutions capable of addressing both print and electronic situations. Secure Payment Systems' products are now organized into two product groups: Security Printing Solutions, and Financial Service Solutions.

        Security Printing Solutions.    We began developing MICR check printing systems in 1971 and today we are a worldwide provider of MICR check printing systems and related supplies. In 1984 we began installing secure payment systems for the U.S. Treasury that are still in operation today. With the advent of laser technology and networking, we have expanded our products to serve the needs of virtually every business that issues a check.

        Today with our technology, laser printers have the ability to print unique output such as the MICR line on the bottom of a check. MICR lines are printed with a magnetic ink or toner that, when magnetized, emits a magnetic signal that identifies each unique character. If the shape and/or the magnetic properties of the characters do not meet specified standards, the banking system will reject the document, which could cause costly manual handling. Our skill has been to develop printers and supplies that can print high-quality financial documents using blank paper stock. Checks printed on our systems consistently exceed banking standards.

        Our MICR check printing systems include hardware, firmware, software and imaging supplies that provide customers with functions not offered by most major OEMs (original equipment manufacturers). Our technologies enable laser printers to print MICR lines, graphics, bar codes and forms. They also enable a printer to perform other functions not offered by most printer manufacturers, such as auditing, status checking and security. These features increase an enterprise's flexibility and customer service capabilities, eliminate costs associated with forms obsolescence and enhance document security.

        We have been a strategic partner with Hewlett-Packard ("HP") since 1993. This relationship provides our customers with all of the benefits of high-quality payment solutions combined with the features, functionality, and reliability provided by HP printers. We offer various levels of high-quality MICR payment solutions based on laser technology. Our laser solutions range in print speeds from 15 to 50 pages per minute and combine laser-quality business documents with high-quality MICR coding.

        Our most advanced printing systems incorporate additional security features such as encryption/decryption, MICR sensors, password protection, key locks, and TROY's exclusive special watermarking technology, TROYmark™. This high-quality line of MICR printers is ideal for customers who require a more dedicated and fully secure financial payment solution.

        We have been certified by the London-based Association for Payment Clearing Services (APACS) as complying with the organization's standards for secure check printers. APACS is a British banking organization that sets the standards for check writing as well as all aspects of money transmission and payments-related activities in the United Kingdom. The APACS standard is considered one of the most stringent in the world.

        We also offer our own proprietary MICR software solutions that streamline payment processes by printing checks with security and ease on blank check stock. Authorized finance, accounts payable and payroll staff can merge accounting data with our software to create and print checks securely and easily from different bank accounts, using multiple signatures, in a one-step process. Our two primary check printing solutions are ChequeScribe I and ChequeScribe II Secure.

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  ChequeScribe I is a 32 bit Windows application used by banks, credit unions and savings & loan branches for on-demand new account check, cashier check, money order or loan payment coupon printing. With ChequeScribe I, customers have immediate access to personalized new account checks, custom loan coupons, and convenient bank payment products.

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  ChequeScribe II Secure is a 32-bit check printing application compatible with Windows, UNIX, AS400 and mainframe-based accounting and payroll systems. ChequeScribe II Secure enables our customers to print checks securely and easily from different bank accounts using multiple signatures in a one-step process. This innovative solution streamlines check payment creation and prints checks on blank check paper with multi-layered security. It is capable of integrating with a wide array of commercial accounting applications, including Great Plains, Peoplesoft, SAP, SunSystems, ACCPAC, Oracle and many more.

        Laser payment solutions require imaging supplies on an ongoing basis. We develop and market imaging supplies that are uniquely formulated for specific output devices. As new output devices are developed, our chemical engineers combine their expertise with our advanced research and development equipment to design proprietary formulations. Our imaging supplies are then produced in our sophisticated, computerized manufacturing facility. We are recognized by our customers as a high-quality developer and manufacturer of proprietary imaging supplies. TROY is one of the largest MICR toner manufacturers in the USA and precision-manufactures high quality MICR toner cartridges for laser printers. We also offer other toners, ribbons and accessories for use with other than TROY printing devices, and additional supplies which include fluorescent and indelible ribbons, post-encoding ribbons, jumbo rolls, standard toner, paper handling accessories and check security paper. In addition, we offer the TROY laser indelible solution that combines a special toner and coated paper for use in certain TROY and HP printers. When printed the toner is absorbed into the paper creating a permanent image. We have applied for patents on this solution and intend to sell it into security markets. We currently have several beta sites for the products; however, we do not have any data indicating this will be a successful product. We also offer maintenance contracts to our customers on an annual, monthly and hourly basis. A major part of our maintenance work is subcontracted to third party vendors.

        Financial Service Solutions.    We specialize in developing ACH (Automated Clearing House) origination and processing software, as well as Internet check payment solutions. According to the National Automated Clearing House Association (NACHA), over 12,000 ACH system participants settle over six billion payment transactions each year. We have developed an expertise in this technology and today have several software and processing solutions that serve both our bank and commercial customers. Our systems, products and services all support the rapidly growing ACH financial settlement process, which is at the root of virtually every commercial online transaction.

        Our software and services consist of the following:

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  StarACH is our newest Windows-based ACH software product. StarACH is an enterprise-class, Internet-ready system capable of high-speed processing. It provides an alternative to the legacy mainframe-based ACH systems that are still being used by most banks.

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  VIP and NOVA are our Windows-based ACH software systems for small and medium transaction originators. These systems support the requirements of financial institutions for in-house processing of ACH items. These systems provide a simple, inexpensive solution to banks, credit unions and savings and loans upgrading from manual Fedline entry of ACH transactions.

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  AutoDraft is our desktop ACH origination system for corporate users in networked or stand-alone situations. This software system provides a full array of ACH transaction types, simplified database entry and management as well as NACHA file formatting. Batch transaction files are transmitted to the bank or to our Nashville Data Center for TROY ACH processing. AutoDraft is a flexible, inexpensive solution to electronic payments, collections, payroll and other disbursements.

  •
  eCheck Secure™ is our hosted online check service for web merchants and online brokerage firms. eCheck Secure features an interactive, real-time link with a leading check verification service for data validation.

  •
  ACH transaction processing services were provided in fiscal year 2002 through our various banking relationships, but were discontinued in the first quarter of fiscal year 2003.

  •
  OriginNet is our newest Internet product that will be launched in early 2004. OriginNet allows users to leverage the ubiquitous Internet technology to create ACH files. This increases the speed of centralizing and managing ACH transactions from an unlimited number of customers and branch locations.

  •
  ProcessMaster is a new software product that will be launched in 2004. ProcessMaster is designed for small to medium size customers who are looking for robust functionality to streamline their ACH operations. Features include risk management controls to set file limits and manage incoming and outgoing ACH files, as well as warehouse query features that reduce the stress of handling many ACH transactions.

  Wireless and Connectivity Solutions

        Our Wireless and Connectivity Solutions business segment provides hardware and software solutions that enable enterprises to share intelligent devices like printers either wirelessly or using traditional networks. Our Wireless and Connectivity Solutions business segment has been a supplier of hardwired network printing solutions since 1991. Our wireless products allow a range of devices to exchange information via Bluetooth™ and 802.11b short-range radio connections. Wireless and Connectivity Solutions Products are organized in two product groups: connectivity products and wireless products.

        Connectivity Products.    Our connectivity products support a number of protocols and network operating systems. Although we have traditionally focused on printer connectivity (print servers) for local area networks (LANs), our products now enable devices to send and receive data and/or to be controlled, monitored, and diagnosed via a LAN and the Internet.

        Our connectivity products include:

  •
  XJet. The XJet Ethernet and Fast Ethernet print servers plug into the internal slot of Hewlett-Packard LaserJet® printers.

  •
  Pony, Xconnect, PocketPro, and ExtendNet. These print servers support 1, 2, or 4 printers and work on Ethernet and/or Fast Ethernet networks.

  •
  Serial Server. The Serial Server connects a wide range of devices, such as medical instrumentation, numerical control equipment, LED signs to Ethernet networks.

  •
  Soft Print Server. The Soft Print Server is a software solution that can be integrated into our customer's product and provides the same benefits as exist in our hardware solutions.

  •
  OEM products. TROY develops custom hardware products for OEM applications.

        Wireless Products.    Over the past several years, there has been increased adoption of various mobile computing technologies. As a result, computer users are now faced with the challenge of outputting data from mobile devices through stationary PC/peripheral configurations and/or local area networks ("LANs") that are not specifically configured to interoperate with the mobile data sources. In this new age of mobile information, there is a growing need for intelligent devices such as PC's, cellular telephones, Personal Digital Assistants (PDA's), printers, and digital cameras to exchange information with each other.

        We provide a range of products that enable users of these new devices to print information over wireless networks without the need to install device-specific driver software. Our wireless products are hardware and software solutions that address both 802.11b and Bluetooth, which are the two emerging industry standards for short-distance wireless communications within a single building.

        Our current 802.11b Products include:

  •
  EtherWind™ Wireless Print Server. Our EtherWind Print Server features support for networking protocol standards, and has interoperability with most printers, operating systems, and other 802.11b products (e.g. PCMCIA cards and access points).

  •
  EtherSync™ PC Wireless Card. Our EtherSync PC Card works with most laptop computers to deliver wireless network access and the freedom to print from anywhere within our customer's home or office.

  •
  EtherBridge Ethernet 802.11b Bridge. Our EtherBridge provides 801.11b connectivity to networked printers and other networked industrial devices.

  •
  OEM Modules. Our OEM modules provide custom embedded solutions to our customer's applications, from middleware/firmware to turnkey hardware/firmware solutions.

        Bluetooth is a low-cost wireless technology that is especially useful for enabling small, battery-powered mobile devices like cellular telephones to communicate with other mobile or fixed devices at distances up to 10 meters (33.7 feet).

        Our current Bluetooth products include:

  •
  WindConnectII™ Print Adapter. Our WindConnectII™ Print Adapter can be attached to most printers enabling them to receive data without wires or cables and print from PCs, laptops, PDA's and cellular phones.

  •
  OEM Modules. We provide custom embedded solutions to our customer's applications, from middleware/firmware to turnkey hardware/firmware solutions.

Business Strategies

        Our goal is to increase shareholder value through profitable growth, and we intend to pursue this goal by focusing on the following strategies.

        Develop New Products for our Customers. We achieved a leadership position in MICR check printing by investing in research and development, introducing high-quality products and focusing on satisfying the needs of both our OEM customers and end users. We intend to continue to invest in research and development to enhance our current technologies and to introduce new products based on input from our existing customers.

        Expand Distribution Channels. We believe that expanding both our U.S. and International distribution channels is an important component of our growth strategy. As a result, we are actively recruiting distributors, dealers and VARs (Value Added Resellers) both domestically and internationally.

        Leverage Strategic Alliances. We currently partner with various software, firmware, hardware and financial service companies in offering solutions that assist us in meeting our customers' needs. We intend to continue to aggressively pursue new strategic alliances that we believe will enable us to enter new markets, expand our distribution channels and enhance our product and service offerings. We currently have management resources dedicated to developing these types of strategic alliances.

        Improve Manufacturing and Operating Costs. In addition to reviewing all operations for cost reduction opportunities, we are implementing a new ERP (enterprise resource planning) system. We expect this system to improve operational efficiencies and work flows, eliminate several manual systems, improve customer service and reduce cost. We intend to continue to review the performance of our business segments and product lines to determine if we will invest, maintain or discontinue those operations. We evaluate business performance based on profitability, competitive advantage in the market and growth potential.

        There can be no assurance that we will be successful in pursuing these business strategies, which necessarily involve certain risks (see "Certain Important Factors" on page 83).

Research and Product Development

        We are committed to growing our business through research and development, and it is one of our major business strategies. We seek customer feedback in the product design process in order to meet changing requirements, and are committed to developing functional and integrated solutions in a rapid and efficient manner. As of July 31, 2004, we employed approximately 29 persons in our research and development efforts. Our highly trained staff of software, electrical, mechanical and chemical engineers is focused on principal research and development activities such as:

  •
  developing secure printing solutions;

  •
  creating proprietary imaging supplies;

  •
  developing software and firmware for Wireless and Connectivity products;

  •
  developing new products that provide solutions for our strategic business partners; and

  •
  developing electronic payment solutions.

Support Services

        We offer technical support, maintenance and on-site services, portions of which are provided by third parties. We provide technical support through a toll-free telephone line and through our web site at www.troygroup.com. We also provide on-site service through yearly maintenance contracts or on a time-and-materials basis.

        In addition to our technical support, maintenance and on-site services, we have maintained the MICR Technology Center, a research group dedicated to providing solutions for MICR document processing problems. Members of the testing facility for this research group have the ability to examine all aspects of the MICR printing process to pinpoint where improvements can be made and to ensure the highest-quality MICR line.

Sales and Marketing

        Our two business segments, Secure Payment Systems and Wireless and Connectivity Solutions, have independent sales and marketing organizations. They focus on their respective product groups. They are similar in that they market products to Fortune 1000 companies through a direct sales force, and to small and mid-size businesses primarily through a network of distributors and value-added resellers. Our products are represented internationally, primarily through a distributor network.

        Our Secure Payment Systems segment markets check printing solutions to financial services, insurance, telecommunications, computer hardware, automotive, personnel, government and other customers. Our base of more than 5,000 active Secure Payment Systems customers include many Fortune 1000 companies and the AT&T Corporation, Bank of America Corporation, Farmers Group, Inc. (Farmers Insurance), Fidelity Investments, Hitachi Koki, IBM, J.P. Morgan Chase Bank, Manpower Inc., Marsh USA, Paychex, Inc., Progressive Insurance, Unisys, U.S. Postal Service, and Wells Fargo & Company are among the Secure Payment Systems customers that purchased payment products during the last 12 months.

        We sell our Wireless and Connectivity Solutions through OEM partners, value-added resellers, distributors and directly to corporations. Our OEM customers include companies such as Oki Data Americas, Monarch, Zebra, Brother, and Eastman Kodak, We have co-marketing arrangements with Sony Europe, Compaq, and Kyocera. Through our German sales team, we sell directly to major corporations such as Daimler Chrysler and Siemens.

        We promote our products through our web site, trade shows, advertising and direct marketing materials as well as referrals from our strategic business partners, including Texas Instruments, Atmel, Intersil Corporation, HP, IBM, and Standard Register.

Strategic Relationships

        In fiscal year 2003, we continued to establish and enhance relationships with key industry and technology partners.

        The digital check printer market continues to be an important part of our business, and we are continuing to develop new products to address the needs of the market. Since 1993, we have also maintained a strategic relationship with HP's various printing groups. In addition, we are a member of HP's LaserJet Integrated Solutions Partner Support Program (ISPS), a select group of third-party solutions partners. As a member of this group, we work with HP on architecture issues for new product development. We also entered into a technology co-development agreement with HP to develop a next generation Bluetooth printer adapter. We anticipate that this technology will be integrated into HP and TROY Bluetooth products in 2004. We believe that our relationship with HP gives us a competitive advantage in marketing our products, primarily because of HP's reputation as the leading provider of laser printers throughout the world.

        We have a joint marketing relationship with IBM, the world leader in the development and manufacture of advanced information technology. In an agreement with TROY, IBM has agreed to purchase from us all of its MICR toner requirements for the IBM 3900, InfoPrint 4000, and the soon-to-be-released IBM 4100 family of high-speed laser printers.

        We are an OEM supplier to Standard Register. Standard Register is a recognized leader in delivering document management systems, products and services to healthcare, financial and general business markets. We private-label MICR and multi-purpose printers for Standard Register,

        During fiscal 2003 we continued to ship our EtherWind 802.11b print server to Epson as part of an OEM agreement in which the EtherWind is bundled with the Epson Stylus C82 inkjet printer.

Competition

        The market for our products is highly competitive and subject to rapid technological change. We compete principally on the basis of the quality, flexibility, convenience and security of our products and services. Overall, we believe that we are well positioned in our industry and compete favorably as a result of:

  •
  our highly trained team of software, firmware, electrical, mechanical and chemical engineers and programmers;

  •
  our commitment to understanding the changing needs of our marketplace;

  •
  our ability to develop new solutions to meet those needs;

  •
  the breadth of our products' features;

  •
  our reputation for knowledge, technical expertise and professionalism;

  •
  the strength and scope of our strategic relationships;

  •
  our capable and reliable technical support capabilities; and

  •
  a historical and ongoing commitment to quality.

  Secure Payment Systems

        Security Printing Solutions.    Our primary competitors in networked computer payment solutions are Source Technologies, Xerox, ACOM Solutions, and Rosetta. We believe that our current relationship with HP gives us a competitive advantage in the MICR printing market, primarily because of HP's reputation as the leading provider of laser printers worldwide.

        We compete in the specialty toner and ribbon market primarily on the basis of quality and service. Color Image is our most significant competitor with respect to our toner products. Our significant competitors with respect to ribbons are Nu-Kote International, Fuji Copian Corporation and Columbia. We position ourselves as a full-service provider, with a pricing strategy that reflects our quality, reliability, precision of formulation and available customer support. We believe we have been able to maintain a leadership position in the MICR printer and imaging supplies business as a result of advanced technological features (including security), high levels of quality and value-added services.

        Financial Services Solutions.    We develop, market and support a variety of software systems. Our key competitors are CheckFree, Goldleaf Technologies, and Politzer & Haney for ACH processing systems. We believe our software systems have unique features that competitively differentiate them from other providers. We continue to develop enhancements to our core software systems that, we believe, will continue to provide unique capabilities to our software users.

        We are an authorized reseller of Certegy check verification services, formerly Equifax Check Services. Certegy also has other authorized resellers, such as BankServ, Xign and Intellicheck, which provide competitive service offerings. eCheck Secure provides secure online checks and competes with Authorize.net, Deluxe Check, PaybyCheck, and a host of other online check service providers. TROY differentiates itself in real-time verification, coupling a flexible front end with back-office reporting.

  Wireless and Connectivity Solutions

        Wireless Solutions.    The Bluetooth and 802.11b wireless markets are emerging markets. Our primary competitors in the Bluetooth market are MPI, AnyCom and Axis Communications. In addition, HP, NEC and Samsung have delivered Bluetooth capabilities on their lines of printers. Our competitors in the 802.11b printer connectivity market are HP, Buffalo, Linksys, D-Link, Sercomm, and Komatsu. Our primary competitors in the Bluetooth software protocol stack market are Extended Systems Inc.

and Widcomm Inc. Other competitors include IVT Corporation, Stonestreet One, Inc., and several other smaller companies. We believe that our focus on enterprise class functionality and performance are key differentiators in the wireless solutions market.

        Connectivity Solutions.    In the print server market, HP, Axis, S.E.H., Lantronix, Silex and Lexmark offer competing products that are suitable for multiprotocol enterprise network printing applications. There are many other commodity print servers, including very low-cost products, but such commodity print servers are not usually suitable for enterprise networks due to inadequate protocol support and features, limited customer support and low performance. In addition, we believe our support of both PrintraNet and IPP Internet connectivity provides an advantage over many of our competitors. Although HP makes print servers, we do not generally consider them a direct competitor. This is because we are a HP partner providing DEC and Banyan VINES connectivity solutions that are not available on HP products.

Intellectual Property

        We have certain proprietary printing system components, manufacturing processes, information, knowledge, trademarks and tradenames. We rely on a combination of patent, trademark, trade secret and other intellectual property laws, nondisclosure agreements with employees and internal confidentiality measures to protect our intellectual property rights and confidential information. We seek patents from time to time on products and processes. The decision to seek additional patents is based on an analysis of various business considerations such as the cost of obtaining a patent, the likely scope of patent protection and the benefits of patent protection relative to relying on trade secrets protection and other measures. We also rely on specialized know-how and continuing technological innovation to develop and maintain our competitive position.

        As of July 31, 2004, we held seven United States patents. Our existing patents primarily cover components of our impact printing systems and proprietary consumables. There can be no assurance that our issued patents will provide meaningful protection of our products and technologies. In addition, patent applications can be denied or significantly reduced before issuance. Moreover, there can be no assurance that third parties will not assert intellectual property infringement claims against us or that, if such claims are asserted, we would prevail or be able to obtain any necessary licenses.

        We believe that our proprietary manufacturing processes and techniques, materials expertise and trade secrets may provide us with a competitive advantage as important as, if not more important than, patent protection. We seek to maintain the confidentiality of this proprietary information by requiring employees who have access to proprietary information to sign confidentiality agreements and by limiting its disclosure to outside parties. There can be no assurance, however, that these measures will provide us with adequate protection of our proprietary information or with adequate remedies in the event of unauthorized use or disclosure. In addition, there can be no assurance that our competitors will not independently develop or otherwise gain access to processes, techniques or trade secrets that are similar or superior to ours. Finally, as with patent rights, legal action to enforce trade secret rights can be lengthy and costly, with no guarantee of success.

Environmental and Regulatory Matters

        Our MICR printer and imaging supplies manufacturing operations are subject to numerous domestic and international laws and regulations, particularly relating to environmental matters that impose limitations on the discharge of pollutants into the air, water and soil and establish standards for the treatment, storage and disposal of solid and hazardous wastes. We are also required to have permits from a number of governmental agencies in order to conduct various aspects of our business. Compliance with these laws and regulations is not expected to have a material adverse effect on our capital expenditures, earnings or competitive position. There can be no assurance, however, that future changes in environmental laws or regulations, or in the criteria required to obtain or maintain necessary permits, will not have a material adverse effect on our operations.

Employees

        As of July 31, 2004, we employed approximately 220 persons. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We have not experienced any work stoppages and consider relations with our employees to be good.

Available Information

        Our Web Site is http://www.troygroup.com. We make available free of charge, on or through our Web Site, our annual, quarterly and current reports, as well as any amendments to these reports, as soon as reasonably practicable after electronically filing these reports with the Securities and Exchange Commission. Information contained on our Web Site is not a part of this report. We have adopted a code of ethics applicable to our principal executive, financial and accounting officers. We make our code of ethics available free of charge upon request.

Properties

        We currently lease approximately 37,000 square feet of space for our headquarters in Santa Ana, California. Our other facilities are located in Wheeling, West Virginia, where we lease approximately 77,000 square feet for a manufacturing facility; in Nashville, Tennessee, where we lease approximately 5,300 square feet; in Coquitlam, British Columbia, where we lease approximately 3,900 square feet; and in Herrenberg, Germany, where we lease 6,000 square feet. We consider our present facilities to be sufficient for our current operations. The facilities in Santa Ana, California, Wheeling, West Virginia, Nashville, Tennessee, and Coquitlam, British Columbia are used by the Secure Payment Systems business segment. The facilities in Santa Ana, California, Wheeling, West Virginia, and Herrenberg, Germany are used by the Wireless and Connectivity Solutions business segment.

Legal Proceedings

        On November 21, 2002, Tom Lloyd filed an action in the Superior Court of the State of California in and for Orange County against TROY and our directors, alleging that defendants breached their fiduciary duties in connection with the proposed merger between us and a subsidiary in 2003 by attempting to provide the Dirk family with preferential treatment in connection with their efforts to complete a sale of the TROY. The complaint sought to enjoin an acquisition of TROY by the Dirk family, as well as attorneys' fees. Following termination of the merger agreement, the plaintiff filed a motion for dismissal of the action and award of attorney's fees and expenses of $387,250. TROY filed a motion in support of the plaintiff's motion for dismissal of the action and in opposition to plaintiff's motion for fees. On March 4. 2004, the court issued a ruling granting the motion for dismissal with prejudice, and granting the motion for attorney's fees of $175,000. On April 30, 2004, TROY filed a motion of appeal of the award of attorney's fees. TROY has accrued an estimate of expenses to be incurred in connection with this litigation in fiscal 2003 in excess of the deductible amount, which was recorded as an expense in the fiscal 2002 financial statements.

        Following the announcement of the merger, Osmium Partners LLC, Ralph Hamer, Roy Liedtkie ("Liedtkie"), and Tilson Growth Fund, L.P. ("Tilson"), filed purported class action complaints in the California Superior Court for Orange County against TROY and our directors. In all four actions plaintiffs allege that defendants breached their fiduciary duties in connection with the merger by attempting to provide the Dirk family with preferential treatment in connection with their efforts to complete a sale of TROY. Plaintiffs in all four actions seek declaratory relief, an order enjoining the acquisition, and attorneys' fees. The Liedtkie complaint also names Dirk, Inc. and seeks damages. On July 28, 2004, the parties stipulated, subject to Court approval, to consolidate these four actions and all four plaintiffs agreed to adopt the allegations of the Tilson complaint. Discovery has commenced, but no trial date has been set in any of these actions. If these actions are successful in enjoining the transaction, it could have a material adverse effect on our business, financial position, or results of operations. Currently, the amount of such an adverse effect cannot be estimated.

SELECTED FINANCIAL DATA

        The following selected consolidated statement of operations data for the fiscal years ended November 30, 2003, 2002 and 2001 and the selected consolidated balance sheet data as of November 30, 2003 and 2002 are derived from our consolidated financial statements that are included elsewhere in this proxy statement. The selected consolidated statement of operations data for the six months ended May 31, 2004 and 2003 and the selected consolidated balance sheet data as of May 31, 2004 are derived from our unaudited consolidated financial statements included elsewhere in this proxy statement. The selected consolidated statement of operations data for the fiscal years ended November 30, 2000 and 1999 and the selected consolidated balance sheet data as of November 30, 2001, 2000 and 1999 are derived from our audited consolidated financial statements not included in this proxy statement. The selected consolidated balance sheet data as of May 31, 2003 is derived from our unaudited financial statements not included in this proxy statement. Our unaudited consolidated financial statements have been prepared by us on a basis consistent with our annual audited consolidated financial statements and, in the opinion of our management, contain all normal recurring adjustments necessary for a fair presentation of the consolidated financial position and the results of operations for the applicable periods. Operating results for the six months ended May 31, 2004 are not necessarily indicative of the results that may be expected for the entire year. The information set forth below should be read in conjunction with our consolidated financial statements and notes thereto and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

Summary Statements of Operations Data:
(in thousands, except per share data)

						Six Months Ended May 31,
For the year ended November 30:
	1999	2000	2001	2002	2003	2003	2004
						(unaudited)	(unaudited)
Net sales	$59,121	$52,310	$49,218	$54,998	$56,576	$27,803	$28,039
Gross profit	22,531	22,257	18,452	16,987	21,813	11,172	11,010
Net income (loss)	5,827	2,407	(5,945)	(3,175)	1,020	472	360
Basic net income (loss) per share	0.67	0.22	(0.55)	(0.30)	0.10	0.04	0.03
Diluted net income (loss) per share	0.64	0.21	(0.55)	(0.30)	0.10	0.04	0.03
Weighted average diluted shares outstanding	9,116	11,369	10,775	10,647	10,650	10,650	10,644

Summary Balance Sheet Data:
(in thousands)

						Six Months Ended May 31,
At November 30:
	1999	2000	2001	2002	2003	2003	2004
						(unaudited)	(unaudited)
Working capital	$25,011	$24,903	$21,170	$19,317	$18,939	$19,820	$19,767
Total assets	37,058	42,575	37,007	33,539	34,960	32,897	35,800
Long-term debt (net of current portion)	331	272	193	120	—	82	—
Stockholders' equity	29,795	35,615	28,732	25,626	26,659	26,187	26,988

QUARTERLY FINANCIAL DATA

        The following table sets forth selected unaudited financial information of TROY for the ten quarters in the period ended February 29, 2004. This information has been prepared on a basis consistent with our annual audited consolidated financial statements and, in the opinion of our management, contain all normal recurring adjustments necessary for a fair presentation.

Fiscal 2004 (unaudited)
(in thousands, except per share data)

	First Quarter	Second Quarter
Net sales	$13,617	$14,422
Gross profit	5,344	5,666
Operating income	490	43
Net income	320	40
Net income per share:
Basic	.03	—
Diluted	.03	—

Fiscal 2003 (unaudited)
(in thousands, except per share data)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net sales	$14,408	$13,395	$14,671	$14,102
Gross profit	5,970	5,202	5,035	5,606
Operating income	468	278	169	665
Net income	282	190	107	441
Net income per share:
Basic	.03	.02	.01	.04
Diluted	.03	.02	.01	.04

Fiscal 2002 (unaudited)
(in thousands, except per share data)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net sales	$13,571	$14,025	$13,649	$13,753
Gross profit	5,414	5,538	3,335	2,700
Operating loss	(298)	(202)	(1,806)	(2,618)
Net loss	(180)	(112)	(1,165)	(1,718)
Net loss per share:
Basic	(.02)	(.01)	(.11)	(.16)
Diluted	(.02)	(.01)	(.11)	(.16)

        In the fourth quarter of fiscal year 2002, we performed an extensive analysis of the Wireless and Connectivity segment due to changes in the economic, technical and competitive conditions that occurred during this period. As a result of this analysis, we recorded a charge for excess and obsolete inventories of $1,878,000, and recorded an amortization charge of $707,000 to write down capitalized software development costs to net realizable value during the fourth quarter.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Background

        TROY offers a full range of products to its customers in two primary product lines: Secure Payment Systems (previously Security Printing Solutions and TROY Systems), and Wireless and Connectivity Solutions (previously TROY Wireless). Secure Payment Systems include Security Printing Solutions which enable the secure printing and management of checks and Financial Service Solutions which enable secure electronic payments. Wireless and Connectivity Solutions include hardware and software solutions that enable enterprises to share intelligent devices, such as printers, either wirelessly or using traditional networks.

        Our products have been adopted in a wide variety of industries, including electronic bill payment utilities, retail and brokerage firms, telecommunications, financial services, insurance, computer hardware, automotive, personnel and others. The Company markets its products in 55 countries and has more than 7,000 active customers, including many Fortune 1000 companies. In fiscal years 2001, 2002, and 2003 there were no customers who accounted for 10% or more of the Company's net sales.

  Secure Payment Systems

        Security Printing Solutions include state-of-the-art payment systems ranging from high security digital check printing solutions to remote payment solutions. We have been a leading provider of MICR (magnetic ink character recognition) check printing solutions since 1971. The U.S. Treasury prints most of its checks using our equipment. We are the largest manufacturer of desktop MICR toner in the USA, providing specialty MICR toner for TROY and non-TROY MICR printers. In addition, TROY is a leading provider of ribbons for impact MICR printers. Our products provide our customers with payment solutions that offer security, speed, flexibility and efficiency.

        Financial Services Solutions offer premiere electronic payment software and services. We specialize in developing ACH origination and processing software, as well as Internet check payment solutions. According to the NACHA, over 12,000 ACH system participants settle over six billion payment transactions each year. We have developed an expertise in this technology and today have several software and processing solutions that serve both our bank and commercial customers. Our systems, products and services all support the rapidly growing ACH financial settlement process, which is at the root of most commercial online transactions.

        AT&T Corporation, Bank of America Corporation, Farmers Group, Inc. (Farmers Insurance), Fidelity Investments, Hitachi Koki, IBM, J.P. Morgan Chase Bank, Manpower Inc., Marsh USA, Paychex, Inc., Progressive Insurance, Unisys, U.S. Postal Service, and Wells Fargo & Company are among the Secure Payment Systems customers who have purchased products during the last 12 months.

  Wireless and Connectivity Solutions

        Wireless & Connectivity Solutions include hardware and software solutions that enable enterprises to share intelligent devices like printers either wirelessly or using traditional networks. We have been a premiere supplier of hardwired network printing solutions since 1991, and we began commercial shipments of our wireless products in 2001.

        Our hardwired network products are recognized worldwide for supporting a large number of protocols and network operating systems. Although we have traditionally focused on printer connectivity (print servers) for local area networks (LANs), our products now enable many different devices to send and receive data and/or to be controlled, monitored, and diagnosed via a LAN and the Internet. Brother Industries, Ltd., Eastman Kodak Company, Oki Data Americas, Inc., Xerox Corp.

and DaimlerChrysler AG are among Wireless and Connectivity Solutions customers who have purchased products during the last 12 months.

Results of Operations

        The following table sets forth, for the periods indicated, certain information derived from our consolidated statements of operations expressed as a percentage of net sales:

	Fiscal Year Ended November 30,			Three Months Ended May 31,		Six Months Ended May 31,
	2001	2002	2003	2003	2004	2003	2004
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	62.5	69.1	61.5	61.2	60.7	59.8	60.7
Gross Profit	37.5	30.9	38.5	38.8	39.3	40.2	39.3
Selling, general and administrative expenses	31.9	27.1	25.9	27.5	31.2	27.7	28.9
Research and development expenses	12.2	12.5	9.6	9.2	7.6	9.7	8.3
Amortization of long-lived assets	2.5	0.3	0.2	—	0.2	0.1	0.2
Impairment of long-lived assets	11.5	—	—	—	—	—	—
Operating income (loss)	(20.6)	(9.0)	2.8	2.1	0.3	2.7	1.9
Interest income	1.0	0.2	0.1	0.1	0.2	0.1	0.2
Interest expense	(0.2)	—	—	—	—	—	—
Income (loss) before income taxes	(19.8)	(8.8)	2.9	2.2	0.5	2.8	2.1
Provision for income taxes (credit)	(7.7)	(3.0)	1.1	0.8	0.2	1.1	0.8
Net income (loss)	(12.1)	(5.8)	1.8	1.4	0.3	1.7	1.3

Three Months Ended May 31, 2004 Compared to Three Months Ended May 31, 2003

  Net Sales

        Net sales by product segment and related percent changes are as follows:

	Three months ended May 31,
	2004	2003	Percent Change
	(amounts in millions)
Net sales:
Secure Payment Systems	$9.9	$10.1	(2.1)%
Wireless and Connectivity Solutions	4.5	3.3	37.6%

	$14.4	$13.4	7.7%

        Net sales in the three months ended May 31, 2004 increased by $1.0 million, or 7.7%, to $14.4 million from $13.4 million in the three months ended May 31, 2003. The increase in sales was primarily due to a $1.2 million increase in revenue from our Wireless and Connectivity print server sales and royalties, partially offset by a $0.2 million decline in sales of MICR printers and supplies and StarACH software, both in our Secure Payment Systems segment. Net sales were not significantly affected by price changes.

  Gross Profit

        Gross profit, related percent changes and percent of total sales are as follows:

	Three months ended May 31,			Percent of Total Sales
	2004	2003	Percent Change	2004	2003
	(amounts in millions)
Gross profit	$5.7	$5.2	8.9%	39.3%	38.8%

        Gross profit increased in the three months ended May 31, 2004 from the three months ended May 31, 2003, primarily due to increased sales of Wireless and Connectivity products, partially offset by decreased sales of Secure Payment Systems products and the impairment charge of $284,000, related to ACH software (see Note 4). Gross profit as a percent of sales will fluctuate based on shifts in the mix of products sold. Gross profit was not significantly affected by price changes.

  Selling, General and Administrative Expenses.

        Selling, general and administrative expenses, related percent changes and percent of total sales are as follows:

	Three months ended May 31,			Percent of Total Sales
	2004	2003	Percent Change	2004	2003
	(amounts in millions)
Selling, general and administrative expenses	$4.5	$3.7	22.2%	31.2%	27.5%

        The increase in selling, general and administrative expenses was primarily due to increases in costs associated with implementation of the new ERP system and professional fees, partially offset by cost savings from reductions in staff and foreign currency translation gains. General and administrative expenses in the second quarter of fiscal 2004 included $0.5 million in professional fees related to audit fees, the currently proposed Merger to take TROY private and the deductible portion of TROY's directors and officer's insurance policy related to the recent litigation regarding the proposed Merger described under Legal Proceedings, and $0.2 million for the implementation of the new ERP system. General and administrative expenses in the second quarter of fiscal 2003 included $0.4 million in professional fees related to the year-end audit and the previously proposed merger to take TROY private.

  Research and Development Expenses.

        Research and development expenses, related percent changes and percent of total sales are as follows:

	Three months ended May 31,			Percent of Total Sales
	2004	2003	Percent Change	2004	2003
	(amounts in millions)
Research and development expenses	$1.1	$1.2	(10.7)%	7.6%	9.2%

        Research and development expenses decreased in the three months ended May 31, 2004 compared to the three months ended May 31, 2003, primarily due to reduced spending for Secure Payment Systems products. The total research and development expenses for the second quarter of fiscal 2004 included $0.6 million for Secure Payment Systems and $0.5 million for Wireless and Connectivity

Solutions. We have the ability to redirect our research and development activities as needed based on our product strategies and market opportunities. We forecast and budget research and development expenses by segment, but not by project. The anticipated timing for the commercialization of any of our development efforts is not currently known.

        Amortization of Intangible Assets.    Amortization of intangible assets increased by $13,000 to $24,000 in the three months ended May 31, 2004 from $11,000 in the three months ended May 31, 2003.

        Operating Income.    As a result of the above factors, operating income decreased by $235,000 to $43,000 in the three months ended May 31, 2004 from $278,000 in the three months ended May 31, 2003. The operating income as a percentage of net sales was 0.3% in the three months ended May 31, 2004 compared to 2.1% in the three months ended May 31, 2003.

        Interest Income.    Interest income was $23,000 in each of the three months ended May 31, 2004 and 2003.

        Interest Expense.    There was no interest expense in the three months ended May 31, 2004 compared to $6,000 in the three months ended May 31, 2003, due to the payment of the note payable in fiscal 2003.

        Income Taxes.    Income tax expense was $26,000 in the three months ended May 31, 2004 compared to $105,000 in the three months ended May 31, 2003. Income tax expense as a percentage of pretax income was 39.4% in the three months ended May 31, 2004 compared to 35.6% in the three months ended May 31, 2003. The increase in the effective tax rate in fiscal 2004 compared to fiscal 2003 was primarily due to a higher proportion in fiscal 2004 of foreign source income which has a higher effective tax rate.

Six Months Ended May 31, 2004 Compared to Six Months Ended May 31, 2003

  Net Sales.

        Net sales by product segment and related percent changes are as follows:

	Six months ended May 31,
	2004	2003	Percent Change
	(amounts in millions)
Net sales:
Secure Payment Systems	$19.4	$20.4	(5.1)%
Wireless and Connectivity Solutions	8.6	7.4	17.4%

	$28.0	$27.8	0.8%

        Net sales in the six months ended May 31, 2004 increased by $0.2 million, or 0.8% to $28.0 million from $27.8 million in the six months ended May 31, 2003. The increase in sales was primarily due to a $1.2 million increase in revenue from our Wireless and Connectivity print server sales and royalties, partially offset by a $0.5 million reduced demand for MICR printers and supplies, and a $0.5 million decline in revenue of StarACH software, both in our Secure Payment Systems segment. Net sales were not significantly affected by price changes.

  Gross Profit.

        Gross profit, related percent changes and percent of total sales are as follows:

	Six months ended May 31,
				Percent of Total Sales
			Percent Change
	2004	2003		2004	2003
	(amounts in millions)
Gross profit	$11.0	$11.2	(1.5)%	39.3%	40.2%

        Gross profit decreased in the six months ended May 31, 2004 from the six months ended May 31, 2003, primarily due to decreased sales of Secure Payment Systems products described above and the impairment charge of $284,000 related to ACH software (see Note 4), partially offset by increased sales of Wireless and Connectivity products. Gross profit as a percent of sales will fluctuate based on shifts in the mix of products sold. Gross profit was not significantly affected by price changes.

  Selling, General and Administrative Expenses.

        Selling, general and administrative expenses, related percent changes and percent of total sales are as follows:

	Six months ended May 31,
				Percent of Total Sales
			Percent Change
	2004	2003		2004	2003
	(amounts in millions)
Selling, general and administrative expenses	$8.1	$7.7	4.9%	28.9%	27.7%

        The increase in selling, general and administrative expenses was primarily due to increases in costs associated with the implementation of the new ERP system, partially offset by cost savings from reductions in staff, professional fees and foreign currency translation gains. General and administrative expenses in the six months of fiscal 2004 included $0.8 million in professional fees related to the year-end audit, the currently proposed Merger to take TROY private and the deductible portion of our director and officers insurance policy related to the recent litigation regarding the currently proposed Merger described under Legal Proceedings, and $0.5 million for the implementation of the new ERP system. General and administrative expenses in the six months of fiscal 2003 included $1.1 million in professional fees related to the year-end audit and the previously proposed merger to take TROY private.

  Research and Development Expenses.

        Research and development expenses, related percent changes and percent of total sales are as follows:

	Six months ended May 31,
				Percent of Total Sales
			Percent Change
	2004	2003		2004	2003
	(amounts in millions)
Research and development expenses	$2.3	$2.7	(13.2)%	8.3%	9.7%

        Research and development expenses decreased in the six months ended May 31, 2004 compared to the six months ended May 31, 2003, primarily due to reduced spending for Secure Payment Systems products. The total research and development expenses for the six months of fiscal 2004 included $1.4 million for Secure Payment Systems and $0.9 million for Wireless and Connectivity Solutions. We have the ability to redirect our research and development activities as needed based on our product strategies and market opportunities. We forecast and budget research and development expenses by segment, but not by project. The anticipated timing for the commercialization of any of our development efforts is not currently known.

        Amortization of Intangible Assets.    Amortization of intangible assets increased by $29,000 to $51,000 in the six months ended May 31, 2004 from $22,000 in the six months ended May 31, 2004.

        Operating Income.    As a result of the above factors, operating income decreased by $213,000 to $533,000 in the six months ended May 31, 2004 from $746,000 in the six months ended May 31, 2003. The operating income as a percentage of net sales was 1.9% in the six months ended May 31, 2004 compared to 2.7% in the six months ended May 31, 2003.

        Interest Income.    Interest income increased by $27,000 to $53,000 in the six months ended May 31, 2004 from $26,000 in the six months ended May 31, 2003. This increase was the result of increases in our investment in available-for-sale securities.

        Interest Expense.    There was no interest expense in the six months ended May 31, 2004 compared to $8,000 in the six months ended May 31, 2003, due to the payment of the note payable in fiscal 2003.

        Income Taxes.    Income tax expense was $226,000 in the six months ended May 31, 2004 compared to $292,000 in the six months ended May 31, 2003. Income tax expense as a percentage of pretax income was 38.6% in the six months ended May 31, 2004 compared to 38.2% in the six months ended May 31, 2003. The increase in the effective tax rate in fiscal 2004 compared to fiscal 2003 was primarily due to a higher proportion in fiscal 2004 of foreign source income which has a higher effective tax rate.

Fiscal Year Ended November 30, 2003 Compared to Fiscal Year Ended November 30, 2002

        Net Sales.    Net sales in the fiscal year ended November 30, 2003 were $56.6 million, an increase of $1.6 million, or 2.9%, from $55.0 million in the fiscal year ended November 30, 2002. This increase in net sales represents a $.5 million decrease in sales attributable to the Secure Payment Systems segment and an increase of $2.1 million in sales attributable to the Wireless and Connectivity Solutions segment. The decrease in sales in the Secure Payment Systems segment was primarily due to a $.7 million reduction in sales to a major distributor that declared Chapter 11 bankruptcy in May 2003, which was partially offset by increased sales to other existing distributors. The increase in sales in the Wireless and Connectivity Solutions segment was due to increased sales of wired connectivity products. Sales of wireless products were approximately $1.0 million in fiscal 2003 and $.9 million in fiscal 2002 and have not met our expectations. We anticipate that sales of wired connectivity products, which constituted a significant portion of our overall sales of Wireless and Connectivity Solutions, will decline as these products are at or approaching end of life. Net sales of software licensing revenue included in the Wireless and Connectivity Solutions segment increased from $.8 million in fiscal year ended November 30, 2002 to $.9 million in fiscal year ended November 30, 2003. Net sales were not significantly affected by price changes.

        Cost of Goods Sold.    Cost of goods sold decreased by $3.2 million, or 8.5%, to $34.8 million in the fiscal year ended November 30, 2003 from $38.0 million in the fiscal year ended November 30, 2002. This decrease was due to cost reductions from the consolidation of manufacturing facilities, decreased sales of Security and Printing Solutions products ($.3 million), and the following decreased costs related to Wireless and Connectivity Solutions: a decrease of $1.9 million, from $2.6 million in fiscal 2002 to $.7 million in fiscal 2003, in the amount expensed to the inventory reserve for excess and obsolete inventories, and an additional amortization charge in fiscal 2002 of $.7 million to write down capitalized software development costs to net realizable value. The net realizable value write down and a significant portion of the increased inventory reserve was a result of lower forecasted sales for wireless products. In addition, in the third quarter of fiscal 2003, we increased the inventory reserve for the Wireless and Connectivity Solutions products by $.4 million to reflect a change from a projected one-year usage to a projected six-month usage to more closely match the risk from changes in the technology of the product components.    Cost of goods sold as a percentage of net sales decreased to 61.5% in the fiscal year ended November 30, 2003 from 69.1% in the fiscal year ended November 30, 2002.

        Gross Profit.    As a result of the above factors, gross profit increased by $4.8 million to $21.8 million in the fiscal year ended November 30, 2003 from $17.0 million in the fiscal year ended November 30, 2002. Gross profit as a percentage of net sales increased to 38.5% in the fiscal year ended November 30, 2003 from 30.9% in the fiscal year ended November 30, 2002. Secure Payment Systems and Wireless and Connectivity Solutions gross profit as a percentage of net sales increased by 3.4% and 22.6%, respectively, in the fiscal year ended November 30, 2003 from the fiscal year ended November 30, 2002. The increase in the Wireless and Connectivity Solutions gross profit primarily resulted from the decrease in the amount expensed to the inventory reserve and the additional amortization charge in 2002, as described above. Because the gross margin on software solutions tends to be higher than on wireless and connectivity products, gross profit could vary due to changes in the mix of wireless and connectivity products and software solutions sold.

        Selling, General and Administrative Expenses.    Selling, general and administrative expenses of $14.7 million in the fiscal year ended November 30, 2003 decreased by $.2 million, or 1.3%, from $14.9 million in the fiscal year ended November 30, 2002. A decrease in expenses due to reductions in staff in both the Secure Payment Systems and Wireless and Connectivity Solutions segments in fiscal 2003 was partially offset by an increase in expenses of $1.4 million related to the proposed Merger. Selling, general and administrative expenses as a percentage of net sales decreased to 25.9% in the fiscal year ended November 30, 2003 from 27.1% in the fiscal year ended November 30, 2002, primarily due to increased sales in 2003. We intend to continue reducing general and administrative expenses while investing selectively in the sales force, and adding technical resources as required.

        Research and Development Expenses.    Research and development expenses decreased by $1.5 million or 21.7% to $5.4 million in the fiscal year ended November 30, 2003 from $6.9 million in the fiscal year ended November 30, 2002 primarily due to reduced project spending, primarily for printers and Cheque Scribe II, eCheck Secure, and StarACH software, partially offset by increased spending for new toner development, all of which relates to our Secure Payment Systems segment. Research and development expenses as a percentage of net sales was 9.6% in the fiscal year ended November 30, 2003 and 12.5% in the fiscal year ended November 30, 2002. We have the ability to redirect our research and development activities as needed based on our product strategies and market opportunities. We forecast and budget research and development expenses by segment, but not by project. The anticipated timing for the commercialization of any of our development efforts is not currently known.

        Amortization of Intangible Assets.    Amortization of intangible assets decreased by $23,000, or 17.6%, to $108,000 in the fiscal year ended November 30, 2003 from $131,000 in the fiscal year ended November 30, 2002, primarily due to no amortization of goodwill in fiscal 2003 as a result of adopting Statement of Financial Standards (SFAS) No. 142 effective December 1, 2002, versus amortization of $73,000 in fiscal 2002.

        Operating Income (Loss).    As a result of the above factors, we recorded operating income of $1.6 million in the fiscal year ended November 30, 2003 compared to an operating loss of $(4.9) million in the fiscal year ended November 30, 2002. Operating income as a percentage of net sales was 2.8% in the fiscal year ended November 30, 2003 compared to an operating loss as a percentage of net sales of (9.0)% in the fiscal year ended November 30, 2002.

        Interest Income.    Interest income decreased by $12,000, or 11.9%, to $89,000 in the fiscal year ended November 30, 2003 from $101,000 in the fiscal year ended November 30, 2002, primarily due to lower rates on our investment of current cash and available for sale securities.

        Interest Expense.    Interest expense decreased by $24,000 to $10,000 in the fiscal year ended November 30, 2003 from $34,000 in the fiscal year ended November 30, 2002, primarily due to reduced principal on our long-term debt, which was paid off in November, 2003.

        Income Taxes.    We reported income tax expense of $.6 million in the fiscal year ended November 30, 2003 compared to an income tax credit of $1.7 million in the fiscal year ended November 30, 2002. The credit in 2002 was due to our operating loss and increases in research and development and other tax credits. The recoverability of our deferred tax asset is dependant on our ability to generate future taxable income. The Company will need approximately $16.0 million in pre-tax income to utilize $1.3 million in tax credit carryforward.

Fiscal Year Ended November 30, 2002 Compared to Fiscal Year Ended November 30, 2001

        Net Sales.    Net sales in the fiscal year ended November 30, 2002 were $55.0 million, an increase of $5.8 million, or 11.7%, from $49.2 million in the fiscal year ended November 30, 2001. This increase in net sales represents a $3.7 million increase in sales in the Secure Payment Systems segment and an increase of $2.1 million in sales in the Wireless and Connectivity Solutions segment. The increase in sales in the Secure Payment Systems segment resulted from increased orders from existing customers for printers and toner supplies. The increase in sales in the Wireless and Connectivity Solutions segment was due to $3.8 million in sales of wired connectivity products related to our acquisition of the printing solutions operations of Extended Systems which was partially offset by reduced sales of other wired connectivity products. Sales of wireless products were approximately $.9 million and have not met our expectations. Net sales of software licensing revenue included in the Wireless and Connectivity Solutions segment increased from $.5 million in fiscal year ended November 30, 2001 to $.8 million in fiscal year ended November 30, 2002. Net sales were not significantly affected by price changes.

        Cost of Goods Sold.    Cost of goods sold increased by $7.2 million, or 23.5%, to $38.0 million in the fiscal year ended November 30, 2002 from $30.8 million in the fiscal year ended November 30, 2001. This increase was due to increased sales in the Secure Payment Systems segment, and the following increased costs related to the Wireless and Connectivity Solutions segment: $2.9 million additional costs as a result of our acquisition of the printing solutions operations of Extended Systems, an increase in the inventory reserve of $1.4 million for excess and obsolete inventories, and an additional amortization charge of $.7 million to write down capitalized software development costs to net realizable value. The net realizable value write down and a significant portion of the increased inventory reserve was a result of lower forecasted sales for wireless products. Cost of goods sold as a percentage of net sales increased to 69.1% in the fiscal year ended November 30, 2002 from 62.5% in the fiscal year ended November 30, 2001.

        Gross Profit.    As a result of the above factors, gross profit decreased by $1.5 million to $17.0 million in the fiscal year ended November 30, 2002 from $18.5 million in the fiscal year ended November 30, 2001. Gross profit as a percentage of net sales decreased to 30.9% in the fiscal year ended November 30, 2002 from 37.5% in the fiscal year ended November 30, 2001. The gross profit in the Secure Payment Systems and Wireless and Connectivity Solutions segments as a percentage of net sales decreased by 2.1% and 6.2%, respectively, in the fiscal year ended November 30, 2002 from the fiscal year ended November 30, 2001.

        Selling, General and Administrative Expenses.    Selling, general and administrative expenses decreased by $.8 million or 4.9% to $14.9 million in the fiscal year ended November 30, 2002 from $15.7 million in the fiscal year ended November 30, 2001. This decrease primarily was due to reductions in staff in both the Secure Payment Systems and Wireless and Connectivity Solutions

segments. Selling, general and administrative expenses as a percentage of net sales decreased to 27.1% in the fiscal year ended November 30, 2002 from 31.9% in the fiscal year ended November 30, 2001, due to reductions in expenses.

        Research and Development Expenses.    Research and development expenses increased by $845,000 or 14.0% to $6.9 million in the fiscal year ended November 30, 2002 from $6.0 million in the fiscal year ended November 30, 2001 due to investments in toner development and financial software, both with respect to the Secure Payment Systems segment. Research and development expenses as a percentage of net sales was 12.5% in the fiscal year ended November 30, 2002 and 12.2% in the fiscal year ended November 30, 2001. We have the ability to redirect our research and development activities as needed based on our product strategies and market opportunities. We forecast and budget research and development expenses by segment, but not by project. The anticipated timing for the commercialization of any of our development efforts is not currently known.

        Amortization of Intangible Assets.    Amortization of intangible assets decreased by $1.1 million, or 89.4%, to $131,000 in the fiscal year ended November 30, 2002 from $1.2 million in the fiscal year ended November 30, 2001. This decrease was the result of the write-off in fiscal year 2001 of impaired intangible assets associated with our acquisitions.

        Impairment of Long-Lived Assets.    During the fourth quarter of fiscal year 2001, we initiated an analysis of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), to determine if there was impairment of long-lived assets. This analysis was initiated due to changes in our business environment, which were highlighted during our annual business planning process, and certain changes in our management. This analysis was done on a business unit by unit basis as it was determined that these units were independent of each other and were the lowest level for which cash flows could be identified. The business units identified were similar to the businesses acquired by us since 1998. The analysis demonstrated that the acquired print server products and technologies were at or approaching their end-of life and that the ACH processing services were not generating the cash flows anticipated when this business unit was acquired. We completed this analysis with the assistance of an independent valuation firm. The analysis indicated that these business units would not generate sufficient positive cash flows over the projected period of five years, which approximated the remaining life of the long-lived assets, and that there was no current value or residual value beyond the value of the net current assets and certain property and equipment. Substantially all of the intangible assets of certain of these business units were written off at November 30, 2001 because they were projected to generate insufficient positive cash flows. Certain property and equipment of these business units were not written off because they continue to be used in operations and were determined to have value. As a result of this analysis, we recorded a charge in 2001 of $5,634,000 for the impairment of long-lived assets on a business unit by unit basis as follows:

Business Unit	Amount	Segment
XCD	$1,085,000	Wireless and Connectivity
American Development	1,945,000	Secure Payment Systems
CableNet	2,074,000	Wireless and Connectivity
ESI	530,000	Wireless and Connectivity

Total	$5,634,000

        The amortization expense recorded for these assets in 2001 prior to the recorded impairment charge was $1,261,000.

        At November 30, 2001, we had $2,470,000 in intangible assets that was determined to be not impaired. Included in this amount are capitalized software development costs related to new Wireless and Connectivity products and StarACH™, our newest ACH software product. Amortization expense on these intangible assets in 2002 was $520,000.

        Operating Loss.    As a result of the above factors, we recorded an operating loss of $4.9 million in the fiscal year ended November 30, 2002 compared to an operating loss of $10.1 million in the fiscal year ended November 30, 2001. The operating loss as a percentage of net sales was 9.0% in the fiscal year ended November 30, 2002 compared to an operating loss as a percentage of net sales of 20.6% in the fiscal year ended November 30, 2001.

        Interest Income.    Interest income decreased by $414,000, or 80.4%, to $101,000 in the fiscal year ended November 30, 2002 from $515,000 in the fiscal year ended November 30, 2001. This income was due to our investment of current cash and available for sale securities and our cash flows provided by operations. This decrease is the result of lower rates on our investments in available for sale securities due to our acquisitions, our stock repurchase program and working capital requirements.

        Interest Expense.    Interest expense decreased by $104,000 to $34,000 in the fiscal year ended November 30, 2002 from $138,000 in the fiscal year ended November 30, 2001. This decrease was due to reduced borrowings under our line of credit.

        Income Taxes.    We reported an income tax credit of $1.7 million in the fiscal year ended November 30, 2002 compared to income tax credit of $3.8 million in the fiscal year ended November 30, 2001. The credit was due to our operating loss and increases in research and development and other tax credits. The recoverability of our deferred tax asset is dependant on our ability to generate future taxable income.

Backlog

        We sell our products on a purchase order basis rather than through long-term contracts. Because we typically ship product within 30 days of order and customers may cancel or reschedule deliveries, we do not consider backlog to be a reliable indicator of future financial results.

Liquidity and Capital Resources

        Cash flows provided by operating activities were $1.3 million in the six months ended May 31, 2004 compared to $48,000 provided by operating activities in the six months ended May 31, 2003. This increase in cash flows provided was primarily due to delayed payments to vendors in fiscal 2004 partially offset by increased accounts receivable and accrued expenses. The cash provided in fiscal 2003 was primarily due to collections of accounts receivable offset by increases in inventories.

        Cash flows provided by operating activities were $4.7 million in the fiscal year ended November 30, 2003 compared to $1.4 million provided by operating activities in the fiscal year ended November 30, 2002. This increase was due primarily to reductions in inventories and accounts receivable, an income tax refund, and net income in fiscal 2003 versus a net loss in fiscal 2002.

        Cash flows used in investing activities were $0.4 million in the six months ended May 31, 2004 compared to $0.2 million in the six months ended May 31, 2003. Cash flows used included capital expenditures of $4.0 million in fiscal 2004 and $0.6 million in fiscal 2003, partially offset by $0.5 million in maturities of available-for-the-sale securities.

        Cash flows used in investing activities were $9.3 million in the fiscal year ended November 30, 2003 compared to cash flows provided by investing activities of $4.0 million in the fiscal year ended November 30, 2002. The change in cash flows was due primarily to the purchase of $8.2 million of available-for-sale securities and $1.9 million of equipment in fiscal 2003 and the maturities of $6.7 million of available-for-sale securities in fiscal 2002.

        Cash flows used in financing activities were $8,000 in the six months ended May 31, 2004 compared to cash flows used in financing activities of $26,000 in the six months ended May 31, 2003. The decrease in cash used in financing activities primarily resulted from the payment of the note payable in fiscal 2003, partially offset by the purchase of treasury stock in fiscal 2004.

        Cash flows used in financing activities were $213,000 in the fiscal year ended November 30, 2003 compared to cash flows used in financing activities of $1,000 in the fiscal year ended November 30, 2002. The increase in cash used in financing activities primarily resulted from the pay off of the long-term debt.

        We have a $5,000,000 line-of-credit agreement with Comerica Bank. As of February 29, 2004, there were no borrowings outstanding against the line of credit. Borrowings under the line of credit bear interest at the lesser of the bank's reference rate (4.0% at May 31, 2004) less 0.25% or the bank's LIBOR rate (1.11% at May 31, 2004) plus 2% and are limited to 80% of eligible accounts receivable and 50% of eligible inventories if total liabilities to tangible effective net worth is greater than two to one. In connection with the line-of-credit agreement, we have a $650,000 standby letter-of-credit sublimit agreement of which approximately $80,000 was outstanding at May 31, 2004. This line of credit is secured by substantially all of our assets. Our borrowing arrangement requires us to comply with certain financial covenants and other restrictions, including our ability to pay dividends. As of May 31, 2004, we had approximately $4.9 million in availability under the line of credit. The line-of-credit borrowings are due on demand. The agreement may be terminated by either party.

        We have completed a commitment letter with Comerica Bank in connection with the proposed Merger described above under Recent Developments. This commitment will increase our current line of credit from $5.0 million to $7.0 million and is subject to customary conditions, including the negotiation, execution and delivery of definitive documentation. As of May 31, 2004 we have not executed definitive documents. Execution of the loan documents is anticipated at or around the effective time of the proposed Merger.

        We believe that existing cash balances of $2.6 million, our investments of $8.0 million, cash generated by operating activities, and funds available under our credit facility will be sufficient to finance our operating activities for at least the next 12 months, which will include capital expenditures of approximately $0.5 million. To the extent that the funds generated from these sources are insufficient to finance our operating activities, we would need to raise additional funds through public or private financing. We cannot assure you that additional financing, if required, would be available on terms favorable to us, or at all.

        In March 2001, Troy established a stock repurchase program under which our common stock, with an aggregate market value up to $4.0 million, may be acquired in the open market. As of May 31, 2004, we have purchased 334,293 shares of common stock in the open market, at an average price of $3.63 per share, under the stock repurchase program. Approximately $2.8 million remains available for future common stock repurchases.

Critical Accounting Policies and Estimates

  Application of Critical Accounting Policies

        Our significant accounting policies are described in Note 1 to the consolidated financial statements included in this proxy statement. Critical accounting policies are defined as those that are the most important to the accurate portrayal of our financial condition and results of operations. Critical accounting policies require management's subjective judgment and may produce materially different results under different assumptions and conditions. Our operations are affected by numerous factors including continued demand for printed documents, development and market acceptance of wireless products, changes in technologies and new laws and government regulations and policies. We cannot predict what impact, if any, the occurrence of these or other events might have on our operations. Significant estimates and assumptions made by management are used for, but not limited to, the allowance for doubtful accounts, the reserve for slow moving or obsolete inventories, the carrying value and fair value of long-lived and intangible assets and the realizability of deferred tax assets. We have discussed the development and selection of these critical accounting policies with the audit committee of our board of directors, and the audit committee has reviewed and approved our related disclosure in this Management's Discussion and Analysis of Financial Condition and Results of Operations. The following are our critical accounting policies:

  Inventories

        We value inventories at the lower of cost or market on a first-in, first-out basis. We use a standard cost system for purposes of determining cost. The standards are adjusted periodically to ensure they approximate actual costs. We include materials, labor and manufacturing overhead in the cost of inventories. We write down the carrying value of our inventory to market value based upon assumptions about future demand and market conditions. We compare current inventory levels on a product basis to our current sales forecasts in order to assess our inventory balance. Our sales forecasts are based on economic conditions and trends (both current and projected), anticipated customer demand, expected future products and other assumptions. Our estimates may differ from actual results due to the quality, quantity and mix of products in inventory, customer preferences and economic conditions and as a result, additional write-downs may be required.

  Capitalization of software development costs

        Costs incurred in the research, design and development of software for sale to others as a separate product or embedded in a product and sold as part of the product as a whole are charged to expense until technological feasibility is established. Thereafter, software development costs are capitalized until the products are offered for sale, and amortized to product cost of sales on a straight-line basis over the lesser of five years or the estimated economic lives of the respective products, beginning when the products are offered for sale. At each balance sheet date, we compare the unamortized capitalized costs to the net realizable value of that product. The net realizable value is the estimated future gross revenues from that product reduced by the estimated future costs of completing and disposing of that product, including the costs of performing maintenance and customer support required to satisfy our responsibility set forth at the time of sale. For developed software components of a product or process marketed as an integral part of that product or process and not sold separately, we evaluate net realizable value of that component with the total system. We determine net realizable value considering many of the same factors we use in establishing reserves for estimated obsolete or excess inventory.

  Long-lived and intangible assets

        Depreciation and amortization of our long-lived assets is provided using the straight-line method over their estimated useful lives. Changes in circumstances such as the passage of new laws or changes in regulations, technological advances, changes to our business model or changes in the capital strategy could result in the actual useful lives differing from initial estimates. In those cases where we determine that the useful life of a long-lived asset should be revised, we will depreciate the net book value in excess of the estimated residual value over its revised remaining useful life. Factors such as changes in the planned use of equipment, customer attrition, contractual amendments or mandated regulatory requirements could result in shortened useful lives.

        We periodically review the value of our long-lived tangible and our amortizing intangible assets to determine if impairment has occurred by comparing the carrying value of the long-lived assets with the lowest level of identifiable future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. As discussed in Note 14 to the consolidated financial statements in our annual report on Form 10-K for the fiscal year ended November 30, 2003, we recorded an impairment loss on certain long-lived assets during fiscal year 2001 based on an evaluation of projected operating income, cash flows and business prospects. In addition, we determined other long-lived assets were not impaired. In making these determinations, the assumptions used by management about future cash flows are critical. If these expected cash flows are not realized, future additional impairment losses may be recorded.

  Goodwill and Other Intangible Assets

        We adopted Statement of Financial Accounting Standards (SFAS) No. 142 Goodwill and Other Intangible Assets effective December 1, 2002 and performed our initial transitional impairment test as of that date. The provisions of SFAS No. 142 require that we allocate our goodwill to our various reporting units, determine the carrying value of those businesses, and estimate the fair value of the reporting units so that a two-step goodwill impairment test can be performed. Our reporting units represent components of our operating segments, which are the same as the reportable segments, identified in Note 9. In the first step of the goodwill impairment test, the fair value of each reporting unit is compared to its carrying value. If the fair value exceeds the carrying value, goodwill is not impaired and no further testing is performed. If the carrying value exceeds the fair value, then the second step must be performed, and the implied fair value of the reporting unit's goodwill must be determined and compared to the carrying value of the goodwill for the reporting unit. If the carrying value of a reporting unit's goodwill exceeds its implied fair value, then an impairment loss equal to the difference is recorded. For the year ended November 30, 2003, no impairment loss was recognized. Our annual impairment testing date is the beginning of the fiscal fourth quarter, which is September 1.

  Evaluation of long-lived and intangible assets

        For long-lived assets, other than goodwill, Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, requires the evaluation for impairment whenever events or changes in circumstances have indicated that an asset may not be recoverable. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding interest charges) is less than the carrying value of the assets, the assets will be written down to the estimated fair value, and the loss recognized in income from continuing operations in the period in which the determination is made. Management has determined that no impairment of long-lived assets existed at November 30, 2003.

  Revenue recognition

        We recognize revenue from the sale of our check printing equipment and supplies and print servers to end users, distributors, original equipment manufacturers (OEM) and resellers when the price is fixed and determinable, the product is shipped and the title is transferred to the buyer, with economic substance, net of an allowance for estimated returns, as long as no significant post-delivery obligations exist and collection of the resulting receivable is probable and not contingent on resale of the product. Revenue from equipment maintenance contracts on check printing equipment and print servers is recorded as deferred income when billed and is recognized straight-line over the term of the contract. We provide for estimated reserves based upon our historical rates of returns and allowances. Actual returns in any future period are inherently uncertain and thus may differ from our estimates. We accrue for warranty expense at the time revenue is recognized and maintain a warranty accrual for estimated future warranty obligations based upon the relationship between historical and anticipated warranty costs and sales volumes. To the extent we experience increased warranty claim activity or increased costs associated with servicing those claims, our warranty accrual will increase resulting in decreased gross profit.

        We recognize revenue from software arrangements of our StarACH™ software in accordance with Statement of Position ("SOP") 97-2, Software Revenue Recognition as amended by SOP 98-9, Modification of SOP 97-2 with Respect to Certain Transactions. Revenue is recognized when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed or determinable, collectibility is probable and the arrangement does not require significant customization or modification of the software. For arrangements where the software requires significant customization or modification, we recognize revenue for the software license and consulting services portion of the arrangement using the completed contract method of accounting under SOP 81-1. Contracts are considered complete upon customer acceptance. Maintenance revenue for the StarACH™ software is recognized ratably over the term of the maintenance contract, typically 12 months.

        Revenue from software license agreements with OEMs for print servers whereby we provide ongoing support over the term of the contract is recognized when the licensed software is incorporated into the OEMs' products.

  Allowance for doubtful accounts

        We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The amount of the reserve is based on historical experience and our analysis of the accounts receivable outstanding. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required which would result in an additional expense in the period such determination was made.

  Off-balance sheet financings and liabilities

        Other than lease commitments and legal contingencies incurred in the normal course of business, we do not have any off-balance sheet financing arrangements or liabilities. We do not have any majority-owned subsidiaries or any interests in, or relationships with, any material special-purpose entities that are not included in the consolidated financial statements, except for a related party lease arrangement.

  Comprehensive Income

        Management has determined that the functional currency of its foreign subsidiary located in Canada is the local currency, while the functional currency of its foreign subsidiary located in Germany is the U.S. dollar. Assets and liabilities of our foreign subsidiary whose local currency is the functional currency are translated into U.S. dollars at the period-end exchange rates. Income and expenses are translated at the average exchange rate for the period and the resulting translation adjustments are accumulated as a separate component of stockholders' equity, which totaled $10,000 and $33,000 at May 31, 2004 and November 30, 2003, respectively. The German subsidiary's financial statements are remeasured at month-end exchange rates for monetary assets and liabilities, and historical exchange rates for nonmonetary assets and liabilities and equity. Income and expenses are translated at the average exchange rate for the period, and translation adjustments are included in income for foreign entities whose functional currency is the U.S. dollar. Foreign currency gains and losses from transactions denominated in other than respective local currencies are included in income.

  Income taxes

        Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when it is determined to be more likely than not that some portion or all of the deferred tax assets will not be realized. In evaluating the need for a valuation allowance, we consider future taxable income and prudent and feasible tax planning strategies. We have placed substantial reliance on our current projections of future taxable income. We re-assess our projections of taxable income on a quarterly basis. If it is determined that we would not be able to realize all or part of our deferred tax assets in the future, which would include our failure to materially meet our projections of taxable income, an adjustment to the carrying value of the deferred tax assets would be charged to income in the period in which such determination was made and may affect our annual effective income tax rate.

        We currently believe the deferred tax assets are more likely than not to be realized based on current expectations of future earnings and available tax planning strategies. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

  Stock-based compensation

        As allowed by Statement of Financial Accounting Standards (SFAS) No. 123, we have elected to continue to account for our employee stock-based compensation plan using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations, which does not require compensation to be recorded if the consideration to be received is at least equal to the fair value of the common stock to be received at the measurement date. Nonemployee stock-based transactions are accounted for under the requirements of SFAS No. 123, Accounting for Stock-Based Compensation, which requires compensation to be recorded based on the fair value of the securities issued or the services received, whichever is more reliably measurable.

Contractual Obligations and Commercial Commitments

        We have the following contractual obligations and commercial commitments.

	Total	Fiscal 2004	Fiscal 2005-07	Fiscal 2008	After Fiscal 2008
Related party operating lease	$1,096,000	$143,000	$858,000	$95,000	$—
Other operating leases	380,000	182,000	198,000	—	—
Split dollar life insurance policy	**	**	**	**	**
Total	$1,476,000	$325,000	$1,056,000	$95,000	$—

        The annual commitments reflected in the table above are based on our November 30 year-end.

        **We previously had committed to making payments on the split dollar life insurance policy based on continued employment. As of May 31, 2004 and November 30, 2003, we had a balance of advanced payments of $1,903,000 to affiliated stockholders in connection with the purchase of split dollar life insurance policies. TROY and the stockholders have executed split-dollar agreements governing the unsecured non-interest bearing advances. The advances are due on demand, termination or retirement of our Chairman, Chief Executive Officer and majority stockholder. The Sarbanes-Oxley Act of 2002 prohibits extensions of credit in the form of a personal loan to certain company insiders after July 29, 2002. As a result, since July 29, 2002 we have not funded the annual premium payments on these policies. If the Securities and Exchange Commission issues new regulations or other guidance that causes us to reevaluate our position, we may demand payment on the advance and terminate our participation in these arrangements.

Recent Accounting Standards

        In May 2003 FASB issued Statement of Financial Accounting Standards (SFAS) No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which requires that certain financial instruments previously presented as equity or temporary equity be presented as liabilities. Such instruments include mandatory redeemable preferred and common stock, and certain options and warrants. SFAS No. 150 is effective for financial instruments issued, entered into or modified after May 31, 2003 and is generally effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 is not expected to have a material effect on our financial position or results of its operations.

        In 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, as revised. Prior to FIN 46, a company generally included another entity in the company's financial statements only if it controlled the entity through ownership of the majority voting interests. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. We have adopted FIN 46 effective with the quarter ended May 31, 2004, and we have determined that we do not have any variable interest entities that are required to be consolidated in our financial statements.

Quantitative and Qualitative Disclosures about Market Risk

        Market risk is the risk of loss to future earnings, to fair values or to future cash flows that may result from changes in the price of a financial instrument. The value of a financial instrument may change as a result of changes in interest rates, exchange rates, commodity prices, equity prices and other market changes. Market risk is attributed to all market sensitive financial instruments, including long-term debt.

        We do not utilize derivative financial instruments. Accordingly, our exposure to market risk is through our foreign currency transactions and through our bank debt which bears interest at variable rates. We do not hedge our exposure to foreign currency fluctuations. Rather, we monitor our foreign currency exposure on a monthly basis. Principal foreign currencies are the Euro and the Canadian Dollar. The bank debt is a revolving line of credit. Borrowings under the line of credit bear interest at the lesser of the bank's reference rate (4.0% at May 31, 2004) less 0.25% or the bank's LIBOR rate (1.11% at May 31, 2004) plus 2.75% and are limited to 80% of eligible accounts receivable and 50% of eligible inventories if total liabilities to tangible effective net worth is greater than two to one. At May 31, 2004, there were no amounts outstanding under the line of credit agreement and, accordingly, a sustained increase in the reference rate of 1% would not cause our annual interest expense to change.

Certain Important Factors

        There are several important factors that could cause our actual results to differ materially from those we anticipate or those reflected in any of our forward-looking statements. These factors, and their impact on the success of our operations and our ability to achieve our goals, include those set forth below.

        Our business depends on the continued demand for printed documents, including financial documents.

        Because we provide solutions that allow enterprises to distribute and print information, our business depends in large part on the continued demand for printed documents. Demand for these solutions could decline if businesses and organizations move toward "paperless" environments and reduce their dependence on printed documents. Demand for printed financial documents may be reduced as a result of competition from alternate financial document delivery or payment methods, such as electronic banking, electronic commerce, on-line services and other electronic media. We cannot assure you that changes in the business environment or competition from alternate financial document delivery or payment methods will not significantly erode the demand for our products and cause our business to suffer.

        Although we have re-engineered certain of our wired connectivity products in a manner that we believe will extend their useful life, there can be no assurance that this will be the case.

        Although we have re-engineered certain of our wired connectivity products in a manner that we believe will extend their useful lives, there can be no assurance that this will be the case. Should these changes not extend the useful life of these products, we anticipate that sales of these products will begin to decline, in which case it would be necessary for us to offset this potential decline through increased sales of other products. There is no assurance that we will be successful in achieving increased sales in other products.

        The success of our wireless solutions depends on our ability to develop and introduce on a timely basis new products for existing and emerging wireless communications markets and the ability of these products to gain market acceptance.

        The development of new wireless networking products is highly complex, and we may experience delays in developing and introducing new products on a timely basis. Due to the intensely competitive nature of the wireless market, any delay in the commercial availability of new products could materially and adversely affect our business. In addition, if we are unable to develop or obtain access to emerging wireless networking technologies as they become available, or are unable to design, develop and introduce on a timely basis products based on these emerging technologies, our future operating results would be materially and adversely affected. To date, our wireless solutions have not gained market acceptance or had any meaningful commercial impact, and there can be no assurance that our wireless solutions will ever gain market acceptance or have a commercial impact. In addition, there can be no assurance that our wireless products will be based on the wireless standards that are ultimately adopted by the marketplace.

        Technology in our industry evolves rapidly, and we must continue to enhance existing products and develop new products or our business will suffer.

        Rapid technological advances, obsolescence and large fluctuations in demand and changing industry standards characterize the markets for our current products. Our existing and development-stage products may easily become obsolete if our competitors introduce newer or better technologies or if industry standards change. To be successful, we must continually enhance our existing products and develop and introduce other secure payment system products and wireless and connectivity products. If we fail to adequately anticipate or respond to changing technological developments and standards or customer requirements, or if we are significantly delayed in developing and introducing products, our business will suffer. In addition, our success in this rapidly changing environment depends on our ability to appropriately refocus our management attention and other resources on the emerging technologies and standards that will ultimately gain market acceptance.

        We face significant competition that may negatively impact our revenues, gross margins and market share.

        We face increased competition in developing and selling secure payment systems as well as our wireless and connectivity solutions. Many of our competitors in this market have substantially greater financial, development, marketing and personnel resources than we have. We cannot assure you that we will be able to compete successfully against our current or future competitors. Increased competition may result in price reductions, lower gross margins and loss of market share.

        We maintain strategic supply, OEM and marketing arrangements, and termination of these relationships could adversely affect our revenues and earnings.

        We maintain and depend on strategic relationships with a number of companies, including Certegy, HP, IBM, Novell, and Standard Register. These relationships include supply, OEM, marketing and service arrangements which are important to our business. Certain of these relationships are not covered by written agreements and could be terminated at any time. If our relationship with any of these companies were to end, our revenues and earnings could fall. We cannot assure you that we will be able to maintain our strategic relationships with these companies.

        We sell a significant portion of our products internationally, which exposes us to currency fluctuations and other risks.

        We sell a significant amount of our products to customers outside the United States. International sales accounted for 22.4% of our net sales in the six months ended May 31, 2004 and represented 22.8% of our net sales in the six months ended May 31, 2003. We expect that shipments to international customers will continue to account for a material portion of our net sales. Sales outside the United States involve the following risks, among others:

  •
  foreign governments may impose tariffs, quotas and taxes;

  •
  political and economic instability may reduce demand for our products;

  •
  restrictions on the export or import of technology may reduce or eliminate our ability to sell in certain markets; and

  •
  potentially limited intellectual property protection may cause us to refrain from selling in certain markets.

        Because we denominate some of our international sales in U.S. dollars, currency fluctuations could also cause our products to become less affordable or less price-competitive than those of foreign manufacturers. We cannot assure you that these factors will not have a material adverse effect on our international sales. Any adverse impact on our international sales would affect our results of operations and would cause our business to suffer. In addition, currency fluctuations could result in transaction or translation gains or losses which could have an effect on our net sales and profits.

        Our quarterly operating results fluctuate as a result of many factors.

        Our quarterly operating results fluctuate due to various factors. Some of the factors that influence our quarterly operating results include:

  •
  the mix of products and services sold in the quarter;

  •
  life-cycle stages of the products sold in the quarter;

  •
  the availability and cost of components and materials;

  •
  costs and benefits of new product and service introductions; and

  •
  customer order and shipment timing.

        Because of these factors, our quarterly operating results are difficult to predict and are likely to vary in the future. If our revenues or earnings are below expectations in any quarter, our stock price is likely to drop.

        Patrick J. Dirk and his family members beneficially own approximately 67% of our common stock and this concentration of ownership allows them to control all matters requiring stockholder approval, could delay or prevent a change in control of TROY and limits the trading volume for our shares.

        Patrick J. Dirk and his family members beneficially own approximately 67% of our outstanding common stock. As a result, Mr. Dirk and his family members are able to control all matters requiring stockholder approval, including election of directors, and could delay or prevent a change in control of TROY. In addition, because of the significant percentage of outstanding shares beneficially owned by Mr. Dirk and his family members and the fact that they have not historically traded their shares to any significant extent, the trading volume for shares of our common stock has been, and continues to be, limited. As a result, many stockholders may not be able to sell their shares without a significant impact on the market price of our common stock.

        We may not be able to adequately protect or enforce our intellectual property rights or to protect ourselves against infringement claims of others.

        We cannot be certain that the steps we have taken to protect our intellectual property rights will be adequate or that third parties will not infringe or misappropriate our proprietary rights. Any such infringement or misappropriation could have a material adverse effect on our future financial results. We also cannot be certain that we have not infringed the proprietary rights of others. Any such infringement could cause third parties to bring claims against us, resulting in significant costs, possible damages and substantial uncertainty.

        We depend on our executive officers for our success.

        We are significantly dependent upon Patrick J. Dirk, our Chairman and Chief Executive Officer, and our other executive officers. There could be a material adverse effect on our business if we lose the services of Mr. Dirk or any other executive officer.

        The impact of the litigation associated with the Merger and the costs associated with the proposed Merger could have a negative financial impact on TROY.

        As described under Legal Proceedings, following the announcement of the proposed Merger, several parties filed purported class action complaints in the California Superior Court for Orange County. If these actions are successful in enjoining the Merger, or the Liedtkie action is successful in obtaining damages, it could have a material adverse effect on our business, financial position, or results of operation. In addition, the costs associated with defending these actions and completing the Merger could have a negative financial impact on TROY.

        Compliance with government regulations may cause us to incur unforeseen expenses.

        Our MICR printer and imaging supplies manufacturing operations are subject to a number of federal, state and local laws and regulations. These regulations include laws and regulations promulgated by the Environmental Protection Agency and similar state agencies regarding storing, shipping, disposing, discharging and manufacturing hazardous materials and hazardous and non-hazardous waste. Although we believe that our operations materially comply with all current laws and regulations, we cannot assure you that these regulations will not change. We also cannot assure you that unforeseen environmental incidents will not occur, or that past contamination or non-compliance with environmental laws will not be discovered on our current or former properties. Any of these events could result in significant expense or require changes in our operations, which could materially and adversely affect our business.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Changes in Accountants

        On May 31, 2002, our Audit Committee approved a change in auditors and our Board of Directors ratified the Audit Committee's dismissal of McGladrey & Pullen LLP. We completed a formal engagement letter with KPMG LLP to serve as our independent public accountants on July 5, 2002.

        On January 13, 2003, our Audit Committee again approved a change in auditors and our Board of Directors ratified the Audit Committee's dismissal of KPMG LLP as our independent public accountants. We completed a formal engagement letter with McGladrey & Pullen LLP to serve as our independent public accountants on February 3, 2003.

        On March 22, 2004, the Audit Committee approved a change in our auditors for the fiscal year ending November 30, 2004. Our Board of Directors ratified the Audit Committee's dismissal of McGladrey & Pullen, LLP and the selection of BDO Seidman, LLP as our independent accountants.

        On June 16, 2004, the Audit Committee approved a change in our auditors for the fiscal year ending November 30, 2004. The Committee selected Corbin & Company LLP to replace BDO Seidman, LLP, who resigned effective June 15, 2004.

        The information required by Item 304(a) of Regulation S-K regarding these changes in our accountants has been previously reported on Forms 8-K filed on June 4, 2002, July 9, 2002, January 21, 2003, February 7, 2003, March 26, 2004 and June 18, 2004.

Disagreements or Reportable Events

        During our fiscal years ended November 30, 2001 and 2000 and the subsequent interim period through May 28, 2002, the date we dismissed McGladrey & Pullen, there were no disagreements between us and McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

        During the period from July 5, 2002 through January 13, 2003, the date we dismissed KPMG, except as set forth in the paragraphs below, there were no disagreements between us and KPMG on any matter of accounting principles or practices, or financial statement disclosure, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

        On October 15, 2002, we issued a press release announcing that the filing of our Form 10-Q for the fiscal quarter ended August 31, 2002 would be delayed. We had conducted physical inventory counts and discovered certain inventory adjustments. We delayed the filing of our Form 10-Q for the fiscal quarter ended August 31, 2002 in order to give us sufficient time to review the causes of such inventory adjustments and to determine if any of the financial statements for prior periods would need to be restated.

        At the time of their dismissal, KPMG had not completed their review of the procedures and methodology used by us in our review of the inventory adjustments in order to determine the final amount of the adjustments and which prior periods would need to be restated. Because these adjustments pertained to periods in which McGladrey & Pullen served as our independent auditors, our procedures and methodology needed to be reviewed by McGladrey. KPMG had previously advised us that the adjustments could have a material impact on the financial statements for the first and second quarters of fiscal 2002 and fiscal 2001.

        KPMG had also expressed a concern regarding material weaknesses in our inventory accounting controls. Since that time, we have implemented a number of corrective measures that we believe addresses these concerns.

        During our fiscal years ended November 30, 2003 and 2002 and the subsequent interim period through March 22, 2004, the date we dismissed McGladrey & Pullen, there were no disagreements between us and McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

        During the period from March 22, 2004 through June 15, 2004, the date BDO Seidman resigned, there were no disagreements between us and BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain biographical information about our directors and executive officers.

Name	Age	Business Experience and Education
Patrick J. Dirk	64	• Chairman of the Board, Chief Executive Officer and a Director since he co-founded TROY with his wife in May 1982.
		• President from May 1982 to August 1999.
		• Chairman of the Board and Chief Executive Officer of TROY's subsidiaries.
		• Father of Brian P. Dirk.
Brian P. Dirk	40	• Vice Chairman of the Board, Corporate Secretary and Senior Vice President, Corporate Development since December 1, 2001.
		• Vice President from May 1996 to December 1, 2001.
		• Member of our Board of Directors from May 1996 to October 30, 1998, and elected again in July 1999.
		• Held various management positions, including Vice President of Business Development and Vice President of International Sales, since 1989.
		• Son of Patrick J. Dirk.
Gene A. Bier	65	• Appointed to your Board on September 30, 2003 to fill a vacancy created by the death of Mr. Norman Keider.
		• Previously a director of TROY from July 1999 to November, 2001.
		• President and Chief Executive Officer of XCORP Business Development, Inc., a consulting and investment company, since 1987.
Stephen G. Holmes	58	• Appointed to your Board on December 9, 2003 to fill a vacancy created by the resignation of Mr. John Zaepfel.
		• Principal of Global Capital Markets, Inc., a boutique investment banking firm providing merger and acquisition services to middle market companies in the U.S. and Asia, since October 1995.
		• General Partner of Arthur Andersen LLP, formerly an accounting and consulting firm, from September 1978 to January 1992.
Lambert Gerhart	63	• Appointed to your Board on December 9, 2003 to fill a vacancy created by the resignation of Dr. Harold Clark.
		• Self-employed management consultant since February 1995.
		• President of Dakota Bank and Trust Company, a privately held bank, from July 1984 to January 1995.
Dennis C. Fairchild(1)	57	• Senior Vice President since April 2004 and Chief Financial Officer on July 23, 2004.
		• Self-employed financial consultant from January 2004 to March 2004.
		• Senior Vice President, Chief Financial Officer and Director of DA Consulting Group from February 1999 to December 2003.

(1)
Mr. Fairchild was appointed our Chief Financial Officer upon the resignation of James W. Klinger, our former Chief Financial Officer, on July 23, 2004.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of July 31, 2004, as to shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our executive officers, (iii) each of our directors and (iv) all our directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o TROY Group, Inc., 2331 South Pullman Street, Santa Ana, California 92705. The percentage of common stock beneficially owned is based on 10,639,877 shares outstanding as of July 31, 2004.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares Beneficially Owned(1)		Right To Acquire Beneficial Ownership within 60 days of July 31, 2004	Total		Percentage Beneficially Owned(1)(2)
5% Stockholders:
Mary J. Dirk	4,762,176	(3)	—	4,762,176	(3)	44.7%
Charles Kellogg(5)	653,926		—	653,926		6.1
Whitney Tilson(6)	554,600		—	554,600		5.2
Directors and Named Executive Officers:
Patrick J. Dirk	4,762,176	(3)	—	4,762,176	(3)	44.7
Brian P. Dirk	1,541,258	(4)	117,500	1,658,758		15.3
Dennis C. Fairchild	—		—	—		*
Gene A. Bier	—		50,000	50,000		*
Stephen G. Holmes	—		28,333	28,333		*
Lambert Gerhart	—		10,000	10,000		*
All current directors and executive officers as a group (6 persons)	6,303,434		205,833	6,509,267		58.1

*
Amount represents less than 1% of our common stock.

(1)
To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2)
For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, shares which such person or group has the right to acquire within 60 days of July 31, 2004 are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(3)
Consists of (i) 4,732,319 shares held by Patrick J. and Mary J. Dirk as trustees under The Dirk Family Trust UTD March 6, 1990 and (ii) 29,857 shares held by The Dirk Foundation of which Patrick J. and Mary J. Dirk disclaim beneficial ownership of these shares.

(4)
Consists of (i) 81,967 shares held directly by Mr. Dirk, (ii) 354,467 shares held by Mr. Dirk as trustee of the Brian Dirk Trust, (iii) 917,681 shares held by Mr. Dirk as trustee of the Patrick Dirk and Mary Dirk Grantor Trust, and (iv) 187,143 shares held by Mr. Dirk as a trustee of the Dirk 1998 Alaska Trust. Mr. Dirk disclaims beneficial ownership of the shares held by the Dirk 1998 Alaska Trust, except to the extent he has a pecuniary interest in the trust.

(5)
Based on the stockholder's Schedule 13G filed on February 12, 2004, these shares consist of (i) 601,871 shares held by Kellogg Capital Group, LLC, (ii) 3,040 shares held by Charles Kellogg, and (iii) 49,015 shares held by Charles and Lee Kellogg. Mr. Charles Kellogg has sole voting and investment control over the shares held by Kellogg Capital Group, LLC and by Mr. Kellogg. He has shared voting and investment control over the shares held by himself and Lee Kellogg. The stockholder's address is 14 Wall Street, 27 Floor, New York, New York 10005.

(6)
Based on the the stockholder's Schedule 13D filed on June 4, 2004, these shares consist of (i) 477,050 shares held by Tilson Growth Fund, LP ("TGF") and (ii) 77,550 shares held by Tilson Offshore Fund, Ltd. ("TOF"). Tilson Capital Partners, LLC ("TCP") is the general partner of TGF and Tilson Offshore Partners, LLC ("TOP") is the general partner of TOF. Mr. Tilson is the managing member of TCP and TOP and as such, has sole voting and investment control over these shares. The stockholder's address is 145 East 57 Street, Suite 1100, New York, New York 10022.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Common Stock Information

        Our common stock was traded on the Nasdaq National Market from July 21, 1999 until December 31, 2002 under the symbol "TROY." From December 31, 2002 to May 14, 2003, our common stock was quoted on the National Quotation Bureau, commonly referred to as the "Pink Sheets" under the symbol "TROY." Since May 15, 2003, our common stock has traded again on the Nasdaq National Market under the symbol "TROY." The following table sets forth, for each of the fiscal periods indicated, the range of high and low sale prices per share as reported by the Nasdaq National Market. These prices do not include adjustments for retail mark-ups, mark-downs or commissions. As of July 31, 2004, there were approximately 130 record holders of our common stock. The closing price of our common stock on May 26, 2004, the date prior to the public announcement of the Merger Agreement, and on [Record Date], 2004, was $2.70 and $            , respectively.

Fiscal 2004	High	Low
First Quarter	$3.47	$2.61
Second Quarter	$3.30	$2.55
Fiscal 2003	High	Low
First Quarter	$2.16	$1.50
Second Quarter	$2.85	$1.40
Third Quarter	$2.84	$2.58
Fourth Quarter	$3.06	$2.43
Fiscal 2002	High	Low
First Quarter	$4.44	$3.35
Second Quarter	$4.55	$3.50
Third Quarter	$4.25	$1.88
Fourth Quarter	$2.43	$0.93

Dividend Policy

        We have not declared or paid any cash dividends on our common stock since our public offering. Any payment of future dividends will be at the discretion of the Board of Directors and will depend on, among other things, our earnings, financial condition, capital requirements, extent of indebtedness and contractual restrictions with respect to the payment of dividends. Currently, our ability to declare and pay dividends is restricted by the terms of our line of credit agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" and Note 6 to our financial statements.

COMMON STOCK PURCHASE INFORMATION

        During the last two years, we have repurchased shares of our common stock pursuant to our ongoing stock repurchase program as follows:

	Shares Purchased	Average Price/Share	Price Range
Q2, 2002	—	$—	$—
Q3, 2002	—	$—	$—
Q4, 2003	—	$—	$—
Q1, 2003	—	$—	$—
Q2, 2003	—	$—	$—
Q3, 2003	—	$—	$—
Q4, 2003	10,928	$2.57	$2.53-$2.68
Q1, 2004	2,800	$2.97	$2.93-$2.97
Q2, 2004	—	$—	$—

TOTAL	13,728	$2.65	$2.53-$2.97

        On March 21, 2003, the Dirk Family Trust sold 825,913 shares of our common stock to the Patrick and Mary Dirk Grantor Trust for $1,238,869.50, or $1.50 per share. The Dirk Family Trust also gifted 91,681 shares of our common stock to the Patrick and Mary Dirk Grantor Trust on March 21, 2003. Patrick and Mary Dirk are trustees of the Dirk Family Trust and Brian Dirk is trustee of the Patrick and Mary Dirk Grantor Trust. Both the Dirk Family Trust and the Patrick and Mary Dirk Grantor Trust are Affiliated Stockholders.

OTHER MATTERS

        We are not aware of any matters to be presented at the special meeting other than those described in this proxy statement. However, if other matters should come before the special meeting, it is intended that the holders of proxies solicited hereby will vote on such matters in their discretion.

FUTURE STOCKHOLDER PROPOSALS

        If the merger is completed, there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders' meetings. If the merger is not completed, we will inform our stockholders, by press release or other means determined reasonable by us, of the date by which stockholder proposals must be received by us for inclusion in the proxy materials relating to the annual meeting, which proposals must comply with the rules and regulations of the Securities and Exchange Commission then in effect.

INDEPENDENT PUBLIC ACCOUNTANTS

        The financial statements as of November 30, 2003 and 2002, and for each of the three years in the period ended November 30, 2003, included in this proxy statement, have been audited by McGladrey & Pullen LLP, independent public accountants, as stated in their reports appearing herein.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 and, accordingly, file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, proxy statements and other information can be inspected and copies made at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of this information by mail from the Public Reference

Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at rates set by the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800- SEC-0330 for further information on the operation of the public reference rooms. Our filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the Web site maintained by the Securities and Exchange Commission at: http://www.sec.gov. Our common stock is traded on the Nasdaq National Market under the symbol "TROY."

        If you would like a copy of our annual report on Form 10-K as amended for the year ended November 30, 2003 or our quarterly report on Form 10-Q for the quarter ended February 29, 2004 as filed by us with the Securities and Exchange Commission, please mail a written request to TROY Group, Inc., 2331 South Pullman Street, Santa Ana, California 92705, Attention: Corporate Secretary and a copy will be provided to you free of charge. If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of the documents before the special meeting.

        We and Mergerco and certain of the Affiliated Stockholders have filed a Schedule 13E-3 with the Securities and Exchange Commission with respect to the merger. The Schedule 13E-3, including all amendments thereto, contains additional information about us, Mergerco and the Affiliated Stockholders. The Schedule 13E-3, including all amendments and exhibits filed or incorporated by reference as part of the Schedule 13E-3, is available for inspection and copying at our principal executive offices at the location noted above during regular business hours by any interested holder of our common stock or their representative who has been designated in writing and may be obtained by mail, without charge, by written request directed to us at the following address: TROY Group, Inc., 2331 South Pullman Street, Santa Ana, California 92705, Attention: Corporate Secretary.

        None of us, Mergerco or the Affiliated Stockholders have made any provisions in connection with the merger to grant unaffiliated security holders access to the corporate files of TROY or Mergerco or to obtain counsel or appraisal services at the expense of TROY, Mergerco or the Affiliated Stockholders.

        This proxy statement is dated August [      ], 2004. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date.

        You should rely only on the information contained in this proxy statement to vote your shares at the special meeting. No persons have been authorized to provide any information or to make any representation other than those contained in this proxy statement, and if made or given, the information or representations must not be relied upon as having been authorized by us or any other person. We have supplied all information contained in this proxy statement relating to us and Mr. Dirk has supplied all information contained in this proxy statement relating to him and his affiliates other than TROY. No information on our website shall be deemed to be a part of this proxy statement or soliciting materials in connection with the transactions described herein.

BY ORDER OF THE BOARD OF DIRECTORS
Brian P. Dirk Secretary

August       , 2004

FINANCIAL STATEMENTS

TROY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	May 31, 2004	November 30, 2003(a)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,571	$1,727
Investment in available-for-sale securities	8,000	8,000
Accounts receivable, less allowance for doubtful accounts $626 in 2004; $393 in 2003	8,665	8,419
Inventories, net	5,221	4,891
Prepaid expenses and other	1,333	1,414
Deferred tax assets	2,789	2,789

Total current assets	28,579	27,240
Equipment and leasehold improvements, net	3,183	3,213
Goodwill, net	281	281
Receivable from stockholders	1,903	1,903
Deferred tax assets	1,240	1,330
Other assets	614	993

Total assets	$35,800	$34,960

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,412	$2,172
Accrued expenses	3,560	4,322
Deferred revenue	1,840	1,807

Total current liabilities	8,812	8,301
Stockholders' equity:
Preferred stock, no par value authorized 5,000,000 shares, issued none	—	—
Common stock, par value $.01 per share; authorized 50,000,000 shares, issued 10,642,677 shares in 2004; 10,974,170 shares in 2003	107	110
Additional paid-in capital	19,921	21,122
Accumulated other comprehensive income	10	33
Retained earnings	6,958	6,598

	26,996	27,863
Less cost of treasury stock, 2,800 shares in 2004; 331,493 shares in 2003	(8)	1,204

Total stockholders' equity	26,988	26,659

Total liabilities and stockholders' equity	$35,800	$34,960

(a)
Derived from the audited consolidated financial statements for the year ended November 30, 2003

See Notes to Condensed Interim Consolidated Financial Statements.

 TROY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended May 31,		Six Months Ended May 31,
	2004	2003	2004	2003
Net sales	$14,2422	$13,395	$28,039	$27,803
Cost of goods sold	8,756	8,193	17,029	16,631

Gross profit	5,666	5,202	11,010	11,172
Operating expenses:
Selling, general and administrative	4,500	3,683	8,090	7,712
Research and development	1,099	1,230	2,336	2,692
Amortization of intangible assets	24	11	51	22

Operating income	43	278	533	746
Interest income	23	23	53	26
Interest expense	—	(6)	—	(8)

Income before income taxes	66	295	586	764
Provision for income taxes	26	105	226	292

Net income	$40	$190	$360	$472

Net income per share:
Basic	$—	$.02	$.03	$.04

Diluted	$—	$.02	$.03	$.04

Shares used in per share computations:
Basic	10,640	10,651	10,641	10,650

Diluted	10,640	10,651	10,641	10,650

See Notes to Condensed Interim Consolidated Financial Statements.

 TROY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended May 31,
	2004	2003
Cash flows from operating activities:
Net income	$360	$472
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	528	591
Impairment of long-lived assets	284	—
Provision for doubtful accounts	233	200
Changes in working capital components:
(Increase) decrease in:
Accounts receivable	(480)	759
Income tax refund receivable	—	49
Inventories	(330)	(1,135)
Prepaid expenses and other	81	151
Deferred taxes	90	—
Increase (decrease) in:
Accounts payable	1,240	(1,563)
Accrued expenses	(716)	643
Deferred revenue	33	(119)

Net cash provided by operating activities	1,278	48

Cash flows used in investing activities:
Purchase of equipment and leasehold improvements	(373)	(621)
Maturities of available-for-sale securities	—	497
Increase in other assets, net	(30)	(39)

Net cash used in investing activities	(403)	(163)

Cash flows used in financing activities:
Payments on notes payable	—	(35)
Proceeds from issuance of common stock	—	9
Purchase of treasury stock	(8)	—

Net cash used in financing activities	(8)	(26)

Effect of foreign currency translation	(23)	—

Net increase (decrease) in cash and cash equivalents	844	(141)
Cash and cash equivalents, beginning of period	1,727	6,615

Cash and cash equivalents, end of period	$2,571	$6,474

See Notes to Condensed Interim Consolidated Financial Statements.

TROY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

(Unaudited)

(in thousands except share amounts)

	Common Stock					Treasury Stock
				Accumulated Other Comprehensive Income
	Number of Shares	Amount	Additional Paid-in Capital		Retained Earnings	Number of Shares	Amount	Total Stockholders' Equity	Comprehensive Income (Loss)
Balance, November 30, 2003	10,974,170	$110	$21,122	$33	$6,598	331,493	$(1,204)	$26,659	$—
Retirement of treasury stock	(331,493)	(3)	(1,201)	—	—	(331,493)	1,204	—	—
Purchase of common stock for the treasury	—	—	—	—	—	2,800	(8)	(8)	—
Foreign currency translation adjustment, net of tax	—	—	—	(23)	—	—	—	(23)	(23)
Net income	—	—	—	—	360	—	—	360	360

Balance, May 31, 2004	10,642,677	$107	$19,921	$10	$6,958	2,800	$(8)	$26,988	$337

See Notes to Condensed Interim Consolidated Financial Statements

 TROY GROUP, INC.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 1. Basis of Presentation

        The accompanying unaudited consolidated financial statements of TROY Group, Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals and adjustments) considered necessary for a fair presentation have been included. Operating results for the three and six months ended May 31, 2004 are not necessarily indicative of the results that may be expected for the year ending November 30, 2004. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for its fiscal year ended November 30, 2003.

        Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure," prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock option plans. As allowed by SFAS No. 123, the Company has elected to continue to account for its employee stock-based compensation plan using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations, which does not require compensation to be recorded if the consideration to be received is at least equal to the fair value of the common stock to be received at the measurement date. Under the requirements of SFAS No. 123, non-employee stock-based transactions require compensation to be recorded based on the fair value of the securities issued or the services received, whichever is more reliably measurable.

        The following table illustrates the effect on net income and net income per share had compensation costs for the stock-based compensation plan been determined based on the fair values of awards on the grant date under the provisions of SFAS No. 123, for the three-month and six-month periods ended May 31, 2004 and 2003 (amounts in thousands, except per share data):

	Three months ended May 31,		Six months ended May 31,
	2004	2003	2004	2003
Net income (loss) applicable to common stockholders:
As reported	$40	$190	$360	$472

Less total stock-based employee compensation expense determined under fair value-based method for all awards, net of related tax effects	(163)	(100)	(333)	(202)
Proforma	$(123)	$90	$27	$270

Net income per share applicable to common stockholders, basic and diluted:
As reported	$—	$.02	$.03	$.04

Proforma	$(.01)	$.01	$—	$.03

        There were no stock option grants in the quarter ended May 31, 2004.

Recent Accounting Pronouncements

        In May 2003 FASB issued Statement of Financial Accounting Standards (SFAS) No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which requires that certain financial instruments previously presented as equity or temporary equity be presented as liabilities. Such instruments include mandatory redeemable preferred and common stock, and certain options and warrants. SFAS No. 150 is effective for financial instruments issued, entered into or modified after May 31, 2003 and is generally effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 is not expected to have a material effect on the Company's financial position or results of its operations.

        In 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, as revised. Prior to FIN 46, a company generally included another entity in the company's financial statements only if it controlled the entity through ownership of the majority voting interests. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. We have adopted FIN 46 effective with the quarter ending May 31, 2004, and we have determined that we do not have any variable interest entities that are required to be consolidated in our financial statements.

Note 2. Inventories

        Inventories consisted of the following as of May 31, 2004 and November 30, 2003 (amounts in thousands):

	May 31, 2004	November 30, 2003
	(unaudited)
Raw materials	$3,052	$4,671
Work-in-process	438	401
Finished goods	4,070	2,264
Reserve for slow moving and obsolete inventories	(2,339)	(2,445)

Total	$5,221	$4,891

Note 3. Other Assets

        Other assets consisted of the following at May 31, 2004 and November 30, 2003 (amounts in thousands):

	May 31, 2004	November 30, 2003
	(unaudited)
Customer list, net of accumulated amortization 2004 $22 and 2003 $20	$3	$5
Core technology, net of accumulated amortization 2004 $272 and 2003 $236	120	156
Purchased software, net of accumulated amortization 2004 $133 and 2003 $120	—	13
Software development costs, net of accumulated amortization 2004 $718 and 2003 $359	—	359
Cash surrender value of officers' life insurance	491	460

	$614	$993

Note 4. Goodwill and Intangible Assets

        The Company adopted SFAS No. 142 Goodwill and Other Intangible Assets effective December 1, 2002 and performed the initial transitional impairment test as of that date. The provisions of SFAS No. 142 require that the Company allocate its goodwill to its various reporting units, determine the carrying value of those businesses, and estimate the fair value of the reporting units so that a two-step goodwill impairment test can be performed. The Company's reporting units represent components of its operating segments, which are the same as the reportable segments, identified in Note 11. In the first step of the goodwill impairment test, the fair value of each reporting unit is compared to its carrying value. If the fair value exceeds the carrying value, goodwill is not impaired and no further testing is performed. If the carrying value exceeds the fair value, then the second step must be performed, and the implied fair value of the reporting unit's goodwill must be determined and compared to the carrying value of the goodwill for the reporting unit. If the carrying value of a reporting unit's goodwill exceeds its implied fair value, then an impairment loss equal to the difference is recorded.

        For the year ended November 30, 2003, no impairment loss was recognized. However, future goodwill impairment tests could result in a charge to earnings. The Company will continue to evaluate goodwill on an annual basis as of the beginning of the fourth fiscal quarter, and whenever events and changes in circumstances indicate that there may be a potential impairment.

        On December 1, 2002, the Company completed the allocation of goodwill (including amounts previously classified as assembled workforce) to its reportable segments as part of its transitional impairment test. Goodwill allocated to the Company's reportable segments as of November 30, 2003 and May 31, 2004 are as follows (amounts in thousands):

	Wireless & Connectivity	Secure Payment Systems	Total
Balance at November 30, 2003	$—	$281	$281

Balance at May 31, 2004 (unaudited)	$—	$281	$281

        The Company's intangible assets subject to amortization at May 31, 2004 and November 30, 2003 are composed of (amounts in thousands):

	May 31, 2004			November 30, 2003
	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
	(unaudited)
Customer Lists	$25	$(22)	$3	$25	$(20)	$5
Core Technology	392	(272)	120	392	(236)	156
Purchased Software	133	(133)	—	133	(120)	13

Total amortizable intangible assets	$550	$(427)	$123	$550	$(376)	$174

        For long-lived assets, other than goodwill, Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, requires the evaluation for impairment whenever events or changes in circumstances have indicated that an asset may not be recoverable. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding interest charges) is less than the carrying value of the assets, the assets will be written down to the estimated fair value, and the loss recognized in income from continuing operations in the period in which the determination is made.

        In the second quarter of fiscal 2004, management evaluated the long-lived intangible assets for impairment using the methodology described above and determined that the asset representing the capitalized software development costs for ACH software was impaired. As a result, the unamortized amount of $284,000 at April 30, 2004 was written off in the second quarter.

        Amortization expense related to intangible assets was approximately $24,000 and $11,000 for each of the three-month periods and $51,000 and $22,000 for each of the six-month periods ended May 31, 2004 and 2003, respectively.

        Estimated future amortization expense related to purchased intangible assets at May 31, 2004 is as follows:

Fiscal year:	(In thousands)
2004	$37
2005	75
2006	11

Total	$123

Note 5. Notes Payable

        The Company has a $5.0 million line-of-credit agreement with Comerica Bank. As of May 31, 2004, there were no borrowings outstanding against the line of credit. Borrowings under the line of credit bear interest at the lesser of the bank's reference rate (4.00% at May 31, 2004) less 0.25% or the bank's LIBOR rate (1.11% at May 31, 2004) plus 2% and are limited to 80% of eligible accounts receivable and 50% of eligible inventories if total liabilities to tangible effective net worth is greater than two to one. No formula is required if total liabilities to tangible effective net worth is less than two to one. In connection with the line-of-credit agreement, the Company has a $650,000 standby letter-of-credit sub-limit, of which approximately $80,000 was outstanding at May 31, 2004. This line of credit is secured by substantially all of the Company's assets. The borrowing arrangement requires the Company to comply with certain financial covenants and other restrictions, including its ability to pay dividends, and as of May 31, 2004 the Company was in compliance with those covenants. As of May 31, 2004, the Company had approximately $4.9 million in availability under the line of credit. The line-of-credit borrowings are due on demand. The agreement may be terminated by either party at any time.

Note 6. Stock Option and Stock Warrant Plans

        During the six months ended May 31, 2004, the Company granted 40,000 stock options to employees and a director. The following is a summary of total outstanding options and stock warrants at May 31, 2004:

	Options and Warrants Outstanding			Options and Warrants Exercisable
Range of Exercise Prices	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life	Number of Shares	Weighted- Average Exercise Price
$ 2.85 - $ 4.51	702,666	$3.87	6.2 years	469,332	$3.81
6.63 - 8.75	461,000	7.32	5.6 years	385,569	7.35
13.16 - 14.25	15,000	13.52	5.8 years	9,998	13.52

$ 2.85 - $14.25	1,178,666	$5.34	6.0 years	864,899	$5.50

        At May 31, 2004, there were 1,618,000 shares remaining available for grant under the Company's stock option plan.

Note 7. Net Income Per Share

        The following table sets forth the computation of basic and diluted net income per share (amounts in thousands, except per share data):

	Three months ended May 31,		Six months ended May 31,
	2004	2003	2004	2003
Numerator for basic and diluted net income per share:
Net income	$40	$190	$360	$472

Denominator for basic net income per share
Weighted-average shares outstanding	10,640	10,651	10,641	10,650
Effect of employee stock options and warrants	—	—	3	—

Denominator for diluted net income per share	10,640	10,651	10,644	10,650

Net income per share:
Basic	$—	$.02	$.03	$.04

Diluted	$—	$.02	$.03	$.04

Note 8. Contractual Obligations and Commercial Commitments

        We have the following minimum non-cancelable contractual obligations and commercial commitments (amounts in thousands):

	Total	Fiscal 2004	Fiscal 2005-07	Fiscal 2008
Related party operating lease	$1,096	$143	$858	$95
Other operating leases	380	182	198	—
Split dollar life insurance policy	**	**	**	**
Total	$1,476	$325	$1,056	$95

        The annual commitments reflected in the table above are based on our November 30 year-end.

        The Company leases its operating facilities under non-cancelable operating lease agreements, including certain operating facilities from a company related through common ownership, which expire through 2008. The related-party lease requires monthly payments of approximately $23,800.

        As of May 31, 2004 and November 30, 2003, we had a balance of advanced payments of $1,903,000 to affiliated stockholders in connection with the purchase of split dollar life insurance policies. The Company and the stockholders have executed split-dollar agreements governing the unsecured non-interest bearing advances. The advances are due upon the death, termination or retirement of the Company's Chairman, Chief Executive Officer and majority stockholder. We previously had committed to making payments on the split dollar life insurance policies based on continued employment; however, the Sarbanes-Oxley Act of 2002 prohibits extensions of credit in the form of a personal loan to certain company insiders after July 29, 2002. As a result, since July 29, 2002 we have not funded the annual premium payments on these policies. If the SEC issues new regulations or other guidance that causes us to reevaluate our position, we may demand payment on the advance and terminate our participation in these arrangements.

Note 9. Major Vendors

        The Company purchases key components from a vendor and also sells products to this same vendor. Purchases from this vendor for the six months ended May 31, 2004 and 2003 were (in thousands): $6,238, and $4,677, respectively. Net payable balances to this vendor as of May 31, 2004 and November 30, 2003 were (in thousands): $780 and $149, respectively.

Note 10. Major Customers

        There were no customers that accounted for 10% or more of net sales in the first six months of fiscal 2004, or fiscal 2003.

Note 11. Segment Information and Geographical Information

  Segment Information

        The following tables summarize net sales and net income by the Company's operating segments, Secure Payment Systems and Wireless and Connectivity Solutions, for the three months and six months ended May 31, 2004 and 2003 (amounts in thousands):

	Three months ended May 31,		Six months ended May 31,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Net Sales:
Secure Payment Systems	$9,887	$10,099	$19,394	$20,438
Wireless and Connectivity Solutions	4,535	3,296	8,645	7,365

	$14,422	$13,395	$28,039	$27,803

Net Income:
Secure Payment Systems	$257	343	261	607
Wireless and Connectivity Solutions	$(217)	(153)	99	(135)

	$40	$190	$360	$472

	May 31, 2004	November 30, 2003
	(unaudited)
Segment Assets:
Secure Payment Systems	$30,748	$29,083
Wireless and Connectivity Solutions	10,923	11,281

	$41,671	$40,364

        The following schedule is presented to reconcile May 31, 2004 and November 30, 2003 segment assets to the amounts reported in the Company's consolidated financial statements (amounts in thousands).

	May 31, 2004	November 30, 2003
	(unaudited)
Total assets of reportable segments	$41,671	$40,364
Inter-segment receivables	(5,637)	(5,170)
Investment in subsidiaries	(234)	(234)

Consolidated assets	$35,800	$34,960

  Geographical Information

	Three months ended May 31,		Six months ended May 31,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Net Sales:
United States	$11,004	$9,911	$21,772	$21,462
All Other Countries	3,418	3,484	6,267	6,341

	$14,422	$13,395	$28,039	$27,803

Note 12. Cash Flow Information

        Supplemental disclosure of cash flow information; (amounts in thousands):

	Six months ended May 31,
	2004	2003
	(unaudited)
Cash paid during the period for:
Interest	$—	$8

Income taxes	$192	$271

Supplemental disclosure of non-cash activities:
Retirement of treasury stock	$1,204	$—

Note 13. Income Taxes

        Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when it is determined to be more likely than not that some portion or all of the deferred tax assets will not be realized. In evaluating the need for a valuation allowance, the Company considers future taxable income and prudent and feasible tax planning strategies. The Company has placed substantial reliance on its current projections of future taxable income. The Company re-assesses its projections of taxable income on a quarterly basis. If it is determined that the Company would not be able to realize all or part of its deferred tax assets in the future, which would include the Company's failure to materially meet its projections of taxable income, an adjustment to the carrying value of the deferred tax assets would be charged to income in the period in which such determination was made and may affect our annual effective income tax rate.

        Management currently believes the deferred tax assets are more likely than not to be realized based on current expectations of future earnings and available tax planning strategies. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

        The net deferred tax assets have been classified on the accompanying consolidated balance sheets as follows (in thousands):

	May 31, 2004	November 30, 2003
Current assets	$2,789	$2,789
Long-term assets	1,240	1,330

	$4,029	$4,119

Note 14. Proposed Merger

        On May 26, 2004, we announced that TROY had entered into a merger agreement (the "Merger") with Dirk, Inc., a company controlled by Patrick Dirk, the founder of TROY, and his family members, pursuant to which Mr. Dirk and his family will acquire the outstanding shares of TROY common stock that they do not already own. TROY expects the Merger to close in August 2004. The Merger is subject to approval by TROY stockholders as required under applicable state law, to completion of financing arrangements necessary to accomplish the Merger, and to certain other closing conditions. On June 17, 2004, we filed a Preliminary Proxy Statement on Schedule 14A and a Schedule 13E-3 in connection with the proposed Merger.

Note 15. Litigation

        On November 21, 2002, Tom Lloyd filed an action in the Superior Court of the State of California in and for Orange County against TROY and its directors, alleging that defendants breached their fiduciary duties in connection with the previous merger by attempting to provide the Dirk family with preferential treatment in connection with their efforts to complete a sale of TROY. The complaint sought to enjoin an acquisition of TROY by the Dirk family, as well as attorneys' fees. Following termination of the previous merger Agreement, the plaintiff filed a motion for dismissal of the action and award of attorney's fees and expenses of $387,250. TROY filed a motion in support of the plaintiffs motion for dismissal of the action and in opposition to plaintiffs motion for fees. On March 4, 2004 the court issued a ruling granting the motion for dismissal with prejudice, and granting the motion for attorneys fees of $175,000. On April 30, 2004, TROY filed a notice of appeal. TROY has accrued an estimate of expenses to be incurred in connection with this litigation in fiscal 2003 in excess of the deductible amount, which was recorded as an expense in fiscal 2002.

        Following the announcement of the proposed Merger, Osmium Partners LLC, Ralph Hamer, Roy Liedtke, and Tilson Growth Fund, LP, respectively, filed purported class action complaints in the California Superior Court for Orange County against TROY and our directors. The Liedtke complaint also names Dirk, Inc. In all four actions, plaintiffs allege that defendants breached their fiduciary duties in connection with the Merger by attempting to provide the Dirk family with preferential treatment in connection with their efforts to complete a sale of TROY. Plaintiffs in all four actions seek declaratory relief, an order enjoining the acquisition, and attorneys fees. The Liedtke complaint also seeks damages. TROY and our directors have not yet been served with the Liedtke and Tilson Growth Fund complaints. Osmium Partners LLC has served discovery requests, but discovery has not commenced in the other actions. No trial date has been set in any of these actions. If these actions are successful in enjoining the transaction, or the Liedtke action is successful in obtaining damages, it could have a material adverse effect on our business, financial position, or results of operation. Currently, the amount of such an adverse effect cannot be estimated.

Note 16. Guarantees

  Indemnifications

        In the ordinary course of business, TROY enters into contractual arrangements under which TROY may agree to indemnify the third party in the arrangement from any losses incurred relating to services performed on behalf of TROY or for losses arising from certain events as defined within the particular contract, which may include litigation or claims relating to past performance. These arrangements include, but are not limited to, TROY's indemnification of its officers and directors to the maximum extent under the laws of the state of Delaware, the indemnification of its lessors for certain claims arising from the use of the facilities, and the indemnification of its bank for certain claims arising from the bank's grants of credit to TROY. Such indemnification obligations may not be subject to maximum loss clauses. Historically, payments, if any, or if made or required related to these indemnifications have been immaterial.

  Warranty

        TROY accrues for warranty expense at the time revenue is recognized and maintains a warranty accrual for estimated future warranty obligations based upon the relationship between historical and anticipated warranty costs and sales volumes. To the extent TROY experiences increased warranty claim activity or increased costs associated with servicing those claims, our warranty accrual will increase resulting in decreased gross profit. The standard warranty period for TROY's products ranges from one month to five years.

  Deferred Revenue

        TROY offers fixed-price support or maintenance contracts, including extended warranties, to its customers. Revenue from equipment maintenance contracts on check printing equipment and software is recorded as deferred income when billed and is recognized straight-line over the term of the contract.

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Troy Group, Inc.
Santa Ana, California

        We have audited the accompanying consolidated balance sheets of Troy Group, Inc. and subsidiaries as of November 30, 2003 and 2002, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended November 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Troy Group, Inc. and subsidiaries as of November 30, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended November 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

        As described in Note 5 to the financial statements, effective December 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets."

McGLADREY & PULLEN, LLP
/s/ MCGLADREY & PULLEN, LLP

Irvine, California
February 12, 2004

TROY GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	November 30,
	2002	2003
ASSETS
Current assets:
Cash and cash equivalents	$6,615,000	$1,727,000
Investment in available-for-sale securities	497,000	8,000,000
Accounts receivable, less allowance for doubtful accounts 2002 $884,000; 2003 $393,000	9,227,000	8,419,000
Income tax refund receivable	1,076,000	—
Inventories	5,540,000	4,891,000
Prepaid expenses and other	440,000	1,414,000
Deferred tax assets	3,715,000	2,789,000

Total current assets	27,110,000	27,240,000
Equipment and leasehold improvements, net	2,039,000	3,213,000
Goodwill, net	235,000	281,000
Other assets, including receivable from stockholders 2002 $2,123,000; 2003 $1,903,000	4,155,000	4,226,000

Total assets	$33,539,000	$34,960,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$73,000	$—
Accounts payable	4,138,000	2,172,000
Accrued expenses	2,218,000	4,322,000
Deferred revenue	1,364,000	1,807,000

Total current liabilities	7,793,000	8,301,000

Long-term debt, net of current portion	120,000	—

Commitments and contingencies
Stockholders' equity:
Preferred stock, no par value, authorized 5,000,000 shares; issued none	—	—
Common stock, par value $.01 per share; authorized 50,000,000 shares; issued 2002 10,969,657 shares; 2003 10,974,170 shares	110,000	110,000
Additional paid-in capital	21,113,000	21,122,000
Accumulated other comprehensive income	—	33,000
Retained earnings	5,578,000	6,598,000

	26,801,000	27,863,000
Less cost of treasury stock 2002 320,565 shares; 2003 331,493 shares	1,175,000	1,204,000

Total stockholders' equity	25,626,000	26,659,000

Total liabilities and stockholders' equity	$33,539,000	$34,960,000

See Notes to Consolidated Financial Statements.

TROY GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended November 30,
	2001	2002	2003
Net sales	$49,218,000	$54,998,000	$56,576,000
Cost of goods sold (including rent paid to majority stockholders: 2001 and 2002 $270,000; 2003 $279,000)	30,766,000	38,011,000	34,763,000

Gross profit	18,452,000	16,987,000	21,813,000

Operating expenses:
Selling, general and administrative	15,681,000	14,908,000	14,676,000
Research and development	6,027,000	6,872,000	5,449,000
Amortization of intangible assets	1,235,000	131,000	108,000
Impairment of long-lived and intangible assets	5,634,000	—	—

	28,577,000	21,911,000	20,233,000

Operating income (loss)	(10,125,000)	(4,924,000)	1,580,000
Interest income	515,000	101,000	89,000
Interest expense	(138,000)	(34,000)	(10,000)

Income (loss) before income taxes (credit)	(9,748,000)	(4,857,000)	1,659,000
Provision for income taxes (credit)	(3,803,000)	(1,682,000)	639,000

Net income (loss)	$(5,945,000)	$(3,175,000)	$1,020,000

Net income (loss) per share:
Basic	$(0.55)	$(0.30)	$.10

Diluted	$(0.55)	$(0.30)	$.10

Weighted average shares outstanding:
Basic	10,775,000	10,647,000	10,650,000

Diluted	10,775,000	10,647,000	10,650,000

See Notes to Consolidated Financial Statements

TROY GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Years Ended November 30,
	2001	2002	2003
Cash flows from operating activities:
Net income (loss)	$(5,945,000)	$(3,175,000)	$1,020,000
Adjustments to reconcile net income(loss)to net cash provided by operating activities:
Depreciation and amortization	2,013,000	994,000	793,000
Amortization of capitalized software	46,000	1,140,000	278,000
Impairment of long-lived assets	5,634,000	—	—
Provision for (recovery of) doubtful accounts	953,000	(11,000)	(491,000)
Loss on disposal of furniture	—	—	99,000
Accrued interest on available for sale securities	(333,000)	(66,000)	(14,000)
Deferred taxes	(2,218,000)	(1,331,000)	326,000
Changes in working capital components, net of effects from acquisition of companies:
(Increase) decrease in:
Accounts receivable	(186,000)	497,000	1,299,000
Income tax refund receivable	(584,000)	(17,000)	1,076,000
Inventories	(1,409,000)	3,711,000	649,000
Prepaid expenses and other	209,000	(82,000)	(973,000)
Increase (decrease) in:
Accounts payable	1,994,000	(280,000)	(1,966,000)
Accrued expenses	(329,000)	(238,000)	2,103,000
Deferred revenue	918,000	226,000	443,000

Net cash provided by operating activities	763,000	1,368,000	4,642,000

Cash flows from investing activities:
Acquisition of companies	(2,051,000)	—	—
Purchase of available-for-sale securities	(5,111,000)	(1,999,000)	(8,243,000)
Maturities of available-for-sale securities	10,215,000	6,749,000	754,000
Purchase of equipment and leasehold improvements	(1,221,000)	(374,000)	(1,915,000)
(Increase) decrease in other assets	(1,615,000)	(338,000)	87,000

Net cash provided by (used in) investing activities	217,000	4,038,000	(9,317,000)

Cash flows from financing activities:
Principal payments on debt	(67,000)	(70,000)	(193,000)
Proceeds from issuance of common stock	158,000	148,000	9,000
Purchase of treasury stock	(1,096,000)	(79,000)	(29,000)

Net cash used in financing activities	(1,005,000)	(1,000)	(213,000)

Net increase (decrease) in cash and cash equivalents	(25,000)	5,405,000	(4,888,000)
Cash and cash equivalents, beginning of period	1,235,000	1,210,000	6,615,000

Cash and cash equivalents, end of period	$1,210,000	$6,615,000	$1,727,000

See Notes to Consolidated Financial Statements

TROY GROUP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock					Treasury Stock
					Accumulated Other Comprehensive Income
	Number of Shares	Amount	Additional Paid-in Capital	Retained Earnings		Number of Shares	Amount	Total Stockholders' Equity	Comprehensive Income (Loss)
Balance, November 30, 2000	10,880,764	$109,000	$20,808,000	$14,698,000	$—	—	$—	$35,615,000	$—
Issuance of common stock for employee stock purchase plan	40,268	—	158,000	—		—	—	158,000
Purchase of common stock for the treasury	—	—	—	—		295,320	(1,096,000)	(1,096,000)
Net (loss)	—	—	—	(5,945,000)		—	—	(5,945,000)	(5,945,000)

Comprehensive loss					—				(5,945,000)

Balance, November 30, 2001	10,921,032	109,000	20,966,000	8,753,000	—	295,320	(1,096,000)	28,732,000
Issuance of common stock for employee stock purchase plan	38,625	1,000	118,000	—		—	—	119,000
Common stock options exercised	10,000	—	29,000	—		—	—	29,000
Purchase of common stock for the treasury	—	—	—	—		25,245	(79,000)	(79,000)
Net (loss)	—	—	—	(3,175,000)		—	—	(3,175,000)	(3,175,000)

Comprehensive loss					—				(3,175,000)

Balance, November 30, 2002	10,969,657	110,000	21,113,000	5,578,000	—	320,565	(1,175,000)	25,626,000
Issuance of common stock for employee stock purchase plan	4,513	—	9,000	—		—	—	9,000
Purchase of common stock for the treasury	—	—	—	—		10,928	(29,000)	(29,000)
Foreign currency translation adjustment, net of tax	—	—	—	—	33,000	—	—	33,000	33,000
Net income	—	—	—	1,020,000	—	—	—	1,020,000	1,020,000

Comprehensive income									$1,053,000

Balance, November 30, 2003	10,974,170	$110,000	$21,122,000	$6,598,000	$33,000	331,493	$(1,204,000)	$26,659,000

See Notes to Consolidated Financial Statements

TROY GROUP, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies

  Nature of business

        TROY Group, Inc. (the Company) offers a full range of products to its customers in two primary product lines: Secure Payment Systems (previously Security Printing Solutions and TROY Systems) and Wireless and Connectivity Solutions (previously TROY Wireless). Secure Payment Systems include Security Printing Solutions which enable the secure printing and management of checks and Financial Service Solutions which enable secure electronic payments. Wireless and Connectivity Solutions include hardware and software solutions that enable enterprises to share intelligent devices, such as printers, either wirelessly or using traditional networks.

        A summary of the Company's significant accounting policies follows:

  Use of estimates

        The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        The Company's operations are affected by numerous factors including market acceptance, changes in technologies and new laws and government regulations and policies. The Company cannot predict what impact, if any, the occurrence of these or other events might have on our operations. Significant estimates and assumptions made by management are used for, but not limited to, the allowance for doubtful accounts, the reserve for slow moving or obsolete inventories, the carrying value and fair value of long-lived and intangible assets, and the realizability of the deferred tax assets which are subject to having adequate future taxable income.

  Principles of consolidation

        The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany balances and transactions are eliminated in consolidation.

  Investment in available-for-sale securities

        Management determines the appropriate classification of the securities at the time they are acquired and evaluates the appropriateness of such classifications at each balance sheet date. Management has determined that all securities should be classified as available-for-sale. Available-for-sale securities are stated at fair value and unrealized holding gains and losses, net of the related deferred tax effect, are reported as a separate component of stockholders' equity. Realized gains and losses, including losses from declines in value of specific securities determined by management to be other than temporary, are included in income. Realized gains and losses are determined on the basis of the specific identification of the securities sold. As of November 30, 2002, the Company had approximately $500,000 in certificates of deposit, and as of November 30, 2003, the Company had approximately $8,000,000 in a taxable closed-end exchange-traded fund of preferred stock which provides liquidity at par through auctions every 7 days. Market values approximated carrying values. Accordingly, no realized or unrealized gains or losses were recorded during the three years ended November 30, 2003.

  Inventories

        Inventories are valued at the lower of cost or market on a first-in, first-out basis. The Company uses a standard cost system for purposes of determining cost. The standards are adjusted periodically to ensure they approximate actual costs. The Company writes down the carrying value of inventory to market value for estimated obsolete or excess inventory based upon assumptions about future demand and market conditions. The Company compares current inventory levels on a product basis to current sales forecasts in order to assess the inventory balance. Sales forecasts are based on economic conditions and trends (both current and projected), anticipated customer demand, expected future products and other assumptions. If actual market conditions are less favorable than those projected by management, additional write-downs may be required.

  Equipment and leasehold improvements

        Equipment and leasehold improvements are recorded at cost. Equipment is depreciated using the straight-line method over their estimated useful lives, currently five years. Improvements to leased property are amortized over the lesser of the life of the lease or life of the improvements.

  Intangible assets

        Intangible assets consist of customer lists, and core technology which are being amortized on a straight-line basis over five to seven years.

  Goodwill and Other Intangible Assets

        The Company adopted Statement of Financial Accounting Standards (SFAS) No. 142 Goodwill and Other Intangible Assets effective December 1, 2002 and performed its initial transitional impairment test as of that date. The provisions of SFAS No. 142 require that the Company allocate its goodwill to its various reporting units, determine the carrying value of those businesses, and estimate the fair value of the reporting units so that a two-step goodwill impairment test can be performed. The Company's reporting units represent components of its operating segments, which are the same as the reportable segments, identified in Note 13. In the first step of the goodwill impairment test, the fair value of each reporting unit is compared to its carrying value. If the fair value exceeds the carrying value, goodwill is not impaired and no further testing is performed. If the carrying value exceeds the fair value, then the second step must be performed, and the implied fair value of the reporting unit's goodwill must be determined and compared to the carrying value of the goodwill for the reporting unit. If the carrying value of a reporting unit's goodwill exceeds its implied fair value, then an impairment loss equal to the difference is recorded. For the year ended November 30, 2003, no impairment loss was recognized. The Company's annual impairment testing date is the beginning of the fiscal fourth quarter, which is September 1.

  Evaluation of long-lived and intangible assets

        For long-lived assets, other than goodwill, Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, requires the evaluation for impairment whenever events or changes in circumstances have indicated that an asset may not be recoverable. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding interest charges) is less than the carrying value of the assets, the assets will be written down to the estimated fair value, and the loss recognized in income from continuing operations in the period in which the determination is made. Management has determined that no impairment of long-lived assets exists at November 30, 2003.

  Revenue recognition

        Revenue from the sale of our check printing equipment and supplies and print servers to end users, distributors, original equipment manufacturers (OEM) and resellers is recognized when the price is fixed and determinable, the product is shipped and the title is transferred to the buyer with economic substance, net of an allowance for estimated returns, as long as no significant post-delivery obligations exist and collection of the resulting receivable is probable and not contingent on resale of the product. Revenue from equipment maintenance and service contracts on check printing equipment and print servers is recorded as deferred income when billed and is recognized straight-line over the term of the contract. Warranty expense is estimated at the time revenue is recognized. A warranty accrual for estimated future warranty obligations is recorded based upon the relationship between historical and anticipated warranty costs and sales volumes. To the extent increased warranty claim activity or increased costs associated with servicing those claims is experienced, the warranty accrual will increase resulting in decreased gross profit.

        Revenue from software arrangements of the Company's StarACH™ software is recognized in accordance with Statement of Position ("SOP") 97-2, "Software Revenue Recognition" as amended by SOP 98-9, "Modification of SOP 97-2 with Respect to Certain Transactions." Revenue is recognized when persuasive evidence of an arrangement exits and delivery has occurred, provided the fee is fixed or determinable, collectibility is probable and the arrangement does not require significant customization or modification of the software. For arrangements where the software requires significant customization or modification, the Company recognizes revenue for the software license and consulting services portion of the arrangement using completed contract method of accounting under SOP 81-1. Contracts are considered complete upon customer acceptance. Maintenance revenue for the StarACH™ software is recognized ratably over the term of the maintenance contract, typically 12 months.

        Revenue from software license agreements with OEMs for print servers whereby the Company provides ongoing support over the term of the contract is recognized when the licensed software is incorporated into the OEMs' products.

  Trade receivables

        Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables resulting from the inability of customers to make required payments. The amount of the reserve is based on historical experience and an analysis of the accounts receivable outstanding. If the financial condition of the customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required which would result in an additional expense in the period such determination was made. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. Trade receivables are considered past due when they are not paid according to the agreed terms. No interest is recorded on trade receivables.

  Research and development

        The Company expenses research and development costs, which are primarily salaries and benefits, as they are incurred. The Company incurs research and development costs in developing new products.

  Capitalized Software Development Costs

        Costs incurred for computer software development prior to establishing technological feasibility are expensed as incurred. Software development costs that the Company incurs following technological feasibility, and prior to the time the product is available for general release to customers are capitalized. Technological feasibility is determined at the earlier of completion of a detailed program design or a working model. Software development costs capitalized were $1,314,000, none and none during the years ended November 30, 2001, 2002 and 2003 respectively. Capitalized software costs are amortized into cost of goods sold over the greater of (1) the ratio of current gross revenue for the product to the current and anticipated future gross revenues or (2) the straight-line method over the remaining economic life of the product, estimated to be five years. Amortization expense related to capitalized software costs was $46,000, $433,000 and $278,000 in fiscal years 2001, 2002 and 2003, respectively. During fiscal year 2002, the Company evaluated the net realizable value of the unamortized capitalized costs and recorded a charge to amortization expense of $707,000 to write down the carrying value.

  Off-balance sheet financings and liabilities

        Other than lease commitments and legal contingencies incurred in the normal course of business (see Notes 10 and 15), the Company does not have any off-balance sheet financing arrangements or liabilities. The Company does not have any majority-owned subsidiaries or any interests in, or relationships with, any material special-purpose entities that are not included in the consolidated financial statements, except for a related party lease arrangement.

  Advertising Costs

        Amounts incurred for advertising costs with third parties are expensed as incurred. Advertising expense totaled approximately $152,000, $193,000 and $333,000 for the years ended November 30, 2001, 2002 and 2003, respectively.

  Income taxes

        Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

  Stock-based compensation

        Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure," prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock option plans. As allowed by SFAS No. 123, the Company has elected to continue to account for its employee stock-based compensation plan using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations, which does not require compensation to be recorded if the consideration to be received is at least equal to the fair value of the common stock to be received at the measurement date. Under the requirements of SFAS No. 123, non-employee stock-based transactions require compensation to be recorded based on the fair value of the securities issued or the services received, whichever is more reliably measurable.

        The following table illustrates the effect on net income (loss) and net income (loss) per share had compensation costs for the stock-based compensation plan been determined based on grant date fair values of awards under the provisions of SFAS No. 123, for the years ended November 30 (in thousands, except per share data):

	2001	2002	2003
Net income (loss) applicable to common stockholders
As reported	$(5,945,000)	$(3,175,000)		$1,020,000

Less total stock-based employee compensation expense determined under fair value-based method for all awards, net of related tax effects	(1,334,000)	(513,000)		(721,000)

Proforma	$(7,279,000)	$(3,688,000)		$299,000

Net income (loss) per share applicable to common stockholders, basic and diluted
As reported	$(.55)	$(.30)		$.10

Proforma	$(.68)	$(.35)	$	..03

        In determining the pro forma amounts above, the value of each grant is estimated at the grant date using the Black-Scholes option-pricing method with the following assumptions for grants in 2001 and 2002: no dividends; risk-free interest rates of 3.61% to 4.96%, and 1.41% to 2.51%, respectively; expected lives of five and ten years; expected amounts to be exercised of 100%; and price volatility of 51% to 69%. There were no grants in 2003.

  Comprehensive Income

        Management has determined that the functional currency of its foreign subsidiary located in Canada is the local currency, while the functional currency of its foreign subsidiary located in Germany is the U.S. dollar. Assets and liabilities of the Company's foreign subsidiary whose local currency is the functional currency are translated into U.S. dollars at the year-end exchange rates. Income and expenses are translated at the average exchange rate for the period and the resulting translation adjustments are accumulated as a separate component of stockholders' equity, which totaled none and

$33,000 at November 30, 2002 and 2003, respectively. The German subsidiary's financial statements are remeasured at year-end exchange rates for monetary assets and liabilities, and historical exchange rates for nonmonetary assets and liabilities and equity. Income and expenses are translated at the average exchange rate for the period, and translation adjustments are included in income for foreign entities whose functional currency is the U.S. dollar. Foreign currency gains and losses from transactions denominated in other than respective local currencies are included in income. In the fiscal year ended November 30, 2003, unrealized foreign currency gains from translation adjustments of $158,000 were included in Selling, General and Administrative expense, and realized foreign currency gains from transactions denominated in other than respective local currencies of $200,000 were included in Cost of Goods Sold.

  Fair value of financial instruments

        The Company's financial instruments consist of cash and cash equivalents, available-for-sale securities, accounts receivable, shareholder receivable, accounts payable and notes payable. The fair value of the shareholder receivable is not readily determinable due to the uncertainties regarding the split dollar life insurance arrangement. The carrying value of the other instruments is considered to be representative of their fair value, based on the short-term nature of these instruments and market rates of interest.

  Earnings per share

        Basic earnings per share (EPS) is computed as net income (loss) divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through exercise of stock options and warrants. The dilutive effect of options and warrants, which were not included in the total of diluted shares because the effect was antidilutive, was 74,000, 51,000 and none shares in the fiscal years ended November 30, 2001, 2002 and 2003, respectively.

  New accounting pronouncements

        In May 2003 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", which requires that certain financial instruments previously presented as equity or temporary equity be presented as liabilities. Such instruments include mandatory redeemable preferred and common stock, and certain options and warrants. SFAS No. 150 is effective for financial instruments issued, entered into or modified after May 31, 2003 and is generally effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 is not expected to have a material effect on the Company's financial position or results of its operations.

        In 2003, the FASB issued Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, as revised. Prior to FIN 46, a company generally included another entity in the company's financial statements only if it controlled the entity through ownership of the majority voting interests. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.

FIN 46 is effective for the Company for all variable interest entities beginning the quarter ending May 31, 2004. We are currently analyzing the effect that the adoption of FIN 46 will have on our results of operations and financial position, but expect that upon the implementation date, it is reasonably possible that we will be required to consolidate the related party leasing entity described Note 10 to the consolidated financial statements.

        The financial statements of the related party leasing entity for the year ended November 30, 2003 are currently not available; however, management estimates that if this entity is required to be consolidated under the provisions of FIN 46, it would have no impact on revenues and an insignificant impact on net income. The assets, primarily land and building, would be less than 5% of total assets, the related liabilities, primarily notes payable to the bank, would be approximately 10% of total liabilities and the net effect on stockholders' equity would not be material.

        The Company paid a total of $270,000 to lease the manufacturing facility during each of the years ended November 30, 2001 and 2002, and $279,000 in the year ended November 30, 2003. The future minimum lease commitments are included in Note 10.

        When FIN 46 becomes effective, the net amount that may be added to the Company's balance sheet may either be reported as the cumulative effect of an accounting change, or by restating previously issued financial statements with a cumulative-effect adjustment as of the beginning of the first year restated. The Company has not yet determined the manner in which it will adopt FIN 46 in the event it is required to consolidate the entity.

Note 2. Inventories

        Inventories consisted of the following as of November 30:

	2002	2003
Raw materials	$5,136,000	$4,671,000
Work in process	205,000	401,000
Finished goods	4,112,000	2,264,000
Reserve for slow moving and obsolete inventories	(3,913,000)	(2,445,000)

	$5,540,000	$4,891,000

Note 3. Equipment and Leasehold Improvements

        Equipment and leasehold improvements consisted of the following as of November 30:

	2002	2003
Machinery and equipment	$8,491,000	$9,704,000
Furniture and fixtures	1,052,000	1,286,000
Leasehold improvements	1,457,000	1,430,000

	11,000,000	12,420,000
Less accumulated depreciation and amortization	8,961,000	9,207,000

	$2,039,000	$3,213,000

Note 4. Other Assets

        Other assets consisted of the following as of November 30:

	2002	2003
Customer list, net of accumulated amortization 2002 $16,000 and 2003 $20,000	$9,000	$5,000
Core technology, net of accumulated amortization 2002 $132,000 and 2003 $236,000	260,000	156,000
Assembled workforce, net of accumulated amortization 2002 $79,000 and 2003 none	46,000	—	(A)
Cash surrender value of officers' life insurance	337,000	460,000
Unsecured receivable from stockholders	2,123,000	1,903,000	(B)
Software development costs, net of accumulated amortization 2002 $1,233,000 and 2003 $278,000	650,000	372,000
Long-term deferred tax assets	676,000	1,330,000
Other	54,000	—

	$4,155,000	$4,226,000

(A)
Reclassified to goodwill as part of the Company's implementation of SFAS no. 142

(B)
Unsecured receivable from stockholders was reduced primarily by $168,000 for a split dollar life insurance policy owned by the Chief Executive Officer that was returned to the Company and then terminated with no residual cash value and whose premiums had been paid by the Company prior to the implementation of the Sarbanes-Oxley Act.

Note 5. Goodwill and Intangible Assets

        The Company adopted Statement of Financial Accounting Standards (SFAS) No. 142 Goodwill and Other Intangible Assets effective December 1, 2002 and performed its initial transitional impairment test as of that date. The provisions of SFAS No. 142 require that the Company allocate its goodwill to its various reporting units, determine the carrying value of those businesses, and estimate the fair value of the reporting units so that a two-step goodwill impairment test can be performed. The Company's reporting units represent components of its operating segments, which are the same as the reportable segments, identified in Note 13. In the first step of the goodwill impairment test, the fair value of each reporting unit is compared to its carrying value. If the fair value exceeds the carrying value, goodwill is not impaired and no further testing is performed. If the carrying value exceeds the fair value, then the second step must be performed, and the implied fair value of the reporting unit's goodwill must be determined and compared to the carrying value of the goodwill for the reporting unit. If the carrying value of a reporting unit's goodwill exceeds its implied fair value, then an impairment loss equal to the difference is recorded. For the year ended November 30, 2003, no impairment loss was recognized. The Company's annual impairment testing date is the beginning of the fiscal fourth quarter, which is September 1.

        The Company's intangible assets subject to amortization at November 30, 2002 and November 30, 2003 are composed of (amounts in thousands):

	November 30, 2002			November 30, 2003
	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
Customer Lists	$25,000	$(16,000)	$9,000	$25,000	$(20,000)	$5,000
Core Technology	392,000	(132,000)	260,000	392,000	(236,000)	156,000

Total amortizable intangible assets	$417,000	$(148,000)	$269,000	$417,000	$(256,000)	$161,000

        Amortization expense related to intangible assets was $131,000 and $108,000 for the years ended November 30, 2002 and 2003, respectively.

        Estimated future amortization expense related to purchased intangible assets at November 30, 2003 is as follows:

Fiscal year:
2004	$108,000
2005	53,000

Total	$161,000

        On December 1, 2002 the Company completed the allocation of goodwill (including amounts previously classified as assembled workforce) to its reporting units as part of its transitional impairment test. Goodwill allocated to the Company's reporting units and their respective reportable segments as of November 30, 2002 and 2003 is as follows:

	Wireless & Connectivity	Secure Payment Systems	Total
Balance at November 30, 2001	$—	$308,000	$308,000
Amortization	—	(73,000)	(73,000)
Balance at November 30, 2002	$—	$235,000	$235,000
Adjustment for previously classified assembled workforce	—	46,000	46,000

Balance at November 30, 2003	$—	$281,000	$281,000

        If the provisions of SFAS No. 142 had been in effect for all periods presented, the Company's net income (loss) and net income (loss) per share would have been as follows for the years ended November 30, 2002 and 2003:

	Years ended November 30,
	2001	2002	2003
Net income (loss):
As reported	$(5,945,000)	$(3,175,000)	$1,020,000
Add back amortization of goodwill	191,000	73,000	—

Net income (loss), as adjusted	$(5,754,000)	$(3,102,000)	$1,020,000

Net income (loss) per share, basic and diluted
As reported	$(.55)	$(.30)	$.10
Add back amortization of goodwill	.02	.01	—

Net income (loss) per share, basic and diluted, net of taxes	$(.53)	$(.29)	$.10

Note 6. Notes Payable

        The Company has a $5,000,000 line-of-credit agreement with a bank. As of November 30, 2003, there were no borrowings outstanding against the line of credit. Borrowings under the line of credit bear interest at the lesser of the bank's reference rate (4.0% at November 30, 2003) less 0.25% or the bank's LIBOR rate (1.17% at November 30, 2003) plus 2% and are limited to 80% of eligible accounts receivable and 50% of eligible inventories if total liabilities to tangible effective net worth is greater than two to one. In connection with the line-of-credit agreement, the Company has a $650,000 standby letter-of-credit sublimit agreement of which approximately $80,000 was outstanding at November 30, 2003. The line of credit is secured by substantially all of the Company's assets. In connection with its borrowing arrangement, the Company is subject to certain financial covenants. As of November 30, 2003, the Company had approximately $4,920,000 in availability under the line of credit. The line-of-credit borrowings are due on demand. The agreement may be terminated by either party.

Note 7. Long-term Debt

        The Company had 4% to 5% economic, industrial and business development notes payable at November 30, 2002 totaling $193,000, which matured through 2005. The notes were secured by certain equipment. One of the notes was secured by a fourth trust deed on real property owned by a company related through common ownership to the majority stockholders. In November 2003, the notes were paid and, as of November 30, 2003, the Company had no long-term debt outstanding.

Note 8. Accrued Expenses

        Accrued expenses consisted of the following as of November 30:

	2002	2003
Compensation	$1,654,000	$1,633,000
Self insurance liability	307,000	343,000
Income taxes payable	—	148,000
Maintenance invoices	—	334,000
Supply agreement liability	—	185,000
Warranty liability	192,000	273,000
Construction in progress	—	243,000
Inventory in transit	—	372,000
Professional fees	—	335,000
Other	65,000	456,000

	$2,218,000	$4,322,000

        Warranty reserve activity for the fiscal year ended November 30, 2003 is as follows:

Beginning balance, November 30, 2002	$192,000
Provision charged off to expense	122,000
Charge offs to reserve	(41,000)

Balance, November 30, 2003	$273,000

Note 9. Stockholders' Equity

  Preferred stock

        The Board of Directors has the authority, without action by the stockholders, to designate and issue any authorized but unissued shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each such series.

  Stock option plans

        The Company has reserved 2,700,000 shares of common stock for issuance under the Company's 1998 Stock Incentive Plan, of which 1,032,000 shares are subject to outstanding options as of November 30, 2003. Option prices for the incentive stock options will be 100% of the fair market value of the stock on the date the option is granted with an exercise period of not more than ten years. For incentive options granted to 10% or more stockholders, the option price is 110% of the fair market value of the stock on the date the option is granted with an exercise period of not more than five years. Option prices for the nonqualified stock options shall not be less than 85% of the fair market value of the stock on the date the options are granted with an exercise period of not more than ten years. Vesting terms are determined by the Company at the date of grant.

  Stock Warrants

        The Company issued warrants to purchase 350,000 shares of common stock of the Company, of which approximately 107,000 are outstanding at November 30, 2003, to a consultant and an attorney in connection with services provided relating to acquisitions, the Company's initial public offering and for other services. No warrants were granted in 2002 or 2003. The warrants expire five years from the date vested. The Company's value of the grants were estimated at the measurement date using the Black-Scholes option-pricing model with the following assumptions: no dividends; expected life of three years; expected amounts to be exercised of 100%; risk free interest rates of 5.45% to 5.58%; and expected volatility of 43% to 45%.

        A summary of the status of the stock option plans and stock warrants and changes during fiscal years 2001, 2002 and 2003 is as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding, November 30, 2000 (exercisable 548,666 shares)	1,678,666	$6.96
Granted (weighted average fair value $2.85)	581,000	3.86
Exercised	—	—
Forfeited	(274,000)	(6.78)

Outstanding, November 30, 2001 (exercisable 753,877 shares)	1,985,666	6.07
Granted (weighted average fair value $2.25)	350,000	4.12
Exercised	(10,000)	2.94
Forfeited	(858,000)	(5.79)

Outstanding, November 30, 2002 (exercisable 717,618 shares)	1,467,666	5.79
Granted	—	—
Exercised	—	—
Forfeited	(329,000)	7.05

Outstanding, November 30, 2003 (exercisable 750,734 shares)	1,138,666	$5.43

        A further summary of the options and warrants outstanding at November 30, 2003 is as follows:

Options and Warrants Outstanding				Options and Warrants Exercisable
Range of Exercise Prices	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Life	Number of Options	Weighted Average Exercise Price
$2.85 - $ 4.47	662,666	$3.93	6.5	366,581	$3.78
6.63 - 8.75	461,000	7.32	5.8	379,154	7.33
13.16 - 14.25	15,000	13.52	6.0	4,999	13.52

$2.85 - $14.25	1,138,666	$5.43	6.2	750,734	$5.64

        There were 1,649,341 remaining options available for grants under the plans at November 30, 2003.

  Employee stock purchase plan

        The Company discontinued the Employee Stock Purchase Plan in 2003. Under the Plan shares were purchased subsequent to the end of the annual offering period for 85% of the lower of the fair market value on the first day or last day of the Plan year offering period. During the years ended November 30, 2001, 2002 and 2003, 40,268, 38,625 and 4,513 shares were purchased for $158,000, $118,000 and $9,000 respectively, under the plan.

  Retained earnings

        The Company is limited in its ability to declare and pay dividends by the terms of certain debt agreements.

  Stock Repurchase Program

        The Company established a stock repurchase program under which common stock, with an aggregate market value up to $4.0 million, may be acquired in the open market. As of November 30, 2003, the Company has purchased 331,493 shares of common stock in the open market at an average price of $3.63 per share (total $1,204,000) under this program.

Note 10. Related-party Transactions, Lease Commitments and Rent Expense

        The Company leases its operating facilities under non-cancelable operating lease agreements, including certain operating facilities from a company related through common ownership, which expire through 2008. The related-party lease requires monthly payments of approximately $23,800.

        Rent expense in fiscal years 2001, 2002 and 2003 was approximately $790,000, $925,000 and $719,000, respectively. Future minimum rental commitments under these leases in the fiscal years ending November 30 are as follows: 2004 $484,000; 2005 $367,000; 2006 $319,000; 2007 $285,000; 2008 $95,000 (total $1,551,000, including $1,238,000 to a related party).

        As of November 30, 2003, the Company has advanced $1,903,000 to stockholders in connection with the purchase of split dollar life insurance policies. The Company and the stockholders have executed a split-dollar agreement governing the unsecured, non-interest-bearing receivable for the amount of the advances. The advances are due on demand, however the Company does not anticipate demanding payment and accordingly has classified this amount as long-term.

Note 11. Income Tax Matters

        Net deferred tax assets consist of the following components as of November 30:

	2002	2003
Deferred tax liabilities:
Equipment and leasehold improvements	$(53,000)	$(13,000)

Deferred tax assets:
Inventories valuation	1,472,000	943,000
Accounts receivable allowance and valuation	331,000	148,000
Accrued compensation	186,000	219,000
Accrued warranty and other	400,000	695,000
Deferred revenue	318,000	74,000
Customer list, core technology, assembled workforce and goodwill	729,000	744,000
Tax credit carryforwards	1,008,000	1,309,000

	4,444,000	4,132,000

Net deferred tax assets	$4,391,000	$4,119,000

        The Company has not established a valuation allowance for the deferred tax assets, because management believes the deferred tax assets are more likely than not to be realized based on current expectations of future earnings and available tax planning strategies.

        The net deferred tax assets have been classified on the accompanying consolidated balance sheets as of November 30 as follows:

	2002	2003
Current assets	$3,715,000	$2,789,000
Long-term assets	676,000	1,330,000

	$4,391,000	$4,119,000

        The Company has tax credit carryforwards of $1,309,000. Of this amount, $697,000 are available to offset U.S. Federal income tax and expire in 2022. The remaining credit carryforwards of $612,000 are available to offset certain state income taxes.

        The provision (benefit) for income taxes charged to operations for the years ended November 30, 2001, 2002 and 2003 are as follows.

	2001	2002	2003
Current:
U.S. federal	$(1,961,000)	$(643,000)	$—
State	56,000	37,000	—
Foreign	320,000	255,000	313,000

	(1,585,000)	(351,000)	313,000

Deferred:
U.S. federal	(2,065,000)	(1,002,000)	315,000
State	(133,000)	(331,000)	11,000
Foreign	(20,000)	2,000	—

	(2,218,000)	(1,331,000)	326,000

	$(3,803,000)	$(1,682,000)	$639,000

        The historical income tax provision for fiscal years 2001, 2002 and 2003 differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income due to the following:

	2001	2002	2003
Computed "expected" tax rate (benefit)	(35)%	(35)%	35%
Increase (decrease)
State income taxes, net of federal benefit	—	—	3%
Research and development and other tax credits	(11)	(5)	(13)%
Goodwill amortization and impairment	4	—	—
Other	3	5	16

	(39)%	(35)%	41%

        Pretax income (loss) subject to foreign and U.S. income taxes for fiscal year 2001 was: $451,000 and $(2,191,000), respectively, for fiscal year 2002, was: $624,000 and $(3,241,000), and for fiscal year 2003, was 802,000 and (960,000),respectively.

Note 12. Major Vendors

        The Company purchases key components from a vendor and also sells products to this same vendor. Purchases from this vendor for fiscal years 2001, 2002 and 2003 were: $5,906,000, $8,798,000, and $9,410,000, respectively. Net payable balances as of November 30, 2001, 2002 and 2003 were: $397,000, $396,000, and $149,000, respectively.

Note 13. Segment Information and Geographical Information

  Segment information

        The Company's reportable segments are strategic business units. They are managed separately because each business unit requires different technology and marketing strategies.

        There are two reportable segments: Secure Payment Systems (previously Security Printing Solutions and TROY Systems) and Wireless and Connectivity Solutions (previously TROY Wireless). Secure Payment Systems includes software, firmware, hardware and imaging supplies that provide state-of-the-art payment systems ranging from high security digital check printing systems to electronic payment and funds transfer solutions. Wireless and Connectivity Solutions products include software, firmware and hardware that enable enterprises to share intelligent devices like printers either wirelessly or using traditional networks.

        The accounting policies applied to determine the segment information are the same as those described in the summary of significant accounting policies. Intersegment sales and transfers are accounted for at amounts that assume the sales or transfers were to unrelated third parties at the current market prices at the time of the transactions. Management evaluates the performance of each segment based on income or loss from operations before income taxes.

        Financial information with respect to the reportable segments follows:

	Secure Payment Systems	Wireless and Connectivity Solutions	Total
Fiscal year 2001
Revenue:
Software, firmware and hardware	$3,670,000	$11,136,000	$14,806,000
Printers and services	10,386,000	—	10,386,000
Imaging supplies	24,310,000	—	24,310,000

Total revenue	38,366,000	11,136,000	49,502,000
Intersegment revenue	230,000	54,000	284,000
Depreciation and amortization expense	1,263,000	796,000	2,059,000
Impairment of long-lived and intangible assets	(1,945,000)	(3,689,000)	(5,634,000)
Interest income	515,000	—	515,000
Interest expense	(138,000)	—	(138,000)
Segment profit (loss)	(1,294,000)	(8,454,000)	(9,748,000)
Income taxes (credit)	(732,000)	(3,071,000)	(3,803,000)
Net income (loss)	(562,000)	(5,383,000)	(5,945,000)
Goodwill	308,000	—	308,000
Segment assets	42,058,000	10,259,000	52,317,000
Expenditures for segment assets	451,000	770,000	1,221,000

Fiscal year 2002
Revenue:
Software, firmware and hardware	3,044,000	13,224,000	16,268,000
Printers and services	11,709,000	—	11,709,000
Imaging supplies	27,326,000	—	27,326,000

Total revenue	42,079,000	13,224,000	55,303,000
Intersegment revenue	305,000	—	305,000
Depreciation and amortization expense	986,000	1,148,000	2,134,000
Interest income	101,000	—	101,000
Interest expense	(34,000)	—	(34,000)
Segment profit (loss)	1,941,000	(6,798,000)	(4,857,000)
Income taxes (credit)	455,000	(2,137,000)	(1,682,000)
Net income (loss)	1,486,000	(4,661,000)	(3,175,000)
Goodwill	235,000	—	235,000
Segment assets	36,115,000	10,339,000	46,454,000
Expenditures for segment assets	334,000	40,000	374,000
Fiscal year 2003
Revenue:
Software, firmware and hardware	3,119,000	15,342,000	18,461,000
Printers and services	10,384,000	—	10,384,000
Imaging supplies	28,032,000	—	28,032,000

Total revenue	41,535,000	15,342,000	56,877,000
Intersegment revenue	301,000	—	301,000
Depreciation and amortization expense	748,000	323,000	1,071,000
Interest income	56,000	33,000	89,000
Interest expense	(10,000)	—	(10,000)
Segment profit (loss)	2,701,000	(1,042,000)	1,659,000
Income taxes (credit)	976,000	(337,000)	639,000
Net income (loss)	1,725,000	(705,000)	1,020,000
Goodwill	281,000	—	281,000
Segment assets	29,083,000	11,281,000	40,364,000
Expenditures for segment assets	1,888,000	16,000	1,904,000

        The following schedule is presented to reconcile fiscal years 2001, 2002 and 2003 amounts in the foregoing segment information to the amounts reported in the Company's consolidated financial statements.

	2001	2002	2003
Assets
Total assets of reportable segments	$52,317,000	$46,454,000	$40,364,000
Intersegment receivables	(14,928,000)	(12,681,000)	(5,170,000)
Investment in subsidiaries	(382,000)	(234,000)	(234,000)
Consolidated assets	$37,007,000	$33,539,000	$34,960,000

Revenue
Total revenue of reportable segments	$49,502,000	$55,303,000	$56,877,000
Intersegment revenue	(284,000)	(305,000)	(301,000)

Consolidated revenue	$49,218,000	$54,998,000	$56,576,000

  Geographic information

        The Company operates in both U.S. and foreign markets. Geographic sales information is based on the ordering location of the customer. Equipment and leasehold improvements information is based on the physical location of the assets. The following is net sales and equipment and leasehold improvements by geographic region:

	United States	All other Countries	Total
Fiscal year 2001
Net sales	$41,876,000	$7,342,000	$49,218,000
Equipment and leasehold improvements, net	2,349,000	180,000	2,529,000
Fiscal year 2002
Net sales	$45,632,000	$9,366,000	$54,998,000
Equipment and leasehold improvements, net	1,891,000	148,000	2,039,000
Fiscal year 2003
Net sales	$46,665,000	$9,911,000	$56,576,000
Equipment and leasehold improvements, net	3,110,000	103,000	3,213,000

Note 14. Impairment of Long-Lived Assets

        During the fourth quarter of fiscal year 2001, the Company initiated an analysis of its long-lived assets in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", to determine if there was impairment of its long-lived assets. This analysis was initiated due to changes in the Company's business environment, which were highlighted during the Company's annual business planning process, and certain changes in Company's management. This analysis was done on a business unit by unit basis as it was determined that these units were independent of each other and were the lowest level for which cash flows could be identified. The business units identified were similar to the businesses acquired by the Company since 1998. The analysis demonstrated that the acquired print server products and technologies were at or approaching their end-of life and that the ACH processing services were not generating the cash flows anticipated when this business unit was acquired. The Company completed this analysis with the assistance of an independent valuation firm. The analysis indicated that these business units would not generate sufficient positive cash flows over the projected period of five years, which approximated the remaining life of the long-lived assets, and that there was no current value or residual value beyond the value of the net current assets and certain property and equipment. Substantially all of the intangible assets of certain of these business units were written off at November 30, 2001 because they are projected to generate insufficient positive cash flows. Certain property and equipment of these business units were not written off because they continue to be used in operations and were determined to have value. As a result of this analysis, the Company recorded a charge in 2001 of $5,634,000 for the impairment of long-lived assets on a business unit by unit basis as follows:

Business Unit	Amount	Segment
XCD	$1,085,000	Wireless and Connectivity
American Development	1,945,000	Secure Payment Systems
CableNet	2,074,000	Wireless and Connectivity
ESI	530,000	Wireless and Connectivity

Total	$5,634,000

        The amortization expense recorded for these assets in 2001 prior to the recorded impairment charge was $1,261,000.

Note 15. Contingencies

        On November 21, 2002, Tom Lloyd filed an action in the Superior Court of the State of California in and for Orange County against TROY and its directors, alleging that defendants breached their fiduciary duties in connection with the Merger Agreement by attempting to provide the Dirk family with preferential treatment in connection with their efforts to complete a sale of the TROY. The complaint sought to enjoin an acquisition of TROY by the Dirk family, as well as attorneys' fees. Following termination of the Merger Agreement, the plaintiff filed a motion for dismissal of the action and award of attorney's fees and expenses of $387,250. TROY filed a motion in support of the plaintiff's motion for dismissal of the action and in opposition to plaintiff's motion for fees. The court has issued a ruling granting the motion for dismissal, and continuing the motion for attorney's fees to March 4, 2004. TROY has accrued an estimate of expenses to be incurred in connection with this litigation in fiscal 2003 in excess of the deductible amount which was recorded as an expense in the 2002 financial statements.

        The Company is partially self-insured for its medical, dental and vision benefits it provides to its employees. It carries an aggregate and excess loss insurance policy for claims over $50,000 per employee and over an aggregate total of $1.8 million. The Company estimates its self-insurance liability based on historical claims incurred. Total claims expense for the years ended November 30, 2001, 2002, and 2003 was $1.1 million, $1.3 million, and $1.8 million, respectively.

Note 16. Cash Flow and Other Information

	2001	2002	2003
Cash paid for:
Interest	$139,000	$51,000	$10,000

Income taxes	$418,000	$299,000	$638,000

Supplemental schedule of noncash operating, investing and financing activities:
Purchase of certain assets of Extended Systems Incorporated in 2001:
Working capital	$1,475,000	$—	$—
Equipment and leasehold improvements	46,000	—	—
Intangible assets	530,000	—	—
Cash purchase price	$2,051,000	$—	$—

Accounts receivable charged off	$507,000	$234,000	472,000

Reserve for slow moving and obsolete inventories:
Balance, beginning of year	$881,000	$2,507,000	$3,913,000
Provision charged off to expense	2,371,000	2,619,000	741,000
Charge offs to reserve	(745,000)	(1,213,000)	(2,209,000)

Balance, end of year	$2,507,000	$3,913,000	$2,445,000

APPENDIX A

AGREEMENT AND PLAN OF MERGER
BY AND BETWEEN
TROY GROUP, INC.
AND
DIRK, INC.

DATED AS OF MAY 26, 2004

6.6.	Access to Information	A-18
6.7.	Approvals and Consents; Cooperation	A-19
6.8.	Take-over Statutes; Inconsistent Actions	A-19
6.9.	Financing	A-19
6.10.	Expenses	A-19
6.11.	Further Actions	A-19
6.12.	Officers' and Directors' Indemnification	A-20
6.13.	Notification of Certain Matters	A-20
6.14.	Payment of Fees for Special Committee and Advisors	A-21
ARTICLE 7. CLOSING CONDITIONS		A-21
7.1.	Conditions to Obligations of Mergerco and the Company	A-21
7.2.	Conditions to Obligations of Mergerco	A-21
7.3.	Conditions to Obligations of the Company	A-22
ARTICLE 8. TERMINATION AND ABANDONMENT		A-22
8.1.	Termination	A-22
8.2.	Effect of Termination	A-24
8.3.	Expense Reimbursement	A-24
8.4.	No Penalty; Costs of Collection	A-24
ARTICLE 9. GENERAL PROVISIONS		A-24
9.1.	Non-Survival of Representations, Warranties and Covenants	A-24
9.2.	Amendment and Modification	A-25
9.3.	Waiver	A-25
9.4.	Notices	A-25
9.5.	Specific Performance	A-26
9.6.	Assignment	A-26
9.7.	Governing Law	A-26
9.8.	Knowledge	A-26
9.9.	Interpretation	A-26
9.10.	Publicity	A-26
9.11.	Entire Agreement	A-27
9.12.	Severability	A-27
9.13.	Counterparts	A-27

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of May 26, 2004, by and between TROY GROUP, INC., a Delaware corporation (the "Company"), and DIRK, INC., a Delaware corporation ("Mergerco").

        WHEREAS, Mergerco was incorporated on March 5, 2003 for the sole purpose of entering into the transactions contemplated by this Agreement; and

        WHEREAS, as of the date hereof there is one share of common stock of Mergerco issued and outstanding, and owned by Patrick J. Dirk; and

        WHEREAS, the stockholders of the Company named on Exhibit A (collectively, the "Affiliated Stockholders") have agreed to contribute their shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") to Mergerco in exchange for a number of whole and fractional shares of common stock of Mergerco equal to the number of shares of Company Common Stock contributed to Mergerco divided by One Thousand (1,000), such contribution to take place after the last of the conditions set forth in Section 7.2 has been fulfilled or waived but prior to the Effective Time (as defined in Section 1.3); and

        WHEREAS, at the Effective Time (as defined in Section 1.3), Mergerco will be merged with and into the Company, with the Company as the surviving corporation, on the terms and conditions set forth in this Agreement and the Delaware General Corporation Law (the "Merger"); and

        WHEREAS, pursuant to the Merger, each share of Company Common Stock (other than shares owned by Mergerco or any of the Affiliated Stockholders) will be converted into the right to receive $3.06 in cash per share; and

        WHEREAS, a special committee of the Board of Directors of the Company consisting solely of independent directors (the "Special Committee") has (i) declared the advisability of this Agreement, (ii) determined that the Merger is fair to the holders of shares of Company Common Stock (other than Mergerco or any of the Affiliated Stockholders), (iii) received an opinion from Business Equity Appraisal Reports, Inc. that the consideration to be paid in the Merger is fair to the holders of shares of the Company Common Stock (other than Mergerco or any of the Affiliated Stockholders) from a financial point of view, (iv) has determined that this Agreement, the Merger and the transactions contemplated by this Agreement are in the best interests of the Company and its stockholders (other than Mergerco or any of the Affiliated Stockholders), and (v) has recommended to the Board of Directors of the Company that the Board of Directors declare the advisability of this Agreement and approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement; and

        WHEREAS, based on the recommendation of the Special Committee, the Board of Directors of the Company has adopted resolutions declaring the advisability of this Agreement and has determined that this Agreement and the Merger and the other transactions contemplated by this Agreement are in the best interests of the Company and its stockholders (other than Mergerco or any of the Affiliated Stockholders) and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement; and

        WHEREAS, the Company and Mergerco desire to make certain representations, warranties and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe various conditions to the Merger;

        NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

ARTICLE 1.
THE MERGER

        1.1.    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware ("DGCL"), at the Effective Time (as defined in Section 1.3), Mergerco will be merged with and into the Company, whereupon the separate corporate existence of Mergerco will cease, and the Company will continue as the surviving corporation in the Merger (the "Surviving Corporation") under the laws of the State of Delaware under the name "Troy Group, Inc.

        1.2.    The Closing.    The closing of the Merger (the "Closing") will take place at 10:00 a.m., Pacific Time, on a date to be specified by the parties which will be no later than the second Business Day (as defined below) after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date (as defined below)), set forth in Article 7, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "Closing Date"). The Closing will take place by telecopy exchange of signature pages with originals to follow by overnight delivery, or in such other manner or at such place as the parties hereto may agree. The Company (acting through the Special Committee) will as promptly as practicable notify Mergerco, and Mergerco will as promptly as practicable notify the Company, when the conditions to such party's obligation to effect the Merger contained in Article 7 have been satisfied. For purposes of this Agreement, a "Business Day" will mean any day that is not a Saturday, a Sunday or other day on which the offices of the Secretary of State of the State of Delaware is closed.

        1.3.    Effective Time.    At the Closing, the Company and Mergerco will file, or cause to be filed, with the Secretary of State of the State of Delaware, a certificate of merger (the "Certificate of Merger") in accordance with the DGCL, in such form as is required by, and executed in accordance with, the relevant provisions of, the DGCL. The parties will take such other and further actions as may be required by law to make the Merger effective. The Merger will become effective at such time as the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or, if agreed to by the Company and Mergerco, at such later time or date as is set forth in the Certificate of Merger (the "Effective Time").

        1.4.    Effect of the Merger.    At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Mergerco will vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Mergerco will become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

ARTICLE 2.
THE SURVIVING CORPORATION

        2.1.    Certificate of Incorporation of the Surviving Corporation.    At the Effective Time, the Certificate of Incorporation of the Company, amended and restated as set forth on Exhibit 2.1, will be the certificate of incorporation of the Surviving Corporation.

        2.2.    Bylaws of the Surviving Corporation.    At the Effective Time, the Bylaws of the Company, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law, the provisions of the Certificate of Incorporation of the Surviving Corporation and the provisions of such Bylaws.

        2.3.    Directors of the Surviving Corporation.    The directors of Mergerco immediately prior to the Effective Time will be the directors of the Surviving Corporation until the earlier of their respective deaths, resignations or removals or until their respective successors are duly elected and qualified, as the case may be.

        2.4.    Officers of the Surviving Corporation.    The officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation until the earlier of their respective deaths, resignations or removals or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE 3.
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; CANCELLATION AND CONVERSION OF SECURITIES

        3.1.    Conversion of Company Common Stock.    At the Effective Time, subject to the provisions of this Agreement (including without limitation this Section 3.1 and Sections 3.4 and 3.7), automatically by virtue of the Merger and without any further action on the part of Mergerco, the Company or any holder of any share of capital stock of the Company or Mergerco, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock owned by Mergerco or any of the Affiliated Stockholders and other than the Dissenting Shares (as defined in Section 3.7)) will be converted into the right to receive in cash, without interest, an amount equal to $3.06 (the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock so converted into Merger Consideration will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing any such shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificates in accordance with Section 3.4.

        3.2.    Capital Stock of Mergerco.    At the Effective Time, automatically by virtue of the Merger and without any further action on the part of Mergerco, the Company or any holder of any share of capital stock of the Company or Mergerco, each share of common stock, par value $0.01 per share, of Mergerco issued and outstanding immediately prior to the Effective Time will be converted into and become a number of fully paid and non-assessable shares of common stock, par value $0.01 per share, of the Surviving Corporation equal to the number of whole and fractional shares of Mergerco common stock to be so converted. Such shares of common stock will constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation at the Effective Time. Company Common Stock owned by Mergerco or any of the Affiliated Stockholders immediately prior to the Effective Time will be cancelled and cease to exist in accordance with Section 3.3.

        3.3.    Cancellation of Treasury Stock and Mergerco Owned Stock.    At the Effective Time, automatically by virtue of the Merger and without any further action on the part of Mergerco, the Company or any holder of any share of capital stock of the Company or Mergerco, each share of Company Common Stock issued and held immediately prior to the Effective Time in the Company's treasury and each share of Company Common Stock that is owned by Mergerco or any of the Affiliated Stockholders (the "Cancelled Shares") will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

        3.4.    Exchange of Certificates.

        (a)   Prior to the Effective Time, Mergerco will (i) designate Computershare Investor Services, LLC or other commercial bank or trust company to act as the paying agent (the "Paying Agent") for the benefit of holders of shares of Company Common Stock (other than the Cancelled Shares and the Dissenting Shares) in the Merger and Mergerco will enter into an agreement with the Paying Agent pursuant to which, after the Effective Time, the Paying Agent will distribute the Merger Consideration on a timely basis, and (ii) irrevocably deposit or cause to be deposited with the Paying Agent cash in an amount required with respect to the conversion of shares of Company Common Stock at the Effective Time pursuant to Section 3.1 and this Section 3.4 as share certificates are surrendered (such cash being hereinafter referred to as the "Exchange Fund"). The Paying Agent must, pursuant to irrevocable instructions, deliver the cash contemplated to be paid pursuant to Section 3.1 out of the Exchange Fund. Except as contemplated by Section 3.4(g), the Exchange Fund must not be used for any other purpose.

        (b)   As promptly as reasonably practicable after the Effective Time, the Surviving Corporation will cause the Paying Agent to mail to each holder of record of a certificate or certificates (to the extent such certificates have not already been submitted to the Paying Agent) which immediately prior to the Effective Time represented outstanding shares (other than Cancelled Shares and Dissenting Shares) of Company Common Stock (the "Certificates") (i) a letter of transmittal (which will be in customary form and will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent and will be in such form and have such other provisions as the Surviving Corporation and the Paying Agent will reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the aggregate Merger Consideration into which the number of shares of Company Common Stock previously represented by such Certificates will have been converted into the right to receive pursuant to this Agreement.

        (c)   Upon surrender to the Paying Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent pursuant to such instructions, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate, to be distributed as soon as practicable after the Effective Time (after giving effect to any required tax withholding) in each case without interest, and the Certificate so surrendered will immediately be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.4, each Certificate will be deemed at all times after the Effective Time for all purposes to represent only the right to receive upon such surrender the Merger Consideration with respect to each share of Company Common Stock formerly represented thereby.

        (d)   Cash paid upon conversion of the shares of Company Common Stock in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock and, following the Effective Time, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they will be cancelled and exchanged as provided in this Section 3.4. From and after the Effective Time, holders of Certificates will cease to have any rights as stockholders of the Company, except for the right to receive upon the surrender of such Certificates, in accordance with this Section 3.4, the Merger Consideration with respect to each share of Company Common Stock formerly represented by such Certificates or as otherwise provided by law.

        (e)   To the extent permitted by applicable law, any portion of the Exchange Fund (plus any interest and other income received by the Paying Agent in respect of such funds) which remains undistributed to the holders of shares of Company Common Stock twelve months after the Effective Time will be delivered to the Surviving Corporation, upon demand, and any holders of shares of Company Common Stock who have not theretofore complied with this Section 3.4 must thereafter look, as general creditors, only to the Surviving Corporation for the Merger Consideration, without interest. Any portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock three years after the Effective Time (or such earlier date, as is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity) will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of any claims or interest of any person previously entitled thereto.

        (f)    Notwithstanding any other provision in this Section 3.4, neither the Paying Agent nor the Surviving Corporation will be liable to any holder of shares of Company Common Stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (g)   The Paying Agent or, at any time after twelve months following the Effective Time, the Surviving Corporation will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold from such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Paying Agent or the Surviving Corporation, as applicable, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made.

        (h)   If any Certificate has been lost, stolen or destroyed, upon the delivery to the Paying Agent of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration for each share of Company Common Stock represented by such Certificate.

        (i)    The Paying Agent will invest the Exchange Fund as directed by the Surviving Corporation (so long as such directions do not impair the rights of the holders of Company Common Stock) in direct obligations of, or money market funds substantially all the assets of which are invested in direct obligations of, the United States of America or any agency the obligations of which are backed by the full faith and credit of the United States of America. Any interest and other income resulting from such investments will be paid to the Surviving Corporation, and no interest or other income will be paid or accrued on the Merger Consideration to the holders of Company Common Stock.

        3.5.    Stock Options.

        (a)   Not later than 30 days prior to the Effective Time, the Company will send a notice (the "Option Notice") to all holders of outstanding options to purchase shares of Company Common Stock (the "Company Options") heretofore granted under any stock option, restricted stock or stock appreciation rights plan, program or arrangement of the Company or under any stock option or restricted stock award agreement, including, without limitation, the Company's 1998 Stock Incentive Plan (the "Company Stock Plans"): (i) specifying that such options will not be assumed in connection with the Merger, and (ii) specifying that any Company Options outstanding as of the Effective Time will thereafter represent only the right to receive the consideration, if any, specified in Section 3.5(c) in accordance with this Agreement.

        (b)   The Company will permit each holder of a Company Option who desires to exercise all or any portion of such Company Option following receipt of the Option Notice to exercise such Company Option prior to the Effective Time; provided, however, such Company Option may only be exercised as to shares that are vested and exercisable as of the Effective Time, if any.

        (c)   Each Company Option outstanding as of the Effective Time will by virtue of the Merger, and without any action on the part of the holder thereof, be converted into, and represent only, the right to receive (net of applicable withholding taxes) an amount in cash equal to the excess, if any, of (i) the product of the Merger Consideration multiplied by the number of shares of Company Common Stock which are vested and issuable upon exercise of such Company Option immediately prior to the Effective Time over (ii) the exercise price of those vested shares of Company Common Stock subject to such Company Option. The aggregate amount payable with respect to each such Company Option pursuant to this Section 3.5(c) will hereinafter be referred to as the "Option Cash-Out Amount."

        (d)   Promptly following the Effective Time, the Surviving Corporation will cause the Paying Agent to mail to each holder (as of the Effective Time) of a Company Option which was converted into the right to receive the Option Cash-Out Amount pursuant to Section 3.5(c) hereof, (i) a letter of transmittal (which will be in such form and have such other provisions as the Surviving Corporation may reasonably specify), and (ii) instructions for use in receiving cash payable in respect of such Company Options. Upon the delivery of such letter of transmittal by or on behalf of a holder of a Company Option, duly completed and validly executed in accordance with the instructions thereto, together with the documentation representing the Company Options surrendered thereby, to the Paying Agent, such holder of a Company Option will be entitled to receive the Option Cash-Out Amount payable to it in respect of such Company Option pursuant to Section 3.5(c).

        3.6.    Warrants.

        (a)   Not later than 30 days prior to the Effective Time, the Company will send a notice to the holders of outstanding warrants to purchase shares of Company Common Stock (the "Company Warrants"): (i) specifying that such warrants will not be assumed in connection with the Merger, and (ii) specifying that any Company Warrants outstanding as of the Effective Time will thereafter represent only the right to receive the consideration, if any, specified in this Section 3.6(a) in accordance with this Agreement. At the Effective Time, each Company Warrant will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into, and represent only, the right to receive (net of applicable withholding taxes), upon delivery thereof to the Company, an amount in cash equal to the excess, if any, of (i) the product of the Merger Consideration multiplied by the number of shares of Company Common Stock vested and issuable upon exercise of such Company Warrant immediately prior to the Effective Time over (ii) the aggregate exercise price of all such shares of Company Common Stock vested and exercisable under such Company Warrant immediately prior to the Effective Time. The aggregate amount payable with respect to each such Company Warrant pursuant to this Section 3.6(a) will hereinafter be referred to as the "Warrant Cash-Out Amount."

        (b)   Promptly following the Effective Time, the Surviving Corporation will cause the Paying Agent to mail to each holder (as of the Effective Time) of a Company Warrant, (i) a letter of transmittal (which will be in such form and have such other provisions as the Surviving Corporation may reasonably specify), and (ii) instructions for use in receiving cash payable in respect of such Company Warrants. Upon the delivery of such letter of transmittal by or on behalf of a holder of a Company Warrant, duly completed and validly executed in accordance with the instructions thereto, together with the documentation representing the Company Warrant surrendered thereby, to the Paying Agent, such holder of a Company Warrant will be entitled to receive the Warrant Cash-Out Amount payable to it in respect of such Company Warrant pursuant to Section 3.6(a).

        3.7.    Dissenting Shares.    Notwithstanding anything in this Agreement to the contrary, to the extent (if at all) that holders of Company Common Stock are entitled to appraisal rights under Section 262 of the DGCL, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his or her demand for appraisal rights under Section 262 of the DGCL or any successor provision (the "Dissenting Shares"), will not be converted into the right to receive the Merger Consideration, but the holders of Dissenting Shares will be entitled to receive from the Company such consideration as will be determined pursuant to Section 262 of the DGCL; provided, however, that if any such holder will have failed to perfect or will effectively withdraw or lose his or her right to appraisal and payment under the DGCL, each share of Company Common Stock held by such holder will thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, upon the surrender of the Certificate representing such share of Company Common Stock pursuant to Section 3.4, and such shares will not be deemed to be Dissenting Shares. The Company will give Mergerco (i) prompt notice of any written notices or demands for appraisal of Company Common Stock received by the Company and (ii) the opportunity to participate and direct all negotiations and proceedings with respect to any such demands or notices. The Company will not, without the prior written consent of Mergerco, make any payment with respect to, or settle, offer to settle, or otherwise negotiate any such demands.

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the disclosure schedule delivered by the Company to Mergerco prior to execution of this Agreement (the "Company Disclosure Schedule"), which identifies by section number the provision of this Agreement to which such exception or qualification relates, the Company represents and warrants to Mergerco as of the date hereof as follows:

        4.1.    Organization and Qualification.    The Company and each subsidiary of the Company (referred to herein as a "Company Subsidiary") is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each Company Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to qualify could reasonably be expected to have a Company Material Adverse Effect (as defined below). "Company Material Adverse Effect" means any effect, change, event, circumstance or condition that, individually or in the aggregate with all similar effects, changes, events, circumstances or conditions, is or would reasonably be expected to: (i) have a material adverse effect on the business (including its prospects, current products or products identified for development), operations, assets, properties, results of operations, or financial condition of the Company and the Company Subsidiaries, with the Company and the Company Subsidiaries considered as a whole, (ii) prevent or materially delay the consummation of the Merger or otherwise have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, or (iii) have a material adverse effect on the ability of the Surviving Corporation to conduct such business (as presently conducted) following the Effective Time; provided, however, that the following will not be considered in determining whether a "Company Material Adverse Effect" has occurred or would be reasonably likely to occur: (x) changes in general economic conditions nationally or regionally, (y) changes affecting the wireless print server, specialty printing consumables or electronic payment products industries in which the Company and the Company Subsidiaries compete, and (z) actions taken or omitted by the Company or any of the Company Subsidiaries upon the request of Mergerco or with the consent of Mergerco after the date of this Agreement.

        4.2.    Authorization and Enforceability.    The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of this

Agreement and the Merger by its stockholders, the requisite corporate power and authority to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company's Board of Directors and the Special Committee and, subject to obtaining the approval of the Company's stockholders as contemplated by Section 7.1(a), no other corporate action on the part of the Company or any Company Subsidiary is necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Mergerco, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies.

        4.3.    Certificate of Incorporation and Bylaws.    The Company has heretofore furnished or made available to Mergerco a complete and correct copy of the Certificate of Incorporation and the Bylaws of the Company and the Certificate of Incorporation, Bylaws or equivalent organizational documents of each Company Subsidiary, each as in full force and effect as of the date hereof.

        4.4.    Capitalization.    The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"). As of the date hereof, (a) 10,642,677 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (b) 2,800 shares of Company Common Stock are held in the treasury of the Company, (c) no shares of Company Common Stock are held by the Company Subsidiaries, and (d) 1,178,666 shares of Company Common Stock are reserved for future issuance pursuant to the exercise of outstanding Company Options and Company Warrants. As of the date hereof, no shares of Company Preferred Stock are issued and outstanding. Except as set forth in this Section 4.4 or as set forth in Section 4.4 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable. In no event will the aggregate number of shares of Company Common Stock outstanding at the Effective Time (including all shares subject to then outstanding Company Options, Company Warrants or other rights to acquire or commitments to issue shares of Company Common Stock) exceed 11,821,343.

        4.5.    Information Supplied.    The Proxy Statement and Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

        4.6.    Consents and Approvals.    Except for (i) compliance with any applicable requirements of the Securities Act, the Exchange Act, state takeover or securities laws, and the rules of any stock exchange or any other listing organization that are applicable to the Company, (ii) approval by the Company's stockholders as contemplated by Section 7.1(a), (iii) the filing and recordation of the Certificate of Merger as required by the DGCL, (iv) compliance with Section 262 of the DGCL regarding appraisal rights of the Company's stockholders, and (v) any items disclosed on the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will not: (a) violate any provision of the Certificate of Incorporation or Bylaws of the Company or any Company Subsidiary; (b) violate any statute, rule, regulation, order, or decree of any federal, state, local, or foreign body or authority by which the Company or any Company Subsidiary or any of their respective properties or assets may be bound; (c) require any filing with or permit, consent, or approval of any federal, state, local, or foreign administrative, governmental or regulatory body or authority (a "Governmental Entity"); or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any lien, charge, security interest, pledge or encumbrance of any kind or nature (any of the foregoing being a "Lien") on any of the properties or assets of the Company or any Company Subsidiary under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which the Company or any Company Subsidiary is a party, or by which it or any of its properties or assets may be bound, except, (x) in the cases of clauses (b) or (c), where such violation, failure to make any such filing or failure to obtain such permit, consent or approval, could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (y) in the case of clause (d), for any such violations, breaches, defaults, or other occurrences that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        4.7.    Company Action.

        (a)   The Special Committee, at a meeting duly called and held, has (i) declared the advisability of this Agreement, (ii) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company and its stockholders (other than Mergerco or any of the Affiliated Stockholders), (iii) recommended that the Board of Directors of the Company approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iv) recommended that the Company's stockholders approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement as contemplated by Section 7.1(a).

        (b)   The Board of Directors of the Company, at a meeting duly called and held or by action by written consent, has (i) declared the advisability of this Agreement, (ii) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company and its stockholders (other than Mergerco or any of the Affiliated Stockholders) and approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) recommended that the Company's stockholders approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iv) duly and validly authorized this Agreement, the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and, subject to the approval and adoption of this Agreement by the stockholders of the Company, the consummation of the Merger.

        4.8.    State Takeover Laws.    The approval of this Agreement and the transactions contemplated hereby by the Company's Board of Directors and the Special Committee are sufficient so that neither the restrictions on "business combinations" set forth in Section 203(a) of DGCL nor the provisions of any other "fair price," "moratorium," "control share acquisition," or other similar anti-takeover statute or regulation nor the provisions of any applicable anti-takeover provisions in the Certificate of Incorporation or Bylaws of the Company will apply to this Agreement or any of the transactions contemplated by this Agreement.

        4.9.    Vote Required.    Except for the vote required to satisfy the condition set forth in Section 7.1(a), and except for any vote required under applicable law, the current Certificate of Incorporation of the Company or the rules of any stock exchange or other listing organization that are applicable to the Company, the affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding and entitled to vote thereon on the record date established by the Board of Directors of the Company in accordance with the Bylaws of the Company, applicable law and this Agreement is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Merger.

        4.10.    Fairness Opinion.    The Special Committee has received a written opinion from Business Equity Appraisal Reports, Inc., financial advisor to the Special Committee, dated as of the date hereof, to the effect that, subject to the qualifications and limitations stated therein, the Merger Consideration to be received by the holders of shares of the Company Common Stock in the Merger (other than Mergerco or any of the Affiliated Stockholders) as provided herein is fair to such holders from a financial point of view.

        4.11.    No Finders.    Except for the engagement letter between the Special Committee and Business Equity Appraisal Reports, Inc., effective as of April 15, 2004, a copy of which has been provided to Mergerco prior to the date of this Agreement, no act of the Company or any Company Subsidiary has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein.

ARTICLE 5.
REPRESENTATIONS AND WARRANTIES OF MERGERCO

        Mergerco hereby represents and warrants to the Company as of the date hereof as follows:

        5.1.    Organization and Qualification.    Mergerco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. Mergerco is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary.

        5.2.    Authorization.    Mergerco has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Mergerco and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Mergerco and by the sole stockholder of Mergerco, and no other corporate proceedings on the part of Mergerco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Mergerco and constitutes the valid and binding obligation of Mergerco, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies.

        5.3.    Consents and Approvals.    Except for (i) compliance with any applicable requirements of the Securities Act, the Exchange Act and state takeover and securities laws, (ii) the filing and recordation of the Certificate of Merger as required by the DGCL and the rules of any stock exchange or other listing organization that may be applicable to the Company, and (iii) compliance with Section 262 of the DGCL regarding appraisal rights of the Company's stockholders, the execution and delivery of this Agreement by Mergerco and the consummation of the transactions contemplated hereby will not: (a) violate any provision of the Articles or Certificate of Incorporation or Bylaws of Mergerco; (b) violate any statute, rule, regulation, order, or decree of any federal, state, local or foreign body or authority by which Mergerco or any of its properties or assets may be bound; (c) require any filing with or permit, consent, or approval of any Governmental Entity; or (d) require any consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration of the performance required thereunder) under any of the terms, conditions or provisions of any contract, agreement, instrument or any obligation to which any of the Company or the Company Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound.

        5.4.    Information Supplied.    None of the information supplied or to be supplied by or on behalf of Mergerco for inclusion in, or incorporation by reference in, the Proxy Statement and the Schedule 13E-3 will, (i) at the time the Proxy Statement and the Schedule 13E-3 is filed with the SEC or at any time it is amended and supplemented, (ii) on the date the Proxy Statement is first mailed to the stockholders of the Company, and (iii) at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Mergerco with respect to statements made in or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein. The Schedule 13E-3 and the portion of Proxy Statement based on information supplied by Mergerco for inclusion or incorporation by reference therein will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

        5.5.    No Finders.    No act of Mergerco has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein.

        5.6.    Financing.    Mergerco has received, and previously provided to the Special Committee, a fully executed commitment letter from Comerica Bank (the "Lender"), providing for the financing necessary to consummate the Merger and pay the aggregate Merger Consideration and describing the terms and conditions upon which the Lender will arrange and provide such financing (the "Commitment Letter"). Mergerco has accepted the Commitment Letter and paid all fees due thereunder as of the date of this Agreement. The Commitment Letter is in full force and effect on the date hereof and has not been amended or modified in any respect. There are no facts or circumstances known to Mergerco or any of their respective affiliates that any of them believes is likely to (i) prevent the conditions described in the Commitment Letter from being satisfied, or (ii) prevent Mergerco from receiving financing pursuant to the terms of the Commitment Letter. The aggregate proceeds of the financing contemplated by the Commitment Letter, together with the Company's existing cash resources as reflected in the unaudited consolidated balance sheet of the Company as of February 29, 2004, are sufficient to pay the aggregate Merger Consideration, to pay any cash amounts payable to the holders of Company Options and Company Warrants pursuant to Section 3.5 and Section 3.6 and to pay the anticipated fees and expenses related to the Merger (the "Required Cash Amount").

ARTICLE 6.
COVENANTS

        6.1.    Conduct of Business of the Company.    Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time or the earlier termination of this Agreement, neither the Company nor any Company Subsidiary will, without the prior written consent of Mergerco:

          (a)   amend or otherwise change its Certificate of Incorporation or Bylaws or other organizational documents;

          (b)   except as set forth in Section 6.1(b) of the Company Disclosure Schedule, issue, sell or grant, or authorize the issuance, sale or grant of any shares of capital stock of any class of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except for the issuance of shares of Company Common Stock pursuant to the exercise of Company Options and Company Warrants outstanding on the date of this Agreement);

          (c)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than dividends and distributions by a Company Subsidiary to its parent in accordance with applicable law;

          (d)   reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e)   take, or agree to commit to take, or fail to take any action that would make any representation, warranty, covenant or agreement of the Company contained herein inaccurate or breached such that the conditions in Section 7.2 will not be satisfied at, or as of any time prior to, the Effective Time; or

          (f)    enter into, or publicly announce an intention to enter into, any contract, agreement, commitment, plan or arrangement to, or otherwise agree or consent to do any of the foregoing actions set forth in this Section 6.1.

        6.2.    Conduct of Business of Mergerco.    From the date of this Agreement to the Effective Time, Mergerco will not take, or agree to commit to take, or fail to take any action that would make any representation, warranty, covenant or agreement of Mergerco contained herein inaccurate or breached such that the conditions in Section 7.3 will not be satisfied at, or as of any time prior to, the Effective Time.

        6.3.    No Solicitation.

        (a)   Subject to the provisions of Section 6.3(d), the Company will not, and will cause its Company Subsidiaries and its and their officers, directors, employees, financial advisors, counsel, representatives and agents (collectively, "Representatives") not to, (i) directly or indirectly, solicit, initiate, knowingly encourage or otherwise facilitate the making of an Acquisition Proposal (as defined below), (ii) engage in or knowingly encourage in any way negotiations or discussions concerning, or provide any non-public information to, any Third Party (as defined below) relating to an Acquisition Proposal, or which may reasonably be expected to lead to an Acquisition Proposal, or (iii) agree to, recommend or endorse any Acquisition Proposal; provided, however, that nothing contained in this Section 6.3 or in any other provision of this Agreement will prohibit the Company or the Company's Board of Directors or the Special Committee from taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any legally required disclosure to the Company's stockholders.

        (b)   As used in this Agreement, the term "Acquisition Proposal" means any offer or proposal for (i) a transaction or series of related transactions pursuant to which any person (or "group" of persons as such term is defined under Section 13(d) of the Exchange Act) other than Mergerco (a "Third Party") acquires 25% or more of the outstanding shares of Company Common Stock or voting power (or of securities or rights convertible into or exercisable for such shares of Company Common Stock or voting power), including without limitation a tender offer or an exchange offer which, if consummated, would result in a Third Party acquiring 25% or more of the outstanding shares of Company Common Stock or voting power (or of securities or rights convertible into or exercisable for such shares of Company Common Stock or voting power), (ii) a merger or other business combination involving the Company pursuant to which any Third Party would acquire securities representing 25% or more of the voting power or the outstanding securities of the company surviving the merger or business combination, or (iii) any other transaction pursuant to which any Third Party would acquire control of assets (including for this purpose the outstanding equity securities of any Company Subsidiary) of 25% or more of the net revenues or assets of the Company.

        (c)   As used in this Agreement, a "Superior Proposal" means any unsolicited, bona fide offer made by a Third Party to acquire all of the outstanding shares of Company Common Stock beneficially owned by stockholders of the Company or to acquire substantially all of the assets of the Company on terms that the Special Committee has reasonably and in good faith determined, after consultation with its financial advisors and outside counsel, to be more favorable to the Company's stockholders (other than Mergerco or any of the Affiliated Stockholders) than the Merger, taking into account all relevant factors (including whether, in the good faith judgment of the Special Committee, such Third Party is able to finance and complete the transaction and obtain all required regulatory approvals).

        (d)   Notwithstanding the provisions of Section 6.3(a), this Agreement will not prohibit the Company's Board of Directors or the Special Committee from, prior to the date on which the Company's stockholders adopt this Agreement in accordance with the DGCL, furnishing nonpublic information to, or entering into discussions or negotiations with, any Third Party that makes a bona fide Superior Proposal that was not solicited in violation of Section 6.3(a), if, and only to the extent that, (i) the Special Committee determines in good faith, after consultation with its legal counsel, that failure to furnish such information or to participate in such negotiations or discussions with respect to a Superior Proposal would be a breach of the fiduciary duties of the Board of Directors of the Company or the Special Committee to the Company's stockholders imposed by applicable law; (ii) prior to first furnishing nonpublic information to, or first entering into substantive discussions and negotiations with, such Third Party after the date hereof, the Company (A) provides written notice of at least two Business Days to Mergerco to the effect that it intends to furnish information to, or enter into discussions or negotiations with, such Third Party, and naming and identifying the Third Party making the Acquisition Proposal, and (B) receives from such Third Party an executed confidentiality agreement with customary terms and conditions; and (iii) the Company keeps Mergerco reasonably informed of the status and the material terms and conditions and all other material information with respect to any such discussions or negotiations.

        (e)   Upon execution of this Agreement, the Company will immediately terminate all discussions with Third Parties concerning any Acquisition Proposal and will request that such Third Parties promptly return any confidential information furnished by the Company in connection with any Acquisition Proposal. The Company will not waive any provision of any confidentiality, standstill or similar agreement entered into with any Third Party regarding any Acquisition Proposal and prior to the Closing will enforce all such agreements in accordance with their terms. Notwithstanding the foregoing, such discussions may be reinstated or waivers may be provided if the conditions of this Section 6.3 are otherwise satisfied.

        (f)    Nothing contained in this Section 6.3 will (i) permit the Company to terminate this Agreement (except as specifically provided in Article 8 hereof), or (ii) permit the Company to enter into any agreement providing for an Acquisition Proposal (other than the confidentiality agreement as provided and in the circumstances and under the conditions set forth above) for as long as this Agreement remains in effect.

        6.4.    Company Stockholders Meeting.

        (a)   The Company will take all action necessary in accordance with the DGCL and the Company's Certificate of Incorporation and Bylaws to cause a meeting of its stockholders (the "Company Stockholders' Meeting") to be duly called and held to consider and vote upon the approval and adoption of this Agreement and the Merger, and the Company will use its commercially reasonable efforts to hold the Company Stockholders' Meeting as soon as practicable after the date of this Agreement. The Board of Directors of the Company, based upon the recommendation of the Special Committee, will, subject to Section 6.4(b), recommend such approval and adoption of this Agreement and the Merger by the Company's stockholders as contemplated by Section 7.1(a) and will use its commercially reasonable efforts to solicit such approval, including, without limitation, timely mailing the Proxy Statement, unless the Special Committee determines in good faith, after consultation with its legal counsel, that such recommendation or solicitation would be a breach of the Company's Board of

Directors' or the Special Committee's fiduciary duties to the Company's stockholders imposed by applicable law.

        (b)   Neither the Board of Directors of the Company nor the Special Committee will withdraw, modify or change in a manner adverse to Mergerco, its recommendation to the Company's stockholders unless the Board of Directors of the Company or the Special Committee has received a Superior Proposal and (i) the Company has complied with the terms of Section 6.3 in all material respects, including, without limitation, the requirement in Section 6.3 that it notify Mergerco after its receipt of such Superior Proposal, and (ii) the Special Committee determines in good faith, after consultation with its legal counsel, that such withdrawal or modification is required under applicable law in order for the Board of Directors of the Company and the Special Committee to comply with their fiduciary duties to the Company's stockholders. Any withdrawal, change or modification of the recommendation of the Company's Board of Directors or the Special Committee in accordance with the previous sentence will not constitute a breach of the Company's representations, warranties, covenants or agreements contained in this Agreement. Unless this Agreement is previously terminated in accordance with Article 8, the Company will submit this Agreement to its stockholders at the Company Stockholders' Meeting in accordance with Section 6.4(a) even if the Board of Directors of the Company or the Special Committee has withdrawn, modified or changed its recommendation of this Agreement or the transactions contemplated by this Agreement and will not postpone or adjourn such meeting or the vote by the Company's stockholders upon this Agreement and the Merger to another date without Mergerco's approval.

        6.5.    Proxy Statement and Schedule 13E-3

        (a)   As promptly as practicable after the execution of this Agreement, the Company and Mergerco will cooperate to prepare a Rule 13E-3 Transaction Statement (together with any amendments thereto, the "Schedule 13E-3") and the Company will prepare and file with the SEC a proxy statement (together with any amendments thereto, the "Proxy Statement") relating to the Company Stockholders' Meeting. Both Mergerco and the Company will cause the Schedule 13E-3 to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder, the rules and regulations of any stock exchange or other listing organization that may be applicable and the DGCL. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder, the rules and regulations of any stock exchange or other listing organization that may be applicable and the DGCL. Both the Company and Mergerco will furnish to each other all information concerning the Company or Mergerco each may reasonably request in connection with such actions and the preparation of the Schedule 13E-3 and the Proxy Statement. Mergerco will be given a reasonable opportunity to review and comment on all filings by the Company with the SEC in connection with the transactions contemplated hereby, including the Proxy Statement and any amendment or supplement thereto, and all mailings to the Company's stockholders in connection with the transaction contemplated by this Agreement. The Company will be given a reasonable opportunity to review and comment on all filings by Mergerco with the SEC in connection with the transactions contemplated hereby, including the Schedule 13E-3 and any amendment or supplement thereto. The Company, with the cooperation of Mergerco, will use its commercially reasonable efforts to cause the Proxy Statement to be mailed to each of the Company's stockholders as promptly as practicable after the compliance with SEC filing requirements and, if necessary, satisfactory resolution of SEC comments. The Company will also promptly as practicable file, and, if required, mail to the Company's stockholders, any amendment to the Proxy Statement which may become necessary after the date the Proxy Statement is first mailed to the Company's stockholders. The Company and Mergerco will also promptly as practicable file any amendment to the Schedule 13E-3 which may become necessary after the date the Schedule 13E-3 is first filed with the SEC.

        (b)   No amendment or supplement to the Proxy Statement or the Schedule 13E-3 will be made by the Company without the approval of Mergerco, which approval will not be unreasonably withheld, conditioned or delayed. The Company will advise Mergerco promptly after it receives notice thereof of any request by the SEC or any stock exchange or other listing organization that may be applicable for amendment of the Proxy Statement or the Schedule 13E-3 or comments thereon and responses thereto or requests by the SEC for additional information.

        (c)   The Proxy Statement will include the recommendation of the Board of Directors of the Company to the stockholders of the Company that they vote in favor of the adoption of this Agreement and the Merger, except as otherwise provided in Section 6.3 or 6.4 of this Agreement.

        (d)   The information supplied by the Company included in the Proxy Statement and the Schedule 13E-3 will not, at (i) the time the Proxy Statement and the Schedule 13E-3 is filed with the SEC; (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Company Stockholders' Meeting and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein, in light of the circumstances under which they were made, or necessary in order to make the statements therein not misleading, except that no representation or warranty is made by the Company with respect to statements made in or incorporated by reference therein based on information supplied by or on behalf of Mergerco specifically for inclusion or incorporation by reference therein. If at any time prior to the Effective Time any event or circumstances relating to the Company or any of the Company Subsidiaries, or their respective officers and directors (other than Patrick Dirk or any officers or directors affiliated with Patrick Dirk), should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement or the Schedule 13E-3, the Company will promptly inform Mergerco. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects with the applicable requirements of the DGCL, the Securities Act and the Exchange Act.

        (e)   The information supplied by or on behalf of Mergerco included in the Schedule 13E-3 or for inclusion in the Proxy Statement will not, at (i) the time the Proxy Statement and the Schedule 13E-3 is filed with the SEC; (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Company Stockholders' Meeting and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Mergerco or its officers and directors should be discovered by Mergerco that should be set forth in an amendment or a supplement to the Schedule 13E-3 or the Proxy Statement, Mergerco will promptly inform the Company. All documents that Mergerco is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects with the applicable requirements of the DGCL, the Securities Act and the Exchange Act.

        6.6.    Access to Information.    Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or any of the Company Subsidiaries is a party (in which case the Company will use all commercially reasonable efforts to provide acceptable alternative arrangements, not in violation of such agreement or arrangement, for disclosure to Mergerco or its advisors) or pursuant to applicable law, the Company will afford to Mergerco and to Mergerco's accountants, officers, directors, employees, counsel, and other representatives reasonable access during normal business hours upon reasonable prior notice, from the date hereof through the Effective Time, to all of its properties, books, data, contracts, commitments, and records, and, during such period, the Company will furnish promptly to Mergerco all information concerning the Company's and the Company Subsidiaries' businesses, prospects, properties, liabilities, results of operations, financial condition, officers, employees, consultants, distributors, customers, suppliers, and others having dealings with the Company as Mergerco may reasonably request.

        6.7.    Approvals and Consents; Cooperation.    Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to cooperate with each other and to use all commercially reasonable efforts to promptly take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, without limitation, (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations, submissions of information, applications and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining and maintenance of all necessary consents, approvals, permits, authorizations and other confirmations or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, investigating or challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

        6.8.    Take-over Statutes; Inconsistent Actions.    If any "fair price," "moratorium," "control share," "business combination," "shareholder protection" or similar or other anti-takeover statute or regulation enacted under any state or Federal law becomes applicable to the Merger or any of the other transactions contemplated hereby, the Company, the Special Committee and the Board of Directors of the Company will grant such approvals and take all such actions as are within its authority and are reasonable so that the Merger and the other transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise use all commercially reasonable efforts to eliminate the effects of such statute or regulation on the Merger and the transactions contemplated hereby and thereby. The Company has not and, during the term of this Agreement will not, adopt, effect or implement any "shareholders' rights plan," "poison pill" or similar arrangement.

        6.9.    Financing.    Mergerco and the Company will use commercially reasonable efforts to (i) consummate the financing set forth in the Commitment Letter or such other financing as Mergerco may deem necessary and appropriate in order to finance the Merger (the "Financing") on or before the Closing Date, and (ii) execute and deliver definitive agreements with respect to the Financing as may be deemed necessary and appropriate to Mergerco (the "Definitive Financing Agreements") on or before the Closing Date. The Company will use its commercially reasonable efforts to assist and cooperate with Mergerco to satisfy on or before the Closing Date all of the conditions to closing the transactions constituting the Financing that are applicable to the Company.

        6.10.    Expenses.    Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, subject to Section 8.3.

        6.11.    Further Actions.    Subject to the terms and conditions herein provided and without being required to waive any conditions herein (whether absolute, discretionary, or otherwise), each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement will take all such necessary action.

        6.12.    Officers' and Directors' Indemnification.

        (a)   The Company and the Surviving Corporation agree that all rights to indemnification and all limitations on liability existing in favor of any individual who on or at any time prior to the Effective Time was a director, officer, employee or agent of the Company (an "Indemnified Person") in respect of acts or omissions of such Indemnified Person on or prior to the Effective Time, as provided in the Certificate of Incorporation or Bylaws of the Company or any agreement between an Indemnified Person and the Company in effect as of the date of this Agreement, will continue in full force and effect in accordance with its terms and will not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or at any time prior to the Effective Time was a director, officer, employee or agent of the Company, and the Surviving Corporation will honor all such indemnification provisions. The Certificate of Incorporation and the Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Certificate of Incorporation and Bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors or officers of the Company, unless such modification is required by law. The Surviving Corporation will, at its selection, either: (i) cause to be maintained in effect the Company's current directors' and officers' liability insurance policy with respect to claims arising from facts or events that occurred at or prior to the Effective Time; (ii) extend the discovery or reporting period under the Company's current policy for six years from the Effective Time to maintain in effect directors' and officers' liability insurance with respect to claims arising from facts or events that occurred at or prior to the Effective Time for those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms no less favorable than the terms of such current insurance policy; or (iii) substitute coverage under other policies providing coverage on terms and conditions that are no less advantageous to such persons than the Company's current insurance with respect to claims arising from facts or events that occurred at or prior to the Effective Time; provided, however, that in no event will the Surviving Corporation be required to expend for any such coverage an amount per year in excess of 150% of the annual premium currently paid by the Company for such insurance or replacement insurance or to expend for an extended period reporting endorsement a total amount in excess of 300% of the annualized cost of the Company's current policy.

        (b)   In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.12.

        (c)   The provisions of this Section 6.12 are intended to be for the benefit of, and will be enforceable by, each Indemnified Person and his or her heirs and representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

        6.13.    Notification of Certain Matters.    The Company will give prompt written notice to Mergerco, and Mergerco will give prompt written notice to the Company, of (a) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect at or prior to the Effective Date and (b) any material failure of the Company or Mergerco, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.13 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        6.14.    Payment of Fees for Special Committee and Advisors.    At the Closing, the Company will pay in full all amounts owed to the members of the Special Committee and their legal and financial advisors in connection with the Merger, provided that such amounts are provided for pursuant to the terms and conditions of the agreements entered into with such members and advisors.

ARTICLE 7.
CLOSING CONDITIONS

        7.1.    Conditions to Obligations of Mergerco and the Company.    The respective obligations of each party to consummate the Merger and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date will be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived by the party for whose benefit such conditions exist, in whole or in part, to the extent permitted by applicable law:

          (a)   This Agreement, the Merger and the transactions contemplated hereby will have been approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock in accordance with the Company's Certificate of Incorporation, Bylaws and the DGCL.

          (b)   No Governmental Entity or court of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any law, rule, regulation or order which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (c)   All consents, approvals, authorizations legally required to be obtained to consummate the Merger will have been obtained from all Governmental Entities or persons as applicable and will be final (in the case of any consent or waiver from a Governmental Entity) and in full force and effect as of the Closing, except for such consents, approvals and authorizations the failure of which to obtain could not reasonably be expected to have a Company Material Adverse Effect.

        7.2.    Conditions to Obligations of Mergerco.    The obligation of Mergerco to consummate the Merger will be subject to the fulfillment or waiver by Mergerco at or prior to the Closing of the following additional conditions:

          (a)   Each representation and warranty of the Company contained in this Agreement is true and correct on the date hereof and as of the Closing Date as though such representations and warranties were made on such date (except those representations and warranties that address matters only as of a particular date will remain true and correct as of such date), except for any inaccuracies that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that, notwithstanding the foregoing, this Section 7.2(a) will not be considered fulfilled or satisfied if the representation and warranty set forth in the last sentence of Section 4.4 is incorrect by more than 1,000 shares as of the Closing Date. For purposes of this Section 7.2(a), all representations and warranties contained in Article 4 qualified by "Company Material Adverse Effect" or reference to "material" or "in all material respects" or like variations will not be deemed so qualified.

          (b)   The Company has performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          (c)   The Company will have obtained all permits, authorizations, consents, and approvals required on its part to perform its obligations under, and consummate the transactions contemplated by, this Agreement, in form and substance satisfactory to Mergerco, except for such permits, authorizations, consents and approvals the failure of which to obtain could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and

  Mergerco will have received evidence reasonably satisfactory to it of the receipt of such permits, authorizations, consents, and approvals.

          (d)   Since the date of this Agreement, there will not have occurred or come into existence any change, event, occurrence, state of facts or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (e)   The funding of the Required Cash Amount under the Definitive Financing Agreements has occurred or Mergerco will otherwise have immediate access to sufficient funds under any other commitment acceptable to Mergerco to enable performance of the obligations of Mergerco under this Agreement.

          (f)    Holders of no more than 5% of the outstanding Company Common Stock have exercised appraisal rights.

        7.3.    Conditions to Obligations of the Company.    The obligation of the Company to consummate the Merger will be subject to the fulfillment or waiver by the Company at or prior to the Closing of the following additional conditions:

          (a)   Each representation and warranty of Mergerco contained in this Agreement is true and correct in all material respects on the date of this Agreement and as of the Closing Date as though such representations and warranties were made on such date (except those representations and warranties that address matters only as of a particular date will remain true and correct as of such date).

          (b)   Mergerco has performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Mergerco on or prior to the Closing Date, including the delivery to the Paying Agent of the Required Cash Amount.

ARTICLE 8.
TERMINATION AND ABANDONMENT

        8.1.    Termination.    This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company as provided in Section 7.1(a), only:

          (a)   by mutual written consent duly authorized by the Board of Directors of Mergerco and the Special Committee of the Company;

          (b)   by either Mergerco or the Company (acting through the Special Committee) if the Merger has not been consummated on or before October 31, 2004; provided, however, that the party wishing to terminate under this Section 8.1(b) has not breached in any material respect its obligations under this Agreement in any manner that was the proximate cause of, or resulted in, the failure to consummate the Merger by such date;

          (c)   by either Mergerco or the Company (acting through the Special Committee) if a court of competent jurisdiction or an administrative, governmental, or regulatory authority has issued a final nonappealable order, decree, or ruling, or taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger;

          (d)   by either Mergerco or the Company (acting through the Special Committee) if, at the Company Stockholders' Meeting, the requisite vote of the Company's stockholders for approval and adoption of this Agreement and the Merger is not obtained as contemplated by Section 7.1(a), except that the right to terminate this Agreement under this Section 8.1(d) will not be available to any party whose failure to perform any obligation under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of the stockholders of the Company;

          (e)   by Mergerco if (i) the Company has breached its obligations under Section 6.3 in any material respect, or (ii) the Board of Directors of the Company or the Special Committee has recommended to the stockholders of the Company any Acquisition Proposal or will have resolved or announced an intention to do so, or (iii) the Board of Directors of the Company or the Special Committee has withdrawn or modified in a manner adverse to Mergerco its approval or recommendation of the Merger, or (iv) a tender offer or exchange offer for 25% or more of the outstanding shares of Company Common Stock is announced or commenced, and either (A) the Board of Directors of the Company or the Special Committee recommends acceptance of such tender offer or exchange offer by the Company's stockholders or (B) within 10 Business Days after such tender offer or exchange offer is so commenced, the Board of Directors of the Company or the Special Committee fails to recommend against acceptance of such tender offer or exchange offer by the Company's stockholders;

          (f)    by Mergerco if (i) Mergerco is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by the Company of any of its representations, warranties or obligations under this Agreement such that the conditions in Section 7.2 hereof will not be satisfied; provided, however, that if such a breach is curable by the Company and such cure is reasonably likely to be accomplished prior to the applicable date specified in Section 8.1(b), then, for so long as the Company continues to exercise commercially reasonable efforts to accomplish such cure, Mergerco may not terminate this Agreement under this Section 8.1(f);

          (g)   by the Company (acting through the Special Committee) if (i) the Company is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by Mergerco of any of its representations, warranties or obligations under this Agreement such that the conditions in Section 7.3 hereof will not be satisfied provided, however, that if such a breach is curable by Mergerco and such cure is reasonably likely to be accomplished prior to the applicable date specified in Section 8.1(b), then, for so long as Mergerco continues to exercise commercially reasonable efforts to accomplish such cure, the Company may not terminate this Agreement under this Section 8.1(g);

          (h)   by the Company (acting through the Special Committee) if, prior to approval of the Merger by the Company's stockholders as contemplated in Section 7.1(a) and as a result of a Superior Proposal, the Special Committee determines, in its good faith judgment based as to legal matters on the advice of legal counsel and as to financial matters on consultation with its financial advisor, that the failure to terminate this Agreement and accept such Superior Proposal would be a breach of the fiduciary duties of the Company's Board of Directors or the Special Committee; provided, however, that before the Company may terminate this Agreement pursuant to this Section 8.1(h), the Company must give notice to Mergerco of the proposed termination under Section 8.1(h) and Mergerco, within five (5) days of receipt of such notice, will have the right, in its sole discretion, to offer to amend this Agreement to make an offer that is at least as favorable to the stockholders of the Company as the Superior Proposal and the Company will negotiate in good faith with Mergerco with respect to such proposed amendment; provided, further, that if Mergerco and the Company are unable to reach an agreement with respect to the Mergerco's proposed amendment within such five (5) day-period, the Company may terminate this Agreement pursuant to this Section 8.1(h);

          (i)    by Mergerco if holders of more than 5% of the outstanding Company Common Stock exercise appraisal rights; or

          (j)    by Mergerco if there has occurred or come into existence a change, event, occurrence, state of facts or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        8.2.    Effect of Termination.    The party desiring to terminate this Agreement will give written notice of such termination to the other party. Except for any material breach of this Agreement by any party hereto (which breach and liability therefore will not be affected by the termination of this Agreement or the payment of any Reimbursable Expenses (as defined in Section 8.3 hereof)), if this Agreement is terminated pursuant to Section 8.1 hereof, this Agreement will become void and of no effect with no liability on the part of any party hereto; provided, however, that notwithstanding such termination the agreements contained in Sections 8.2, 8.3, 8.4 and Article 9 hereof will survive the termination hereof.

        8.3.    Expense Reimbursement.

        (a)   The Company agrees to reimburse Mergerco, in immediately available funds by wire transfer to an account designated by Mergerco, an amount equal to Mergerco's out-of-pocket costs and expenses (which are reasonably documented) that are reasonably incurred in connection with this Agreement, the Merger and the transactions contemplated hereby (including without limitation, all reasonable legal, accounting and financial advisory fees and expenses incurred by Mergerco) (collectively, the "Reimbursable Expenses") if:

            (i)  this Agreement is terminated by Mergerco pursuant to Section 8.1(c), 8.1(e), 8.1(f), 8.1(i) or 8.1(j) hereof; or

           (ii)  this Agreement is terminated by Mergerco or the Company pursuant to Section 8.1(b) or 8.1(d) hereof; or

          (iii)  this Agreement is terminated by the Company pursuant to Section 8.1(h) hereof;

        (b)   The Company will pay the Reimbursable Expenses required to be paid pursuant to Section 8.3(a) hereof (if all conditions thereto have been satisfied) (i) on the date of termination of this Agreement by the Company, (ii) not later than five Business Days after termination of this Agreement by Mergerco.

        8.4.    No Penalty; Costs of Collection.    The Company acknowledges that the agreements contained in Section 8.3 are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, Mergerco would not enter into this Agreement. If the Company fails to pay promptly any amounts due pursuant to Section 8.3, the Company will also pay Mergerco's reasonable costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of the unpaid fee under Section 8.3, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime commercial lending rate quoted by the Wall Street Journal. Any change in the interest rate hereunder resulting from a change in such prime rate will be effective at the beginning of the date of such change in such prime rate.

ARTICLE 9.
GENERAL PROVISIONS

        9.1.    Non-Survival of Representations, Warranties and Covenants.    The representations, warranties, covenants and agreements contained in this Agreement and in any certificate delivered pursuant to this Agreement by any person will terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section 9.1 will not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective

Time or after termination of this Agreement, including those contained in Sections 6.6, 6.11, 6.12, 8.2, 8.3, 8.4 and Article 9.

        9.2.    Amendment and Modification.    This Agreement may be amended by the parties hereto by action taken by or on behalf of the Special Committee of the Company and the Board of Directors of Mergerco at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement by the stockholders of the Company as provided herein, no amendment may be made which would reduce the amount or change the type of consideration to be received by the stockholders of the Company pursuant to the Merger or otherwise adversely affect the rights of the Company's stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        9.3.    Waiver.    Except as otherwise provided herein, at any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

        9.4.    Notices.    All notices and other communications hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally, or upon confirmation of receipt if delivered by telecopy, facsimile or email, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder must be delivered as set forth below, or pursuant to instructions as may be designated in writing by the party to receive such notice:

  (a)
  If to the Company, to:

    Troy Group, Inc.
    2331 South Pullman Street
    Santa Ana, California 92705
    Attention: Patrick J. Dirk
    Facsimile: (949) 250-8972

    with a copy to:

    The Special Committee of the Board of
        Directors of the Company
    Troy Group, Inc.
    2331 South Pullman Street
    Santa Ana, California 92705
    Attention: Stephen G. Holmes

    and:
    Self & Bhamre
    4400 MacArthur Boulevard, Suite 320
    Newport Beach, California 92660
    Attention: Michael C. Self, Esq.
    Facsimile: 949-955-0240

  (b)
  if to Mergerco, to:

    Dirk, Inc.
    2331 South Pullman Street
    Santa Ana, California 92705
    Attention: Patrick J. Dirk
    Facsimile: (949) 250-8972

    with a copy to:
    Pillsbury Winthrop LLP
    2475 Hanover Street
    Palo Alto, California 94304
    Attention: Tom C. Thomas, Esq.
    Facsimile: (650) 233-4545

        9.5.    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party will be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

        9.6.    Assignment.    This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder will be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder, except that Article 3 and Section 6.12 of this Agreement will inure to the benefit of the persons identified therein.

        9.7.    Governing Law.    This Agreement will be construed in accordance with and governed by the law of the State of Delaware (without giving effect to choice of law principles thereof).

        9.8.    Knowledge.    As used in this Agreement or the instruments, certificates or other documents required hereunder, the term "knowledge" of an entity will mean knowledge actually possessed by any director or executive officer of such entity.

        9.9.    Interpretation.    The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The table of contents, article and section headings contained in this Agreement are inserted for reference purposes only and will not affect the meaning or interpretation of this Agreement. This Agreement will be construed without regard to any presumption or other rule requiring the resolution of any ambiguity regarding the interpretation or construction hereof against the party causing this Agreement to be drafted.

        9.10.    Publicity.    Upon execution of this Agreement by Mergerco, and the Company, the parties will jointly issue a press release, as agreed upon by them. The parties intend that all future statements or communications to the public or press regarding this Agreement or the Merger will be mutually agreed upon by them and neither party will, without such mutual agreement or the prior consent of the other, issue any statement or communication to the public or to the press regarding this Agreement, or any of the terms, conditions, or other matters with respect to this Agreement, except as required by law or the rules of any stock exchange or other listing organization that may be applicable and then only

(a) upon the advice of such party's legal counsel; (b) to the extent required by law or the rules of any stock exchange or other listing organization that may be applicable; and (c) following prior notice to the other party and an opportunity for the other party to discuss with the disclosing party (which notice will include a copy of the proposed statement or communication to be issued to the press or public). The foregoing will not restrict Mergerco's or the Company's communications with their respective employees or customers in the ordinary course of business.

        9.11.    Entire Agreement.    This Agreement, including the exhibits and schedules hereto and the Company Disclosure Schedule referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and the understandings between the parties with respect to such subject matter. No discussions regarding or exchange of drafts or comments in connection with the transactions contemplated herein will constitute an agreement among the parties hereto. Any agreement among the parties will exist only when the parties have fully executed and delivered this Agreement.

        9.12.    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        9.13.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

        [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TROY GROUP, INC., a Delaware corporation
By:	/s/ STEPHEN G. HOLMES Stephen G. Holmes, Chairman, Special Committee of Board of Directors
DIRK, INC, a Delaware corporation
By:	/s/ PATRICK J. DIRK Patrick J. Dirk, President

EXHIBIT A
To Merger Agreement

AFFILIATED STOCKHOLDERS

Stockholder	Shares
Dirk Family Trust—Patrick and Mary Dirk, Trustees	4,732,319 shares
Patrick and Mary Dirk Grantor Trust	917,681 shares
The Dirk Education Trust	50,000 shares
Dirk Foundation	29,857 shares
Dirk 1998 Alaska Trust	187,143 shares
Suzanne Anderson	265,173 shares
Lorrie Brown	236,050 shares
Brian Dirk	81,967 shares
Brian Dirk Trust—Brian Dirk, Trustee	354,467 shares
Kristine Gigerich	265,050 shares

Total	7,119,707 shares

APPENDIX B
Business Equity Appraisal Reports, Inc.
1055 The Esplanade, Suite 1, Chico, CA 95926
 (530) 879-9504    efax (650) 651-1631    email: bearval@bearval.com
www. bearval.com

May 26, 2004

The Special Committee of the Board of Directors
TROY Group, Inc.
2331 South Pullman Street
Santa Ana, CA 92705

Dear Members of the Special Committee:

        Pursuant to our Fairness Opinion, dated May 24, 2004, we have updated our analyses by (1) confirming with management by telephone on May 26, 2004 that no material events affecting Troy Group, Inc. have occurred since May 24, 2004, and (2) confirming that no new financial projections have been prepared by the management of the Company since our site visit on May 12, 2004. Based on the foregoing, we affirm the conclusion developed by our prior analyses.

        Therefore, as of the date hereof, subject to all of the terms and conditions and assumptions of the Fairness Opinion dated May 24, 2004 and the matters set forth herein, we hereby confirm our opinion that the consideration to be paid by Dirk, Inc. is fair to the stockholders of Troy Group, Inc. (other than Mergerco and the Dirk affiliates, as defined in our May 24, 2004 opinion letter) from a financial point of view.

Business Equity Appraisal Reports, Inc.

Hans P. Schroeder, President
May 26, 2004.

Business Equity Appraisal Reports, Inc.
1055 The Esplanade, Suite 1, Chico, CA 95926
(530) 879-9504    efax (650)  651-1631    email: bearval@bearval.com
www. bearval.com

May 24, 2004

The Special Committee of the Board of Directors
TROY Group, Inc.
2331 South Pullman Street
Santa Ana, CA 92705

Dear Members of the Special Committee:

        This letter presents our Opinion as to the Fairness of a proposed merger transaction in which Dirk, Inc. will acquire those shares of TROY Group, Inc., (the "Company") not held by the Dirk Family and Dirk Affiliates. Our Opinion is rendered with regard to the Fairness, from a financial point of view, of the consideration to be received by the stockholders of the Company whose shares are intended to be acquired as described below.

        Patrick J. Dirk and Mary Dirk ("Dirk"), the Dirk 1998 Alaska Trust, The Dirk Foundation, the Dirk Education Trust, Lorrie Dirk Brown, Suzanne Dirk Anderson, Kristine Dirk Gigerich, Brian Dirk, the Brian Dirk Trust and the Patrick and Mary Dirk Grantor Trust (collectively, "Dirk's Family" and, together with Dirk, the "Dirk Affiliates") collectively hold approximately 67 percent of the issued and outstanding common stock of the Company. It is our understanding that the Dirk Affiliates have offered to acquire those shares of the Company that they do not currently hold for $3.06 per share in cash through a merger transaction (the "Merger") whereby Dirk, Inc. ("Mergerco"), which is wholly owned by the Dirk Affiliates, would merge with and into the Company, with the Company being the surviving entity. Upon the consummation of the Merger, each share of the Company's common stock issued and outstanding (other than shares of the Company's common stock owned by Mergerco or any of the Dirk Affiliates) will be converted into the right to receive in cash, without interest, an amount equal to $3.06 per share (the "Merger Consideration"). At the date of this letter, a formal Merger Offer has been prepared, and the Company's Proxy Statement on Schedule 14A has not been completed or filed with the Securities and Exchange Commission ("SEC").

        It is our understanding that, prior to the effective date of the Merger, Mergerco will irrevocably deposit the Merger Consideration with the paying agent pursuant to the terms of the Merger Agreement (as defined below). The Merger of the Company into Mergerco and the associated payment of the Merger Consideration to the Company's common stockholders (other than Mergerco and the Dirk Affiliates) are collectively referred to herein as the "Transaction." The Company's Board of Directors has formed a committee of independent directors (the "Special Committee") to consider certain matters relating to the Transaction.

        You have requested our opinion (the "Opinion") as to the matters set forth below. Our Opinion does not address the Company's or the Special Committee's underlying business decision to effect the Transaction. Additionally, we understand that the Dirk Affiliates have advised the Special Committee that the Dirk Affiliates have no intention of selling their shares in the Company or engaging in any other alternative to the Transaction.

        In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1.
  visited the business offices of the Company and met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

  2.
  reviewed a proposed purchase offer letter from Patrick Dirk to the Members of the Special Committee;

  3.
  reviewed the Company's Proxy Statement on Schedule 14A filed with the SEC on July 3, 2003, including an Agreement and Plan of Merger by and between the Company and Dirk, Inc.;

  4.
  reviewed the Company's SEC filings on Form 10-K for the fiscal year ended November 30, 2003 and the Company's preliminary internal financial statements for the quarter ended February 28, 2003, which the Company's management has identified as being the most current financial statements available;

  5.
  made certain adjustments to the Company's historical and projected financial statements to obtain an estimate of the Company's financial condition and outlook on an "as if private" basis and to evaluate the potential financial effects of the proposed Merger;

  6.
  reviewed the minutes of the TROY Group, Inc. Board of Directors Meetings for the period January 1, 1999 through February 28, 2004

  7.
  reviewed forecasts and projections prepared by the Company's management with respect to the Company, and its individual segments, for the fiscal years ending 2004 through 2008;

  8.
  reviewed the conditions and outlook for the U.S. economy and the various industry segments in which the Company operates;

  9.
  reviewed the historical market prices and trading volume for the Company's publicly traded securities;

  10.
  reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company; and

  11.
  conducted such other studies, analyses and inquiries as we have deemed appropriate.

        We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

        We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our Opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us as of the date of this letter.

    Based upon the foregoing, and in reliance thereon, it is our opinion that the Merger Consideration to be received by the stockholders of the Company (other than Mergerco and the Dirk Affiliates) in connection with the Transaction is fair to them from a financial point of view.

        We have acted as a financial advisor to the Special Committee in connection with the proposed Merger and will receive a fee for our services which is fixed and is not contingent upon the consummation of the proposed Merger. TROY Group, Inc. has agreed to indemnify us for liabilities that may arise out of the rendering of this opinion.

        The opinion is for the use and benefit of the Special Committee and the Board of Directors of TROY Group, Inc. and is rendered to the Special Committee in connection with its consideration of the proposed Merger. This opinion is not intended to be and does not constitute a recommendation to any stockholder of TROY Group, Inc. as to how such stockholder should vote with respect to the proposed Merger.

Business Equity Appraisal Reports, Inc.

Hans P. Schroeder, President
May 24, 2004.

APPENDIX C

DELAWARE GENERAL CORPORATION LAW—SECTION 262 APPRAISAL RIGHTS

§ 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to subsection (g) of section 251), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except: (a) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof; (b) shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders; (c) cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs (a) and (b) of this paragraph; or (d) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs (a), (b) and (c) of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such Stockholders shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such Stockholders shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholders shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within ten (10) days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten (10) days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section, provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty (20) days after the date of mailing such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholders and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within ten (10) days after such effective date; provided, however, that if such second notice is sent more than twenty (20) days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holders shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than ten (10) days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within one hundred twenty (120) days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time sixty (60) days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such Stockholders demand for appraisal and to accept the terms offered upon the merger or consolidation. Within one hundred twenty (120) days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within ten (10) days after such Stockholders written request for such a statement is received by the surviving or resulting corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within twenty (20) days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least one (1) week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such Stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded such Stockholders appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such Stockholders demand for an appraisal and an acceptance of the merger or consolidation, either within sixty (60) days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

\/    DETACH PROXY CARD HERE    \/

PROXY

SPECIAL MEETING OF STOCKHOLDERS
SEPTEMBER    , 2004
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
TROY GROUP, INC.

        The undersigned hereby appoints Patrick J. Dirk and Brian P. Dirk, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of TROY Group, Inc. held of record by the undersigned on August [    ], 2004, at the Special Meeting of Stockholders to be held on September    , 2004, or any postponements or adjournments thereof.

(Continued on reverse side)

\/    DETACH PROXY CARD HERE    \/

  ☒    Please mark your votes as in this example.

1.
Proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 26, 2004, between TROY Group, Inc. and Dirk, Inc., and the merger contemplated thereby, pursuant to which each outstanding share of TROY common stock (other than shares held by Mergerco or the Affiliated Stockholders) will be converted into the right to receive $3.06 in cash.

  ☐    FOR         ☐    AGAINST         ☐    ABSTAIN

2.
To grant discretionary authority to vote upon any matters not known by our Board of Directors a reasonable time before TROY mailed this proxy as may properly come before the meeting, including authority to vote in favor of any postponements or adjournments of the meeting.

  ☐    FOR         ☐    AGAINST         ☐    ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in the corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Dated:	, 2004

Signature
Signature
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please Detach Here
\/    You Must Detach This Portion of the Proxy Card    \/
Before Returning it in the Enclosed Envelope

QuickLinks

A MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

SUMMARY TERM SHEET
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
SPECIAL FACTORS
THE SPECIAL MEETING
THE MERGER AGREEMENT
INFORMATION RELATING TO TROY GROUP, INC.
SELECTED FINANCIAL DATA
Summary Statements of Operations Data: (in thousands, except per share data)
Summary Balance Sheet Data: (in thousands)
QUARTERLY FINANCIAL DATA
Fiscal 2004 (unaudited) (in thousands, except per share data)
Fiscal 2003 (unaudited) (in thousands, except per share data)
Fiscal 2002 (unaudited) (in thousands, except per share data)
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
DIRECTORS AND EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PRICE RANGE OF COMMON STOCK AND DIVIDENDS
COMMON STOCK PURCHASE INFORMATION
OTHER MATTERS
FUTURE STOCKHOLDER PROPOSALS
INDEPENDENT PUBLIC ACCOUNTANTS
WHERE STOCKHOLDERS CAN FIND MORE INFORMATION
FINANCIAL STATEMENTS
TROY GROUP, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share data)
TROY GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in thousands, except per share amounts)
TROY GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in thousands)
TROY GROUP, INC. CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (Unaudited) (in thousands except share amounts)
TROY GROUP, INC. NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
INDEPENDENT AUDITOR'S REPORT
TROY GROUP, INC. CONSOLIDATED BALANCE SHEETS
TROY GROUP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS
TROY GROUP, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS
TROY GROUP, INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
TROY GROUP, INC. NOTES TO CONDENSED FINANCIAL STATEMENTS

AGREEMENT AND PLAN OF MERGER
ARTICLE 1. THE MERGER
ARTICLE 2. THE SURVIVING CORPORATION
ARTICLE 3. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; CANCELLATION AND CONVERSION OF SECURITIES
ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF MERGERCO
ARTICLE 6. COVENANTS
ARTICLE 7. CLOSING CONDITIONS
ARTICLE 8. TERMINATION AND ABANDONMENT
ARTICLE 9. GENERAL PROVISIONS
Business Equity Appraisal Reports, Inc. 1055 The Esplanade, Suite 1, Chico, CA 95926 (530) 879-9504 efax (650) 651-1631 email: bearval@bearval.com www. bearval.com
APPENDIX C DELAWARE GENERAL CORPORATION LAW—SECTION 262 APPRAISAL RIGHTS